Registration No. 333-262408

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Transportation and Logistics Systems, Inc.

(Name of Issuer in Its Charter)

Nevada	4215	26-3106763
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

5500 Military Trail, Suite 22-357

Jupiter, Florida 33458

Telephone: (833) 764-1443

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Sebastian Giordano

5500 Military Trail, Suite 22-357

Jupiter, Florida 33458

Telephone: (833) 764-1443

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Akabas & Sproule

11th Floor

488 Madison Avenue

New York, NY 10022

Attn: Seth A. Akabas, Esq.

Telephone: (212) 308-8505

Approximate date of commencement of proposed sale to the public

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(4)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.001 per share, underlying Series G Convertible Preferred Stock	1,020,625,000	(2)(4)	$0.01	(5)	$10,206,250.00	(5)	$946.12
Common Stock, par value $0.001 per share, underlying warrants	907,055,433	(3)(4)	$0.01	(5)(6)	$9,070,554.33	(5)(6)	$840.84
Total	1,927,680,433	(1)(2)(3)(4)			$19,276,804.33		$1,786.96

(1)	The shares of common stock being registered hereunder are being registered for resale by the selling stockholders named in the accompanying prospectus.

(2)	Represents shares of common stock issuable upon the conversion of 710,000 shares of outstanding Series G Convertible Preferred Stock, par value $0.001 per share (the “Series G Stock”) currently outstanding Stock into that number of shares of the Company’s Common Stock equal to the sum of (a) the number of Series G Stock shares being converted, multiplied by $10.00 (the “Stated Value” of each share), divided by the Conversion Price (The initial “Conversion Price” shall be $0.01.), plus (b) an additional amount issuable to each holder converting all or any portion of Series G Stock (the “Make Good Amount”) equal to $210 for each $1,000 of Stated Value of the Series G Stock converted (prorated for amounts more or less than $1,000), divided by the product of 80% times the average prevailing market price for the five trading days prior to the date a holder delivers a notice of conversion to the Company (which average has been estimated at $0.006 per share).

(3)	Represents shares of common stock issuable upon the exercise of warrants to purchase 907,055,433 shares of common stock at an exercise price of $0.01 per share, offered by the selling stockholders.

(4)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional shares of common stock as may from time to time become issuable by reason of anti-dilution provisions, stock splits, stock dividends, recapitalizations or other similar transactions.

(5)	Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per Security and the maximum aggregate offering price are based on the average of the $0.0082 (high) and $0.0076 (low) sale price of the Registrant’s Common Stock as reported on the OTCQB market of OTC Markets Group, Inc. on 5/4/2022, which date is within five business days prior to filing this Registration Statement.

(6)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(g) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 6, 2022

Transportation and Logistics Systems, Inc.

1,927,680,433 Shares of Common Stock

This prospectus relates to the sale or other disposition from time to time of up to 1,927,680,433 shares (“Shares”) of our common stock, par value $0.001 per share (“Common Stock”), which consists of (i) 1,020,625,000 shares issuable upon the conversion of 710,000 shares of outstanding Series G Convertible Preferred Stock, par value $0.001 per share (the “Series G Stock”) currently outstanding Stock into that number of shares of the Company’s Common Stock equal to the sum of (a) the number of Series G Stock shares being converted, multiplied by $10.00 (the “Stated Value” of each share), divided by the Conversion Price (The initial “Conversion Price” shall be $0.01.), plus (b) an additional amount issuable to each holder converting all or any portion of Series G Stock (the “Make Good Amount”) equal to $210 for each $1,000 of Stated Value of the Series G Stock converted (prorated for amounts more or less than $1,000), divided by the product of 80% times the average prevailing market price for the five trading days prior to the date a holder delivers a notice of conversion to the Company (which average has been estimated at $0.006 per share) and (ii) 907,055,433 shares issuable upon the exercise of outstanding warrants exercisable at $0.01 per share (“Warrants”). All of the shares of common stock being registered in this prospectus are being offered for resale by the selling stockholders named in this prospectus (the “Selling Stockholders”).

We are registering the offer and sale of the Shares by the Selling Stockholders to satisfy registration rights we have granted pursuant to registration rights agreements dated as of August 5, 2021, September 29, 2021, and October 22, 2021, and December 31, 2021 (the “Registration Rights Agreements”). We have agreed to bear all of the expenses incurred in connection with the registration of the Shares. The Selling Stockholders will pay or assume brokerage commission and similar charges, if any, incurred in the sale of the Shares.

We are not selling any shares under this prospectus and will not receive any proceeds from the sale of the shares by the Selling Stockholders. However, we will receive proceeds for any exercise of Warrants, but not for the subsequent sale of the shares underlying the Warrants. The shares to which this prospectus relates may be offered and sold from time to time directly by the Selling Stockholders or alternatively through underwriters, broker dealers or agents. The Selling Stockholders will determine at what price they may sell the shares offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. For additional information on the methods of sale that may be used by the Selling Stockholders, see the section entitled “Plan of Distribution.” For a list of the Selling Stockholders, see the section entitled “Principal and Selling Stockholders.”

Our common stock is quoted on the OTCQB market of the OTC Markets Group, Inc. under the symbol “TLSS”. On May 4, 2022, the last reported sale price of our common stock was $0.0079 per share.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page 35 of this prospectus before making a decision to purchase our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2022.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) and incorporated by reference herein, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: we have not, and the Selling Stockholders have not, taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offer and sale of the shares of Common Stock and the distribution of this prospectus outside the United States.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements.”

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the Registration Statement under the Securities Act to register with the SEC the Shares being offered in this prospectus. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed with it. For further information about us and the Shares, reference is made to the registration statement and the exhibits and schedules filed with it. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. We file annual, quarterly and current reports, proxy and registration statements and other information with the SEC. You may read and copy any reports, statements or other information that we file, including the registration statement, of which this prospectus forms a part, and the exhibits and schedules filed with it, without charge at the Public Reference Room maintained by the SEC, located at 100 F Street NE, Washington D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room, including information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

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PROSPECTUS SUMMARY

This summary highlights certain selected information about us, this offering and the securities offered hereby. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read the entire prospectus, including the information presented under the section entitled “Risk Factors” and the financial data and related notes. Unless we specify otherwise, all references in this prospectus to “TLSS,” “we,” “our,” “us,” and “our company,” refer to Transportation and Logistics Systems, Inc. and its wholly-owned subsidiaries, Shyp FX, Inc., TLSS Acquisition, Inc., Shyp CX, Inc. and Cougar Express, Inc.

OUR COMPANY

We operate through our active subsidiaries, Cougar Express and Shyp FX, as a logistics and transportation company specializing in ecommerce fulfillment, last mile deliveries, two-person home delivery, mid-mile, and long-haul services.

We are primarily an asset-based point-to-point delivery company. An asset-based delivery company, as compared to a non-asset-based delivery company, owns its own transportation equipment and employs its own drivers. As of December 31, 2021, through our active subsidiaries, we owned approximately 17 vehicles consisting of box trucks and vans and employed approximately 22 drivers.

In addition, our operations utilize the services of independent contractors, who generally use their own vehicles, on an as needed basis. As of December 31, 2021, approximately nine to 12 independent contractors provided services to us on a part-time basis.

Between June 18, 2018 and September 30, 2020, we operated through two New Jersey-based subsidiaries, namely Prime EFS, which conducted a last-mile business focused on deliveries to retail consumers for our primary customer in New York, New Jersey, and Pennsylvania, and Shypdirect, which was formed in July 2018 and focused on, and conducted, our long-haul and mid-mile delivery businesses.

The great bulk of Prime EFS’s business prior to September 30, 2020 was conducted pursuant to the Delivery Service Provider program (the “Prime EFS DSP Program”) of Amazon Logistics, Inc., a subsidiary of Amazon.com, Inc. (“Amazon”). In June 2020, Amazon gave notice to Prime EFS that Amazon would not be renewing the Prime EFS DSP Program agreement when that agreement terminated effective September 30, 2020. Amazon made clear to Prime EFS that Amazon’s decision not to renew the DSP agreement was part of a well-publicized initiative by Amazon to restructure how it would be delivering its last-mile services and did not reflect the quality of the services provided by Prime EFS. Prime EFS ceased operations on September 30, 2020 due to Amazon’s non-renewal of the Prime EFS DSP Program.

Shypdirect conducted its business as a carrier under a relay program service agreement with Amazon Logistics, Inc., last amended on August 24, 2020 (the “Program Agreement”). Under that agreement, Shypdirect provided transportation services, including receiving, loading, storing, transporting, delivering, unloading and related services for Amazon and its customers. On July 17, 2020, Amazon notified Shypdirect that Amazon had elected to terminate the Program Agreement, effective as of November 14, 2020 (the “Shypdirect Termination Notice”). On August 3, 2020, Amazon offered to withdraw the Shypdirect Termination Notice and extend the term of the Program Agreement to and including May 14, 2021, conditioned on Prime EFS executing, for nominal consideration, a separation agreement with Amazon under which Prime EFS would agree to cooperate in an orderly transition of its Amazon last-mile delivery business to other service providers, would release any and all claims it may have against Amazon, and covenant not to sue Amazon (the “Aug. 3 Proposal”). On August 4, 2020, the Company, Prime EFS and Shypdirect accepted the Aug. 3 Proposal. The Program Agreement expired on May 14, 2021. In June 2021, Shypdirect ceased its tractor trailer and box truck delivery services to Amazon, and in July 2021, Shypdirect ceased all operations.

During the years ended December 31, 2021 and 2020, one customer, Amazon, represented 28.5% and 96.7% of our total net revenues. Approximately 28.5% of our revenue of $5,495,146 for the year ended December 31, 2021 was attributable to Shypdirect’s now terminated mid-mile and long-haul business with Amazon. The termination of the Prime EFS last-mile business with Amazon on September 30, 2020 had a material adverse impact on the operations of Prime EFS beginning in the 4th fiscal quarter of 2020 and the termination of Shypdirect’s Amazon mid-mile and long-haul business, which was effective on or about May 14, 2021, had a material adverse impact on operations of Shypdirect beginning in the 2nd fiscal quarter of 2021. This impact caused Prime EFS and Shypdirect to become insolvent and to cease operations.

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On August 16, 2021, Prime EFS and Shypdirect executed Deeds of Assignment for the Benefit of Creditors in the State of New Jersey pursuant to N.J.S.A. §2A:19-1, et seq. (the “ABC Statute”), assigning all Prime EFS and Shypdirect assets to Terri Jane Freedman as Assignee for the Benefit of Creditors (the “Assignee”) and filing for dissolution. An “Assignment for the Benefit of Creditors,” “general assignment” or “ABC” in New Jersey is a state-law, voluntary, judicially-supervised corporate liquidation and unwinding similar to the Chapter 7 bankruptcy process found in the United States Bankruptcy Code. In an ABC, debtor companies, here Prime EFS and Shypdirect, together referred to as the “Assignors”, executed Deeds of Assignment, assigning all of their assets to the Assignee chosen by the Company, who acts as a fiduciary similar to a Chapter 7 trustee in bankruptcy. On September 7, 2021, the ABCs were filed with the Bergen County Clerk in Bergen County, New Jersey and filed with the Surrogate Court, Bergen County, initiating judicial proceedings. The Assignee has been charged with liquidating the assets for the benefit of the Prime EFS and Shypdirect creditors pursuant to the provisions of the ABC Statute.

As a result of Prime EFS and Shypdirect’s filing of the executed Deeds of Assignment for the Benefit of Creditors on September 7, 2021, the Assignee assumed all authority to manage Prime EFS or Shypdirect. Additionally, Prime EFS and Shypdirect no longer conduct any business and are not permitted by the Assignee and ABC Statute to conduct any business. For these reasons, effective September 7, 2021, we relinquished control of Prime EFS and Shypdirect. Further, on October 13, 2021, Prime EFS and Shypdirect filed for dissolution with the Secretary of State of New Jersey. Therefore, we deconsolidated Prime EFS and Shypdirect effective with the filing of executed Deeds of Assignment for the Benefit of Creditors in September 2021. Our results of operations for the years ended December 31, 2021 and 2020 include the results of Prime EFS and Shypdirect prior to the September 7, 2021 filing of the executed Deeds of Assignment for the Benefit of Creditors with the State of New Jersey.

While the Company has commenced replacing its Amazon business with acquisitions as set forth below, we continue to: (i) seek new last-mile, mid-mile and long-haul business with other, non-Amazon, customers; (ii) explore other strategic relationships; and (iii) identify potential acquisition opportunities.

On November 13, 2020, we formed a wholly owned subsidiary, Shyp FX, under the laws of the State of New Jersey. On January 15, 2021, through Shyp FX, we simultaneously executed an asset purchase agreement (“APA”) and closed a transaction to acquire substantially all of the assets and certain liabilities of Double D Trucking, Inc., a northern New Jersey-based logistics provider specializing in servicing Federal Express over the past 25 years (“DDTI”). The purchase price under the APA was $100,000 of cash and a promissory note of $400,000. The principal assets involved in the acquisition were vehicles for cargo transport, system equipment for vehicle tracking and navigation of vehicles, and delivery route rights together with assumption of associated customer relationships.

On March 24, 2021, our subsidiary, TLSS Acquisition, acquired all of the issued and outstanding shares of capital stock of Cougar Express, a New York-based full-service logistics provider specializing in pickup, warehousing, and delivery services in the New York tri-state area. The purchase price was $2,000,000 of cash plus cash for the acquisition of security deposits, a cash payment equal to 50% of the difference between cash and accounts receivable acquired and accounts payable assumed, less the assumption of truck loans and leases, and a promissory note of $350,000. The previous owner of Cougar Express is barred from competing with the Cougar Express business through March 24, 2026. Cougar Express was a family-owned full-service transportation business that has been in operation for more than 30 years providing one-to-four person deliveries and offering white glove services. It utilizes its own fleet of trucks, warehouse/driver/office personnel and on-call subcontractors from its convenient and secure New York JFK airport area location, allowing it to pick-up and deliver throughout the New York tri-state area. Cougar Express serves a diverse base of approximately 50 commercial accounts, which are freight forwarders that work with some of the most notable retail businesses in the country.

On April 28, 2022, our subsidiary Shyp FX, Inc., which is exclusively dedicated to servicing Federal Express routes in northern New Jersey, entered into an Asset Purchase Agreement to sell substantially all of its assets in an all-cash transaction to an unaffiliated third-party. The company will receive net proceeds of $750,000, after broker commissions, but prior to bulk sales taxes, if any and closing adjustments. The closing of the sale is to occur not later than May 12, 2022 (unless the parties agree otherwise).

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We have a highly experienced and dedicated senior management team, which is currently evaluating various opportunities, whether by acquisition or otherwise, for the Company to augment its current business and/or enter into new line(s) of business. While the Company is hopeful that it will be able to announce a plan in this regard shortly, there can be no assurance that we will in fact be able to augment our current business and/or enter into new line(s) of business or to do so profitably.

Corporate History

TLSS was incorporated under the name “PetroTerra Corp.” in the State of Nevada on July 25, 2008. Prior to March 2017, TLSS was an independent oil or gas exploration and development company focused on the acquisition or lease of properties that potentially contained extractable oil or gas. However, at that time, we had not generated any revenues and, due to a decline of the oil and gas markets, elected to seek other business opportunities.

On March 30, 2017, TLSS entered into a Share Exchange Agreement, dated as of the same date, with Save on Transport Inc., a Florida-based non-asset provider of integrated transportation management solutions, including brokerage and logistics services related to the transportation of automobiles and other freight (“Save on Transport”), pursuant to which we acquired Save on Transport as a wholly owned subsidiary. TLSS’s acquisition of Save on Transport was treated as a reverse merger and recapitalization of Save on Transport for financial reporting purposes because the Save on Transport shareholders retained an approximate 80% controlling interest in our consolidated company. Save on Transport was considered the acquirer for accounting purposes, and our historical financial statements before the acquisition transaction were replaced with the historical financial statements of Save on Transport before such acquisition. The balance sheets at their historical cost basis of both entities were combined at the acquisition date and the results of operations from the acquisition date forward included the historical results of Save on Transport and our combined results of operations from the acquisition date forward. On May 1, 2019, we entered into a Share Exchange Agreement with Save On and Steven Yariv, whereby the Company returned all of the stock of Save On to Steven Yariv in exchange for Mr. Yariv conveying 1,000,000 shares of common stock of the Company back to the Company.

On June 18, 2018, TLSS completed the acquisition of 100% of the issued and outstanding membership interests of Prime EFS from its members pursuant to the terms and conditions of a Stock Purchase Agreement entered into among the Company and the Prime EFS members on the Acquisition Date. Prime EFS was a New Jersey based transportation company that generated substantially all of its revenues from Amazon in New York, New Jersey, and Pennsylvania until it ceased operations on September 30, 2020 due to Amazon’s non-renewal of its Delivery Service Partner (DSP) Agreement with Prime EFS, as described above and elsewhere.

On July 24, 2018, TLSS formed Shypdirect LLC, a company organized under the laws of New Jersey. Shypdirect was a transportation company with a focus on tractor trailer and box truck deliveries of product on the east coast of the United States from one distributor’s warehouse to another warehouse or from a distributor’s warehouse to the post office. Since its inception, Shypdirect generated substantially all of its revenues from Amazon. As described below, in August 2020, Amazon elected to terminate its Amazon Relay Carrier Terms of Service with Shypdirect effective May 14, 2021. Accordingly, in June 2021, Shypdirect ceased its tractor trailer and box truck delivery services to Amazon, and in July 2021, Shypdirect ceased all operations.

On November 13, 2020, TLSS formed a wholly owned subsidiary, Shyp FX, under the laws of the State of New Jersey. On January 15, 2021, through Shyp FX, we executed an asset purchase agreement (“APA”) and closed a transaction to acquire substantially all of the assets and certain liabilities of DDTI.

On November 16, 2020, we formed a wholly owned subsidiary, TLSS Acquisition, under the laws of the State of Delaware. On March 24, 2021, TLSS Acquisition acquired all of the issued and outstanding shares of capital stock of Cougar Express.

On February 21, 2021, the Company formed a wholly owned subsidiary, Shyp CX, under the laws of the State of New York. Shyp CX does not engage in any revenue-generating operations.

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On April 28, 2022, our subsidiary Shyp FX, Inc., entered into an Asset Purchase Agreement to sell substantially all of its assets. The closing of the sale is to occur not later than May 12, 2022 (unless the parties agree otherwise).

Our principal executive offices are located in the United States at 5500 Military Trail, Suite 22-357, Jupiter, Florida 33458, and our telephone number is (833) 764-1443.

Company Overview

E-Commerce Fulfillment Solutions. The rapid growth of e-commerce and the online retailing segment of e-commerce is well documented. Online retail companies have logistics needs that differ from those of traditional businesses. Unlike traditional inventory management, e-commerce companies need to ship items directly to customers, who expect their orders to arrive on time and as described. We have built our delivery services to perform effectively in the “on demand” shipping environment that is part of the e-commerce fulfillment solutions system. We are currently looking to offer the expertise and knowledge we have in this area to new customers.

Our Strategy and Competitive Strengths

As a result of the termination of Prime EFS’s involvement with Amazon’s DSP Program, we have begun the process of diversifying our business primarily starting with the acquisition of Cougar Express. Our strategy is to be a leader in the transportation industry by providing on-time, high-quality pick-up, transportation, and long-haul, mid-mile and last-mile delivery services.

Market Knowledge and Understanding. While we have been operating our current business for only a few years, our senior management personnel collectively have more than 40 years of experience in the transportation industry and broad knowledge in providing transportation services. These solutions are in high demand, and we hope to grow our business more profitably than was experienced in prior periods. Members of our senior management team have operational experience both within and without the transportation and logistics industry together with extensive experience in business growth and acquisitions. We believe we understand the various segments of the end-to-end solutions required to deliver goods rapidly and accurately between the various pick-up and delivery points in the delivery chain.

Unwavering Focus on Relationships and Superior Service. We aim to be the premier platform and partner of choice for our customers. We believe we offer superior services and solutions due to our company-wide commitment to customer service.

Experienced and Proven Management Team. We believe our management team is among the most experienced in the industry. Our senior management team brings experience in transportation and logistics, mergers and acquisitions, information technology, e-commerce retailing and fulfillment.

We hope to leverage our competitive strengths to increase shareholder value through the following core strategies.

Pursue Value-Enhancing Strategic Acquisitions. We intend to pursue strategic acquisitions as a means of adding new markets in the United States, expanding our transportation and logistics service offerings, adding talented management and operational employees, expanding, and upgrading our technology platform and developing operational best practices. We are currently at various stages of reviewing several potential acquisition targets and believe we have significant opportunities to grow our business through our knowledge of our industry and possible acquisition targets.

Build Upon Strong Customer Relationships to Expand Organically. We intend to utilize our strategic acquisitions to facilitate organic growth through leveraging our product and service capabilities, expanding the size of our service area, and adding higher margin services to our service offerings.

Expand Our Operations to Other Regions of the U.S. Our mid-mile and long-haul delivery services are currently provided in the eastern United States. As we continue to expand our marketing and customer relationships, we anticipate expanding our geographic footprint to provide such services, and to capture market share, in other regions of the U.S. by opening our own operations centers and warehouses, acquiring existing regional transportation and logistics companies operating in other areas and partnering with local operators in other regions. We believe the expansion of our business in other regions of the U.S. will also allow us to expand our relationships with existing customers who operate in those regions.

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Enhance Our Operating Margins. We hope to enhance our operating margins through a combination of increased operational efficiencies, leveraging our existing assets and distribution facilities and increasing our usage of technology to help us better plan, execute and monitor the performance of our services and transportation assets.

Technology

An integral part of our operating philosophy is the utilization of technology to support our transportation services and provide our employees with real time information on the status of our operations. We believe our focus on technology as a support to our operations allows our employees to focus on performing at high levels for the benefit of our customers.

We are also exploring technology-based acquisition opportunities that can provide higher margin solution-based products and services.

Customers and Markets

For the year ended December 31, 2021, four customers represented 74.5% (28.5%, 21.6%, 12.5% and 11.9%, respectively) of the Company’s total net revenues, respectively. For the year ended December 31, 2020, one customer, Amazon, represented 96.7% of the Company’s total net revenues.

Accordingly, we continue to have customer concentration risk, which we hope to address by expanding our organic growth through the addition of new customers and through the acquisition of businesses that provide transportation services for new customer bases.

Acquisitions

On November 11 2020, our wholly owned subsidiary, TLSS Acquisition, entered into an asset purchase agreement dated as of November 6, 2020 (“APA”), to acquire substantially all the assets and certain liabilities of Cougar Express. Cougar Express was a family-owned full-service transportation business that has been in operation for more than 30 years providing one-to-four person deliveries and offering white glove services. It utilizes its own fleet of trucks, warehouse/driver/office personnel and on-call subcontractors from its convenient and secure New York JFK airport area location, allowing it to pick-up and deliver throughout the New York tri-state area. Cougar Express serves a diverse base of 50 commercial accounts, which are freight forwarders that work with some of the most notable retail businesses in the country. Some of Cougar Express’s accounts have been customers of Cougar Express for more than 20 years. On March 24, 2021, TLSS Acquisition acquired all the issued and outstanding shares of capital stock of Cougar Express. The purchase price was $2,000,000 of cash plus cash for the acquisition of security deposits, a cash payment equal to 50% of the difference between cash and accounts receivable acquired and accounts payable assumed, less the assumption of truck loans and leases, and a promissory note of $350,000. The previous owner of Cougar Express is barred from competing with the Cougar Express business through March 24, 2026.

Consistent with our primary strategy to become a leader in the transportation industry in providing on-time, high-quality pick-up, transportation and delivery services, we expect to accomplish this goal, in part, by pursuing strategic acquisitions as a means of adding new markets in the United States, expanding its transportation and logistics service offerings, adding talented management and operational employees, expanding and upgrading its technology platform and developing operational best practices. Moreover, one factor in assessing acquisition opportunities is the potential for subsequent organic growth post-acquisition.

We believe that the acquisition of Cougar Express fits our current business plan, given Cougar Express’s demographic location, services offered, and diversified customer base, and given that it would provide us with a long-standing, well-run operation as a first step to begin replacing the revenue we lost as a result of Amazon’s terminating its delivery service provider and mid-mile and long-haul businesses.

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Competition

Transportation services is highly competitive and composed of fragmented marketplaces, with multiple companies competing in the geographic region in which we provide services. We compete on service, reliability, scope and scale of operations, technological capabilities, and price. Our competitors include local, regional, and national companies that offer the same services we provide — some with larger customer bases, significantly more resources and more experience than we have. Additionally, some of our customers have internal resources that can perform services we offer. Due in part to the fragmented nature of the industry, we must strive daily to retain existing business relationships and forge new relationships.

health of the transportation industry will continue to be a function of domestic economic growth, particularly in the e-commerce marketplace. We believe that we have positioned the Company to grow with and benefit from the e-commerce expansion. Together with our scale, technology, and company-specific initiatives, we believe that our positioning should keep us growing faster than the macro environment.

Seasonality

None.

Regulation

Our operations are regulated and licensed by various governmental agencies. These regulations impact us directly and indirectly by regulating third-party transportation providers we use to transport freight for our customers.

Regulation Affecting Motor Carriers, Owner-Operators and Transportation Brokers. In the United States, our subsidiaries that operate as motor carriers have motor carrier licenses issued by the Federal Motor Carrier Safety Administration (“FMCSA”) of the U.S. Department of Transportation (“DOT”). In addition, our subsidiaries acting as property brokers have property broker licenses issued by the FMCSA. Our motor carrier subsidiaries and the third-party motor carriers must comply with the safety and fitness regulations of the DOT, including those related to drug-testing, alcohol-testing, hours-of-service, records retention, vehicle inspection, driver qualification and minimum insurance requirements. Weight and equipment dimensions also are subject to government regulations. We also may become subject to new or more restrictive regulations relating to emissions, drivers’ hours-of-service, independent contractor eligibility requirements, onboard reporting of operations, air cargo security and other matters affecting safety or operating methods. Other agencies, such as the U.S. Environmental Protection Agency (“EPA”), the Food and Drug Administration (“FDA”), and the U.S. Department of Homeland Security (“DHS”), also regulate our equipment, operations and independent contractor drivers. Like our third-party support carriers, we are subject to a variety of vehicle registration and licensing requirements in certain states and local jurisdictions where we operate. In foreign jurisdictions where we operate, our operations are regulated by the appropriate governmental authorities.

In 2010, the FMCSA introduced the Compliance Safety Accountability program (“CSA”), which uses a Safety Management System (“SMS”) to rank motor carriers on seven categories of safety-related data, known as Behavioral Analysis and Safety Improvement Categories, or “BASICs.”

Although the CSA scores are not currently publicly available, we believe such scores will be made public in the future. Our fleet could be ranked worse or better than our competitors, and the safety ratings of our motor carrier operations could be impacted. Our network of third-party transportation providers may experience a similar result. A reduction in safety and fitness ratings may result in difficulty attracting and retaining qualified independent contractors and could cause our customers to direct their business away from the Company and to carriers with more favorable CSA scores, which would adversely affect our results of operations.

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Classification of Independent Contractors. Tax and other federal and state regulatory authorities, as well as private litigants, continue to assert that independent contractor drivers in the trucking industry are employees rather than independent contractors. Federal legislators have introduced legislation in the past to make it easier for tax and other authorities to reclassify independent contractors as employees, including legislation to increase the recordkeeping requirements and heighten the penalties for companies who misclassify workers and are found to have violated overtime and/or wage requirements. Additionally, federal legislators have sought to abolish the current safe harbor allowing taxpayers that meet certain criteria to treat individuals as independent contractors if they are following a longstanding, recognized practice. Federal legislators also sought to expand the Fair Labor Standards Act to cover “non-employees” who perform labor or services for businesses, even if said non-employees are properly classified as independent contractors; require taxpayers to provide written notice to workers based upon their classification as either an employee or a non-employee; and impose penalties and fines for violations of the notice requirement and/or for misclassifications. Some states have launched initiatives to increase revenues from items such as unemployment, workers’ compensation and income taxes, and the reclassification of independent contractors as employees could help states with those initiatives. Taxing and other regulatory authorities and courts apply a variety of standards in their determinations of independent contractor status. If our independent contractor drivers are determined to be employees, we would incur additional exposure under some or all the following: federal and state tax, workers’ compensation, unemployment benefits, and labor, employment, and tort laws, including for prior periods, as well as potential liability for employee benefits and tax withholdings.

Environmental Regulations. Our facilities and operations and our independent contractors are subject to various environmental laws and regulations dealing with the hauling, handling and disposal of hazardous materials, emissions from vehicles, engine-idling, fuel tanks and related fuel spillage and seepage, discharge and retention of storm water, and other environmental matters that involve inherent environmental risks. Similar laws and regulations may apply in many of the foreign jurisdictions in which we operate. We have instituted programs to monitor and control environmental risks and maintain compliance with applicable environmental laws and regulations. We may be responsible for the cleanup of any spill or other incident involving hazardous materials caused by our operations or business. In the past, we have been responsible for the costs of cleanup of diesel fuel spills caused by traffic accidents or other events, and none of these incidents materially affected our business or operations. We generally transport only hazardous materials rated as low-to-medium-risk, and a small percentage of our total shipments contain hazardous materials. We believe that our operations are in substantial compliance with current laws and regulations, and we do not know of any existing environmental condition that reasonably would be expected to have a material adverse effect on our business or operating results. Future changes in environmental regulations or liabilities from newly discovered environmental conditions or violations (and any associated fines and penalties) could have a material adverse effect on our business, competitive position, results of operations, financial condition or cash flows. U.S. federal and state governments, as well as governments in certain foreign jurisdictions where we operate, have also proposed environmental legislation that could, among other things, potentially limit carbon, exhaust and greenhouse gas emissions. If enacted, such legislation could result in higher costs for new tractors and trailers, reduced productivity and efficiency, and increased operating expenses, all of which could adversely affect our results of operations.

Employees

As of the date of this Registration Statement the only employed individuals providing services to Transportation and Logistics Systems, Inc. are its chief executive officer and its chief financial officer. Other professional and executive services are procured by TLSS through independent contractors.

As of the date of this Registration Statement, Shyp FX and Cougar Express have approximately 39 employees, all of whom are full-time.

Prior to the hiring Sebastian Giordano as our chief executive officer, we retained the services of a consultant, Ascentaur, LLC (“Ascentaur”), pursuant to a Consulting Agreement between the Company and Ascentaur dated February 21, 2020, as amended (the “Consulting Agreement”). Mr. Giordano was and is the sole principal of Ascentaur. Under the Consulting Agreement, Ascentaur provided restructuring and management services to the Company under direction of the Board. The Consulting Agreement terminated on January 4, 2022, the date that Mr. Giordano became Chief Executive Officer, President and Chairman of the Board of the Company. Between February 21, 2020 and January 3, 2022, Mr. Giordano devoted the majority of his business attention to the Company but spent time on other business ventures as well.

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As consideration for Mr. Giordano’s services, through January 4, 2022, Ascentaur received a base consulting fee of $300,000 annually, payable in installments of $12,500 twice a month and during 2021, received eligible bonuses of $184,621 based on certain Company revenue, EBITDA, market capitalization or capital raise milestones. In addition, upon approval by the Board, Ascentaur received nonqualified stock options to purchase up to 25,000,000 shares of Common Stock of the Company at an exercise price of $0.06 per share. In addition, during 2021, Mr. Giordano received reimbursement of $25,812 for health benefits.

On January 3, 2022, the Company and Mr. Sebastian Giordano entered into an employment agreement with a term extending through December 31, 2025, which provides for annual compensation of $400,000 as well as annual discretionary bonuses based on the Company’s achievement of performance targets, grants of options, restricted stock or other equity, potentially constituting (with prior grants made to Ascentaur), at the discretion of the Company’s Board of Directors, up to 5% of the outstanding common stock of the Company, vesting over the term of the employment agreement, business expense reimbursement and benefits as generally made available to the Company’s executives. On March 11, 2022, pursuant to this employment agreement, the Company’s Board of Directors granted the chief executive officer 122,126,433 shares of its common stock which were valued at $1,343,391, or $0.011 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. These shares will vest in equal annual installments with the first installment of 30,531,608 shares vesting on January 3, 2022, and 30,531,608 common shares vesting each year quarter through January 3, 2025.

On January, 3, 2022, the Company retained the services of Mr. James Giordano (no relation to Mr. Sebastian Giordano) as Chief Financial Officer. In addition, Mr. James Giordano was appointed the Company’s Treasurer. Previously, Mr. James Giordano served as Chief Financial Officer and consultant to Freight Connections, Inc., an LTL / line haul transportation services and warehousing provider. Prior to that, he served as Chief Financial Officer for Farren International, a global supplier of transportation and rigging services. Mr. James Giordano’s employment with the Company is at will. He will receive annual compensation of $250,000 as well as annual discretionary bonuses and equity grants, business expense reimbursement and benefits as generally made available to the Company’s executives.

On March 11, 2022, and effective January 1, 2022, the Company agreed to grant restricted stock awards to the Company’s chief financial officer for 11,363,636 common shares of the Company which were valued at $125,000, or $0.011 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. These shares will vest in equal quarterly installments with the first installment of 2,840,909 shares vesting on March 31, 2022, and 2,840,909 common shares vesting each quarter through December 31, 2022. In connection with these shares, the Company valued these common shares at a fair value of $125,000 and will record stock-based compensation expense over the vesting period.

Information Systems

Shyp FX and Cougar Express use a suite of non-proprietary software programs and other technologies to manage dispatching of vehicles, employees, DOT compliance, vehicle maintenance, and scheduling.

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Properties

Our principal executive offices are located in the United States at 5500 Military Trail, Suite 22-357, Jupiter, Florida 33458.

In December 2018, Shypdirect entered into a lease agreement for the lease of office and warehouse space and parking spaces under a non-cancelable operating lease through December 2023. From the lease commencement date until the last day of the second lease year, monthly rent was $14,000. At the beginning of the 30th month following the commencement date and through the end of the term, minimum rent was $14,420 per month. In January 2019, the Company paid a security deposit of $28,000. During 2021, this security deposit was applied against rent due.

In July 2019, Shypdirect entered into a 4.5-year lease agreement for the lease of office and warehouse space and parking spaces under a non-cancelable operating lease through February 2024. From the lease commencement date until the last day of the second lease year, monthly rent was $10,000. At the beginning of the 25th month following the commencement date and through the end of the term, minimum rent was $10,500 per month. In July 2019, the Company paid a security deposit of $20,000. During 2021, this security deposit was applied against rent due.

In July 2019, Shypdirect entered into a five-year lease agreement for the lease of office and warehouse space and parking spaces under a non-cancelable operating lease through August 2024. During the first year on the lease term, the base monthly rent was $18,000 increasing by 3% each lease year. As of December 31, 2019, the Company paid a security deposit of $18,000. During 2021, this security deposit was applied against rent due.

Due to a reduction in the Company’s revenues and the loss of its Amazon revenues, during the second and third quarter of 2021, we abandoned the above leases. Accordingly, during the year ended December 31, 2021, the Company wrote the remaining balance of these right of use assets and recorded a loss on lease abandonment of $1,223,628.

The lease of our subsidiary, Cougar Express, expired on December 31, 2021. Cougar Express is holding over in the facility while it attempts to negotiate a lease renewal with its landlord. The monthly holdover rent is 200% of the base monthly rental rate Cougar Express paid in 2021. Alternatively, Cougar Express is exploring options to move its operations to another facility. We expect that, whether Cougar Express renegotiates with its existing landlord or finds new space, it will pay materially higher rent in 2022 and future years than it did in 2020 and 2021.

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Critical Accounting Policies and Significant Accounting Estimates

The methods, estimates, and judgments that we use in applying our accounting policies have a significant impact on the results that we report in our consolidated financial statements. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates regarding matters that are inherently uncertain. Significant estimates included in the accompanying condensed consolidated financial statements and footnotes include the valuation of accounts receivable, the useful life of property and equipment, the valuation of intangible assets, the valuation of assets acquired and liabilities assumed, the valuation of right of use assets and related liabilities, assumptions used in assessing impairment of long-lived assets, estimates of current and deferred income taxes and deferred tax valuation allowances, the fair value of non-cash equity transactions, the valuation of derivative liabilities, the valuation of beneficial conversion features, and the value of claims against the Company.

We have identified the accounting policies below as critical to our business operation:

Accounts receivable

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, a customer’s historical payment history, its current credit worthiness, and current economic trends. Accounts are written off after exhaustive efforts at collection.

Impairment of long-lived assets

In accordance with ASC Topic 360, we review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. We recognize an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Derivative financial instruments

We have certain financial instruments that are embedded derivatives associated with capital raises. We evaluate all our financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 810-10-05-4 and 815-40. This accounting treatment requires that the carrying amount of any embedded derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date. In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment, or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on extinguishment.

In July 2017, FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features. These amendments simplify the accounting for certain financial instruments with down-round features. The amendments require companies to disregard the down-round feature when assessing whether the instrument is indexed to its own stock, for purposes of determining liability or equity classification.

Leases

On January 1, 2019, we adopted ASU No. 2016-02, applying the package of practical expedients to leases that commenced before the effective date whereby the Company elected to not reassess the following: (i) whether any expired or existing contracts contain leases and (ii) initial direct costs for any existing leases. For contracts entered into on or after the effective date, at the inception of a contract the Company assessed whether the contract is, or contains, a lease. The Company’s assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether we obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether it has the right to direct the use of the asset. We will allocate the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. We have elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a term of 12 months or less.

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Operating lease ROU assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. As most leases do not provide an implicit rate, we use an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses in the consolidated statements of operations.

Revenue recognition and cost of revenue

We adopted ASC 606, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition. This ASC is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASC also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer service orders, including significant judgments.

We recognize revenues and the related direct costs of such revenue which generally include compensation and related benefits, gas costs, insurance, parking and tolls, truck rental fees, and maintenance fees as of the date the freight is delivered which is when the performance obligation is satisfied. In accordance with ASC Topic 606, we recognize revenue on a gross basis. Our payment terms are net seven days from acceptance of delivery. We do not incur incremental costs obtaining service orders from our customers, however, if we did, because all of our customer contracts are less than a year in duration, any contract costs incurred would be expensed rather than capitalized. The revenue that we recognize arises from deliveries of packages on behalf of the Company’s customers. Primarily, our performance obligations under these service orders correspond to each delivery of packages that we make under the service agreements. Control of the delivery transfers to the recipient upon delivery. Once this occurs, we have satisfied our performance obligation and we recognize revenue.

Management has reviewed the revenue disaggregation disclosure requirements pursuant to ASC 606 and determined that no further disaggregation disclosure is required to be presented.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation”, which requires recognition in the financial statements of the cost of employee, director, and non-employee services received in exchange for an award of equity instruments over the period the employee, director, or non-employee is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee, director, and non-employee services received in exchange for an award based on the grant-date fair value of the award. We have elected to recognize forfeitures as they occur as permitted under ASU 2016-09 Improvements to Employee Share-Based Payment.

Deconsolidation of Subsidiaries

The Company accounts for a gain or loss on deconsolidation of a subsidiary or derecognition of a group of assets in accordance with ASC 810-10-40-5. The Company measures the gain or loss as the difference between (a) the aggregate of fair value of any consideration received, the fair value of any retained noncontrolling investment and the carrying amount of any noncontrolling interest in the former subsidiary at the date the subsidiary is deconsolidated and (b) the carrying amount of the former subsidiary’s assets and liabilities or the carrying amount of the group of assets.

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RESULTS OF OPERATIONS

Our consolidated financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue our operation.

We expect we will require additional capital to meet our long-term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

For the year ended December 31, 2021 compared with the year ended December 31, 2020

The following table sets forth our revenues, expenses and net loss for the years ended December 31, 2021 and 2020. The financial information below is derived from our consolidated financial statements included in this Registration Statement.

	For the Year Ended December 31,
	2021	2020
Revenues	$5,495,146	$25,826,632
Cost of revenues	5,408,143	23,284,240
Gross profit	87,003	2,542,392
Operating expenses	6,532,027	10,757,943
Loss from operations	(6,445,024)	(8,215,551)
Other income (expenses), net	12,699,814	(34,566,407)
Net income (loss)	6,254,790	(42,781,958)
Deemed dividend related to ratchet adjustment and beneficial conversion features	(2,650,217)	(19,223,242)
Net income (loss) attributable to common shareholders	$3,604,573	$(62,005,200)

Results of Operations

Revenues

For the year ended December 31, 2021, our revenues were $5,495,146 as compared to $25,826,632 for the year ended December 31, 2020, a decrease of $20,331,486, or 78.7%. This decrease was primarily a result of a decrease in revenue attributable to Prime EFS’s last-mile DSP business of $13,944,991, a decrease in revenue from Shypdirect’s mid-mile and long-haul business with Amazon of $9,459,668, and a decrease in revenue from other customers of $768,603. These decreases were offset from revenues generated from our newly acquired companies, DDTI and Cougar Express, of $1,188,636 and $2,653,140, respectively.

During the year ended December 31, 2021 and 2020, one customer, Amazon, represented 28.5% and 96.7% of the Company’s total net revenues. As discussed above, approximately 28.5% of our aggregate revenue of $5,495,146 for the year ended December 31, 2021 was attributable to Shypdirect’s now terminated mid-mile and long-haul business with Amazon. The termination of the Prime EFS last-mile business with Amazon on September 30, 2020 had a material adverse impact on the operations of Prime EFS beginning in the 4th fiscal quarter of 2020 and the termination of Shypdirect’s Amazon mid-mile and long-haul business, which was effective on or about May 14, 2021, had a material adverse impact on operations of Shypdirect beginning in the 2nd fiscal quarter of 2021. This impact has caused Prime EFS and Shypdirect to become insolvent and to cease operations.

We continue to: (i) seek to replace the lost Amazon business with other, non-Amazon, customers; (ii) explore other strategic relationships; and (iii) identify potential acquisition opportunities, while continuing to execute our restructuring plan. In March 2021, we completed the acquisition of Cougar Express, as discussed elsewhere.

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Cost of Revenues

For the year ended December 31, 2021, our cost of revenues was $5,408,143 compared to $23,284,240 for the year ended December 31, 2020, a decrease of $17,876,097, or 76.8%. Cost of revenues consists of truck and van rental fees, insurance, gas, maintenance, parking and tolls, and compensation and related benefits. In the first quarter of 2021, Prime EFS received a bill for approximately $304,000 for excess wear and tear on trucks that were rented for its last-mile DSP business that terminated in September 2020, which is included in cost of sales. The decrease in cost of sales was consistent with the decrease in revenues.

Gross Profit

For the year ended December 31, 2021, we had a gross profit of $87,003, or 1.6% of revenues, as compared to gross profit of $2,542,392, or 9.8% of revenues, for the year ended December 31, 2020, a decrease of $2,455,389, or 96.6%. The decrease in gross profit for the year ended December 31, 2021 as compared to the year ended December 31, 2020 primarily resulted from a decrease in revenues and a decrease in operational efficiencies in Prime EFS and Shypdirect due to the termination of the Amazon last-mile business and decrease in revenues from our mid-mile and long-haul business. Additionally, as discussed above, during the year ended December 31, 2021, Prime EFS received a bill for approximately $304,000 for excess wear and tear on trucks that were rented for its last-mile DSP business that terminated in September 2020.

Operating Expenses

For the year ended December 31, 2021, total operating expenses amounted to $6,532,027 as compared to $10,757,943 for the year ended December 31, 2020, a decrease of $4,225,916, or 39.3%. For the years ended December 31, 2021 and 2020, operating expenses consisted of the following:

	For the Year Ended December 31,
	2021	2020
Compensation and related benefits	$1,403,311	$2,335,388
Legal and professional fees	2,160,081	3,920,606
Rent	599,820	651,806
General and administrative expenses	1,115,187	814,306
Contingency loss	30,000	3,035,837
Loss on lease abandonment	1,223,628	-
Total Operating Expenses	$6,532,027	$10,757,943

Compensation and related benefits

For the year ended December 31, 2021, compensation and related benefits amounted to $1,403,311 as compared to $2,335,388 for the year ended December 31, 2020, a decrease of $932,077, or 39.9%. During the year ended December 31, 2021, the overall decrease in compensation and related benefits as compared to the year ended December 31, 2020 was attributable to a decrease in compensation paid to significant employees and the reduction of staff due to the significant decrease in revenues and operations.

Legal and professional fees

For the year ended December 31, 2021, legal and professional fees were $2,160,081 as compared to $3,920,606 for the year ended December 31, 2020, a decrease of $1,760,525, or 44.9%. During the year ended December 31, 2021, we had a decrease in legal fees of $35,871 related to a decrease in activities on ongoing legal matters, a decrease in consulting fees of $64,509 and a decrease in stock-based consulting fees of $1,999,749 that we incurred in the 2020 period and not in the 2021. These decreases were offset by an increase in accounting fees of $238,222 incurred, and an increase in other professional fees of $101,382 which primarily consisted of fees for the mailing of proxy and shareholder information.

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Rent expense

For the year ended December 31, 2021, rent expense was $599,820 as compared to $651,806 for the year ended December 31, 2020, a decrease of $51,986, or 8.0%. This decrease was attributable to the abandonment of our leased properties which were vacated due to the cessation of the operations of Prime EFS and Shypdirect, offset by an increase in rental space due to the acquisition of Cougar Express. As of December 31, 2021, we abandoned all of our leased properties, except for the Cougar Express premises. The lease of our subsidiary, Cougar Express, expired on December 31, 2021. Cougar Express is holding over in the facility while it attempts to negotiate a lease renewal with its landlord. The holdover rent is 200% of the base rental rate Cougar Express paid in 2021. Alternatively, Cougar Express is exploring options to move its operations to another facility. We expect that, whether Cougar Express renegotiates with its existing landlord or finds new space, it will pay materially higher rent in 2022 and future years.

General and administrative expenses

For the year ended December 31, 2021, general and administrative expenses were $1,115,187 as compared to $814,306 for the year ended December 31, 2020, an increase of $300,881, or 36.9%. These increases were primarily attributable to the acquisition of Double D Trucking and Cougar Express and were offset by decreases in general and administrative expenses due to cost-cutting measures taken. We expect general and administrative expenses to decrease in 2022 due to these cost cutting measures.

Contingency loss

For the year ended December 31, 2021, contingency loss amounted to $30,000 as compared to $3,035,837 for the year ended December 31, 2020, a decrease of $3,005,837, or 99.0%. For the year ended December 31, 2021, contingency loss amounted to $30,000 which is related to the accrual of an estimated legal settlement. For the year ended December 31, 2020, contingency loss consisted of the write off of securities deposits of $164,565 and the recorded of a contingent liability of $2,871,272 which are related to the default on truck leases for non-payment of monthly lease payments and the lessors demand for payment of lease termination fees.

Loss from lease abandonment

Due to a reduction in our revenues and the loss of its Amazon revenues, during the second and third quarter of 2021, we abandoned our leased premises related to the ceased operations of Prime EFS and Shypdirect. Accordingly, during the year ended December 31, 2021, we wrote off the remaining balances of the right of use assets and recorded a loss on lease abandonment of $1,223,628.

Loss from operations

For the year ended December 31, 2021, loss from operations amounted to $6,445,024 as compared to $8,215,551 for the year ended December 31, 2020, a decrease of $1,770,527, or 21.6%.

Other expenses (income)

Total other income (expenses) includes interest expense, derivative expense, warrant exercise inducement expense, gain on debt extinguishment, settlement expense, gain on deconsolidation of subsidiaries, and other income. For the years ended December 31, 2021 and 2020, other expenses (income) consisted of the following:

	For the Year Ended December 31,
	2021	2020
Interest expense	$(349,544)	$(7,377,164)
Interest expense – related parties	(74,959)	(174,947)
Warrant exercise inducement expense	(4,431,853)	-
Gain on debt extinguishment	1,564,941	7,847,073
Gain on debt extinguishment – related party	148,651	-
Settlement expense	-	(545,616)
Other income	194,823	376,750
Gain on deconsolidation of subsidiaries	12,363,449	-
Derivative income (expense), net	3,284,306	(34,692,503)
Total Other Income (Expenses), net	$12,699,814	$(34,566,407)

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For the year ended December 31, 2021 and 2020, aggregate interest expense was $424,503 and $7,552,111, respectively, a decrease of $7,127,608, or 94.4%. During the year ended December 31, 2020, we recorded a 30% default interest penalty of $1,531,335, which was included in interest expense. We did not incur this expense during the 2021 periods. Additionally, the decrease in interest expense was attributable to a decrease in interest-bearing loans due to the conversion of debt to equity, and a decrease in the amortization of original issue discount.

During the year ended December 31, 2021, we entered into Securities Purchase Agreements with certain of the holders of its existing Series E preferred warrants (“Exercising Warrant Holders”). Pursuant to the Securities Purchase Agreements, the Exercising Warrant Holders and we agreed that the Exercising Warrant Holders would cash exercise their existing warrants, into shares of common stock underlying such existing warrants Shares. In order to induce the Exercising Warrant Holders to cash exercise their existing Warrants, the Securities Purchase Agreements provided for the issuance of new warrants (“New Warrants”) with such New Warrants to be issued in an amount equal to 50% of the number of shares acquired by the Existing Warrant Holder through the exercise of existing warrants for cash. The New Warrants are exercisable upon issuance and terminate five years following the initial exercise date. The New Warrants have an exercise price per share of $0.01. In connection with the exercise of these existing warrants for cash, the Company issued an aggregate of 205,626,862 New Warrants. The New Warrants issued in connection with the Securities Purchase Agreements were considered inducement warrants and are classified in equity. During the year ended December 31, 2021, the fair value of the New Warrants issued was $4,431,853 and were expensed as warrant exercise inducement expense on the accompanying consolidated statement of operations.

For the year ended December 31, 2021 and 2020, the aggregate net gain on extinguishment of debt was $1,713,592 and $7,847,073, respectively, a decrease of $6,133,481, or 78.2%. The gains on debt extinguishment were attributable to the settlement of convertible debt and warrants, the settlement of secured merchant loans, the conversion of convertible debt, the settlement of a note payable – related party, and the settlement of other payables.

On December 17, 2020, we issued 18,685,477 common shares to certain August 2019 equity and debt purchasers as settlement related to the difference between $2.50, the purchase price, and $0.40. These shares were valued at $545,616, or $0.029 per share, based on the quoted trading price on the date of grant. In connection with these shares, we recorded settlement expense of $545,616.

During the year ended December 31, 2021 and 2020, we recorded other income of $194,823 and $376,750. Other income was primarily related to the collection of rental income from the sublease of excess office, warehouse, and parking spaces. As of December 31, 2021, the Company abandoned substantially all of its leased properties and will no longer receive sublease income in the future.

For the year ended December 31, 2021, we recognized a gain on deconsolidation of subsidiaries of $12,363,449. We did not recognize this gain during the 2020 period.

For the year ended December 31, 2021 and 2020, derivative income (expense) was $3,284,306 and $(34,692,503), respectively, a change of $37,976,809. During the year ended December 31, 2021 and 2020, we recorded a derivative income (expense) related to the calculated initial derivative fair value of conversion options and warrants. Additionally, we adjusted our derivative liabilities to fair value and recorded derivative expense or income.

Net Income (Loss)

Due to factors discussed above, for the year ended December 31, 2021 and 2020, net income (loss) amounted to $6,254,790 and $(42,781,958), respectively. For the year ended December 31, 2021 and 2020, net income (loss) attributable to common shareholders, which included a deemed dividend related to price protection, beneficial conversion features on preferred stock, and the dividends accrued on Series E and Series G preferred stock of $2,650,217 and $19,223,242, amounted to $3,604,573, or $0.00 per basic and diluted common share, and $(62,005,200), or $(0.08) per basic and diluted common share, respectively.

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LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. On December 31, 2021 and 2020, we had a cash balance of $6,067,692 and $579,283, respectively. Our working capital was $5,740,655 on December 31, 2021. We reported a net increase in cash for the year ended December 31, 2021 as compared to December 31, 2020 of $5,488,409 primarily as a result of net cash proceeds received from the sale of Series E preferred stock units of $3,590,500, net cash proceeds received from the sale of Series G preferred stock units of $5,479,560, and cash proceeds from the exercise of warrants of $4,226,383, offset by the use of net cash for acquisitions of $2,123,115, the repayment of notes payable of $991,468, the repayment of note payable – related party of $500,000, net repayment of related party advances of $55,041, and by cash used in operations of $3,937,036.

We believe that our existing working capital and our future cash flows from operating activities will provide sufficient cash to enable us to meet our operating needs and debt requirements for the next twelve months.

Additionally, we are seeking to raise capital through additional debt and/or equity financings to fund our operations in the future. Although we have historically raised capital from sales of shares of common stock, the sale of Series E and Series G preferred stock, and from the issuance of convertible promissory notes and notes payable, there is no assurance that we will be able to continue to do so. If we are unable to raise additional capital or secure additional lending in the future, management expects that we will need to curtail our operations.

Recent Financing Activities

Q1/Q2 2020 convertible debt and related warrants

During the year ended December 31, 2020, we issued and sold to certain investors convertible promissory notes in the aggregate principal amount of $2,068,000 (the “Q1/Q2 2020 Notes”) and warrants to purchase up to 827,200 shares of the Company’s common stock (the “Q1/Q2 2020 Warrants”). We received net proceeds of $1,880,000, which is net of a 10% original issue discounts of $188,000. The Q1/Q2 2020 Notes initially bore interest at 6% per annum and became due and payable on the date that is the 24-month anniversary of the original issue date of the respective Q1/Q2 2020 Note. During the existence of an Event of Default (as defined in the Q1/Q2 2020 Notes), which included, amongst other events, any default in the payment of principal and interest payments (including Q1/Q2 2020 Note Amortization Payments) under any Q1/Q2 2020 Note or any other Indebtedness (as defined in the Q1/Q2 2020 Notes), interest accrued at the lesser of (i) the rate of 18% per annum, or (ii) the maximum amount permitted by law. Commencing on the thirteenth month anniversary of the issuance of each Q1/Q2 2020 Note, monthly payments of interest and monthly principal payments, based on a 12-month amortization schedule (each, a “Q1/Q2 2020 Note Amortization Payment”), was due and payable, until the Maturity Date (as defined in the applicable Q1/Q2 2020 Note), at which time all outstanding principal, accrued and unpaid interest and all other amounts due and payable on such Q1/Q2 2020 Note was immediately due and payable.

From the original issue date of a Q1/Q2 2020 Note until such Q1/Q2 2020 Note is no longer outstanding, such Q1/Q2 2020 Note was convertible, in whole or in part, at any time, and from time to time, into shares of Common Stock at the option of the holder. The “Conversion Price” in effect on any Conversion Date (as defined in the Q1/Q2 2020 Notes) means, as of any date of determination, $0.40 per share, subject to adjustment as provided therein and summarized below. If an Event of Default (as defined in the Q1/Q2 2020 Notes) has occurred, regardless of whether it has been cured or remains ongoing, the Q1/Q2 2020 Notes are convertible at the lower of: (i) $0.40 and (ii) 70% of the second lowest closing price of the common stock as reported on the Trading Market (as defined in the Q1/Q2 2020 Notes) during the 20 consecutive Trading Day (as defined in the Q1/Q2 2020 Notes) period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable notice of conversion. All such Conversion Price determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the number of shares of Common Stock outstanding.

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In the third fiscal quarter of 2020, the great majority of principal amount of Q1/Q2 2020 Notes were exchanged for Common Stock at the conversion price that applied if an Event of Default occurred. It is the Company’s position (and it was the Company’s intent at issuance) that, to the extent the Q1/Q2 2020 Notes were converted for Common Stock at the advantageous conversion price applicable to post-Events of Default, the Q1/Q2 Notes are not also entitled to receive the Mandatory Default Payment (as defined in the Q1/Q2 2020 Notes) of 130% of principal amount. However, since a note holder could conceivably disagree with the Company’s position in this regard, the Company has decided, out of an abundance of caution and despite its confidence that its construction of the Q1/Q2 2020 Notes is the only correct one, to accrue a reserve as if a note holder were entitled both to convert its Q1/Q2 Notes at the advantageous conversion price applicable to post-Events of Default and to receive the Mandatory Default Payment of 130% on the entire original principal amount of Q1/Q2 2020 Notes. Accordingly. as of March 31, 2021, convertible notes payable and default interest due related to the Q1/Q2 2020 Notes amounted to $736,865, which consists of $801,400 of principal and default penalty balances due and is net of unamortized debt discount of $64,535.

During the three months ended June 30, 2021, the Company and each investor entered into a letter agreement whereby the investor waived its right to any Mandatory Default Payment. Accordingly, during the three months ended June 30, 2021, we reversed the accrued Mandatory Penalty amount due of $664,400 and recorded a gain on debt extinguishment of $664,400. Additionally, during the three months ended June 30, 2021, we issued 28,358,841 shares of our common stock upon the conversion of all remaining principal and interest balances due aggregating $277,916.

As of December 31, 2021, convertible notes payable and default interest due related to the Q1/Q2 2020 Notes amounted to $0. On December 31, 2020, on the same construction of the Q1/Q2 Notes, convertible notes payable and default interest due related to the Q1/Q2 2020 Notes amounted to $717,852, which consists of $801,400 of principal and default penalty balances due and is net of unamortized debt discount of $83,548.

April 20, 2020 convertible debt

On April 20, 2020, we issued to an investor a convertible promissory note in the principal amount of $456,500 (the “April 20 Note”). The April 20 Note contained a 10% original issue discount amounting to $41,500 for a purchase price of $415,000. The Company did not receive any proceeds from the April 20 Note because the investor converted previous notes and accrued interest due to him in the amount of $195,000 into the April 20 Note. In connection with the conversion of notes payable to the April 20 Note, we recorded a loss from debt extinguishment of $220,000. The April 20 Note bore interest at 6% per annum and becomes due and payable on April 20, 2022 (the “April 20 Note Maturity Date”). During the existence of an Event of Default (as defined in the April 20 Note), which includes, amongst other events, any default in the payment of principal and interest payment (including any April 20 Note Amortization Payments) under any note or any other indebtedness, interest accrues at the lesser of (i) the rate of 18% per annum, or (ii) the maximum amount permitted by law. Commencing on the thirteenth month anniversary of the April 20 Note, monthly payments of interest and monthly principal payments, based on a 12-month amortization schedule, will be due and payable (each, an “April 20 Note Amortization Payment”), until the April 20 Note Maturity Date, at which time all outstanding principal, accrued and unpaid interest and all other amounts due and payable under the April 20 Note will be immediately due and payable. The April 20 Note Amortization Payments will be made in cash unless the investor requests payment in the Company’s common stock in lieu of a cash payment (each, an “April 20 Note Stock Payment”). If the investor requests an April 20 Note Stock Payment, the number of shares of common stock issued will be based on the amount of the applicable April 20 Note Amortization Payment divided by 80% of the lowest VWAP (as defined in the April 20 Note) during the five Trading Day (as defined in the April 20 Note) period prior to the due date of the April 20 Note Amortization Payment.

Until the April 20 Note was no longer outstanding, it was convertible, in whole or in part, at any time, and from time to time, into shares of common stock at the option of the investor. The “Conversion Price” in effect on any Conversion Date (as defined in the April 20 Note) means, as of any Conversion Date or other date of determination, the lower of: (i) $0.40 and (ii) 70% of the second lowest closing price of the common stock as reported on the Trading Market (as defined in the April 20 Note) during the 20 consecutive Trading Day (as defined in the April 20 Note) period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable notice of conversion. All such Conversion Price determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the common stock.

During the three months ended June 30, 2021, we issued 15,923,322 shares of our common stock upon the conversion of all remaining principal and interest balances due aggregating $95,540. Hence, as of December 31, 2021, convertible notes payable and default interest due related to the April 20 Note amounted to $0. On December 31, 2020, convertible notes payable related to the April 20 Note amounted to $69,300, which consists of $69,300 of default penalty balance due.

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Sale of Series E Preferred Stock

On October 8, 2020, we entered into a Securities Purchase Agreement with the investors party thereto (collectively the “Investors”) pursuant to which the Investors agreed to purchase units, severally and not jointly, which consisted of an aggregate of (i) 47,977 shares of Series E Convertible Preferred Stock (the “Series E”) and (ii) warrants (the “Warrants”) to purchase 23,988,500 shares of the Company’s common stock which are equal to 50% of the shares of common stock issuable upon conversion of the Series E if the Series E were converted on October 8, 2020 (the “October 2020 Series E Offering”). The gross proceeds to the Company were $640,000, or $13.34 per unit which is the stated value of each Series E share. We paid fees of $35,000 and received net proceeds of $605,000. The initial exercise price of the Warrants related to the October 2020 Series E Offering is $0.04 per share, subject to adjustment. Due to down-round provisions in the Warrants, the number of warrants was increased from 23,988,500 warrants to 95,954,000 warrants, and the exercise price was reduced to $0.01 per share.

On December 28, 2020 and December 30, 2020, we entered into Securities Purchase Agreements with investors pursuant to which the Investors agreed to purchase units, severally and not jointly, which consisted of an aggregate of (i) 57,400 shares of Series E and (ii) Warrants to purchase 76,571,429 shares of the Company’s common stock which are equal to 1,334 warrants for each share of Series E purchased (the “December 2020 Series E Offering”). The gross proceeds to the Company were $670,000, or $11.67 per unit. We paid fees of $112,000 and received net proceeds of $558,000. The initial exercise price of the Warrants related to the December 2020 Series E Offering is $0.01 per share, subject to adjustment.

During the three months ended March 31, 2021, we entered into Securities Purchase Agreements with investors pursuant to which the Investors agreed to purchase units, severally and not jointly, which consisted of an aggregate of (i) 310,992 shares of Series E and (ii) Warrants to purchase 414,857,146 shares of the Company’s common stock which are equal to 1,334 warrants for each for each share of Series E purchased (the “Q1 2021 Series E Offering”). The gross proceeds to the Company were $3,630,000, or $11.67 per unit. We paid fees of $372,000 and received net proceeds of $3,258,000. The initial exercise price of the Warrants related to the Q1 2021 Series E Offering is $0.01 per share, subject to adjustment. Additionally, we issued 82,971,429 warrants to the placement agent at an initial exercise price of $0.01 per share.

During April 2021, the Company entered into Securities Purchase Agreements with investors pursuant to which the Investors agreed to purchase units, severally and not jointly, which consisted of an aggregate of (i) 32,127 shares of Series E and (ii) Warrants to purchase 42,857,143 shares of the Company’s common stock which are equal to 1,334 warrants for each for each share of Series E purchased (the “April 2021 Series E Offering”). The gross proceeds to the Company were $375,000, or $11.67 per unit. We paid fees of $42,500 and received net proceeds of $332,500. The initial exercise price of the Warrants related to the April 2021 Series E Offering is $0.01 per share, subject to adjustment. Additionally, the Company issued 8,571,4293 warrants to the placement agent at an initial exercise price of $0.01 per share.

During the three months ended June 30, 2021, the Company issued 571,296,287 shares of its common stock in connection with the conversion of 340,346 shares of Series E. The conversion ratio was based on the Series E certificate of designation, as amended.

During the three months ended September 30, 2021, the Company issued 25,725,519 shares of its common stock in connection with the conversion of 17,135 shares of Series E. The conversion ratio was based on the Series E certificate of designation, as amended.

During the three months ended December 31, 2021, the Company issued 60,758,228 shares of its common stock in connection with the conversion of 39,410 shares of Series E. The conversion ratio was based on the Series E certificate of designation, as amended.

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Sale of Series G Preferred Stock

On December 31, 2021, the Company entered into Securities Purchase Agreements with investors pursuant to which the Investors agreed to purchase units, severally and not jointly, which consisted of an aggregate of (i) 615,000 shares of Series G and (ii) Warrants to purchase 615,000,000 shares of the Company’s common stock which are equal to 1,000 warrants for each for each share of Series G purchased (the “December 2021 Series G Offering”). The gross proceeds to the Company were $6,150,000, or $10.00 per unit. The Company paid fees of $615,507, paid cash of $54,933 for the settlement of disputed penalties related the Series E, and received net proceeds of $5,479,560 The initial exercise price of the Warrants related to the December 2021 Series G Offering is $0.01 per share, subject to adjustment. Additionally, the Company issued 123,000,000 warrants to the placement agent at an initial exercise price of $0.01 per share.

Conversions of Convertible Notes, Warrants and Convertible Preferred Stock

The Company’s trading price quoted on the OTC Pink market fell from $3.50 per share on January 8, 2020 to $0.013 on December 31, 2021. This drop, together with anti-dilution protection features contained in the August 2019 Notes and August 2019 Warrants that were triggered upon the issuance of convertible debt beginning in January 2020, caused the conversion prices of most of the Company’s outstanding notes and the exercise price of many of the Company’s outstanding warrants, to fall to $0.006. Beginning in February 2020, note holders began converting the outstanding principal of their notes into substantial quantities of shares of the Company’s common stock.

During the period from February 25, 2020 to December 31, 2020, we issued 1,013,408,088 shares of our common stock in connection with the conversion of convertible notes payable and default interest of $8,353,965, accrued interest of $553,596, and fees of $9,080. On July 24, 2020, we issued 1,000,000 shares of our common stock upon the conversion of 1,000,000 shares of Series B preferred shares. Additionally, in 2020, we issued 155,914,308 shares of its common stock upon the cashless exercise of 157,297,448 warrants. Also, we issued 522,726,000 shares of common stock upon the conversion of 522,726 shares of series D preferred stock and issued other shares of common stock during fiscal 2020.

On January 11, 2021, we issued 15,454,545 shares of its common stock in connection with the conversion of a convertible note payable of $170,000. The conversion price was based on contractual terms of the related debt.

During the three months ended June 30, 2021, we issued 28,358,841 shares of our common stock upon the conversion of all remaining Q1/Q2 2020 Note principal and interest balances due aggregating $277,916.

During the three months ended June 30, 2021, we issued 15,923,322 shares of our common stock upon the conversion of all remaining April 20 Note principal and interest balances due aggregating $95,540.

During the year ended December 31, 2021, we issued 657,780,034 shares of our common stock in connection with the conversion of 396,891 shares of Series E. The conversion ratio was based on the Series E certificate of designation, as amended.

During the three months ended June 30, 2021, we issued 52,482,141 shares of our common stock in connection with the cashless exercise of 98,557,429 warrants. The exercise price was based on contractual terms of the related warrant.

In May and June 2021, we issued 68,571,429 shares of our common stock and received proceeds of $685,714 from the exercise of 68,571,429 warrants at $0.01 per share.

During the three months ended September 30, 2021, we issued 325,539,430 shares of our common stock and received proceeds of $3,254,955 from the exercise of 325,539,430 warrants at $0.01 per share.

During the three months ended December 31, 2021, we issued 28,571,429 shares of our common stock and received proceeds of $285,714 from the exercise of 28,571,429 warrants at $0.01 per share.

Consequently, the total number of shares of common stock outstanding has increased from 11,832,603 on December 31, 2019, to 2,926,528,666 on December 31, 2021.

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To enable the Company to meet these commitments, the Company’s Board of Directors unanimously adopted a resolution seeking stockholder approval to authorize the Board of Directors to amend the Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 500,000,000 shares to 4,000,000,000 shares (the “Authorized Share Increase Amendment”). Stockholder approval for the Authorized Share Increase Amendment was obtained on June 26, 2020 from stockholders that held at least 51% of the voting power of the stock of the Company entitled to vote thereon, as of the record date of June 26, 2020. These consents constituted a sufficient number of votes to approve the Authorized Share Increase Amendment under the Company’s Amended and Restated Articles of Incorporation, bylaws and Nevada law. Pursuant to applicable securities laws and Section 78.390 of the Nevada Revised Statutes, the Company prepared and mailed an Information Statement to its stockholders of record on the record date beginning on June 30, 2020. In compliance with Rule 14(c)-2(b) of the Securities Exchange Act of 1934, as amended, the Authorized Share Increase Amendment became effective on July 20, 2020 which was at least twenty calendar days after the Information Statement was first sent to stockholders.

Additionally, on February 23, 2021, stockholders holding at least 51% of the voting power of the stock of the Company entitled to vote thereon consented, in writing, to amend the Company’s Amended and Restated Articles of Incorporation, by adoption of the Certificate of Amendment to the Amended and Restated Articles of Incorporation of the Company to authorize an increase of the number of shares of common stock that the Company may issue to 10,000,000,000 shares, par value $0.001 (the “2021 Amendment”). The Company filed a preliminary information statement on Schedule 14C regarding the stockholders’ consent to the Authorized Share Increase Amendment with the SEC on March 3, 2021.This consent was sufficient to approve the 2021 Amendment under Nevada law. The Company filed a definitive information statement on Schedule 14C on March 15, 2021 and first mailed that information statement to stockholders on March 15, 2021. The 2021 Amendment became effective in April 2021 which was at least twenty calendar days after the Information Statement was first sent to stockholders.

Cash Flows

Operating activities

Net cash flows used in operating activities for the year ended December 31, 2021 amounted to $4,085,687. During the year ended December 31, 2021, net cash used in operating activities was primarily attributable to net income of $6,254,790, adjusted for the add back (reduction) of non-cash items such as depreciation and amortization expense of $685,644, derivative income of $3,284,306, amortization of debt discount of $83,548, non-cash gain on debt extinguishment of $1,564,941, non-cash gain on extinguishment of debt - related party of $148,651, warrant exercise inducement expense of $4,431,853, a non-cash gain from the deconsolidation of subsidiaries of $12,448,899 and loss on lease abandonment of $1,223,628, and changes in operating assets and liabilities such as a decrease in accounts receivable of $166,486, a decrease in prepaid expenses and other current assets of $253,608, a decrease in security deposit of $94,000, an increase in accounts payable and accrued expenses of $393,641, a decrease in insurance payable of $209,082, and an increase in accrued compensation and related benefits of $4,321.

Net cash flows used in operating activities for the year ended December 31, 2020 amounted to $3,278,258. During the year ended December 31, 2020, net cash used in operating activities was primarily attributable to a net loss of $42,781,958, adjusted for the add back (reduction) of non-cash items such as depreciation and amortization expense of $102,109, derivative expense of $34,692,503, amortization of debt discount of $4,928,010, non-cash contingency loss of $3,035,837, interest expense related to debt default of $1,531,335, stock-based compensation of $1,999,749, non-cash settlement expense of $545,616, and non-cash gain on debt extinguishment of $(7,899,618), and changes in operating assets and liabilities such as a decrease in accounts receivable of $583,818, an increase in prepaid expenses and other current assets of $64,822, an increase in security deposit of $17,500, an increase in accounts payable and accrued expenses of $258,554, a decrease in insurance payable of $258,966, and an increase in accrued compensation and related benefits of $35,732.

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Investing activities

Net cash used in investing activities for the year ended December 31, 2021 amounted to $2,175,838 and consisted of net cash used for the acquisition of DDTI and Cougar Express of $2,123,115, and cash used for the purchase on transportation equipment offset by cash proceeds from the sale of property and equipment of $3,451.

Net cash used in investing activities for the year ended December 31, 2020 amounted to $460,510 and consisted of cash paid for the purchase of five box trucks of $460,510.

Financing activities

For the year ended December 31, 2021, net cash provided by financing activities totaled $11,749,934. During the year ended December 31, 2021, we received proceeds from the sale of Series E preferred shares of $3,590,500, proceeds from the sale of Series G preferred shares of $5,479,560, and cash proceeds of $4,226,383 from the exercise of warrants, offset by the repayment of notes payable of $991,468, the repayment of note payable – related party of $500,000, and the net repayment of related party advances of $55,041.

For the year ended December 31, 2020, net cash provided by financing activities totaled $4,268,025. For the year ended December 31, 2020, we received proceeds from convertible debt of $1,912,382, proceeds from notes payable of $4,479,662 and proceeds from the sale of Series E preferred shares of $1,163,000, offset by the repayment of convertible notes of $257,139, the repayment of related party advances of $27,753, and the repayment of notes payable of $3,002,127.

Risks and Uncertainties

The accompanying consolidated financial statements have been prepared on the basis of continuity of operations, realization of assets and the satisfaction of liabilities and commitments in the ordinary course of business.

Historically, we have primarily funded our operations with proceeds from sales of convertible debt and convertible preferred stock. Since our inception, we have incurred recurring losses, including a loss from operations of $6,445,024 and $8,215,551 for the years ended December 31, 2021 and 2020, respectively. Until such time that we implement our growth through acquisition strategy, we expect to continue to generate operating losses in the foreseeable future, mostly due to corporate overhead and costs of being a public company.

During the year ended December 31, 2021, we issued an aggregate of 343,118 shares of our Series E preferred stock for net proceeds of $3,590,500 and issued an aggregate of 615,000 shares of our Series G preferred stock for net proceeds of $5,479,560. The proceeds were used for the acquisition of Cougar Express and DDTI, the repayment of debt, and for working capital purposes. Additionally, during the year ended December 31, 2021, we received proceeds of $4,226,383 from the exercise of stock warrants. As such, we expect that our cash as of December 31, 2021 will be sufficient to fund the Company’s operations for at least the next twelve months from the date of the issuance of the financial statements.

Notwithstanding the foregoing, subsequent to December 31, 2021, we received additional net proceeds of $855,000 from the sale of Series G preferred stock and $245,714 from the exercise of warrants which only further improve the Company’s financial condition.

The COVID-19 pandemic and resulting global disruptions have affected the Company’s businesses, as well as those of the Company’s customers and their third-party suppliers and sellers. To serve the Company’s customers while also providing for the safety of the Company’s employees and service providers, the Company has adapted numerous aspects of its logistics and transportation processes. The Company continues to monitor the rapidly evolving situation and expect to continue to adapt its operations to address federal, state, and local standards as well as to implement standards or processes that the Company determines to be in the best interests of its employees, customers, and communities. The impact of the pandemic and actions taken in response to it had some effects on the Company’s results of operations. Effects include increased fulfilment costs and cost of sales, primarily due to investments in employee hiring, pay, and benefits, as well as costs to maintain safe workplaces, and higher shipping costs. The Company continues to be affected by possible procurement and shipping delays, supply chain interruptions, higher product demand in certain categories, lower product demand in other categories, and increased fulfilment costs and cost of sales as a percentage of net sales and it is not possible to determine the duration and spread of the pandemic or such actions, the ultimate impact on the Company’s results of operations during 2022, or whether other currently unanticipated consequences of the pandemic are reasonably likely to materially affect the Company’s results of operations.

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We will continue to: (i) seek to replace its last-mile DSP Amazon business and supplement its mid-mile and long-haul Amazon business with other, non-Amazon, customers; (ii) explore other strategic relationships; and (iii) identify potential acquisition opportunities, while continuing to execute its restructuring plan. We are seeking to raise capital through additional debt and/or equity financings to fund its operations in the future. Although we have historically raised capital from sales of common and preferred shares and from the issuance of convertible promissory notes and notes payable, there is no assurance that it will be able to continue to do so. If we are unable to replace its Amazon business, to raise additional capital or secure additional lending in the near future, management expects that we will need to curtail our operations. The consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Effects of Inflation

We do not believe that inflation has had a material impact on our business, revenues, or operating results during the periods presented.

Recently Enacted Accounting Standards

For a description of accounting changes and recent accounting standards, including the expected dates of adoption and estimated effects, if any, on our consolidated financial statements, see “Note 2: Recent Accounting Pronouncements” in the consolidated financial statements filed with this Registration Statement.

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QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are not required to provide quantitative and qualitative disclosures about market risk because we are a smaller reporting company.

Evaluation of Disclosure Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our management, including Sebastian Giordano, our Chief Executive Officer (“CEO”) and James Giordano, our Principal Accounting Officer (“PAO”), we carried out an evaluation of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Exchange Rule 13a-15(e)) for the year ended December 31, 2021. Based upon that evaluation, out CEO and PAO concluded that our disclosure controls and procedures were not effective as of December 31, 2021 because of the items set forth below under “Management’s Report on Internal Control over Financial Reporting”:

Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rule 13a-15(f). Under the supervision and with the participation of our CEO and PAO, the Company conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that (a) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (b) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the Company are being made only in accordance with authorizations of the our management and directors; and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements. Based on our evaluation under the framework in Internal Control—Integrated Framework (2013), our management concluded that our internal control over financial reporting was not effective as of December 31, 2021 due to the following material weaknesses:

1)	Lack of a functioning audit committee due to a lack of a majority of independent board members and a lack of a majority of outside directors on our board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures;

2)	The Company lacks segregation of duties;

3)	There is a lack of segregation of duties and monitoring controls regarding accounting because there are only a few accountants maintaining the books and records;

We do not believe the material weaknesses described above caused any significant misreporting of our consolidated financial condition and results of operations for the year ended December 31, 2021. However, management believes that the lack of a functioning audit committee and the lack of a majority of outside directors on our board of directors results in ineffective oversight in the establishment and monitoring of required internal controls and procedures, which could result in a material misstatement in our consolidated financial statements in future periods.

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Management Plan to Remediate Material Weaknesses

Management has already begun the implementation of corrective measures to address the material weaknesses described above. In an effort to remediate the identified material weaknesses and other deficiencies and enhance our internal controls, we have initiated, or plan to initiate, the following series of measures:

As we started the new year in 2022, Sebastian Giordano, who was an outside consultant that was responsible for the Company’s financial turnaround the last two years, transitioned to take the formal role of CEO. His first action was to hire a new CFO and bring in three new independent and outside board members to strengthen the management controls of the○ organization. We currently outsource our financial reporting and other accounting functions to an experienced outsourced accounting and consulting firm who has been engaged by the Company for the past 4 years. The short-term plan is to keep the financial reporting and accounting functions outsourced with this outsourced accounting and consulting firm until the Company is large enough to insource it. In the meantime, the new CFO of the Company is in the process of reviewing and making changes to the current accounting processes and methodologies as discussed below.

As explained above, we have expanded our Board of Directors by three independent and outside members to a total of four directors. Further, we have established the requisite board committees for audit, compensation, and nominating. The Audit Committee Chairman has current and prior experience in this role with other public companies listed on the OTC and NASDAQ.

Segregation of duty issues are a common area of weakness for smaller companies with back-office operations with less than 5 people. We have made significant steps to mitigating this material weakness. We started with the hiring of a new, operational experienced CFO to provide oversight and drive immediate improvement in this area. To address this issue, we have begun implementation or implemented the following policies or processes:

○	Implementation of cash management and banking policy which includes increasing the controls related to individuals banking capabilities, utilization of a daily cash model and forecast, and policy to move cash receipts from customers to ACH.
○	Implementation of formalized payment and accounting transaction review and sign-off by the CFO.
○	Centralization of accounts payable and cash control at the corporate level including the receipt of invoices to a newly created email address and process to get authorized approval for invoices prior to input into system.
○	Implementation and completion of a formal and detailed 2022 budget and forecast for the consolidated Company.
○	Implemented a formal monthly business review process to discuss budget vs actual variances, and other operational issues to be presented to the Company’s CEO and Board of Directors.

As discussed above, we have taken steps and plan to continue to take additional steps, to seek to remediate these material weaknesses and to improve our financial reporting systems and implement new policies, procedures, and controls. We plan on implementing other policies and procedures to address and mitigate all remaining or new material weaknesses.

We believe the remediation measures described above will remediate the material weaknesses we had previously identified and disclosed, and will strengthen our internal control over financial reporting. We are committed to continuing to improve our internal control processes and will continue to review our financial reporting controls and procedures diligently and vigorously. As we continue to evaluate and work to improve our internal control over financial reporting, we may determine to take additional measures to address control deficiencies or determine to modify, or in appropriate circumstances not to complete, certain of the remediation measures described above.

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Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) during the fourth quarter of 2021 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

This Registration Statement does not include an attestation report of the Company’s independent registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to rules of the SEC that permit the Company to provide only the management’s report in this Registration Statement.

Limitations on the effectiveness of Controls

Management recognizes that any disclosure controls and procedures no matter how well designed and operated, can only provide reasonable assurance of achieving their objectives and management necessarily applies its judgment in evaluating the cost-benefit relationship of possible controls and procedures. Our management has reassessed the effectiveness of our disclosure controls and procedures and based upon that evaluation, our sole officer.

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LEGAL PROCEEDINGS

Disputes Between ELRAC LLC and Enterprise Leasing Company of Philadelphia, LLC on the one hand, and Prime EFS, LLC on the other hand

In 2021 and as of December 31, 2021, the Company’s prior subsidiary, Prime EFS, LLC (“Prime EFS”), was a party to an arbitration with two companies, ELRAC LLC (“ELRAC”), and Enterprise Leasing Company of Philadelphia, LLC (“ELC”).

As previously disclosed, since the Company deconsolidated Prime EFS effective with the filing of executed Deeds of Assignment for the Benefit of Creditors in September 2021, as of December 31, 2021, the Company’s consolidated balance sheet no longer included an accrual for this matter.

Solely to avoid the expense and distraction of the matter, effective March 31, 2022, the Company and Prime EFS, on the one hand, and ERLAC and ELC, on the other hand, settled the above matter for a single payment, by TLSI, to ERLAC and ELC, in an immaterial amount. Pursuant to the settlement, the Company and Prime, on the one hand, and ERLAC and ELC, on the other hand, exchanged mutual general releases, thereby releasing and discharging any and all claims between the Company, Prime EFS and their affiliates, on the one hand, and ERLAC, ELC and their affiliates, on the other hand.

Bellridge Capital, L.P. v. TLSI and Mercadante

On September 11, 2020, a prior lender to the Company, Bellridge Capital, LP. filed a civil action against TLSI, John Mercadante and Douglas Cerny in the U.S. District Court for the Southern District of New York, captioned Bellridge Capital, L.P. v. Transportation and Logistics Systems, Inc., John Mercadante and Douglas Cerny. The case was assigned Case No. 20-cv-7485. The complaint alleged claims, inter alia, for purported violations of section 10(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”); for breach of an exchange agreement dated April 13, 2019 (the “Exchange Agreement”); and for the alleged failure to pay certain amounts allegedly due under certain TLSI promissory notes.

After discontinuing the foregoing federal action voluntarily and without prejudice, on April 23, 2021, Bellridge filed a civil action in New York Supreme Court, New York County, against TLSI and Mercadante. This mater, the “Bellridge State Court Action,” was assigned civil action number 652728/2021. The Complaint in the Bellridge State Court Action essentially repeated the claims in the federal action.

On June 4, 2021, TLSI and Mercadante moved to dismiss the Bellridge State Court Action for failure to state a claim and, as to Mercadante, for lack of jurisdiction. On October 20, 2021, the Court decided the MTD, dismissing all claims in the case against both Defendants predicated on fraud and negligent misrepresentation. The Court thereby dismissed the Complaint insofar as alleged against Mercadante. On October 29, 2021, the Company filed its Answer in this case. On November 18, 2021, Bellridge filed an Amended Complaint purporting to revive its claims for fraud and negligent misrepresentation against both Defendants. Both Defendants filed objections to the Amended Complaint as procedurally improper. On December 17, 2021, the Defendants filed a renewed motion to dismiss the Amended Complaint with prejudice. That motion was fully briefed. In February 2022, all proceedings in this action were stayed 60 days to facilitate a March 2022 mediation.

On April 29, 2022, all parties to the Bellridge State Court Action settled the Bellridge State Court action and exchanged mutual general releases for a cash payment by TLSI of $250,000.

In partial consideration for the settlement, effective April 29, 2022, TLSI and Bellridge also cancelled the 700,000 shares of Series B Preferred Stock previously held by Bellridge, as reflected on the Company’s balance sheet as of December 31, 2021.

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SCS, LLC v. TLSI

On May 26, 2020, a civil action was filed against the Company in the Supreme Court of the State of New York, New York County, captioned SCS, LLC v. Transportation and Logistics Systems, Inc. The case was assigned Index No. 154433/2020.

The plaintiff in this action, SCS, LLC (“SCS”), alleged it is a limited liability company that entered into a renewable six-month consulting agreement with the Company dated September 5, 2019 and that the Company failed to make certain monthly payments due thereunder for the months of October 2019 through March 2020, summing to $42,000. The complaint alleged claims for breach of contract, quantum meruit, unjust enrichment and account stated.

On July 22, 2020, the Company filed its answer, defenses and counterclaims in this action. Among other allegations, the Company averred that SCS’s claims were barred by its unclean hands and other inequitable conduct, including breach of its duties (i) to maintain the confidentiality of information provided to SCS and (ii) to work only in furtherance of the Company’s interests, not in furtherance of SCS’s own, and conflicting, interests. The Company also averred that the New York Supreme Court lacked subject matter jurisdiction of the action because SCS conceded it is a Florida LLC based in Florida and that the Company is a Nevada corporation based in Florida.

On July 31, 2020, SCS moved for summary judgment in this action.

On November 4, 2020, the Supreme Court, New York County, heard argument on the Company’s motion to dismiss, granted the motion, and denied SCS’s motion for summary judgment as moot (the “Decision”). SCS did not seek reconsideration and/or appeal from the Decision within the prescribed time periods. However, on or about January 14, 2021, SCS refiled this action in the state court in Florida, seeking the same $42,000 in damages.

On February 9, 2021, the Company filed its answer, defenses and counterclaims to the Florida action. Among other things, the Company avers that SCS’s claims are barred by its unclean hands and breaches of its duties under the consulting agreement. SCS filed a motion to strike TLSI’s defenses and counterclaims, and TLSI opposed that application. Those motions remain sub judice.

The Company believes it has substantial defenses to all claims alleged in SCS’s complaint. The Company therefore intends to defend this case vigorously.

Based on the early stage of this matter, it is not possible to evaluate the likelihood of a favorable or unfavorable outcome, nor is it possible to estimate the amount or range of any potential loss in the matter.

Shareholder Derivative Action

On June 25, 2020, the Company was served with a putative shareholder derivative action filed in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida (the “Court”) captioned SCS, LLC, derivatively on behalf of Transportation and Logistics Systems, Inc. v. John Mercadante, Jr., Douglas Cerny, Sebastian Giordano, Ascentaur LLC and Transportation and Logistics Systems, Inc. The action has been assigned Case No. 2020-CA-006581.

The plaintiff in this action, SCS, alleges it is a limited liability company formed by a former chief executive officer and director of the Company, Lawrence Sands. The complaint alleges that between April 2019 and June 2020, the immediately prior chairman and chief executive officer of the Company, Mercadante, the former chief development officer of the Company, Cerny, and, since February 2020, the Company’s then restructuring consultant who is now chairman and chief executive officer of the Company, Giordano, breached fiduciary duties owed to the Company. Prior to becoming CEO, Giordano rendered his services to the Company through the final named defendant in the action, Ascentaur LLC.

Briefly, the complaint alleges that Mercadante breached duties to the Company by, among other things, requesting, in mid-2019, that certain preferred equity holders, including SCS, convert their preferred shares into Company Common Stock in order to facilitate an equity offering by the Company and then not consummating that offering. The complaint also alleges that Mercadante and Cerny caused the Company to engage in purportedly wasteful and unnecessary transactions such as taking merchant cash advances (MCA) on disadvantageous terms. The complaint further alleges that Mercadante and Cerny “issued themselves over two million shares of common stock without consideration.” The complaint seeks unspecified compensatory and punitive damages on behalf of the Company for breach of fiduciary duty, negligent breach of fiduciary duty, constructive fraud, and civil conspiracy and the appointment of a receiver or custodian for the Company.

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Company management tendered the complaint to the Company’s directors’ and officers’ liability carrier for defense and indemnity purposes, which coverage is subject to a $250,000 self-insured retention. Each of the individual defendants and Ascentaur LLC has advised that they vigorously deny each and every allegation of wrongdoing alleged in the complaint. Among other things, Mercadante asserts that he made every effort to consummate an equity offering in late 2019 and early 2020 and could not do so solely because of the Company’s precarious financial condition. Mercadante also asserts that he made clear to SCS and other preferred equity holders, before they converted their shares into common stock, that there was no guarantee the Company would be able to consummate an equity offering in late 2019 or early 2020. In addition, Mercadante and Cerny assert that they received equity in the Company on terms that were entirely fair to the Company and entered into MCA transactions solely because no other financing was available to the Company.

On August 5, 2020, all defendants moved to dismiss the complaint for failure to state a claim upon which relief can be granted (the “MTD”). Among other things, movants assert that, through this lawsuit, SCS is improperly attempting to second-guess business decisions made by the Company’s Board of Directors, based solely on hindsight (as opposed to any well-pleaded facts demonstrating a lack of care or good faith). Movants also assert that the majority of the claims are governed by Nevada law because they concern the internal affairs of the Company. Movants further assert that, under Nevada law, each of the business decisions challenged by SCS is protected by the business judgment rule. Movants further assert that, even if SCS could rebut the presumption that the business judgment rule applies to all such transactions, SCS has failed to allege facts demonstrating that intentional misconduct, fraud, or a knowing violation of the law occurred, a requirement under Nevada law in order for director or officer liability to arise. Movants further assert that, because SCS’s constructive fraud claim simply repackages Plaintiff’s claims for breach of fiduciary duty, it too must fail. Movants also contend that in the absence of an adequately-alleged independent cause of action, let alone an unlawful agreement between the defendants entered into for the purpose of harming the Company, SCS’s claim for civil conspiracy must also be dismissed. Finally, movants contend that SCS’s extraordinary request that a receiver or custodian be appointed to manage and supervise the Company’s activities and affairs throughout the duration of this unfounded action is without merit inter alia because SCS does not allege the Company is subject to loss so serious and significant that the appointment of a receiver or custodian is “absolutely necessary to do complete justice.”

The Court is scheduled to hear argument on all defendants’ MTD on June 2, 2022.

While they hope to prevail on the motion, win or lose, Company management and Ascentaur LLC advise that they intend to mount a vigorous defense to this action, as they believe the action to be entirely bereft of merit.

It is not possible to evaluate the likelihood of a favorable or unfavorable outcome, nor is it possible to estimate the amount or range of any potential loss in the matter.

Jose R. Mercedes-Mejia v. Shypdirect LLC, Prime EFS LLC et al.

On August 4, 2020, an action was filed against Shypdirect, Prime EFS and others in the Superior Court of New Jersey for Bergen County captioned Jose R. Mercedes-Mejia v. Shypdirect LLC, Prime EFS LLC et al. The case was assigned docket number BER-L-004534-20. In this action, the plaintiff seeks reimbursement of his medical expenses and damages for personal injuries following an accident with a box truck leased by Prime EFS and being driven by a Prime EFS employee, in which the plaintiff’s ankle was injured. Plaintiff has thus far transmitted medical bills exceeding $789,000. Prime EFS and Shypdirect have demanded their vehicle liability carrier assume the defense of this action. To date, the carrier has not done so, allegedly inter alia because the box truck was not on the list of insured vehicles at the time of the accident.

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On November 9, 2020, Prime EFS and Shypdirect filed their answer to the complaint in this action and also filed a third-party action against the insurance company in an effort to obtain defense and indemnity for this action.

On May 21, 2021, Prime EFS and Shypdirect also filed in action in the Supreme Court, State of New York, Suffolk County (the “Suffolk County Action”), seeking defense and indemnity for the Mercedes-Mejia action from the insurance brokerage, Acrisure LLC, which sold the County Hall insurance policy to Prime.

On August 19, 2021, the Plaintiff filed a motion for leave to file a first amended complaint to name four (4) additional parties as defendants – TLSI, Shyp CX, Inc., Shyp FX, Inc. and Cougar Express, Inc. On September 16, 2021, each of these entities filed papers in opposition to this motion.

On September 24, 2021, the Court granted Plaintiff’s motion for leave to amend the complaint herein, thus adding TLSI, Shyp CX, Inc., Shyp FX, Inc. and Cougar Express, Inc. as Defendants. On October 22, 2021, Acrisure stipulated to consolidate the Suffolk County Action into and with the Bergen County action. On November 22, 2021, all Defendants filed their Answer to the First Amended Complaint. On November 3, 2021, Prime EFS and Shypdirect refiled their Third-Party Complaint against Acrisure in the Bergen County action. On December 23, 2021, Acrisure filed its Answer to the Third-Party Complaint, denying its material allegations.

Under the currently operative pre-trial order, the discovery period in this action has been extended to August 5, 2022. All Defendants in this action intend to vigorously defend themselves in this action and to pursue the third-party actions against both County Hall and Acrisure. However, owing to the early stage of this action, we cannot evaluate the likelihood of an adverse outcome or estimate the Company’s liability, if any, in connection with this claim.

Holdover Proceeding

On February 16, 2022, the landlord for the leased premises from which Cougar Express conducts its Valley Stream New York business, Airport Park LLC (“Airport”), filed an action to evict and for unpaid holdover rent against Cougar Express and TLSI. The case is No. LT-000550-22/NA, filed in Landlord Tenant Court in Nassau County District Court.

In the case, Airport seeks to evict the tenants forthwith and to collect $51,079.78 for each month of holdover occupancy starting January 1, 2022 through the month of any eviction, plus statutory interest, costs and attorneys’ fees. $51,079.78 is twice the monthly rent collected in the last year of the expired lease and is computed correctly under the holdover provision in the expired lease. TLSI does not believe it can be held liable in this case because, unlike its subsidiary Cougar Express, TLSI was not tenant in the subject premises nor has it ever conducted business there.

In March 2022, Cougar Express and Airport began discussions in hopes of settling this matter. To facilitate those discussions, Cougar has paid rent to Airport at a rate of $33,275 per month for January-May, 2022, inclusive, and may need to pay rent at the same rate for June 2022 and future months as well. In consideration for this interim arrangement, Airport adjourned the hearing date on its petition to vacate from March 10, 2022 to May 19, 2022.

While Cougar Express intends, among various options, to continue to discuss with Airport a possible lease extension for the Valley Stream premises, there can be no assurance that those discussions will, in fact, result in a lease extension on terms Cougar Express finds acceptable. In the event Cougar Express does not sign a lease extension with Airport, it is likely that Airport will continue to press its lawsuit for holdover rent of $51,079.78 per month for each month of occupancy until Cougar Express exits the premises, plus statutory interest, costs and attorneys’ fees, while giving Cougar a credit for any and all rent paid in CY 2022.

Other than discussed above, as of December 31, 2021, and as of the date of this filing, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on results of our operations.

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DESCRIPTION OF THE PRIVATE PLACEMENTS

Series G Offering

On December 31, 2021, the Company entered into a Securities Purchase Agreement with certain of the Selling Stockholders (the “Securities Purchase Agreement”) pursuant to which such Selling Stockholders agreed to purchase, severally and not jointly, an aggregate of (i) 615,000 shares of Series G Stock and (ii) the Warrants to purchase 615,000,000 shares of Common Stock. On January 25, 2022, a second closing under the Securities Purchase Agreement occurred pursuant to which certain Selling Stockholders agreed to purchase, severally and not jointly, an aggregate of (i) 70,000 shares of Series G Stock and (ii) the Warrants to purchase 70,000,000 shares of Common Stock. On March 4, 2022, a third closing under the Securities Purchase Agreement occurred pursuant to which certain Selling Stockholders agreed to purchase, severally and not jointly, an aggregate of (i) 25,000 shares of Series G Stock and (ii) the Warrants to purchase 25,000,000 shares of Common Stock. (collectively, the purchases under the Securities Purchase Agreement, the “Series G Offering”). The gross proceeds to the Company are $7,100,000.

In connection with the Series G Offering, the Company entered into a Registration Rights Agreement pursuant to which the Company agreed to file, and to bear expenses of, a registration statement on Form S-1 to register the resale of the shares of Common Stock issuable to the Selling Stockholders upon conversion of the Series G Stock and exercise of the Warrants. Pursuant to the Registration Rights Agreement, if the Company’s registration fails to remain continuously effective, or the Selling Stockholders are unable to utilize this prospectus to resell registrable shares for a longer than 30-day period during any 12-month period, then the Company shall pay to the Selling Stockholder who is unable to resell an amount equal to 1% of such Selling Stockholder’s investment amount for each month in which such Selling Stockholder is unable to resell.

The initial exercise price of the Warrants is $0.01 per share, subject to adjustment as provided therein, including, but not limited to, an “anti-dilution” adjustment that would require the Company to reduce the exercise price of Warrants previously issued to the Selling Stockholders if the Company issues (or is deemed to have issued) any additional Warrants, Options or Convertible Securities that could convert to Common Stock at a per-share price less than $0.01.

To consummate the Series G Offering, the Board of Directors (the “Board”) created the Series G Stock pursuant to the authority vested in the Board by the Company’s Amended and Restated Articles of Incorporation to issue up to 10,000,000 shares of preferred stock, $0.001 par value per share, of which 5,487,750 are undesignated. The Company’s Amended and Restated Articles of Incorporation explicitly authorize the Board to issue any or all of such shares of preferred stock in one (1) or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the Company’s stockholders.

On December 28, 2021, the Board filed the Certificate of Designation of Preferences, Rights and Limitations of Series G Convertible Preferred Stock (the “Series G COD”) with the Secretary of State of the State of Nevada designating 1,000,000 shares of preferred stock as Series G Stock. Each holder of Series G Stock has the right to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series G Stock held by such holder are convertible as of the applicable record date.

On a pari passu basis with the holders of Series E Convertible Preferred Stock that is currently issued and outstanding, upon the liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, the Series G Convertible Preferred Stock is entitled to receive an amount per share equal to the Stated Value and then receive a pro-rata portion of the remaining assets available for distribution to the holders of Common Stock on an as-converted to Common Stock basis. Until December 31, 2023, the holders of Series G Stock have the right, with certain specified exceptions, to participate, pro rata, in each subsequent financing in an amount up to 40% of the total proceeds of such financing on the same terms, conditions and price otherwise available in such subsequent financing.

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Subject to a Beneficial Ownership Limitation (as defined below), anti-dilution protection as described below and customary adjustments for stock dividends and stock splits, each share of Series G Stock is initially convertible into a number of shares of the Company’s Common Stock calculated by dividing $10.00 (the “Stated Value”) of each share being converted by the Conversion Price. The initial Conversion Price shall be $0.01. In addition, the Corporation shall issue to a holder converting all or any portion of Series G Stock an additional sum (the “Make Good Amount”) equal to $210 for each $1,000 of Stated Value of the Series G Stock converted prorated for amounts more or less than $1,000 (the “Extra Amount”). Subject to the beneficial ownership limitation, the Make Good Amount shall be paid in shares of Common Stock, as follows: The number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Extra Amount by the product of 80% times the average prevailing market price for the five trading days prior to the date a holder delivered a notice of conversion to the Company. A holder of Series G Stock may not convert any shares of Series G Stock into Common Stock if the holder (together with the holder’s affiliates and any persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion (“Beneficial Ownership Limitation”), as such percentage ownership is determined in accordance with the terms of the Series G COD. However, upon notice from the holder to the Company, the holder may decrease or increase the Beneficial Ownership Limitation, which may not exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series G COD, provided that any such increase or decrease in the beneficial ownership limitation will not take effect until 61 days following notice to the Company.

If the Company issues or sells (or is deemed to have issued or sold) additional shares of Common Stock for a price-per-share that is less than the price equal to the conversion price of the Series G Stock held by the holders of the Series G Stock immediately prior to such issuance, then the conversion price of the Series G Stock will be reduced to the price per share of such dilutive issuance. In addition to the foregoing, until the earliest of (i) December 31, 2023 or (ii) the listing of the Common Stock for trading on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or the NYSE American, if the Company sells any Common Stock (or Common Stock equivalent) on terms that a Selling Stockholder reasonably believes to be more favorable than the terms of the Securities Purchase Agreement, then the Company shall amend the terms of the Securities Purchase Agreement with respect to such Selling Stockholder so as to match such more favorable terms.

Approval of at least a two-thirds of the outstanding Series G Stock is required to: (a) amend or repeal any provision of, or add any provision to, the Company’s Articles of Incorporation or bylaws, or file any Certificate of Designation (however such document is named) or articles of amendment to create any class or any series of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series G Stock, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or bylaws or by merger, consolidation or otherwise or filing any Certificate of Designation, it being understood that the creation of a new security having rights, preferences or privileges senior to or on parity with the Series G Stock in a future financing will not constitute an amendment, addition, alteration, filing, waiver or repeal for these purposes; (b) increase or decrease (other than by conversion) the authorized number of Series G Stock; (c) issue any Series D or Series E Convertible Preferred Stock; (d) issue any Series G Stock in excess of 1,000,000 or (e) without limiting any provision hereunder, whether or not prohibited by the terms of the Series G Stock, circumvent a right of the Series G Stock.

As of the date of this prospectus, as a result of the Series G Offering, there is outstanding:

1.	710,000 shares of Series G Convertible Preferred Stock; and
2.	Warrants to purchase 710,000,000 shares of Common Stock at an exercise price of $0.01 per share, subject to adjustment as set forth in the warrant agreement.

Warrant Offering

On August 5, 2021, September 29, 2021, and October 22, 2021, the Company entered into Securities Purchase Agreements with certain of the Selling Stockholders (the “Securities Purchase Agreement”) pursuant to which such Selling Stockholders agreed to purchase, severally and not jointly, warrants to purchase an aggregate of 205,626,862 shares of Common Stock (the “Warrant Offering”). The warrants were issued to holders of outstanding warrants previously issued by the Company as inducement for such holders to exercise their warrants. Warrant holders who exercise of their previously outstanding warrants for cash were issued new warrants to purchase Common Stock equal to one-half (50%) of the number of shares of Common Stock acquired by the warrant holder on exercise of their previous warrant.

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In connection with the Warrant Offering, the Company entered into Registration Rights Agreements pursuant to which the Company agreed that, if at any time, the Company determined to prepare and file a registration statement with the Commission on a form S-1 relating to an offering for its own account or the account of others of any of the Common Stock to file, to file and to bear expenses of, the Company would then prepare and file with the Commission a registration statement on Form S-1 covering the resale of all of the shares issuable on exercise of the warrants acquired in the Warrant Offering

The initial exercise price of the warrants is $0.01 per share, subject to adjustment as provided therein, including, but not limited to, an “anti-dilution” adjustment that would require the Company to reduce the exercise price of warrants previously issued to the Selling Stockholders if the Company issues (or is deemed to have issued) any additional warrants, options or convertible securities that could convert to Common Stock at a per-share price less than $0.01.

As of the date of this prospectus, as a result of the Warrant Offering, there is outstanding warrants to purchase 185,626,861 shares of Common Stock at an exercise price of $0.01 per share, subject to adjustment as set forth in the warrant agreement.

The Offering

Common Stock being offered by the selling	1,927,680,433 shares including (i) 1,020,625,000 issuable upon exercise of conversion rights pursuant to the Serie G Stock outstanding and (ii) 907,055,433 shares issued or issuable upon exercise of the Warrants, which have an exercise price of $0.01 per share, subject to adjustment.

Common Stock outstanding prior to the Offering(1)	3,266,359,058, outstanding as of May 6, 2022.(1)

Common Stock outstanding after the Offering assuming full conversion of all outstanding Series G Stock, full exercise of all outstanding Warrants	5,194,039,491.(1)

Terms of Offering	The Selling Stockholders will determine when and how they will sell the shares of our common stock offered hereby, as described in “Plan of Distribution”.

Use of proceeds	The Selling Stockholders will receive all of the proceeds from the sale of the shares offered under this prospectus. We will not receive proceeds from the sale of the shares by the Selling Stockholders. However, to the extent the Warrants are exercised for cash, we will receive up to an aggregate of $9,070,554.33 in gross proceeds. We expect to use the proceeds from the exercise of such warrants, if any, for working capital and general corporate purposes.

OTCQB Symbol	TLSS

Risk Factors	Investing in our common stock involves a high degree of risk. You should carefully review and consider the “Risk Factors” section of this prospectus for a discussion of factors to consider before deciding to invest in shares of our common stock.

(1)	This amount does not include:

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●	an aggregate of 80,000 shares of common stock issuable upon the exercise of outstanding stock purchase options that are exercisable for a purchase price of $8.85 per share and expire in April 2024;

●	an aggregate of 114,000 shares of common stock issuable upon the exercise of outstanding stock purchase warrants that are exercisable for a purchase price of $1.00 per share and expire in June 2024;

●	an aggregate of 696,111 shares of Common Stock issuable upon the exercise of outstanding common stock warrants for a purchase price of $0.006 per share, subject to adjustment, and expire in October 2024;

●	an aggregate of 827,200 shares of Common Stock issuable upon the exercise of outstanding common stock warrants for a purchase price of $0.40 per share, issued between January 1, 2020 and April 30, 2020, each for a term of five years;

●	an aggregate of 41,071,692 shares of Common Stock issuable upon the exercise of conversion rights pursuant to outstanding shares of Series E Convertible Preferred Stock;

●	an aggregate of 189,142,859 shares of Common Stock issuable pursuant warrants to purchase at an exercise price of $0.01 currently outstanding (Pursuant to the terms of these warrants, the exercise price of these warrants is subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock. These warrants were issued between December 28,2020 and April 2021 and have terms of five years;

●	an aggregate of 1,298,078 shares of Common Stock issuable pursuant warrants to purchase at an exercise price of $2.50 currently outstanding (Pursuant to the terms of these warrants, the exercise price of these warrants is subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock. These warrants were issued between July 2019 and October 2019 and have terms of five years.;

●	an aggregate of 203,000 shares of Common Stock issuable pursuant to a warrant to purchase at an exercise price of $1.81 currently outstanding (Pursuant to the terms of this warrant, the exercise price of these warrants is subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock. This warrant wase issued on July 12, 2019 and has a term of five years.); and

●	an aggregate of 28,100,000 shares of Common Stock issuable upon the exercise of outstanding common stock warrants for a purchase price of $0.06 per share, subject to adjustment, and which expire on June 16, 2025.

●	an aggregate of 142,000,000 shares of Common Stock issuable upon the exercise of warrants that were issued to the placement agents who provided services in connection with the sale of the Company’s Series G Stock during the period of December 31, 2021 to March 4, 2022, which will have an exercise price of $0.01, subject to adjustment, and which will have a term of five years.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should not invest in our stock unless you are able to bear the complete loss of your investment. You should carefully consider the risks described below, as well as other information provided to you in Registration Statement, including information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Cautionary Note Regarding Forward-Looking Information and Factors That May Affect Future Results” before making an investment decision. The risks and uncertainties described below are not the only ones facing TLSS. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

RISKS ASSOCIATED WITH OUR BUSINESS AND INDUSTRY

We lack an established operating history on which to evaluate our business and determine if we will be able to execute our business plan and can give no assurance that operations will result in profits.

We have been engaged in our current continuing and proposed business operations since June 2018. As a result, we have a limited operating history upon which you may evaluate our proposed business and prospects. Our proposed business operations are subject to numerous risks, uncertainties, expenses and difficulties associated with early-stage enterprises. You should consider an investment in our Company considering these risks, uncertainties, expenses and difficulties. Such risks include:

●	the absence of a significant operating history;
●	our ability to raise capital to develop our business and fund our operations;
●	expected continual losses for the foreseeable future;
●	our ability to anticipate and adapt to a developing market(s);
●	acceptance by customers;
●	limited marketing experience;
●	competition from internet-based logistics and freight companies;
●	competitors with substantially greater financial resources and assets than ours;
●	the ability to identify, attract and retain qualified personnel;
●	our ability to provide superior customer service; and
●	reliance on key personnel.

Because we are subject to these risks, you may have a difficult time evaluating our business and your investment in our Company. We may be unable to successfully overcome these risks which could harm our business.

Our business strategy may be unsuccessful, and we may be unable to address the risks we face in a cost-effective manner, if at all. If we are unable to successfully address these risks our business will be harmed.

We may not successfully manage our growth.

We intend to focus on rapid growth, including organic growth and additional acquisitions. We may experience difficulties and higher-than-expected expenses in executing this strategy because of unfamiliarity with new markets, changes in revenue and business models, entering into new geographic areas and increased pressure on our existing infrastructure and information technology systems.

We will need to continually improve existing procedures and controls, as well as implement new transaction processing, operational and financial systems, and procedures and controls to expand, train and manage our employee base. Our working capital needs will continue to increase as our operations grow. Failure to manage our growth effectively, or obtain necessary working capital, could have a material adverse effect on our business, results of operations, cash flows, stock price and financial condition.

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Economic recessions and other factors that reduce freight volumes could have a material adverse impact on our business.

The transportation industry historically has experienced cyclical fluctuations in financial results due to economic recession, downturns in business cycles of our customers, increases in prices charged by third-party carriers, interest rate fluctuations and other U.S. and global economic factors beyond our control. During economic downturns, reduced overall demand for transportation services will likely reduce demand for our services and exert downward pressures on rates and margins. In periods of strong economic growth, demand for limited transportation resources can result in increased network congestion and resulting operating inefficiencies. In addition, deterioration in the economic environment subjects our business to various risks that may have a material impact on our operating results and cause us to not reach our long-term growth goals. These risks may include the following:

● A reduction in overall freight volumes in the marketplace reduces our opportunities for growth.

● A downturn in our customers’ business cycles causes a reduction in the volume of freight shipped by those customers.

● Some of our customers may face economic difficulties and may not be able to pay us, and some may go out of business.

● Some of our customers may not pay us as quickly as they have in the past, causing our working capital needs to increase.

● A significant number of our transportation providers may go out of business, and we may be unable to secure sufficient equipment or other transportation services to meet our commitments to our customers.

● We may not be able to appropriately adjust our expenses to changing market demands.

We have ongoing capital requirements that necessitate sufficient cash flow from operations and/or obtaining financing on favorable terms.

We have depended primarily on short term borrowings and cash from operations to expand the size of our operations and upgrade and expand the size of our delivery fleet. In the future, we may be unable to generate sufficient cash from operations to support or grow our operations or to obtain sufficient financing on favorable terms for such purposes. If any of these events occur, then we may face liquidity constraints or be forced to enter into less than favorable financing arrangements. Additionally, such events could adversely impact our ability to provide services to our customers.

We may not be profitable.

There can be no assurance that we will be able to implement our business plan, generate sustainable revenue or ever achieve consistently profitable operations. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future.

Changes in our relationships with our significant customers, including the loss or reduction in business from one or more of them, could have an adverse impact on us.

During the years ended December 31, 2021 and 2020, one customer, Amazon, represented 28.5% and 96.7% of the Company’s total net revenues. Approximately 28.5% of the Company’s revenue of $5,495,146 for the year ended December 31, 2021 was attributable to Shypdirect’s now terminated mid-mile and long-haul business with Amazon. The termination of the Prime EFS last-mile business with Amazon on September 30, 2020 had a material adverse impact on the operations of Prime EFS beginning in the 4th fiscal quarter of 2020 and the termination of Shypdirect’s Amazon mid-mile and long-haul businesses, which was effective on or about May 14, 2021, had a material adverse impact on operations of Shypdirect beginning in the 2nd fiscal quarter of 2021. This impact has caused Prime EFS and Shypdirect to become insolvent and to cease operations. Until such time, if ever, that we can diversify our customer base and add additional significant customers, the loss of Amazon as a customer materially impaired our overall consolidated financial condition and our consolidated results of operations. Our contractual relationships with customers, including Amazon, generally are terminable at will by the customers on short notice and do not require the customer to provide any minimum commitment. Our customers could choose to divert all or a portion of their business with us to one of our competitors, demand rate reductions for our services, require us to assume greater liability that increases our costs, or develop their own logistics capabilities. Failure to retain our existing customers or enter into relationships with new customers could materially impact the growth in our business and the ability to meet our current and long-term financial forecasts.

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We may depend on third parties in the operation of our business.

As required, we dependent on third parties to provide truck and other transportation services and to report certain events to us, including delivery information and claims. This reliance could cause delays in reporting certain events, including recognizing revenue and claims. Our inability to maintain positive relationships with our vendors could significantly limit our ability to serve our customers on competitive terms. If we are unable to secure sufficient equipment or other transportation services to meet our commitments to our customers or provide our services on competitive terms, our operating results could be materially and adversely effected, and our customers could switch to our competitors temporarily or permanently. Many of these risks are beyond our control, including the following:

● equipment shortages in the transportation industry, particularly among contracted truckload carriers and truck leasing companies.

● interruptions in service or stoppages in transportation as a result of labor disputes, network congestion, weather-related issues, “Acts of God,” or acts of terrorism.

● changes in regulations impacting transportation.

● increases in operating expenses for carriers, such as fuel costs, insurance premiums and licensing expenses, that result in a reduction in available carriers; and

● changes in transportation rates.

Any shortage of supply of vehicles available to the Company could have a material adverse effect on our business, financial condition, and results of operations.

Increases in independent contractor driver compensation or other difficulties attracting and retaining qualified independent contractor drivers could adversely affect our profitability and ability to maintain or grow our independent contractor driver fleet.

Our business operates with a combination of employed drivers and through fleets of vehicles that are owned and operated by independent contractors. In the case of independent contractors, they are responsible for maintaining and operating their own equipment and paying their own fuel, insurance, licenses, and other operating costs. Turnover and bankruptcy among independent contractor drivers often limit the pool of qualified independent contractor drivers and increase competition for their services. In addition, regulations such as the FMCSA Compliance Safety Accountability program may further reduce the pool of qualified independent contractor drivers. Thus, our continued reliance on independent contractor drivers could limit our ability to grow our ground transportation fleet.

In the future, we may experience difficulty in attracting and retaining sufficient numbers of qualified independent contractor drivers. Additionally, our agreements with independent contractor drivers are terminable by either party upon short notice without penalty. Consequently, we regularly need to recruit qualified independent contractor drivers to replace those who have left our fleet. If we are unable to retain our existing independent contractor drivers or recruit new independent contractor drivers, our business and results of operations could be adversely affected.

The compensation we offer our independent contractor drivers is subject to market conditions and we may find it necessary to continue to increase independent contractor drivers’ compensation in future periods. If we are unable to continue to attract and retain a sufficient number of independent contractor drivers, we could be required to increase our mileage rates and accessorial pay or operate with fewer trucks and face difficulty meeting shipper demands, all of which would adversely affect our profitability and ability to maintain our size or to pursue our growth strategy.

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The COVID-19 pandemic may negatively affect our financial condition and results of operations.

Our financial condition and results of operations for fiscal year 2021 and beyond may be materially adversely affected by COVID-19.

The full extent to which COVID-19 will impact our financial condition and operating results will depend on future developments that are highly uncertain and cannot be accurately predicted, including new medical and other information that may emerge concerning COVID-19 and the actions by governmental entities or others to address it, contain it or treat its impact.

COVID-19 poses the risk that we or our employees, suppliers, professional advisors, customers, and others may be restricted or prevented from conducting business activities for indefinite or intermittent periods of time, including as a result of employee health and safety concerns, shutdowns, travel restrictions and other actions and restrictions that may be prudent or required by governmental authorities. Even after governmental entities have lifted current restrictions, there is a risk that such orders will be reinstated in jurisdictions in the short and long term, making it difficult to predict the longer-term financial impact of this virus on the Company.

We have modified our business practices for the continued health and safety of our employees - including, among other things, implementing a work-from-home policy to the fullest extent possible, a limited travel policy and a social distancing policy - and we may take further actions, or be required to take further actions, that are in the best interests of our employees. Our suppliers, professional advisors and customers have also implemented such measures, which has resulted in, and we expect will continue to result in, disruptions or delays and higher costs. The implementation of health and safety practices could impact customer demand, supplier deliveries, our productivity, and costs, which could have a material adverse impact on our business, financial condition, or results of operations.

Further, the impacts of COVID-19 have caused significant uncertainty and volatility in the credit markets. If our liquidity or access to capital becomes further constrained, or if costs of capital increase significantly due to the impact of COVID-19 because of volatility in the capital markets or other factors, then our financial condition, results of operations and cash flows could be materially adversely affected.

Our management of the impact of COVID-19 has and will continue to require significant investment of time from our management and employees, as well as resources across the Company. The focus on managing and mitigating the impacts of COVID-19 on our business may cause us to divert or delay the application of our resources toward existing or new initiatives or investments, which could have a material adverse impact on our results of operations.

GENERAL OPERATING RISK

We will incur significant costs as a result of operating as a public company, and our management may be required to devote substantial time to compliance initiatives.

As a public company, we incur significant legal, accounting, and other expenses. In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, have imposed various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls as well as mandating certain corporate governance practices. Our management and other personnel will devote a substantial amount of time and financial resources to these compliance initiatives.

If we fail to staff our accounting and finance function adequately or maintain internal control systems adequate to meet the demands that are placed upon us as a public company, we may be unable to report our financial results accurately or in a timely manner and our business and stock price, assuming that a market for our stock develops, may suffer. The costs of being a public company, as well as diversion of management’s time and attention, may have a material adverse effect on our future business, financial condition and results of operations.

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We may have insufficient funds to fully develop our business, which may adversely affect our future growth.

Until we can generate a sufficient amount of revenue, if ever, we expect to finance our anticipated future growth and possibly future strategic acquisitions through public or private equity offerings or debt financings. Additional funds may not be available when we need them on terms that are acceptable to us, or at all. If adequate funds are not available, we may be required to delay, reduce the scope of, our plans to grow our revenues or to consummate one or more strategic acquisitions or otherwise to scale back our business plans. In addition, we could be forced to reduce or forego attractive business opportunities. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. In addition, debt financing, if available, may involve restrictive covenants. We may seek to access the public or private capital markets whenever conditions are favorable, even if we do not have an immediate need for additional capital at that time. Our access to the financial markets and the pricing and terms we receive in the financial markets could be adversely impacted by various factors, including changes in financial markets and interest rates.

Our forecasts regarding the sufficiency of our financial resources to support our current and planned operations are forward-looking statements and involve significant risks and uncertainties, and actual results could vary because of a number of factors, including the factors discussed elsewhere in this “Risk Factors” section. We have based this estimate on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we currently expect. Our future capital requirements may be substantial and will depend on many factors including:

●	marketing and developing expenses;
●	revenue received from sales and operations, if any, in the future;
●	the expenses needed to attract and retain skilled personnel; and
●	the costs associated with being a public company.

Raising capital in the future could cause dilution to our existing shareholders and may restrict our operations or require us to relinquish rights.

In the future, we may seek additional capital through a combination of private and public equity offerings, debt financings and collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a shareholder. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring debt, making capital expenditures or declaring dividends. If we raise additional funds through collaboration or strategic alliance arrangements with third parties, we may have to relinquish valuable rights to our future revenue streams or product candidates on terms that are not favorable to us.

Our operating results may fluctuate due to factors that are difficult to forecast and not within our control.

Our past operating results may not be accurate indicators of future performance, and you should not rely on such results to predict our future performance. Our operating results have fluctuated significantly in the past and could fluctuate in the future. Factors that may contribute to fluctuations include:

●	changes in aggregate capital spending, cyclicality and other economic conditions, or domestic and international demand for the products we deliver;
●	our ability to effectively manage our working capital;
●	our ability to satisfy consumer demands in a timely and cost-effective manner;
●	pricing and availability of labor and delivery equipment;
●	our inability to adjust certain fixed costs and expenses for changes in demand;
●	shifts in geographic concentration of customers, supplies and labor pools; and
●	seasonal fluctuations in demand and our revenue.

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If we are unable to attract and retain qualified executive officers and managers, we will be unable to operate efficiently, which could adversely affect our business, financial condition, results of operations and prospects.

We depend on the continued efforts and abilities of our executive officer, particularly Sebastian Giordano, as well as the senior management of our subsidiaries to establish and maintain our customer relationships and identify strategic opportunities. The loss of any one of them could negatively affect our ability to execute our business strategy and adversely affect our business, financial condition, results of operations and prospects. Competition for managerial talent with significant industry experience is high and we may lose access to executive officers for a variety of reasons, including more attractive compensation packages offered by our competitors. Although we have entered into an employment agreement with a key employee, we cannot guarantee that any of our officers or other key management personnel will remain employed by us for any length of time. Our inability to adequately fill vacancies in our senior executive positions on a timely basis could negatively affect our ability to implement our business strategy, which could adversely impact our results of operations and prospects.

Risks Related to Our Financial Results and Financing Plans

We have a history of losses and may continue to incur losses in the future.

The accompanying consolidated financial statements have been prepared on the basis of continuity of operations, realization of assets and the satisfaction of liabilities and commitments in the ordinary course of business.

Historically, we have primarily funded our operations with proceeds from sales of convertible debt and convertible preferred stock. Since our inception, we have incurred recurring losses, including a loss from operations of $6,445,024 and $8,215,551 for the years ended December 31, 2021 and 2020, respectively. Until such time that we implement our growth through acquisition strategy, we expect to continue to generate operating losses in the foreseeable future, mostly due to corporate overhead and costs of being a public company. These losses may increase, and we may never achieve profitability for a variety of reasons, including increased competition, decreased growth in the e-commerce and the transportation and logistics industries and other factors described elsewhere in this “Risk Factors” section.

During the year ended December 31, 2021, we issued an aggregate of 343,118 shares of our Series E preferred stock for net proceeds of $3,590,500 and issued an aggregate of 615,000 shares of our Series G preferred stock for net proceeds of $5,479,560. The proceeds were used for the acquisition of Cougar Express and DDTI, the repayment of debt, and for working capital purposes. Additionally, during the year ended December 31, 2021, we received proceeds of $4,226,383 from the exercise of stock warrants. As such, we expect that our cash as of December 31, 2021 will be sufficient to fund our operations for at least the next twelve months from the date of the issuance of the consolidated financial statements.

Notwithstanding the foregoing, subsequent to December 31, 2021, we received additional proceeds of $855,000 from the sale of Series G preferred stock and $245,714 from the exercise of warrants which only further improve our financial condition.

We have identified material weaknesses in our internal control over financial reporting, and we cannot assure you that additional material weaknesses or significant deficiencies will not occur in the future. If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results or prevent fraud, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

We have historically had a small internal accounting and finance staff with limited experience in public reporting. This lack of adequate accounting resources has resulted in the identification of material weaknesses in our internal controls over financial reporting. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our consolidated financial statements will not be prevented or detected on a timely basis. In connection with the preparation of our consolidated financial statements for the years ended December 31, 2021 and 2020, our management team identified material weaknesses relating to, among other matters:

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●	We lacked a functioning audit committee due to a lack of a majority of independent members and a lack of a majority of outside directors on our board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures. In an effort to address this material weakness, in January 2022, we expanded our Board of Directors by three independent and outside members to a total of four directors. Further, we established the requisite board committees for audit, compensation, and nominating. The Audit Committee Chairman has current and prior experience in this role with other public companies listed on the OTC and NASDAQ.

●	Our overall lack of segregation of duties among our management team and our lack of segregation of duties and monitoring controls regarding our accounting staff because we have a limited staff of accountants maintaining our books and records. This is a common area of weakness for smaller companies with back-office operations with less than 5 people. We have made significant steps to mitigating this material weakness. We started with the hiring of a new, operational experienced CFO to provide oversight and drive immediate improvement in this area. To address this issue, we have begun implementation or implemented the following policies or processes:

●	Implementation of cash management and banking policy which includes increasing the controls related to individuals banking capabilities, utilization of a daily cash model and forecast, and policy to move cash receipts from customers to ACH.
●	Implementation of formalized payment and accounting transaction review and sign-off by the CFO.
●	Centralization of A/P and cash control at the corporate level including the receipt of invoices to a newly created email address and process to get authorized approval for invoices prior to input into system.
●	Implementation and completion of a formal and detailed 2022 budget and forecast for the consolidated Company.
●	Implemented a formal monthly business review process to discuss budget vs actual variances, and other operational issues to be presented to the Company’s CEO and Board of Directors.

●	We lacked supervision of outside consultants who may negotiate transactions on behalf of our company. As we started the new year in 2022, Sebastian Giordano, who in his capacity as outside consultant, played a large role in the Company’s financial turnaround from March 2020 onward, transitioned to take the formal role of CEO. His first action was to hire a new CFO and bring in three new independent and outside board members to strengthen the management controls of the organization. We currently outsource our financial reporting and certain accounting functions to an experienced outsourced accounting and consulting firm who has been engaged by the Company for the past four years. The short-term plan is to keep the financial reporting and certain accounting functions outsourced with this outsourced accounting and consulting firm until the Company is large enough to insource it. In the meantime, the new CFO of the Company is in the process of reviewing and making changes to the current accounting processes and methodologies as discussed above.

As discussed above, we have taken steps and plan to continue to take additional steps, to seek to remediate these material weaknesses and to improve our financial reporting systems and implement new policies, procedures, and controls. If we do not successfully remediate the material weaknesses described above, or if other material weaknesses or other deficiencies arise in the future, we may be unable to accurately report our financial results on a timely basis, which could cause our reported financial results to be materially misstated and require restatement which could result in the loss of investor confidence, delisting and/or cause the market price of our common stock to decline.

Our preferred stock securities purchase agreements impose restrictions on us that may prevent us from engaging in beneficial transactions.

We have entered into preferred stock securities purchase agreements that contain covenants that restrict our ability to, among other things:

●	make certain payments, including the payment of dividends;
●	redeem or repurchase our capital stock;
●	incur additional indebtedness and issue additional preferred stock;
●	make investments or create liens;
●	merge or consolidate with another entity;
●	sell certain assets; and
●	enter into transactions with affiliates.

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Actual results could differ from the estimates and assumptions that we use to prepare our consolidated financial statements.

To prepare consolidated financial statements in conformity with GAAP, management is required to make estimates and assumptions as of the date of the consolidated financial statements that affect the reported values of assets and liabilities, revenues and expenses, and disclosures of contingent assets and liabilities. Areas requiring significant estimates by our management include:

●	the valuation of accounts receivable;
●	the useful life of property and equipment; the valuation of intangible assets;
●	the valuation of right of use asset and related liability;
●	assumptions used in assessing impairment of long-lived assets;
●	estimates of current and deferred income taxes and deferred tax valuation allowances;
●	the fair value of non-cash equity transactions;
●	the valuation of derivative liabilities; and
●	the value of claims against the Company.

At the time the estimates and assumptions are made, we believe they are accurate based on the information available. However, our actual results could differ from, and could require adjustments to, those estimates.

Risks Related to Our Industry

The transportation industry in which we compete is affected by general economic and business risks that are largely beyond our control.

The point-to-point transportation industry is highly cyclical, and our business is dependent on several factors, many of which are beyond our control. We believe that some of the most significant of these factors are economic changes that affect supply and demand in transportation markets in general, such as:

●	downturns in customers’ business cycles;
●	recessionary economic cycles;
●	changes in customers’ inventory levels and in the availability of funding for their working capital;
●	commercial driver shortages and increases in driver compensation;
●	industry compliance with a constantly changing regulatory environment;
●	excess delivery vehicle capacity in comparison with shipping demand; and
●	changes in government policies, tariffs, and taxes.

The risks associated with these factors are heightened when the United States and/or global economy is weakened. Some of the principal risks during such times are as follows:

●	we may experience low overall freight levels, which may impair our asset utilization, because our customers’ demand for our services generally correlates with the strength of the United States and, to a lesser extent, global economy;
●	certain of our customers may face credit issues and cash flow problems, particularly if they encounter increased financing costs or decreased access to the capital markets, and such issues and problems may affect their ability to pay for our services;
●	freight patterns may change as supply chains are redesigned, resulting in an imbalance between our capacity and our customers’ demands; and
●	customers may bid out freight or select competitors that offer lower rates from among existing choices in an attempt to lower their costs, and we might be forced to lower our rates or lose freight.

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We also are subject to cost increases outside of our control that could materially reduce our profitability if we are unable to increase our rates sufficiently. Such cost increases include, but are not limited to, increases in fuel prices, driver wages, owner-operator contracted rates, interest rates, taxes, tolls, license and registration fees, insurance, trucks and other transportation equipment and healthcare for our employees.

Our suppliers’ business levels also may be negatively affected by adverse economic conditions or financial constraints, which could lead to disruptions in the supply and availability of equipment, parts, and services critical to our operations. A significant interruption in our normal supply chain could disrupt our operations, increase our costs and negatively impact our ability to serve our customers.

In addition, events outside our control, such as strikes or other work stoppages at our facilities or at customer, port, border or other shipping locations, or actual or threatened armed conflicts or terrorist attacks, efforts to combat terrorism, military action and economic sanctions against a foreign state or individuals or groups located in or citizens of a foreign state, heightened security requirements, outbreaks of contagious disease including COVID-19 or other adverse public health developments could lead to reduced economic demand, reduced availability of credit or temporary closing of the shipping locations or United States borders. Such events or enhanced security measures in connection with such events could impair our operating efficiency and productivity and result in higher operating costs.

Our industry is highly competitive and fragmented, and our business and results of operations may suffer if we are unable to adequately address downward pricing and other competitive pressures.

We compete with many carriers of varying sizes, including some that may have greater access to equipment, a wider range of services, greater capital resources, less indebtedness or other competitive advantages and including smaller, regional service providers that cover specific shipping lanes with specific customers or that offer niche services. We also compete, to a lesser extent, with some less-than-truckload carriers, railroads, and third-party logistics, brokerage, freight forwarding and other transportation companies. Numerous competitive factors could impair our ability to maintain or improve our profitability. These factors include the following:

●	many of our competitors periodically reduce their freight rates to gain business, especially during times of reduced growth or a downturn in the economy, which may limit our ability to maintain or increase freight rates, may require us to reduce our freight rates or may limit our ability to maintain or expand our business;
●	some shippers have reduced or may reduce the number of carriers they use by selecting core carriers as approved service providers and in some instances, we may not be selected;
●	many customers periodically solicit bids from multiple carriers for their shipping needs, which may depress freight rates or result in a loss of business to competitors;
●	the continuing trend toward consolidation in the trucking industry may result in more large carriers with greater financial resources and other competitive advantages, and we may have difficulty competing with them;
●	advances in technology may require us to increase investments in order to remain competitive, and our customers may not be willing to accept higher freight rates to cover the cost of these investments;
●	higher fuel prices and, in turn, higher fuel surcharges to our customers may cause some of our customers to consider freight transportation alternatives, including rail transportation;
●	competition from freight logistics and brokerage companies may negatively impact our customer relationships and freight rates;
●	we may have higher exposure to litigation risks as compared to other carriers; and
●	smaller carriers may build economies of scale with procurement aggregation providers, which may improve the smaller carriers’ abilities to compete with us.

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Driver shortages and increases in driver compensation or owner-operator contracted rates could adversely affect our profitability and ability to maintain or grow our business.

Driver shortages in our industry have required, and could continue to require, us to spend more money to locate and retain company and owner-operator drivers. Our challenge with attracting and retaining qualified drivers primarily stems from intense market competition, which may subject us to increased payments for driver compensation and owner-operator contracted rates. Also, because of the intense competition for drivers, we may face difficulty maintaining or increasing our number of company and owner-operator drivers. Compliance and enforcement with initiatives included in the CSA program implemented by the FMCSA and regulations adopted by the DOT relating to driver time and safety and fitness could also reduce the availability of qualified drivers. In addition, like most in our industry, we suffer from a high turnover rate of drivers, especially, with respect to company drivers, in the first 180 days of employment. The high turnover rate requires us to continually recruit a substantial number of drivers to operate existing delivery vehicles. Further, with respect to owner-operator drivers, shortages can result from contractual terms or company policies that make contracting with us less desirable to certain owner-operator drivers. Due to the absence of long-term personal services contracts, owner-operators can quickly terminate their business relationships with us. If we are unable to continue to attract and retain a sufficient number of company and owner-operator drivers, we could be required to operate with fewer trucks and face difficulty meeting shipper demands or be forced to forego business that would otherwise be available to us, which developments could adversely affect our profitability and ability to maintain or grow our business.

Seasonality and the impact of weather and other catastrophic events adversely affect our operations and profitability.

Our operations are affected by the winter season because inclement weather impedes operations. At the same time, operating expenses increase due to, among other things, a decline in fuel efficiency because of engine idling and harsh weather that creates higher accident frequency, increased claims, and higher equipment repair expenditures. We also may suffer from weather-related or other events, such as tornadoes, hurricanes, blizzards, ice storms, floods, fires, earthquakes and explosions, which may disrupt fuel supplies, increase fuel costs, disrupt freight shipments or routes, affect regional economies, destroy our assets or the assets of our customers or otherwise adversely affect the business or financial condition of our customers, any of which developments could adversely affect our results or make our results more volatile.

We may be adversely affected by fluctuations in the price or availability of diesel fuel.

Fuel is one of our largest operating expenses. Diesel fuel prices fluctuate greatly due to factors beyond our control, such as political events, price and supply decisions by oil producing countries and cartels, terrorist activities, environmental laws and regulations, armed conflicts, depreciation of the dollar against other currencies, world supply and demand imbalances or imposition of tariffs and economic sanctions, and hurricanes and other natural or man-made disasters, each of which may lead to an increase in the cost of fuel. Such events may lead not only to increases in fuel prices, but also to fuel shortages and disruptions in the fuel supply chain. Because our operations are dependent upon diesel fuel, significant diesel fuel cost increases, shortages or supply disruptions could materially and adversely affect our results of operations and financial condition. We have not used derivatives as a hedge against higher fuel costs in the past but continue to evaluate this possibility.

Increases in fuel costs, to the extent not offset by rate per mile increases or fuel surcharges, have an adverse effect on our operations and profitability. We incur certain fuel costs that cannot be recovered even with respect to customers with which we maintain fuel surcharge programs, such as those associated with empty miles or the time when our engines are idling. Because our fuel surcharge recovery lags behind changes in fuel prices, our fuel surcharge recovery may not capture in any particular period the increased costs we pay for fuel, especially when prices are rising. Further, during periods of low freight volumes, shippers can use their negotiating leverage to impose less compensatory fuel surcharge policies. There can be no assurance that our fuel surcharge program will be maintained indefinitely or will be sufficiently effective.

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Increased prices for, or decreases in the availability of, new trucks and delivery vehicles and decreases in the value of used trucks and delivery vehicles could adversely affect our results of operations and cash flows.

Investment in new equipment is a significant part of our annual capital expenditures, and we require an available supply of trucks and other delivery vehicles from equipment manufacturers to operate and grow our business. In recent years, manufacturers have raised the prices of new trucks and other vehicles and equipment significantly due to increased costs of materials and, in part, to offset their costs of compliance with new tractor engine and emission system design requirements mandated by the EPA and various state agencies, which are intended to reduce emissions. For example, more restrictive EPA engine and emissions system design requirements became effective for engines built on or after January 1, 2010. In 2011, the EPA and the NHTSA established Phase 1 of a national program to reduce greenhouse gas emissions and establish new fuel efficiency standards for medium- and heavy-duty vehicles beginning for model year 2014 and extending through model year 2018. In October 2016, the EPA and NHTSA jointly published final Phase 2 standards for improving fuel efficiency and reducing greenhouse gas emissions from new on-road medium- and heavy-duty vehicles beginning for model year 2019 and extending to model year 2027. The Phase 2 standards build upon the Phase 1 standards, encouraging wider application of currently available technologies and the development of new and advanced cost-effective technologies through model year 2027. In addition, greenhouse gas emissions limits and fuel efficiency standards will be imposed on new trailers. Greenhouse gas emissions regulations are likely to affect equipment design and cost. More recently, in November 2018, the EPA announced the Cleaner Trucks Initiative (CTI), pursuant to which it plans to propose and finalize a rulemaking updating standards for nitrogen oxide emissions from highway heavy-duty trucks and engines. The EPA is expected to issue a proposed rulemaking to implement the CTI program in 2020. Notwithstanding the federal standards, a number of states have mandated, and states may continue to individually mandate, additional emission-control requirements for equipment that could increase equipment or other costs for entire fleets. Further equipment price increases may result from these federal and state requirements. If new equipment prices increase more than anticipated, we could incur higher depreciation and rental expenses than anticipated. If we are unable to fully offset any such increases in expenses with freight rate increases and/or improved fuel economy, our results of operations and cash flows could be adversely affected.

We may face difficulty in purchasing or leasing new equipment due to decreased supply. From time to time, some original equipment manufacturers (OEM) of tractors, trailers and other delivery vehicles may reduce their manufacturing output due to lower demand for their products in economic downturns or a shortage of component parts. Uncertainty as to future federal emission standards or possible future inconsistencies between federal and state emission standards may also serve to decrease such manufacturing output. Component suppliers may either reduce production or be unable to increase production to meet OEM demand, creating periodic difficulty for OEMs to react in a timely manner to increased demand for new equipment and/or increased demand for replacement components as economic conditions change. At times, market forces may create market situations in which demand outstrips supply. In those situations, we may face reduced supply levels and/or increased acquisition or lease costs. An inability to continue to obtain an adequate supply of new tractors or trailers for our operations could have a material adverse effect on our business, results of operations and financial condition.

During prolonged periods of decreased tonnage levels, we and other trucking companies may make strategic fleet reductions, which could result in an increase in the supply of used equipment. When the supply exceeds the demand for used trucks or other delivery vehicles, the general market value of such used equipment decreases. Used equipment prices are also subject to substantial fluctuations based on availability of financing and commodity prices for scrap metal. A depressed market for used equipment could require us to trade our truck or other delivery vehicles at depressed values or to record losses on disposal or an impairment of the carrying values of our equipment that is not protected by residual value arrangements. Trades at depressed values and decreases in proceeds under equipment disposals and impairment of the carrying values of our equipment could adversely affect our results of operations and financial condition.

We operate in a highly regulated industry, and changes in existing laws or regulations, or liability under existing or future laws or regulations, could have a material adverse effect on our results of operations and profitability.

We operate in the United States pursuant to operating authority granted by the DOT. We, as well as our Company and owner-operator drivers, must also comply with governmental regulations regarding safety, equipment, environmental protection, and operating methods. Examples include regulation of equipment weight, equipment dimensions, fuel emissions, driver hours-of-service, driver eligibility requirements, on-board reporting of operations and ergonomics. We may become subject to new, or amendment of existing, laws and regulations, reinterpretation of legal requirements or increased governmental enforcement that may impose more restrictive regulations relating to such matters that may require changes in our operating practices, influence the demand for transportation services or require us to incur significant additional costs. Possible changes to laws and regulations include:

●	increasingly stringent environmental laws and regulations, including changes intended to address NOx emissions as well as fuel efficiency and greenhouse gas emissions that are attributed to climate change;
●	restrictions, taxes, or other controls on emissions;

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●	regulation specific to the energy market and logistics providers to the industry;
●	changes in the hours-of-service regulations, which govern the amount of time a driver may drive in any specific period;
●	driver and vehicle ELD requirements;
●	requirements leading to accelerated purchases of new trailers;
●	mandatory limits on vehicle weight and size;
●	driver hiring or retention restrictions;
●	increased bonding or insurance requirements; and
●	security requirements imposed by the DHS.

From time to time, various legislative proposals are introduced, including proposals to increase federal, state or local taxes, including taxes on motor fuels and emissions, which may increase our or our independent affiliates’ operating costs, require capital expenditures or adversely impact the recruitment of drivers.

Restrictions on greenhouse gas emissions or climate change laws or regulations could also affect our customers that use significant amounts of energy or burn fossil fuels in producing or delivering the products we carry, which, in turn, could adversely impact the demand for our services as well as our operations. Additionally, recent activism directed at shifting funding away from companies with energy-related assets could result in limitations or restrictions on certain sources of funding for the energy sector, which also could adversely impact the demand for our services and our operations. We also could lose revenue if our customers divert business from us because we have not complied with customer sustainability requirements. See “Item 1. Business - Regulation” for information regarding several governmental regulations that could significantly impact our business and operations.

Safety-related evaluations and rankings under the CSA program could adversely impact our relationships with our customers and our ability to maintain or grow our fleet, each of which could have a material adverse effect on our results of operations and profitability.

The CSA includes compliance and enforcement initiatives designed to monitor and improve commercial motor vehicle safety by measuring the safety record of both the motor carrier and the driver. These measurements are scored and used by the FMCSA to identify potential safety risks and to direct enforcement action. Certain measurements and scores collected by the CSA from transportation companies are available to the general public on the FMCSA’s website.

Our CSA scores are dependent upon our safety and compliance experience, which could change at any time. In addition, the safety standards prescribed in the CSA program or the underlying methodology used by the FMCSA to determine a carrier’s safety rating could change and, as a result, our ability to maintain an acceptable score could be adversely impacted. For example, pursuant to a 2015 federal statutory mandate, the FMCSA commissioned the National Academy of Sciences (NAS) to conduct a study and report upon the CSA program and its underlying Safety Measurement System (SMS), which is the FMCSA’s process for identifying patterns of non-compliance and issuing safety-fitness determinations for motor carriers. In June 2017, the NAS published a report on the subject providing specific recommendations and concluding, among other things, that the FMCSA should explore a more formal statistical model to replace the current SMS process. In June 2018, the FMCSA posted its response to the NAS study in a report to Congress, concluding, among other things, that it would develop and test a new model, the Item Response Theory (IRT), which would replace the SMS process currently used. The FMCSA was expected to commence small scale testing of the IRT model as early as September 2018, with full-scale testing expected to occur in April 2019 and possible program roll-out expected to occur in late 2019 but the testing schedule has been delayed. The FMCSA’s June 2018 response is under audit by the DOT Inspector General to assess consistency with the NAS recommendations, and the audit findings will guide the agency’s actions and timing with respect to testing of the IRT model as a potential replacement for the SMS. In the event and to the extent that the FMCSA adopts the IRT model in replacement of the SMS or otherwise pursues rulemakings in the future that revise the methodology used to determine a carrier’s safety rating in a manner that incorporates more stringent standards, then it is possible that we and other motor carriers could be adversely affected, as compared to consideration of the current standards. If we receive an unacceptable CSA score, whether under the current SMS process, the IRT model, should it be finalized and adopted, or because of some other safety-fitness determination, our relationships with customers could be damaged, which could result in a loss of business.

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Additionally, the requirements of CSA could shrink the industry’s pool of drivers as those with unfavorable scores could leave the industry. As a result, the costs to attract, train and retain qualified drivers could increase. In addition, a shortage of qualified drivers could increase driver turnover, decrease asset utilization, limit growth, and adversely impact our results of operations and profitability.

We are subject to environmental and worker health and safety laws and regulations that may expose us to significant costs and liabilities and have a material adverse effect on our results of operations, competitive position and financial condition.

We are subject to stringent and comprehensive federal, state and local environmental and worker health and safety laws and regulations governing, among other matters, the operation of fuel storage tanks, release of emissions from our vehicles (including engine idling) and facilities, the health and safety of our workers in conducting operations, and adverse impacts to the environment. Under certain environmental laws, we could be subject to strict joint and several liability, without regard to fault or legality of conduct, for costs relating to contamination at facilities we own or operate or previously owned or operated and at third-party sites where we disposed of waste, as well as costs associated with the clean-up of releases arising from accidents involving our vehicles. We often operate in industrial areas, where truck terminals and other industrial activities are located, and where soil, groundwater or other forms of environmental contamination have occurred from historical or recent releases and for which we have incurred and may, in the future, incur remedial or other environmental liabilities. We also maintain above ground and underground bulk fuel storage tanks and fueling islands at some of our facilities and vehicle maintenance operations at certain of our facilities. Our operations involve the risks of fuel spillage or seepage into the environment, environmental damage and unauthorized hazardous material spills, releases or disposal actions, among others.

Increasing efforts to control air emissions, including greenhouse gases, may have an adverse effect on us. Federal and state lawmakers have implemented, and are considering, a variety of new climate-change initiatives and greenhouse gas regulations that could increase the cost of new tractors, impair productivity and increase our operating expenses. For example, in 2011, the NHTSA and the EPA adopted final Phase 1 rules that established the first-ever fuel economy and greenhouse gas standards for medium- and heavy-duty vehicles, including certain combination tractors’ model years 2014 to 2018 and, in October 2016, the EPA and NHTSA jointly published final Phase 2 standards for improving fuel efficiency and reducing greenhouse gas emissions from new on-road medium- and heavy-duty vehicles beginning for model year 2019 through model year 2027. In addition, greenhouse gas emissions limits and fuel efficiency standards will be imposed on new trailers. More recently, in November 2018, the EPA announced the CTI, pursuant to which it plans to propose and finalize a rulemaking updating standards for nitrogen oxide emissions from highway heavy-duty trucks and engines. The EPA is expected to issue a proposed rulemaking to implement the CTI program in 2020.

Compliance with environmental laws and regulations may also increase the price of our delivery equipment and otherwise affect the economics of our industry by requiring changes in operating practices or by influencing the demand for, or the costs of providing, transportation services. For example, regulations issued by the EPA and various state agencies that require progressive reductions in exhaust emissions from diesel engines have resulted in higher prices for tractors and diesel engines and increased operating and maintenance costs. Also, in order to reduce exhaust emissions, some states and municipalities have begun to restrict the locations and amount of time where diesel-powered tractors, such as ours, may idle. These restrictions could force us to alter our drivers’ behavior, purchase on-board power units that do not require the engine to idle and/or face a decrease in productivity. We are also subject to potentially stringent rulemaking related to sustainability practices, including conservation of resources by decreasing fuel consumption. This increased focus on sustainability practices may result in new regulations and/or customer requirements that could adversely impact our business.

If we have operational spills or accidents or if we are found to be in violation of, or otherwise liable under, environmental or worker health or safety laws or regulations, we could incur significant costs and liabilities. Those costs and liabilities may include the assessment of sanctions, including administrative, civil and criminal penalties, the imposition of investigatory, remedial or corrective action obligations, the occurrence of delays in permitting or performance of projects, and the issuance of orders enjoining performance of some or all of our operations in a particular area. The occurrence of any one or more of these developments could have a material adverse effect on our results of operations, competitive position, and financial condition. Environmental and worker health and safety laws are becoming increasingly more stringent and there can be no assurances that compliance with, or liabilities under, existing or future environmental and worker health or safety laws or regulations will not have a material adverse effect on our business, financial condition, results of operations, cash flows or prospects. See “Item 1. Business - Regulation” for information regarding several governmental regulations that could significantly affect our business and operations.

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Our contractual agreements with our owner-operators expose us to risks that we do not face with our company drivers.

From time to time, we have relied upon independent contractor owner-operators to perform the services for which we contract with customers. While our use of independent contractors has to date been limited, we may increase our usage of independent contractor owner-operators if we are unable to meet demand for our transportation services with our own delivery vehicles and drivers. Our reliance on independent contractor owner-operators creates numerous risks for our business. For example, if our independent contractor owner-operators fail to meet our contractual obligations or otherwise fail to perform in a manner consistent with our requirements, we may be required to utilize alternative service providers at potentially higher prices or with some degree of disruption of the services that we provide to customers. If we fail to deliver on time, if our contractual obligations are not otherwise met, or if the costs of our services increase, then our profitability and customer relationships could be harmed.

The financial condition and operating costs of our independent contractor owner-operators are affected by conditions and events that are beyond our control and may also be beyond their control. Adverse changes in the financial condition of our independent contractor owner-operators or increases in their equipment or operating costs could cause them to seek higher revenues or to cease their business relationships with our company. The prices we charge our customers could be impacted by such issues, which may in turn limit pricing flexibility with customers, resulting in fewer customer contracts and decreasing our revenues.

Independent contractor owner-operators may use tractors, trailers and other equipment bearing our trade names and trademarks. If one of our independent contractor owner-operators is subject to negative publicity, it could reflect on us and have a material adverse effect on our business, brand and financial performance. Under certain laws, we could also be subject to allegations of liability for the activities of our independent contractor owner-operators.

Owner-operators are third-party service providers, as compared to company drivers who are employed by us. As independent business owners, our owner-operators may make business or personal decisions that conflict with our best interests. For example, if a load is unprofitable, route distance is too far from home or personal scheduling conflicts arise, an owner-operator may deny loads of freight from time to time. In these circumstances, we must be able to timely deliver the freight in order to maintain relationships with customers.

If our owner-operators are deemed by regulators or judicial process to be employees, our business and results of operations could be adversely affected.

Tax and other regulatory authorities have in the past sought to assert that owner-operators in the trucking industry are employees rather than independent contractors. Taxing and other regulatory authorities and courts apply a variety of standards in their determination of independent contractor status. If our owner-operators are determined to be its employees, we would incur additional exposure under federal and state tax, workers’ compensation, unemployment benefits, labor, employment, and tort laws, including for prior periods, as well as potential liability for employee benefits and tax withholdings.

We are dependent on computer and communications systems, and a systems failure or data breach could cause a significant disruption to our business.

Our business depends on the efficient and uninterrupted operation of our computer and communications hardware systems and infrastructure, including operating and financial reporting systems. Our computer and communications system is critical in meeting customer expectations, effectively tracking, maintaining and operating our trucks and other delivery vehicles, directing and compensating our employees, and interfacing with our financial reporting system. Our financial reporting system receives, processes, controls, and reports information for operating our business and for tabulation into our financial statements. We currently maintain our computer systems at multiple locations, including several of our offices and terminals and third-party data centers, along with computer equipment at each of our terminals. Our operations and those of our technology and communications service providers are vulnerable to interruption by fire, earthquake, power loss, telecommunications failure, terrorist attacks, Internet failures, computer viruses, data breaches (including cyber-attacks or cyber intrusions over the Internet, malware and the like) and other events generally beyond our control. Although we believe that we have robust information security procedures and other safeguards in place, as cyber threats continue to evolve, we may be required to expend additional resources to continue to enhance our information security measures and investigate and remediate any information security vulnerabilities. A significant natural disaster or cyber-attack incident, including system failure, security breach, disruption by malware or other damage, could interrupt or delay our operations, damage our reputation, cause a loss of customers, agents or third-party capacity providers, expose us to a risk of loss or litigation, or cause us to incur significant time and expense to remedy such an event, any of which could have a material adverse impact on our results of operations and financial position.

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Our business may be harmed by terrorist attacks, future wars, or anti-terrorism measures.

In the aftermath of the terrorist attacks of September 11, 2001, federal, state and municipal authorities have implemented and are implementing various security measures, including checkpoints and travel restrictions on large trucks and fingerprinting of drivers in connection with new hazardous materials endorsements on their licenses. Such existing measures and future measures may have significant costs associated with them which a motor carrier is forced to bear. Moreover, large trucks carrying large freight are potential terrorist targets, and we may be obligated to take measures, including possible capital expenditures, intended to protect our trucks. In addition, the insurance premiums charged for some, or all of the coverage currently maintained by us could continue to increase dramatically or such coverage could be unavailable in the future.

If our employees were to unionize, our operating costs could increase and our ability to compete could be impaired.

None of our employees are currently represented under a collective bargaining agreement; however, we always face the risk that our employees will try to unionize, and if our owner-operators were ever re-classified as employees, the magnitude of this risk would increase. Further, Congress or one or more states could approve legislation and/or the National Labor Relations Board (the “NLRB”) could render decisions or implement rule changes that could significantly affect our business and our relationship with employees, including actions that could substantially liberalize the procedures for union organization. For example, in December 2014, the NLRB implemented a final rule amending the agency’s representation-case proceedings that govern the procedures for union representation. Pursuant to this amendment, union elections can now be held within 10 to 21 days after the union requests a vote, which makes it easier for unions to successfully organize all employers, in all industries. In addition, we can offer no assurance that the Department of Labor will not adopt new regulations or interpret existing regulations in a manner that would favor the agenda of unions.

Any attempt to organize by our employees could result in increased legal and other associated costs and divert management attention, and if we entered into a collective bargaining agreement, the terms could negatively affect our costs, efficiency and ability to generate acceptable returns on the affected operations. In particular, the unionization of our employees could have a material adverse effect on our business, financial condition, results of operations, cash flows and prospects because:

●	restrictive work rules could hamper our efforts to improve and sustain operating efficiency and could impair our service reputation and limit our ability to provide same-day or next-day services;
●	a strike or work stoppage could negatively impact our profitability and could damage customer and employee relationships, and some shippers may limit their use of unionized trucking companies because of the threat of strikes and other work stoppages; and
●	an election and bargaining process could divert management’s time and attention from our overall objectives and impose significant expenses.

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RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK

Conversion and/or exercise of our preferred stock and/or warrants, has, and is likely to continue to dilute the ownership interest of our existing stockholders, including holders who had previously converted their notes and preferred stock or exercised their warrants, and has and may continue to depress the price of our common stock, and may impede our ability to raise funds in the future.

In conjunction with capital raising efforts during 2021 and 2020, the Company made commitments to shareholders, preferred stockholders, and warrant holders to issue, or keep available for issuance, additional shares of common stock of the Company. On December 31, 2021 and 2020, the closing trading price as quoted on OTCQB market or OTC Pink market was $0.0133 and $0.0292, respectively. Anti-dilution protection features contained in our preferred stock securities purchase agreements and warrants only provide for one-way adjustment. If we issue or sell, or are deemed to have issued or sold, additional shares of common stock, options, warrants of convertible instruments, other than certain exempt issuances, for a consideration per share (the “Base Share Price”) less than a price equal to the conversion price in effect immediately prior to such issuance or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the conversion price then in effect shall be reduced to an amount equal to the Base Share Price. As a result, the existing stockholders, including holders who earlier converted their notes or preferred stock, or exercised their warrants, will continue to be subject to substantial dilution.

On June 26, 2020, stockholders holding at least 51% of the voting power of the stock of the Company entitled to vote thereon consented, in writing, to amend the Company’s Amended and Restated Articles of Incorporation, by adoption of the Certificate of Amendment to the Amended and Restated Articles of Incorporation of the Company to authorize an increase of the number of shares of common stock that the Company may issue to 4,000,000,000 shares, par value $0.001 (the “First Authorized Share Increase Amendment”).

The Company filed a preliminary information statement on Schedule 14C regarding the stockholders’ consent to the First Authorized Share Increase Amendment with the SEC on June 8, 2020. The Company filed a definitive information statement on Schedule 14C on June 30, 2020 and first mailed that information statement to stockholders on June 30, 2020. The First Authorized Share Increase Amendment became effective on July 20, 2020.

On February 23, 2021, stockholders holding at least 51% of the voting power of the stock of the Company entitled to vote thereon consented, in writing, to amend the Company’s Amended and Restated Articles of Incorporation, by adoption of the Certificate of Amendment to the Amended and Restated Articles of Incorporation of the Company to authorize an increase of the number of shares of common stock that the Company may issue to 10,000,000,000 shares, par value $0.001 (the “Second Authorized Share Increase Amendment”).

The Company filed a preliminary information statement on Schedule 14C regarding the stockholders’ consent to the Second Authorized Share Increase Amendment with the SEC on March 5, 2021. The Company filed a definitive information statement on Schedule 14C on March 15, 2021 and first mailed that information statement to stockholders promptly after filing. The Second Authorized Share Increase Amendment became effective on April 15, 2021.

The past and potential future dilution, and the potential lack of sufficient authorized shares, could make it more difficult for us to raise funds through future offerings of common stock, warrants or convertible securities, and could adversely impact the terms under which we could obtain additional capital. In addition, the existence of our convertible notes may encourage short selling by market participants because the conversion our convertible notes could be used to satisfy short positions.

Our shares of common stock are quoted on the OTCQB Market and there is a limited trading market for our common stock.

Since September 1, 2021, our shares of common stock have been traded on the OTCQB Market. Prior to such date, our shares of common stock were trading on the OTC Pink market. There is currently an active trading market for our common stock, but our common stock has traded in recent years only on a limited basis. Although there is an active trading market for our common stock, there are no assurances that trading activity will be sustained.

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The public market for our common stock may be volatile. This may affect the ability of our investors to sell their shares as well as the price at which they sell their shares.

The market price for shares of our common stock may be significantly affected by factors such as variations in quarterly and yearly operating results, general trends in the transportation and logistics industry, and changes in state or federal regulations affecting us and our industry. Furthermore, in recent years the stock market has experienced extreme price and volume fluctuations that are unrelated or disproportionate to the operating performance of the affected companies. Such broad market fluctuations may adversely affect the market price of our common stock if a market for it develops.

Our common stock price has fluctuated in recent years, and the trading price of our common stock is likely to continue to reflect changes, which could result in losses to investors and litigation.

In addition to changes to market prices based on our results of operations and the factors discussed elsewhere in this “Risk Factors” section, the market price of and trading volume for our common stock may change for a variety of other reasons, not necessarily related to our actual operating performance. The capital markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. In addition, the average daily trading volume of the securities of small companies can be very low, which may contribute to future volatility. Factors that could cause the market price of our common stock to fluctuate significantly include:

●	the results of operating and financial performance and prospects of other companies in our industry;
●	strategic actions by us or our competitors, such as acquisitions or restructurings;
●	announcements of innovations, increased service capabilities, new or terminated customers or new, amended or terminated contracts by our competitors;
●	the public’s reaction to our press releases, media coverage and other public announcements, and filings with the SEC;
●	lack of securities analyst coverage or speculation in the press or investment community about us or opportunities in the markets in which we compete;
●	changes in government policies in the United States;
●	changes in earnings estimates or recommendations by securities or research analysts who track our common stock or failure of our actual results of operations to meet those expectations;
●	dilution caused by the conversion into common stock of preferred shares and exercise of warrants;
●	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;
●	changes in accounting standards, policies, guidance, interpretations, or principles;
●	any lawsuit involving us or our services;
●	arrival and departure of key personnel;
●	sales of common stock by us, our investors, or members of our management team; and
●	changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural or man-made disasters and armed conflicts.

Any of these factors, as well as broader market and industry factors, may result in large and sudden changes in the trading volume of our common stock and could seriously harm the market price of our common stock, regardless of our operating performance. This may prevent stockholders from being able to sell their shares at or above the price they paid for shares of our common stock, if at all. In addition, following periods of volatility in the market price of a company’s securities, stockholders often institute securities class action litigation against that company. Our involvement in any class action suit or other legal proceeding, including the existing lawsuits filed against us and described elsewhere in this report, could divert our senior management’s attention, and could adversely affect our business, financial condition, results of operations and prospects.

If we do not meet the listing standards of a national securities exchange, our investors’ ability to make transactions in our securities will be limited and we will be subject to additional trading restrictions.

Our common stock currently is traded over-the-counter on the OTCQB market and is not qualified to be listed on a national securities exchange, such as NASDAQ. Accordingly, we face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;
●	reduced liquidity with respect to our securities;

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●	our shares of common stock are currently classified as “penny stock” which requires brokers trading in our shares of common stock to adhere to more stringent rules, resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;
●	a limited amount of news and analyst coverage for our company; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

Our shares of common stock are subject to penny stock regulations. Because our common stock is a penny stock, holders of our common stock may find it difficult or may be unable to sell their shares.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, holders of our common stock may find it difficult or may be unable to sell their shares.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We do not intend to pay cash dividends in the foreseeable future.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into our company to further its business strategy. Because we do not anticipate paying dividends in the future, the only opportunity for our stockholders to realize value in our common stock will likely be through a sale of those shares.

Future sales of our securities could adversely affect the market price of our common stock and our future capital-raising activities could involve the issuance of equity securities, which would dilute your investment and could result in a decline in the trading price of our common stock.

We may sell securities in the public or private equity markets if and when conditions are favorable, or at prices per share below the current market price of our common stock, even if we do not have an immediate need for additional capital at that time. Sales of substantial amounts of shares of our common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of our shares and our ability to raise capital. We may issue additional shares of common stock in future financing transactions or as incentive compensation for our executive management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding shares of common stock. Moreover, sales of substantial amounts of shares in the public market, or the perception that such sales could occur, may adversely affect the prevailing market price of our common stock and make it more difficult for us to raise additional capital.

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On October 8, 2020, we entered into Securities Purchase Agreements with investors (collectively the “Investors”) pursuant to which the Investors agreed to purchase units, severally and not jointly, which consisted of an aggregate of (i) 47,977 shares of Series E Convertible Preferred Stock (the “Series E”) and (ii) warrants (the “Warrants”) to purchase 23,988,500 shares of the Company’s common stock which are equal to 50% of the shares of common stock issuable upon conversion of the Series E if the Series E were converted on October 8, 2020 (the “October 2020 Series E Offering”). The gross proceeds to the Company were $640,000, or $13.34 per unit which is the stated value of each Series E share. We paid fees of $35,000 and received net proceeds of $605,000. The initial exercise price of the Warrants related to the October 2020 Series E Offering is $0.04 per share, subject to adjustment. Due to down-round provisions in the Warrants, the number of warrants was increased from 23,988,500 warrants to 95,954,000 warrants, and the exercise price was reduced to $0.01 per share.

On December 28, 2020 and December 30, 2020, we entered into Securities Purchase Agreements with investors pursuant to which the Investors agreed to purchase units, severally and not jointly, which consisted of an aggregate of (i) 57,400 shares of Series E and (ii) Warrants to purchase 76,571,429 shares of the Company’s common stock which are equal to 1,334 warrants for each for each share of Series E purchased (the “December 2020 Series E Offering”). The gross proceeds to the Company were $670,000, or $11.67 per unit. We paid fees of $112,000 and received net proceeds of $558,000. The initial exercise price of the Warrants related to the December 2020 Series E Offering is $0.01 per share, subject to adjustment.

During the three months ended March 31, 2021, we entered into Securities Purchase Agreements with investors pursuant to which the Investors agreed to purchase units, severally and not jointly, which consisted of an aggregate of (i) 310,992 shares of Series E and (ii) Warrants to purchase 414,857,146 shares of the Company’s common stock which are equal to 1,334 warrants for each for each share of Series E purchased (the “Q1 2021 Series E Offering”). The gross proceeds to the Company were $3,630,000, or $11.67 per unit. We paid fees of $372,000 and received net proceeds of $3,258,000. The initial exercise price of the Warrants related to the Q1 2021 Series E Offering is $0.01 per share, subject to adjustment. Additionally, the Company issued 82,971,429 warrants to the placement agent at an initial exercise price of $0.01 per share.

During April 2021, we entered into Securities Purchase Agreements with investors pursuant to which the Investors agreed to purchase units, severally and not jointly, which consisted of an aggregate of (i) 32,126 shares of Series E and (ii) Warrants to purchase 42,857,143 shares of the Company’s common stock which are equal to 1,334 warrants for each for each share of Series E purchased (the “April 2021 Series E Offering”). The gross proceeds to the Company were $375,000, or $11.67 per unit. We paid fees of $42,500 and received net proceeds of $332,500. The initial exercise price of the Warrants related to the April 2021 Series E Offering is $0.01 per share, subject to adjustment. Additionally, the Company issued 8,571,429 warrants to the placement agent at an initial exercise price of $0.01 per share.

Subject to a beneficial ownership limitation and customary adjustments for stock dividends and stock splits, each share of Series E shall be convertible into that number of shares of Common Stock calculated by dividing the Stated Value of each share of Series E being converted by the Conversion Price. The initial Conversion Price shall be $0.01 which shall be subject to adjustment as provided below. In addition, we shall issue the Holder converting all or any portion of Series E an additional sum (the “Make Good Amount”) equal to $210 for each $1,000 of Stated Value of the Series E converted pro-rated for amounts more or less than $1,000, increasing to $310 for each $1,000 of Stated Value during the Triggering Event Period (the “Extra Amount”). Subject to the Beneficial Ownership Limitation, the Make Good Amount shall be paid in Shares of Common Stock, as follows: The number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Extra Amount by the product of 80% times the average VWAP for the five Trading Days prior to the date a Holder delivered a notice of conversion to the Company (the “Conversion Date”). During the Triggering Event Period, the number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Extra Amount by the product of 70% times the average VWAP for the five Trading Days prior to the Conversion Date.

Subject to the Beneficial Ownership Limitation, at any time during the period commencing on the date of the occurrence of a Triggering Event and ending on the date of the cure of such Triggering Event (the “Triggering Event Period”), a Holder may, at such Holder’s option, by delivery of a conversion notice to the Company to convert all, or any number of Series E (such conversion amount of the Series E to be converted pursuant to this Section 6(b) (the “Triggering Event Conversion Amount”), into shares of Common Stock at the Triggering Event Conversion Price. The “Triggering Event Conversion Amount” means 125% of the Stated Value and the “Triggering Event Conversion Price” means $0.006.

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Triggering events include, but are not limited to, (1) failure to satisfy Rule 144 current public information requirements; (2) ceasing to be a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or failing to comply with the reporting requirements of a reporting company under the Exchange Act; (3) suspension from or termination of trading; (4) failure to reserve sufficient shares of Common Stock (after cure periods and subject to certain extensions); (5) various insolvency proceedings (subject to certain carveouts); (6) material breach of the Series E Offering transaction documents; and (7) failure to comply with conversion of any Series E shares when requested by the holder thereof.

On December 31, 2021, we entered into Securities Purchase Agreements with investors (the “Series G SPA”). Pursuant to Series G SPA; (A) on December 31, 2021, investors agreed to purchase units, severally and not jointly, which consisted of an aggregate of (i) 615,000 shares of Series G and (ii) Warrants to purchase 615,000,000 shares of the Company’s common stock which are equal to 1,000 warrants for each for each share of Series G purchased; (B) on January 15, 2022, investors agreed to purchase units, severally and not jointly, which consisted of an aggregate of (i) 70,000 shares of Series G and (ii) Warrants to purchase 70,000,000 shares of the Company’s common stock which are equal to 1,000 warrants for each for each share of Series G purchased; and (C) on March 4, 2022, an investor agreed to purchase units, severally and not jointly, which consisted of an aggregate of (i) 25,000 shares of Series G and (ii) Warrants to purchase 25,000,000 shares of the Company’s common stock which are equal to 1,000 warrants for each for each share of Series G purchased. The gross proceeds to the Company were $7,100,000, or $10.00 per unit. We paid fees of $710,507, paid cash of $54,933 for the settlement of disputed penalties related the Series E, and received net proceeds of $6,334,560. The initial exercise price of the Warrants related to the Series G purchases is $0.01 per share, subject to adjustment.

Subject to a beneficial ownership limitation and customary adjustments for stock dividends and stock splits, each share of Series G shall be convertible into that number of shares of Common Stock calculated by dividing the Stated Value of each share of Series G being converted by the Conversion Price. The initial Conversion Price shall be $0.01 which shall be subject to adjustment as provided below. In addition, the Company shall issue the Holder converting all or any portion of Series G an additional sum (the “Series G Make Good Amount”) equal to $210 for each $1,000 of Stated Value of the Series G converted pro-rated for amounts more or less than $1,000 (the “Series G Extra Amount”). Subject to the Beneficial Ownership Limitation, the Make Good Amount shall be paid in Shares of Common Stock, as follows: The number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Series G Extra Amount by the product of 80% times the average VWAP for the five Trading Days prior to the date a Holder delivered a notice of conversion to the Company (the “Conversion Date”), subject to beneficial ownership limitations.

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Directors, Executive Officers, Promoters and Control Persons

Directors and Executive Officers

Below are the names of and certain information regarding the Company’s current executive officers and directors:

Name	Age	Position	Date Named to Board of Directors/as Executive Officer
Sebastian Giordano	64	Chief Executive Officer, President, and Chairman of the Board of Directors	January 4, 2022
James Giordano	52	Chief Financial Officer, Secretary, and Treasurer	January 3, 2022
Charles Benton	71	Director and Chairman of the Audit Committee	January 20, 2022
John Mercadante	77	Director and Chairman of the Compensation Committee	April 16, 2019
Norman Newton	55	Director and Chairman of the Nominating Committee	January 20, 2022

Directors are elected to serve until their successors are elected and qualified. Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action. Executive officers are appointed by the Board of Directors and serve at its pleasure.

The principal occupation and business experience during at least the past five years for our executive officers and directors is as follows:

Sebastian Giordano - Chief Executive Officer, President, and Chairman of the Board of Directors

For the past twenty years, Mr. Sebastian Giordano, age 64, has been CEO of Ascentaur, LLC (“Ascentaur”), providing C-Level consulting services to a diverse roster of predominantly technology-centric clients, including start-ups, turnarounds, and established businesses across many industries. From 2013 to 2018, he served as Chief Executive Officer of WPCS International Incorporated, a NASDAQ-listed low-voltage contracting company. Mr. Sebastian Giordano is a principal with Ascentaur, LLC, a strategic consulting firm which has provided consulting services to the Company during the preceding two years. Such consulting arrangement has been terminated upon the Company’s employment of Mr. Sebastian Giordano. The Company and Mr. Sebastian Giordano entered into an employment agreement with a term extending through December 31, 2025

James Giordano – Chief Financial Officer, Secretary and Treasurer

Mr. James Giordano, age 52, previously served as Chief Financial Officer and consultant to Freight Connections, Inc., an LTL / line haul transportation services and warehousing provider. Prior to that, he served as Chief Financial Officer for Farren International, a global supplier of transportation and rigging services.

Charles Benton – Director

Mr. Charles Benton, age 71, currently serves as a director and Audit Chairman of Vision Hydrogen Corp. (OTC: VIHD), a company focused on the production, storage and distribution of hydrogen for the green energy economy supply chain. In the past, Mr. Benton has held the positions of Audit Committee Chairman and then Chairman of the Board of WPCS International Incorporated (NASDAQ: WPCS), a design-build engineering firm focused on the deployment of wireless networks and related services including site design, technology integration, electrical contracting, construction and maintenance.

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John Mercadante - Director

John Mercadante, age 77. has been the President, Chief Executive Officer and a director of our company since April 16, 2019. For more than the past five years, John has been a consultant and a manager of his personal investments. John co-founded Leisure Line, Inc., a motor coach company serving New York City and Atlantic City, New Jersey, in 1970 and served as its Chief Executive Officer for a ten-year period through the sale of the company to Golden Nugget in 1980. At the time of the sale, Leisure Line was generating approximately $11 million in annual revenues. In 1988, John cofounded Cape Transit, Inc., a motor coach company servicing Atlantic City, Philadelphia and South New Jersey. Under John Mercadante’s leadership as CEO, annual revenues at Cape Transit grew from $2 million to more than $11 million. In May 1996, Cape Transit became one of the founding companies of Coach USA, Inc. and John Mercadante became Coach USA’s president and Chief Operating Officer. John was an integral part of growing Coach’s annual revenues from $100 million to over $1 billion in revenues in just three years. The board of directors has concluded that Mr. Mercadante should serve as a director of the Company because of his extensive management and leadership skills and experience.

Norman Newton - Director

Mr. Norman Newton, age 55, currently is the President and CEO of AmeriCasa Solutions, LLC, a vertically integrated provider of housing to the Hispanic Community in the United States. Mr. Newton is also the Managing Director of Newton Vision Corporation (“NVC”), a privately held investment and consulting company with deep experience in business process reengineering, optimization, and digital transformation.

Family Relationships

There are no family relationships among our directors and executive officers.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past 10 years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Code of Ethics

We have not yet adopted a Code of Ethics although we expect to do so as we develop our infrastructure and business. Our board of directors and executive officers have focused on identifying and hiring the personnel required to manage the growth of the Company and will be adopting a Code of Ethics that will be implemented in conjunction with completing the hiring of additional personnel.

Board of Directors and Board Committees

Our Board currently has three committees: the Audit Committee, the Compensation Committee, and the Nomination Committee. As of the date of this Registration Statement, the members and Chairs of our standing Board committees were:

	Audit	Compensation	Nominating
Independent Directors
Charles Benton	Chair	X
John Mercadante		Chair	X
Norman Newton	X		Chair

Non-Independent Director
Sebastian Giordano

Director Independence

Three of our four board members are independent. The Board has determined that each of Messrs. Benton, Mercadante, and Newton is an independent director pursuant to the NASDAQ listing standards. Under the NASDAQ rules, no director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with us (directly, or as a partner, stockholder or officer of an organization that has a relationship with us).

In assessing the independence of our directors, the Board considers all of the business relationships between the Company and our directors and their respective affiliated companies. This review is based primarily on the Company’s review of its own records and on responses of the directors to questions in a questionnaire regarding employment, business, familial, compensation and other relationships with the Company and our management. Where relationships exist, the Board determines whether the relationship between the Company and the directors or the directors’ affiliated companies impairs the directors’ independence. After consideration of the directors’ relationships with the Company, the Board has affirmatively determined that none of the individuals serving as non-employee directors as of the date of this Registration Statement has a material relationship with us and that each of such non-employee directors is independent.

Sebastian Giordano is not considered an independent director because of his employment as our CEO, President, and Chairman of the Board.

Audit Committee

All Audit Committee members are “independent” under the NASDAQ listing standards and SEC rules and regulations. Our Board of Directors has determined that one of the members of the Audit Committee, Mr. Benton, meets the definition of an “audit committee financial expert” as established by the SEC, and that Mr. Mercadante and Mr. Newton, the two other members of the Audit Committee, meet the definition of “financially literate” as established by the SEC. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibilities relating to the quality and integrity of the financial reports of the Company. The Audit Committee has the sole authority to appoint, review and discharge our independent accountants, and has established procedures for the receipt, retention, response to and treatment of complaints regarding accounting, internal controls and audit matters. In addition, the Audit Committee is responsible for:

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●	reviewing the scope, results, timing and costs of the audit with our independent accountants and reviewing the results of the annual audit examination and any accompanying management letters;

●	assessing the independence of the outside accountants on an annual basis, including receipt and review of a written report from the independent accountants regarding their independence consistent with the independence standards of the board;

●	reviewing and approving the services provided by the independent accountants;

●	overseeing the internal audit function; and

●	reviewing our significant accounting policies, financial results and earnings releases, and the adequacy of our internal controls and procedures.

The Audit Committee was established in January 2022.

Compensation Committee

All Compensation Committee members are “independent” under applicable NASDAQ listing standards. The Compensation Committee assists the Board in fulfilling its oversight responsibilities relating to executive compensation, employee compensation and benefit programs and plans, and leadership development and succession planning. In addition, the Compensation Committee is responsible for:

●	reviewing the performance of our Chief Executive Officer;

●	determining the compensation and benefits for our Chief Executive Officer and other executive officers;

●	establishing our compensation policies and practices;

●	administering our incentive compensation and stock plans (except for the issuance of securities to non-employee directors for services which is administered by the Board); and

●	approving the adoption of material changes to or the termination of our benefit plans.

The Compensation Committee reviews and discusses with management the disclosures regarding executive compensation to be included in our annual proxy statement. The responsibilities of the Compensation Committee are more fully described in the Compensation Committee’s charter.

The Compensation Committee was established in January 2022.

Nominating Committee

All Nominating Committee members are “independent” under the applicable NASDAQ listing standards. The Nominating Committee considers a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on our board of directors. The Nominating Committee may have required certain skills or attributes, such as financial or accounting experience, to meet specific board needs that may arise from time to time and also considered the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The Nominating Committee does not distinguish among nominees recommended by stockholders and other persons.

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The Nominating Committee was established in January 2022.

Options/SAR Grants and Fiscal Year End Option Exercises and Values

We have not had a stock option plan or other similar incentive compensation plan for officers, directors and employees, and no stock options, other than as is discussed in this Registration Statement.

Executive Compensation

Summary Compensation Table

The following table sets forth information concerning the total compensation paid or accrued by us during the last two fiscal years indicated to the named executive officers, John Mercadante and Douglas Cerny:

Name & Principal Position	Fiscal Year ended Dec. 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John Mercadante,	2021	0	0	0	0	0	0	0	0
Chief Executive Officer	2020	4,000	0	0	0	0	0	0	4,000

Doug Cerny,	2021	0	0	0	0	0	0	20,000	20,000
Vice President (1)	2020	4,000	0	0	0	0	0	0	4,000

(1)	Through date of death.

Employment Agreements

Effective January 4, 2022, the Company and Mr. Sebastian Giordano entered into an employment agreement with a term extending through December 31, 2025, which provides for annual compensation of $400,000 as well as annual discretionary bonuses based on the Company’s achievement of performance targets, grants of options, restricted stock or other equity, potentially constituting (with prior grants made to Ascentaur), at the discretion of the Company’s Board of Directors, up to 5% of the outstanding common stock of the Company, vesting over the term of the employment agreement, business expense reimbursement and benefits as generally made available to the Company’s executives.

On January 3, 2002, the Company entered into an at will employment arrangement with Mr. James Giordano. He receives annual compensation of $250,000 as well as being eligible to receive annual discretionary bonuses and equity grants, business expense reimbursement and benefits as generally made available to the Company’s executives. The Company and Mr. James Giordano are in discussion concerning a multi-year employment agreement, which they expect to finalize in the near future.

The Company has no other executive officer employment agreements in place as of the date of this Registration Statement.

We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans. The Company also does not currently offer or have any benefits, such as health or life insurance, available to its employees.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2021, we did not have any outstanding equity awards to our officers.

Director Compensation

Our directors received no compensation for their service as directors, however, Mr. Mercadante was paid compensation in his role as executive officers during the 2020 and 2021 period and Mr. Sebastian Giordano is currently paid compensation in his role as executive officers.

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Market for Registrant’s Common Equity and Related Stockholder Matters and Issuer Purchases of Equity Securities.

Our Common Stock was quoted on the OTC Pink market under the symbol “PTRA” through August 13, 2018 and “TLSS” beginning on August 14, 2018. On September 1, 2021, the Company was upgraded to the OTCQB Market. Trading in OTCQB stocks can be volatile, sporadic, and risky, as thinly traded stocks tend to move more rapidly in price than more liquid securities. Such trading may also depress the market price of our common stock and make it difficult for our stockholders to resell their common stock. The following table reflects the high and low bid price for our common stock for the period indicated. The bid information, during the period that our Common Stock was quoted on the OTC Pink market, was obtained from the OTC Markets Group, Inc. and reflects inter-dealer prices, without retail mark-up, markdown, or commission, and may not necessarily represent actual transactions.

	Quarter	High	Low
Fiscal year ended December 31, 2021	First	$0.095	$0.030
	Second	$0.035	$0.013
	Third	$0.035	$0.014
	Fourth	$0.029	$0.013

	Quarter	High	Low
Fiscal year ended December 31, 2020	First	$8.00	$0.02
	Second	$0.27	$0.01
	Third	$0.07	$0.01
	Fourth	$0.03	$0.01

Our common stock is considered to be penny stock under rules promulgated by the Securities and Exchange Commission. Under these rules, broker-dealers participating in transactions in these securities must first deliver a risk disclosure document which describes risks associated with these stocks, broker-dealers’ duties, customers’ rights and remedies, market and other information, and make suitability determinations approving the customers for these stock transactions based on financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing, provide monthly account statements to customers, and obtain specific written consent of each customer. With these restrictions, the likely effect of designation as a penny stock is to decrease the willingness of broker- dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of these stocks compared to other securities.

Holders

As of May 6, 2022, there were 80 record holders of our common stock, and there were 3,266,359,058 shares of our common stock outstanding.

Dividends

We have not previously declared or paid any dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors that our board of directors may deem relevant. We are not under any contractual restriction as to our present or future ability to pay dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company does not currently have any equity compensation plans.

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Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

Subject to community property laws, where applicable, and except as otherwise noted, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our Common Stock indicated as beneficially owned by them.

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of May 6, 2022, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only class of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge, by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change of control of the Company.

Unless otherwise indicated in the following table, the address for each person named in the table is 5500 Military Trail, Suite 22-357, Jupiter, FL 33458.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class (1)

Directors and Executive Officers
Sebastian Giordano (2)	55,531,608	1.70%
James Giordano (3)	2,840,909	*
Charles Benton (4)	454,546	*
John Mercadante (5)	24,481,819	*
Norman Newton (4)	454,546	*
All directors and executive officers as a group	83,763,428	2.56%

*	less than 1%.

(1)	Applicable percentage ownership is based on 3,266,359,058 shares of Common Stock outstanding as of May 6, 2022.
(2)	Includes 30,531,608 vested common shares and 25,000,000 vested stock warrants with an exercise price of $0.06 per shares that were issued to Ascentaur LLC, a company controlled by Mr. Giordano.
(3)	Consists of 2,840,909 vested common shares.
(4)	Consists of 454,546 vested common shares.
(5)	Consists of 24,481,819 vested common shares.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement. Market data used throughout this prospectus is based on published third-party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

In some cases, you can identify forward-looking statements by terminology, such as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should review carefully the section entitled “Risk Factors” beginning on page 35 of this prospectus for a discussion of these and other risks that relate to our business and investing in shares of our Common Stock.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of the Shares offered by them under this prospectus. We will not receive any proceeds from the sale of the Shares by the Selling Stockholders covered by this prospectus, but we would receive any proceeds from the exercise of the Warrants. If all of such Warrants are exercised for cash, we would receive $9,156,269 in proceeds. We will use all proceeds, if any, from any such exercise for working capital purposes.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the Shares offered by this prospectus, and such sales may be made at fixed prices, prevailing market prices at the time of the sale, varying prices determined at the time of sale, or negotiated prices. The offering price of the Shares does not and will not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock might not trade at market prices in excess of the offering price, as prices for Common Stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DIVIDEND POLICY

We have never declared or paid any cash dividends on shares of our capital stock. We currently intend to retain all available funds to support operations and to finance the growth and development of our business. Any future determination related to payments of dividends will be at the discretion of our Board after taking into account various factors that our Board deems relevant, including our financial condition, operating results, current and anticipated cash needs, plans for expansion and debt restrictions, if any.

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PRINCIPAL AND SELLING STOCKHOLDERS

We are registering the shares hereby pursuant to the terms of our agreements with certain stockholders, in order to permit the Selling Stockholders identified in the table below to offer the shares for resale from time to time.

This prospectus covers the resale, from time to time by the Selling Stockholders identified below, of up to 1,927,680,433 shares of our common stock, par value $0.001 per share, which consists of (i) 1,020,625,000 shares issuable conversion of 710,000 shares of Series G Convertible Preferred Stock into that number of shares of the Company’s Common Stock equal to the sum of (a) the number of Series G Stock shares being converted, multiplied by $10.00 (the “Stated Value” of each share), divided by the Conversion Price (The initial “Conversion Price” shall be $0.01.), plus (b) an additional amount issuable to each holder converting all or any portion of Series G Stock (the “Make Good Amount”) equal to $210 for each $1,000 of Stated Value of the Series G Stock converted (prorated for amounts more or less than $1,000), divided by the product of 80% times the average prevailing market price for the five trading days prior to the date a holder delivers a notice of conversion to the Company (which average has been estimated at $0.006 per share). and (ii) 907,055,433 shares issuable upon the exercise of outstanding Warrants exercisable at $0.01 per share. All of these Shares of our Common Stock are being offered for resale by the Selling Stockholders.

The Series G Stock is subject to anti-dilution protection. If we sell or issue additional shares of Common Stock at a price less than the conversion price of the Series G Stock (with certain exceptions specified in the Series EG COD), the conversion price of the Series G Stock will be accordingly reduced to such lower issuance price. Moreover, until the earliest of (i) December 31, 2023 or (ii) the listing of the Common Stock for trading on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or the NYSE American, if the Company sells any Common Stock (or Common Stock equivalent) on terms that a Selling Stockholder reasonably believes to be more favorable than the terms of the Securities Purchase Agreement, then the Company shall amend the terms of the Securities Purchase Agreement with respect to such Selling Stockholder so as to match such more favorable terms.

The table below sets forth certain information regarding the Selling Stockholders and the Shares of our Common Stock offered by them in this prospectus. The Selling Stockholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of acquisition of our shares or other securities. To the best of our knowledge, none of the Selling Stockholders is a broker dealer or an affiliate of a broker dealer other than as described in the footnotes to the table below. Unless otherwise indicated, the mailing address of all listed Selling Stockholders is c/o Transportation and Logistics Systems, Inc., 5500 Military Trail, Suite 22-357, Jupiter, Florida 33458.

Pursuant to the Series G COD and under the terms of the Warrants, a Selling Stockholder may not convert Series G Stock or exercise the Warrants to the extent such conversion or exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of our Common Stock which would exceed 4.99% of our then outstanding shares of Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon conversion of the outstanding Series G Stock which have not been converted. The foregoing notwithstanding, a Selling Stockholder may, at its option and upon 61 days’ notice to the Company, increase such ownership limitation, not to exceed 9.99% of our then outstanding shares of Common Stock.

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		Number of Shares Beneficially Owned Prior to this Offering		Number of Shares Being Sold	Number of Shares Beneficially Ownd After Completion of Maximum Offering**
NOTE	Selling Stockholder	Number	%		Number	%

1	AES Capital Management LLC(1)	24,375,000	*	24,375,000		*
2	BHP Capital NY, Inc.(2)	104,642,857	2%	104,642,857		*
3	Cavalry Fund I LP(3)	267,190,677	5%	146,367,000	120,823,677	2%
4	Cavalry Investment Fund LP(4)	60,937,500	1%	60,937,500		*
5	Cavalry Special Ops Fund LP(5)	60,937,500	1%	60,937,500		*
6	Chase Financing, Inc.(6)	8,571,429	*	2,857,143	5,714,286	*
7	Eagle Equities, LLC(7)	60,178,572	1%	60,178,572		*
8	Efrat Investments LLC(8)	205,669,643	4%	205,669,643		*
9	GS Capital Partners, LLC(9)	60,937,500	1%	60,937,500		*
10	GW Holdings Group, Inc.(10)	14,285,715	*	14,285,715		*
11	Jefferson Street Capital LLC(11)	60,937,500	1%	60,937,500		*
12	MBS GLOEQ Corp(12)	48,750,000	*	48,750,000		*
13	Mercer Street Global Opportunity Fund, LLC(13)	271,670,572	5%	271,670,572		*
14	Morningview Financial LLC(14)	376,639,286	7%	374,196,429	2,442,857	*
15	Platinum Point Capital((15)	73,125,000	1%	73,125,000		*
16	Proactive Capital Partners, L.P. (16)	11,472,572	*	11,428,572	44,000	*
17	Puritan Partners LLC(17)	412,655,246	7%	281,250,000	131,405,246	2%
18	Quick Capital, LLC(18)	39,419,643	*	39,419,643		*
19	SE Holdings LLC(19)	11,428,572	*	11,428,572		*
20	Silverback Capital Corporation(20)	14,285,715	*	14,285,715		*

	Directors & NEOs
21	Sebastian Giordano(21)	55,531,608	*		55,531,608	*
22	James Giordano(22)	2,840,909	*		2,840,909	*
23	Charles Benton(23)	454,546	*		454,546	*
24	John Mercadante, Jr.(24)	24,481,819	*		24,481,819	*
23	Norman Newton(23)	454,546	*		454,546	*

	All executive officers and directors as a group	83,763,428	1%		83,763,428	1%

* less than 1%

** Assumes that all the shares are sold

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(1) Includes (i) 14,375,000 shares issuable upon conversion of 10,000 shares of Series G Stock, including 4,375,000 shares issuable as the Make Good Amount on the basis of an average prevailing market price for the five trading days prior to the date a holder delivers a notice of conversion to the Company of $0.006 per share, and (ii) 10,000,000 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Eli Safdieh has voting and dispositive powers over the shares held by AES Capital Management LLC. Eli Safdieh disclaims beneficial ownership over the shares held by AES Capital Management LLC. The address of AES Capital Management LLC is 151 Calle De San Francisco, Ste 200 PMB 5468, San Juan, PR 00901

(2) Includes (i) 57,500,000 shares issuable upon conversion of 40,000 shares of Series G Stock, including 17,500,000 shares issuable as the Make Good Amount on the basis of an average prevailing market price for the five trading days prior to the date a holder delivers a notice of conversion to the Company of $0.006 per share, and (ii) 47,142,857 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Bryan Pantofel has voting and dispositive powers over the shares held by BHP Capital NY, Inc. Bryan Pantofel disclaims beneficial ownership over the shares held by BHP Capital NY, Inc. The address of BHP Capital NY, Inc. is 45 SW 9th St, Apt. 1603, Miami, FL 33130.

(3) Includes (i) 71,875.000 shares issuable upon conversion of 50,000 shares of Series G Stock, including 21,875,000 shares issuable as the Make Good Amount on the basis of an average prevailing market price for the five trading days prior to the date a holder delivers a notice of conversion to the Company of $0.006 per share, and (ii) 74,492,000 shares of common stock issuable upon exercise of Warrants. Also, includes 14,609,127 shares of common stock, 41,071,692 shares issuable upon conversion of Series E Stock and 65,142,858 shares issuable upon exercise of Series E Warrants. The Series E Stock, Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Thomas Walsh has voting and dispositive powers over the shares held by Cavalry Fund I LP. Thomas Walsh disclaims beneficial ownership over the shares held by Cavalry Fund I LP. The address of Cavalry Fund I LP is 61 Kinderkamack Road, Woodcliff Lake, NJ 07677.

(4) Includes (i) 35,937,500 shares issuable upon conversion of 25,000 shares of Series G Stock, including 10,937,500 shares issuable as the Make Good Amount on the basis of an average prevailing market price for the five trading days prior to the date a holder delivers a notice of conversion to the Company of $0.006 per share, and (ii) 25,000,000 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Thomas Walsh has voting and dispositive powers over the shares held by Cavalry Investment Fund LP. Thomas Walsh disclaims beneficial ownership over the shares held by Cavalry Investment Fund LP. The address of Cavalry Investment Fund LP is 61 Kinderkamack Road, Woodcliff Lake, NJ 07677.

(5) Includes (i) 35,937,500 shares issuable upon conversion of 25,000 shares of Series G Stock, including 10,937,500 shares issuable as the Make Good Amount on the basis of an average prevailing market price for the five trading days prior to the date a holder delivers a notice of conversion to the Company of $0.006 per share, and (ii) 25,000,000 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Thomas Walsh has voting and dispositive powers over the shares held by Cavalry Special Ops Fund LP. Thomas Walsh disclaims beneficial ownership over the shares held by Cavalry Special Ops LP. The address of Cavalry Special Ops Fund LP is 61 Kinderkamack Road, Woodcliff Lake, NJ 07677.

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(6) Includes 2,857,143 shares of issuable upon exercise of Warrants. The Warrants contain a 4.99% beneficial ownership blocker. Also, includes 5,714,286 shares of Common Stock. Robert Herskowitz has voting and dispositive powers over the shares held by Chase Financing Inc. Robert Herskowitz disclaims beneficial ownership over the shares held by Chase Financing Inc. The address of Chase Financing Inc. is 4775 Collins Ave – Suite 2504, Miami Beach, FL 33140.

(7) Includes (i) 28,750,000 shares issuable upon conversion of 20,000 shares of Series G Stock, including 8,750,000 shares issuable as the Make Good Amount on the basis of an average prevailing market price for the five trading days prior to the date a holder delivers a notice of conversion to the Company of $0.006 per share, and (ii) 31,428,572 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Yakov D. Borenstein has voting and dispositive powers over the shares held by Eagle Equities, LLC. Yakov D. Borenstein disclaims beneficial ownership over the shares held by Eagle Equities, LLC. The address of Eagle Equities, LLC. is 390 Whalley Ave., New Haven, CT 06511.

(8) Includes (i) 107,812,500 shares issuable upon conversion of 75,000 shares of Series G Stock, including 32,182,500 shares issuable as the Make Good Amount on the basis of an average prevailing market price for the five trading days prior to the date a holder delivers a notice of conversion to the Company of $0.006 per share, and (ii) 97,857,143 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Pinny Rotter has voting and dispositive powers over the shares held by Efrat Investments LLC. Pinny Rotter disclaims beneficial ownership over the shares held by Efrat Investments LLC. The address of Efrat Investments LLC is 59 Lenox Avenue, Clifton, NJ 07012.

(9) Includes (i) 35,937,500 shares issuable upon conversion of 25,000 shares of Series G Stock, including 10,937,500 shares issuable as the Make Good Amount on the basis of an average prevailing market price for the five trading days prior to the date a holder delivers a notice of conversion to the Company of $0.006 per share, and (ii) 25,000,000 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Gabriel Sayegh has voting and dispositive powers over the shares held by GS Capital Partners, LLC. Gabriel Sayegh disclaims beneficial ownership over the shares held by GS Capital Partners, LLC. The address of GS Capital Partners, LLC is 1 East Liberty Street, Reno, NV 89501.

(10) Includes 14,285,715 shares issuable upon exercise of Warrants. The Warrants contain a 4.99% beneficial ownership blocker. Noah Weinstein has voting and dispositive powers over the shares held by GW Holdings Group, LLC. Noah Weinstein disclaims beneficial ownership over the shares held by GW Holdings Group, LLC. The address of GW Holdings Group, LLC is 137 Montague St., Suite 291, Brooklyn, NY 11201

(11) Includes (i) 35,937,500 shares issuable upon conversion of 25,000 shares of Series G Stock, including 10,937,500 shares issuable as the Make Good Amount on the basis of an average prevailing market price for the five trading days prior to the date a holder delivers a notice of conversion to the Company of $0.006 per share, and (ii) 25,000,000 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Brian Goldberg has voting and dispositive powers over the shares held by Jefferson Street Capital LLC. Brian Goldberg disclaims beneficial ownership over the shares held by Jefferson Street Capital LLC. The address of Jefferson Street Capital LLC is 720 Monroe St Suite C401B Hoboken, NJ 07030.

(12) Includes (i) 28,750,000 shares issuable upon conversion of 20,000 shares of Series G Stock, including 8,750,000 shares issuable as the Make Good Amount on the basis of an average prevailing market price for the five trading days prior to the date a holder delivers a notice of conversion to the Company of $0.006 per share, and (ii) 20,000,000 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Matthew B. Silvers has voting and dispositive powers over the shares held by MBS GLOEQ Corp. Matthew B. Silvers disclaims beneficial ownership over the shares held by MBS GLOEQ Corp. The address of MBS GLOEQ Corp is 12 Sagamore Way, South Jericho, NY 11753.

(13) Includes (i) 143,750,000 shares issuable upon conversion of 100,000 shares of Series G Stock, including 43,750,000 shares issuable as the Make Good Amount on the basis of an average prevailing market price for the five trading days prior to the date a holder delivers a notice of conversion to the Company of $0.006 per share, and (ii) 127,920,572 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Jonathan Juchno has voting and dispositive powers over the shares held by Mercer Street Global Opportunity Fund, LLC. Jonathan Juchno disclaims beneficial ownership over the shares held by Mercer Street Global Opportunity Fund, LLC. The address of Mercer Street Global Opportunity Fund, LLC is 107 Grand Street, 7th Floor, New York, NY 10013.

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(14) Includes (i) 215,625,000 shares issuable upon conversion of 150,000 shares of Series G Stock, including 65,625,000 shares issuable as the Make Good Amount on the basis of an average prevailing market price for the five trading days prior to the date a holder delivers a notice of conversion to the Company of $0.006 per share, and (ii) 158,571,429 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Also, includes 2,442,857 shares of Common Stock. Max Riccio has voting and dispositive powers over the shares held by Morningview Financial LLC. Max Riccio disclaims beneficial ownership over the shares held by Morningview Financial LLC. The address of Morningview Financial LLC. Is 303 N. Glenoaks Blvd., Suite 200, Burbank, CA 91502.

(15) Includes (i) 43,125,000 shares of issuable upon conversion of 30,000 shares of Series G Stock, including 13,125,000 shares issuable as the Make Good Amount on the basis of an average prevailing market price for the five trading days prior to the date a holder delivers a notice of conversion to the Company of $0.006 per share, and (ii) 30,000,000 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Brian Freifeld has voting and dispositive powers over the shares held by Platinum Point Capital. Brian Freifeld disclaims beneficial ownership over the shares held by Platinum Point Capital. The address of Platinum Point Capital is 353 Lexington Avenue Suite 1502. New York, NY 10016.

(16) Includes 11,428,572 shares issued upon exercise of Warrants. The Warrants contain a 4.99% beneficial ownership blocker. Also, includes 44,000 shares of common stock issuable on exercise of a warrant. Jeffrey Ramson has voting and dispositive powers over the shares held by Proactive Capital Partners, L.P. Jeffrey Ramson disclaims beneficial ownership over the shares held by Proactive Capital Partners, L.P. The address of Proactive Capital Partners, L.P. is 150 East 58th St., 20th Floor, New York, NY 10155.

(17) Includes (i) 143,750,000 shares of common stock issuable upon conversion of 100,000 shares of Series G Stock, including 43,750,000 shares issuable as the Make Good Amount on the basis of an average prevailing market price for the five trading days prior to the date a holder delivers a notice of conversion to the Company of $0.006 per share, and (ii) 137,500,000 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Also, includes 131,405,246 shares of Common Stock. Richard Smithline has voting and dispositive powers over the shares held by Puritan Partners LLC. Richard Smithline disclaims beneficial ownership over the shares held by Puritan Partners LLC. The address of Puritan Partners LLC is 4 Puritan Road, Rye, NY 10580.

(18) Includes (i) 21,562,500 shares of common stock issuable upon conversion of 15,000 shares of Series G Stock, including 6,562,500 shares issuable as the Make Good Amount on the basis of an average prevailing market price for the five trading days prior to the date a holder delivers a notice of conversion to the Company of $0.006 per share, and (ii) 17,857,143 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Eilon Natan has voting and dispositive powers over the shares held by Quick Capital, LLC. Eilon Natan disclaims beneficial ownership over the shares held by Quick Capital, LLC. The address of Quick Capital, LLC is 66 West Flagler Street, Suite 900 - #2292, Miami, FL 33130.

(19) Includes 11,428,572 shares of common stock issuable upon exercise of Warrants. The Warrants contain a 4.99% beneficial ownership blocker. Aryeh Goldstein has voting and dispositive powers over the shares held by SE Holdings LLC. Aryeh Goldstein disclaims beneficial ownership over the shares held by SE Holdings LLC. The address of SE Holdings LLC is6130 W Flamingo Rd, STE 1878, Las Vegas, NV 89103.

(20) Includes 14,285,715 shares of common stock issuable upon exercise of Warrants. The Warrants contain a 4.99% beneficial ownership blocker. Gillian Gold has voting and dispositive powers over the shares held by Silverback Capital Corporation. Gillian Gold disclaims beneficial ownership over the shares held by Silverback Capital Corporation. The address of Silverback Capital Corporation is 614 N Dupont Hwy Suite 210, Dover, DE 19901.

(21) Includes 30,531,608 vested common shares and 25,000,000 vested stock warrants with an exercise price of $0.06 per shares that were issued to Ascentaur LLC, a company controlled by Mr. Giordano.

(22) Consists of 2,840,909 vested common shares.

(23) Consists of 454,546 vested common shares.

(24) Consists of 24,481,819 vested common shares.

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PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares of Common Stock on the OTCQB market or any other stock exchange, market or trading facility on which the shares of Common Stock are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell Shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121 or NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell Shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent.

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The Company is required to pay all fees and expenses incurred by the Company incident to the registration of the Shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act and any claims brought against any of the Selling Stockholders by any stockholder of the Company.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. No underwriter or coordinating broker is acting in connection with the proposed sale or the resale of Shares by the Selling Stockholders.

The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF SECURITIES

The following description of our capital stock summarizes the material terms and provisions of our Common Stock and preferred stock.

As of the date of this Registration Statement, the Company has one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), its Common Stock.

The following is a summary of information concerning capital stock of the Company. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of the Company’s Amended and Restated Certificate of Incorporation, as amended, (the “Charter”) and Bylaws of the Company (the “By-Laws”), and are entirely qualified by these documents.

Common Stock

Authorized Shares. The Company is authorized to issue up to ten billion (10,000,000,000) shares of Common Stock.

Dividends. Subject to the rights of holders of outstanding shares of Preferred Stock, if any, the holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors in its discretion out of funds legally available for the payment of dividends.

Voting Rights. Each share of Common Stock is entitled to one vote per share on matters voted on by the stockholders.

Liquidation Rights. Subject to any preferential rights of outstanding shares of Preferred Stock, holders of Common Stock will share ratably in all assets legally available for distribution to our stockholders in the event of dissolution. As of the date of this Registration Statement, holders of 21,418 shares of Series E Stock have the right to receive a liquidation preference equal to $13.34 per share prior to any distribution or payment to the holders of the Common Stock and pari passu with the Series G Stock and holders of 710,000 shares of Series G Stock have the right to receive a liquidation preference equal to $10.00 per share prior to any distribution or payment to the holders of the Common Stock and pari passu with the Series E Stock.

Other Rights. The shares of Common Stock are not subject to redemption by operation of a sinking fund or otherwise. Holders of shares of Common Stock are not currently entitled to pre-emptive rights.

Fully Paid. The issued and outstanding shares of Common Stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of Common Stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares.

Listing. The Common Stock is quoted on the OTCQB market under the symbol “TLSS”.

Preferred Stock

Our Board has been authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time up to 10,000,000 shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our Board, which may include, among other features, dividend rights, voting rights, liquidation preferences, conversion rights and pre-emptive rights.

Series B Preferred Stock

In August 2019, our Board designated Series B Preferred Stock consisting of 1,700,000 shares with a par value of $0.001 and a stated value of $0.001. The Series B Preferred Stock has no voting rights and is not redeemable. Each share of Series B Preferred Stock is convertible into one share of Common Stock at the option of the holder subject to beneficial ownership limitation.

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On August 16, 2019, the Company issued 1,000,000 shares of Series B Preferred Stock for services rendered to the former member of Prime EFS who was considered a related party. The shares were valued at $2.50 per share on an as if converted basis to Common Stock based on then recent sales of the Company’s Common Stock of $2.50 per share. In connection with the issuance of the Series B Preferred Stock, the Company recorded stock-based compensation of $2,500,000. On July 24, 2020, the Company issued 1,000,000 shares of Common Stock upon the conversion these shares of Series B Preferred Stock.

On August 16, 2019, the Company issued 700,000 shares of Series B Preferred Stock upon settlement of 700,000 shares of issuable Common Stock. Effective April 29, 2022, these 700,000 shares of Class B Preferred Stock were cancelled.

Series D Preferred Stock

In July 2020, our Board designated 1,250,000 shares of our authorized shares of preferred stock as Series D Convertible Preferred Stock (the “Series D Stock”), which has the following preferences, voting powers, qualifications and special or relative rights or privileges.

Conversion. Subject to a beneficial ownership limitation and customary adjustments for stock dividends and stock splits, each share of Series D Stock is convertible into 1,000 shares of Common Stock. A holder of Series D Stock may not convert any shares of Series D Stock into Common Stock if the holder (together with the holder’s affiliates and any persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D COD”). However, upon notice from a holder to the Company, such holder may decrease or increase for such holder the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series D COD, provided that any such increase or decrease in the beneficial ownership limitation will not take effect until 61 days following notice to the Company.

Dividends. Holders of Series D Stock are not entitled to receive dividends in respect of such shares.

Voting Rights. The Series D Stock has no voting rights, except as otherwise required by law and that approval of at least a majority of the outstanding Series D Stock is required to: (a) amend or repeal any provision of, or add any provision to, the Company’s Articles of Incorporation or bylaws, or file any Certificate of Designation (however such document is named) or articles of amendment to create any class or any series of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit of the Series D Stock, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or bylaws or by merger, consolidation or otherwise or filing any Certificate of Designation, it being understood that the creation of a new security having rights, preferences or privileges senior to or on parity with the Series D Stock in a future financing will not constitute an amendment, addition, alteration, filing, waiver or repeal for these purposes; (b) increase or decrease (other than by conversion) the authorized number of shares of Series D Stock; (c) issue any Series D Stock, other than to certain specified persons; or (d) without limiting any provision hereunder, whether or not prohibited by the terms of the Series D Stock, circumvent a right of the Series D Stock.

Liquidation Preference. The Series D Stock has a stated value of $6.00 per share (the “Series D Stated Value”). On a pari passu basis with the holders of Series E Stock and Series G Stock, and subject to the liquidation preference of the Series B Stock if any were then outstanding, that is currently issued and outstanding, upon the liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, the holders of the Series D Stock are entitled to receive an amount per share equal to the Series D Stated Value and then receive a pro-rata portion of the remaining assets available for distribution to the holders of Common Stock on an as-converted to Common Stock basis.

Redemption Rights. We are not obligated to redeem or repurchase any shares of Series D Stock. Shares of Series D Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous provisions.

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Participation Rights. Until July 20, 2021, the holders of Series D Stock have the right to participate, pro rata, in each subsequent sale of Common Stock (or any securities that would entitle the holders thereof to acquire Common Stock including, without limitation, debt, preferred stock, rights, options or warrants) in an amount up to 25% of the total proceeds of such financing on the same terms, conditions and price otherwise available in such subsequent financing.

As of the date of this Registration Statement, no Series D Stock is issued and outstanding.

Series E Preferred Stock

In October 2020, our Board designated 562,250 shares of our authorized shares of preferred stock as Series E Stock (“Series E Stock”). The Series E COD was amended and restated in December of 2020. The Series E Stock has the following preferences, voting powers, qualifications and special or relative rights or privileges, provided that such description is qualified by the more detailed description in this prospectus and in the Series E COD.

Conversion. Subject to a beneficial ownership limitation and customary adjustments for stock dividends and stock splits, each share of Series E Stock is initially convertible into a number of shares of the Company’s Common Stock calculated by dividing $13.34 (the “Stated Value”) of each share being converted by the Conversion Price. The initial Conversion Price shall be $0.01. In addition, the Corporation shall issue the holder converting all or any portion of Series E Stock an additional sum (the “Make Good Amount”) equal to $210 for each $1,000 of Stated Value of the Series E Stock converted prorated for amounts more or less than $1,000 (the “Extra Amount”). Subject to the beneficial ownership limitation, the Make Good Amount shall be paid in shares of Common Stock, as follows: The number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Extra Amount by the product of 80% times the average prevailing market price for the five trading days prior to the date a holder shall have delivered a notice of conversion to the Company. The initial conversion price is subject to adjustment for stock dividends and stock splits and dilutive issuances as defined in the Series E COD. A holder of Series E Stock may not convert any shares of Series E Stock into Common Stock if the holder (together with the holder’s affiliates and any persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Series E COD. However, upon notice from the holder to the Company, a holder may decrease or increase for such holder the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series E COD, provided that any such increase or decrease in the beneficial ownership limitation will not take effect until 61 days following notice to the Company. Upon the occurrence of certain triggering events and until such triggering event is cured, each share of Series E Stock will be convertible into shares of Common Stock (subject to the limitation described above in this paragraph) at a Conversion Price of $0.006 and at 125% of the Stated Value. In addition, the Make Good Amount shall equal$310 for each $1,000 of Stated Value of the Series E Stock converted prorated for amounts more or less than $1,000 (the “Triggering Event Extra Amount”). Subject to the beneficial ownership limitation, the Make Good Amount shall be paid in shares of Common Stock, as follows: The number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Triggering Event Extra Amount by the product of 70% times the average prevailing market price for the five trading days prior to the date a holder shall have delivered a notice of conversion to the Company. Triggering events include, but are not limited to, (1) failure to satisfy Rule 144 current public information requirements; (2) ceasing to be a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or failing to comply with the reporting requirements of a reporting company under the Exchange Act; (3) suspension from or termination of trading; (4) failure to reserve sufficient shares of Common Stock (after cure periods and subject to certain extensions); (5) various insolvency proceedings (subject to certain carveouts); (6) material breach of the Series E Offering transaction documents; and (7) failure to redeem the Series E Stock when demanded as permitted in the Series E COD.

Dividends. Cumulative dividends on each share of Series E Stock shall accrue at the rate of 6% per annum based on a 360-day year on the Stated Value plus all unpaid accrued and accumulated dividends thereon. All accrued dividends shall be paid in cash only when, as and if declared by the Board of Directors out of funds legally available therefor or upon a liquidation or redemption of the Series E.

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Voting Rights. Each holder of Series E Stock has the right to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series E Stock held by such holder are convertible as of the applicable record date. Approval of at least a majority of the outstanding Series E Stock is required to: (a) amend or repeal any provision of, or add any provision to, the Company’s Articles of Incorporation or bylaws, or file any Certificate of Designation (however such document is named) or articles of amendment to create any class or any series of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series E Stock, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or bylaws or by merger, consolidation or otherwise or filing any Certificate of Designation, it being understood that the creation of a new security having rights, preferences or privileges senior to or on parity with the Series E Stock in a future financing will not constitute an amendment, addition, alteration, filing, waiver or repeal for these purposes; (b) increase or decrease (other than by conversion) the authorized number of shares of Series E Stock; (c) issue any Series D Convertible Preferred Stock; (d) issue any Series E Stock in excess of 562,250 shares; or (e) without limiting any provision hereunder, whether or not prohibited by the terms of the Series E Stock, circumvent a right of the Series E Stock.

Liquidation Preference. The Series E Stock has a stated value of $13.34 per share. On a pari passu basis with the holders of Series D Stock that is currently issued and outstanding, upon the liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, the holders of the Series E Stock are entitled to receive an amount per share equal to the Series E Stated Value and then receive a pro-rata portion of the remaining assets available for distribution to the holders of Common Stock on an as-converted to Common Stock basis.

Participation Rights. (a) For 24 months from the date that shares of the Series E Stock are first issued to a holder, the holders of Series E Stock have the right to participate, pro rata, in each subsequent financing in an amount up to 40% of the total proceeds of such financing on the same terms, conditions and price otherwise available in such subsequent financing.

Series E Offering Warrants

Warrants (“Series E Warrants”) to purchase 82,285,716 shares of Common Stock are currently outstanding. The initial exercise price of the Warrants is $0.01 per share, subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock or if, other than upon conversion of existing convertible preferred stock, we issue shares of common stock, or securities exercisable to purchase or convertible into, shares of Common Stock, for a purchase price that is less than the exercise price in effect at such time, in which event the exercise price shall be reduced to the price per share at which we issued, or may be required to issue, shares of Common Stock. Further, until the Series E Stock is no longer outstanding, a decrease in the exercise price of the Warrants triggers a corresponding increase in the number of shares of Common Stock issuable upon exercise of the Warrants such that the aggregate exercise value remains constant. The Warrants expire on the close of business on the fifth-year anniversary of the date on which they are issued.

Series G Preferred Stock

In December 2021, our Board designated 1,000,000 shares of our authorized shares of preferred stock as Series G Stock. The Series G Stock has the following preferences, voting powers, qualifications and special or relative rights or privileges, provided that such description is qualified by the more detailed description in this prospectus and in the Series G COD.

Conversion. Subject to a beneficial ownership limitation and customary adjustments for stock dividends and stock splits, each share of Series G Stock is initially convertible into a number of shares of the Company’s Common Stock calculated by dividing $10.00 (the “Stated Value”) of each share being converted by the Conversion Price. The initial Conversion Price shall be $0.01. In addition, the Corporation shall issue to a holder converting all or any portion of Series G Stock an additional sum (the “Make Good Amount”) equal to $210 for each $1,000 of Stated Value of the Series G Stock converted prorated for amounts more or less than $1,000 (the “Extra Amount”). Subject to the beneficial ownership limitation, the Make Good Amount shall be paid in shares of Common Stock, as follows: The number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Extra Amount by the product of 80% times the average prevailing market price for the five trading days prior to the date a holder delivered a notice of conversion to the Company. A holder of Series G Stock may not convert any shares of Series G Stock into Common Stock if the holder (together with the holder’s affiliates and any persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Series G COD. However, upon notice from the holder to the Company, a holder may decrease or increase for such holder the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series G COD, provided that any such increase or decrease in the beneficial ownership limitation will not take effect until 61 days following notice to the Company.

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Dividends. Cumulative dividends on each share of Series G Stock shall accrue at the rate of 6% per annum based on a 360-day year on the Stated Value plus all unpaid accrued and accumulated dividends thereon. All accrued dividends shall be paid in cash only when, as and if declared by the Board of Directors out of funds legally available therefor or upon a liquidation or redemption of the Series G.

Voting Rights. Each holder of Series G Stock has the right to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series G Stock held by such holder are convertible as of the applicable record date. Approval of at least a majority of the outstanding Series G Stock is required to: (a) amend or repeal any provision of, or add any provision to, the Company’s Articles of Incorporation or bylaws, or file any Certificate of Designation (however such document is named) or articles of amendment to create any class or any series of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series G Stock, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or bylaws or by merger, consolidation or otherwise or filing any Certificate of Designation, it being understood that the creation of a new security having rights, preferences or privileges senior to or on parity with the Series G Stock in a future financing will not constitute an amendment, addition, alteration, filing, waiver or repeal for these purposes; (b) increase or decrease (other than by conversion) the authorized number of shares of Series G Stock; (c) issue any Series D or E Convertible Preferred Stock; (d) issue any Series G Stock in excess of 1,000,000 shares; or (e) without limiting any provision hereunder, whether or not prohibited by the terms of the Series G Stock, circumvent a right of the Series G Stock.

Liquidation Preference. The Series G Stock has a stated value of $10.00 per share. On a pari passu basis with the holders of Series E Stock that is currently issued and outstanding, upon the liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, the holders of the Series G Stock are entitled to receive an amount per share equal to the Series G Stated Value and then receive a pro-rata portion of the remaining assets available for distribution to the holders of Common Stock on an as-converted to Common Stock basis.

Participation Rights. (a) For 24 months from the date that shares of the Series G Stock are first issued to a holder, the holders of Series G Stock have the right to participate, pro rata, in each subsequent financing in an amount up to 40% of the total proceeds of such financing on the same terms, conditions and price otherwise available in such subsequent financing.

Series G Offering Warrants

Warrants to purchase 710,000,000 shares of Common Stock are currently outstanding. The initial exercise price of the Warrants is $0.01 per share, subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock or if, other than upon conversion of existing convertible preferred stock, we issue shares of common stock, or securities exercisable to purchase or convertible into, shares of Common Stock, for a purchase price that is less than the exercise price in effect at such time, in which event the exercise price shall be reduced to the price per share at which we issued, or may be required to issue, shares of Common Stock. Further, until the Series G Stock is no longer outstanding, a decrease in the exercise price of the Warrants triggers a corresponding increase in the number of shares of Common Stock issuable upon exercise of the Warrants such that the aggregate exercise value remains constant. The Warrants expire on the close of business on the fifth-year anniversary of the date on which they are issued.

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Inducement Offering Warrants

Warrants to purchase 185,626,861 shares of Common Stock are currently outstanding. The warrants were issued to holders of outstanding warrants previously issued by the Company as inducement for such holders to exercise their warrants. The initial exercise price of the Warrants is $0.01 per share, subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock or if, other than upon conversion of existing convertible preferred stock, we issue shares of common stock, or securities exercisable to purchase or convertible into, shares of Common Stock, for a purchase price that is less than the exercise price in effect at such time, in which event the exercise price shall be reduced to the price per share at which we issued, or may be required to issue, shares of Common Stock.

Other Warrants and Options

●	An aggregate of 114,000 shares of Common Stock are issuable upon the exercise of outstanding common stock purchase warrants for a purchase price of $1.00 per share which expire in June 2024.

●	Warrants to purchase 696,111 shares of Common Stock at an exercise price of $0.006 per share are currently outstanding. The initial exercise price of these warrants was $2.50 per share. Pursuant to the terms of these warrants, the exercise price of these warrants is subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock or if we issue shares of Common Stock, or securities exercisable to purchase or convertible into shares of Common Stock, for a purchase price that is less than the exercise price in effect at such time, in which event the exercise price shall be reduced to the price per share at which we issued, or may be required to issue, shares of Common Stock. As of November 30, 2020, the exercise price of these warrants has been reduced to $0.006 per share. These warrants were issued on August 30, 2019 and expire on August 30, 2024.

●	Warrants to purchase 827,200 shares of Common Stock at an exercise price of $0.40 are currently outstanding. Pursuant to the terms of these warrants, the exercise price of these warrants is subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock. These warrants were issued between January 1, 2020 and April 30, 2020 and have terms of five years.

●	Warrants to purchase 1,298,078 shares of Common Stock at an exercise price of $2.50 are currently outstanding. Pursuant to the terms of these warrants, the exercise price of these warrants is subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock. These warrants were issued between July 2019 and October 2019 and have terms of five years.

●	A Warrant to purchase 203,000 shares of Common Stock at an exercise price of $1.81 is currently outstanding. Pursuant to the terms of this warrant, the exercise price of this warrant is subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock. This warrant was issued on July 12, 2019 and have a term of five years.

●	On June 16, 2020, the Company issued a Common Stock purchase warrant to Ascentaur, LLC to purchase up to 25,000,000 shares of Common Stock at an initial exercise price of $0.06 per share, subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction. This warrant expires on June 16, 2025.

●	On June 16, 2020, the Company issued a Common Stock purchase warrant to Harry Datys to purchase up to 3,100,000 shares of Common Stock at an initial exercise price of $0.06 per share, subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction. This warrant expires on June 16, 2025.

●	An aggregate of 80,000 shares of Common Stock are issuable upon the exercise of outstanding stock purchase options that are exercisable for a purchase price of $8.85 per share and expire in April 2024.

●	Warrants to purchase 106,857,143 shares of Common Stock at an exercise price of $0.01 are currently outstanding. Pursuant to the terms of these warrants, the exercise price of these warrants are subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock. These warrants were issued to the placement agents who provided services in connection with the sale of the Company’s Series E Preferred during the period of December 28, 2020 to September 2021, and have a term of five years.

●	Warrants to purchase 142,000,000 shares of Common Stock at an exercise price of $0.01 per share were issued to the placement agents who provided services in connection with the sale of the Company’s Series G Stock during the period of December 31, 2021 to March 4, 2022. Pursuant to the terms of these warrants, the exercise price of these warrants are subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock. These warrants have a term of five years.

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Anti-Takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the Board of Directors prior to the date the interested stockholder obtained such status or the combination is approved by the Board of Directors and thereafter is approved at a meeting of the stockholders (and not by written consent) by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders. Further, this prohibition extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the Board of Directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the Board of Directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders (which may be by written consent); or

●	the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher. In each case, the price-per-share calculation is increased for interest from the date of the calculation, and decreased for dividends paid on common shares.

A “combination” is generally defined to include

(a)	Any merger or consolidation with an “interested stockholder”;

(b)	or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having:

(i)	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation,

(ii)	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or

(iii)	10% or more of the earning power or net income of the corporation;

(c) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder;

(d)	The issuance or transfer, in one transaction or a series of transactions, of any shares that have an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding voting shares of corporation to an “interested stockholder” (except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all stockholders);

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(e)	The adoption of any plan or proposal for the liquidation or dissolution of corporation under any agreement, arrangement or understanding, whether or not in writing, with the “interested stockholder”;

(f)	Any receipt by the “interested stockholder” of the benefit, directly or indirectly (except proportionately as a stockholder of the corporation), of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by or through the corporation; and

(g)	certain other reclassifications, recapitalizations, mergers/consolidations with subsidiaries, or other transactions (whether or not by agreement with the “interested stockholder”) that has the immediate and proximate effect of increasing the proportionate voting shares (including through convertible securities) held by the “interested stockholder”, unless such transaction would otherwise be excluded by clause (d) above.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares only have such voting rights as are approved by a majority of disinterested stockholders. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Transfer Company. The transfer agent’s telephone number is (303) 282-4800.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Flangas Law Group.

EXPERTS

Our consolidated financial statements for the fiscal years ended December 31, 2021 and 2020 have been audited by Salberg & Company, P.A., an independent registered public accounting firm as set forth in their report thereto, and are incorporated in this prospectus in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement, as amended, on Form S-1 under the Securities Act with respect to the securities that are being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities that are being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s web site is http://www.sec.gov.

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Up to 1,927,680,433 Shares

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

Common Stock

PROSPECTUS DATED MAY 6, 2022

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the SEC registration fee, all of the amounts shown are estimates.

SEC registration fee	$1,786.96
Legal fees and expenses*	$40,000.00
Accounting fees and expenses*	$15,000.00
Printing and miscellaneous expenses*	$3,213.04	*
	$60,000 .00

* Estimated solely for the purpose of this Item. Actual expenses may vary.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Neither our articles of incorporation nor our bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by such individual in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if such person: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

II-1

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act, and we will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On March 11, 2019 and April 11, 2019, we issued non-negotiable senior convertible promissory notes to two investors affiliated with John Mercadante, our then Chairman of the Board and Chief Executive Officer, in the principal amounts of $500,000 and $2,000,000, respectively. The principal due under the notes accrues interest at the rate of 18% per annum; such interest is payable monthly over the term of the notes in cash or common stock, at the holder’s election.

On February 25, 2019, we issued an aggregate of 2,670,688 shares of Common Stock to an executive officer, employees and consultants of our company for services rendered. The shares were valued at $2,750,808, or $1.03 per share.

On April 9, 2019, we entered into an agreement with an investor that cancelled outstanding warrants held by such investor in exchange for an aggregate of 600,000 shares of Common Stock, valued at $7,686,000, or $12.81 per share.

On April 9, 2019, we entered into an agreement with an investor that modified our existing obligations to such investor by reducing the principal balance of the note outstanding held by such investor to $1,800,000, in exchange for the issuance of 800,000 shares of restricted Common Stock, valued at $10,248,000, or $12.81 per share. Such aggregate issuance will occur in increments of no fewer than the lesser of (i) 50,000 shares and (ii) the balance of the 800,000 shares owed. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable pursuant to such agreement. As of the date of this report, 100,000 of these shares have been issued and 700,000 shares were issuable at June 30, 2019. These 800,000 shares issued and issuable were valued at $10,248,000, or $12.81 per share, based on the quoted trading price of the Company’s Common Stock on the date of grant. In connection with these shares, the Company recorded a loss on debt extinguishment of $10,248,000. On August 16, 2019, the 700,000 shares issuable were converted into 700,000 shares of Series B Preferred Stock.

On April 9, 2019, we entered into agreements with all holders of our Series A Convertible Preferred Stock to exchange all 4,000,000 outstanding shares of Series A Convertible Preferred Stock for an aggregate of 2,600,000 shares of restricted Common Stock.

On May 1, 2019, we issued an aggregate of 30,000 shares of Common Stock, valued at $265,500, or $8.85 per share, to consultants.

On June 14, 2019, we issued 200,000 shares of Common Stock, valued at $2,200,000, or $11.00 per share, to an employee of our Company for services rendered.

On July 8, 2019, pursuant to a one-year consulting agreement, we agreed to issue 50,000 shares of our common stock to a consultant for investor relations services to be rendered. These shares were valued at $125,000, or $2.50 per common share, based on contemporaneous Common Stock sales. 25,000 of these shares vested on January 8, 2020, and 25,000 shares were to vest on July 8, 2020. In connection with these shares, we shall record stock-based consulting fees over the vesting period of one year. In April 2020, pursuant to a settlement agreement, 25,000 shares that were non-vested were cancelled.

II-2

In connection with a Note Conversion Agreement dated July 12, 2019, we issued 203,000 shares of our Common Stock at $2.50 per share for the conversion of a related party convertible note payable of $500,000 and accrued interest payable of $7,500. In connection with the conversion of this convertible note, the Company issued the note holder warrants to purchase 203,000 shares of the Company’s Common Stock at an exercise price of $1.81 per share for a period of five years.

In connection with a Note Conversion Agreement dated July 12, 2019, we issued 812,000 shares of our Common Stock at $2.50 per share for the conversion of a related-party convertible note payable of $2,000,000 and accrued interest payable of $30,000. In connection with the conversion of this convertible note, the Company issued the note holder warrants to purchase 812,000 shares of the Company’s Common Stock at an exercise price of $2.50 per share for a period of five years.

On August 30, 2019, the Company completed an equity offering, pursuant to which certain accredited investors agreed to purchase, severally and not jointly, 585,000 units of the Company, each unit comprised one (1) share of Common Stock, and a common stock purchase warrant to purchase one (1) share of Common Stock at an exercise price of $2.50 per share of Common Stock (the “August 2019 Equity Offering”).

On August 30, 2019, we issued and sold to accredited investors (collectively, the “Debt Investors”) convertible promissory notes in the aggregate principal amount of $2,469,840 (the “Notes”) and common stock purchase warrants to purchase up to 987,940 shares of our Common Stock (the “August 2019 Debt Offering”) pursuant to a Securities Purchase Agreement (the “August 2019 Debt Purchase Agreement”). We received net proceeds of $295,534, which is net of a 10% original issue discounts of $246,984 and origination fees of $61,101, and is net of $1,643,367 for the repayment of notes payable, and net of $222,854 related to the conversion of existing notes payable already outstanding to these lenders into these Notes. The Notes initially bore interest at 10% per annum and became due and payable on November 30, 2020. During the existence of an Event of Default (as defined in the Notes), interest accrued at the lesser of (i) the rate of 18% per annum, or (ii) the maximum amount permitted by law. The Notes were convertible, in whole or in part, at any time, and from time to time, into shares of Common Stock at the option of the Debt Investor. The initial conversion price of the Notes was the lower of: (i) $3.50 per share and (ii) the price per share paid by Debt Investors in the simultaneous equity offering of up to $1,000,000. If an Event of Default (as defined in the Notes) occurred, regardless of whether it has been cured or remains ongoing, the Notes were initially convertible at the lower of: (i) $3.50 and (ii) 70% of the second lowest closing price of the Common Stock as reported on the Trading Market (as defined in the Notes) during the 20 consecutive Trading Day (as defined in the Notes) period ending and including the Trading Day (as defined in the Notes) immediately preceding the delivery or deemed delivery of the applicable notice of conversion (the “Notes Default Conversion Price”).

The Notes and the common stock purchase warrants included in the August 2019 Debt Offering included, and the common stock purchase warrants issued in the August 2019 Equity Offering include, down-round provisions under which the Note conversion price and warrant exercise price could be affected, on a full-ratchet basis, by future equity offerings and deemed equity offerings undertaken by the Company. Ultimately, the conversion price of the Notes and the exercise price of the warrants were each reduced to their current level of $0.006. The common stock purchase warrants issued in the August 2019 Debt Offering also provided that when the exercise price was reduced, the number of shares of Common Stock issuable would increase so as to maintain the aggregate exercise price payable in respect of such warrants.

During the three months ended September 30, 2019, we issued 423,711 shares of our Common Stock and 423,711 warrants to purchase our Common Stock at an exercise price of $2.50 per share in connection with the conversion of notes payable of $946,250 and accrued interest of $113,027. These shares were valued at $1,059,277, or $2.50 per common share, based on contemporaneous Common Stock sales.

In October 2019, we issued 34,000 shares of our Common Stock and 34,000 five-year warrants to purchase Common Stock shares for an exercise price of $2.50 per Common Stock share to investors for cash proceeds of $85,000, or $2.50 per share, pursuant to unit subscription agreements.

On October 1, 2019, we issued 28,367 shares of our Common Stock and 28,367 warrants at an exercise price of $2.50 per share in connection with the conversion of notes payable of $57,500 and accrued interest of $13,417.

II-3

On October 2, 2019, we granted 300,000 shares of our Common Stock to a former employee for accounting services rendered. The shares were valued at $750,000, or $2.50 per share, based on contemporaneous Common Stock sales. In connection with these shares, we recorded stock-based compensation of $750,000.

On October 3, 2019, we issued and sold to an investor a convertible promissory note in the principal amount of $166,667, and warrants (the “October 3 Warrant”) to purchase up to 66,401 shares of our Common Stock pursuant to a Securities Purchase Agreement with an accredited investor. We received net proceeds of $150,000, which is net of a 10% original issue discount of $16,667. The note bears interest at 10% per annum and becomes due and payable on January 3, 2021. During the existence of an Event of Default (as defined in the note), interest accrues at the lesser of (i) the rate of 18% per annum, or (ii) the maximum amount permitted by law. The note is convertible, in whole or in part, at any time, and from time to time, into shares of Common Stock at the option of the holder. The “Conversion Price” in effect on any Conversion Date (as defined in the note) means, as of any Conversion Date (as defined in the note) or other date of determination, the lower of: (i) $2.51 per share and (ii) the price per share paid by investors in the contemplated equity offering of up to $1,000,000. If an Event of Default (as defined in the note) has occurred, regardless of whether such Event of Default (as defined in the note) has been cured or remains ongoing, the note shall be convertible at the lower of: (i) $2.51 and (ii) 70% of the second lowest closing price of the Common Stock as reported on the Trading Market (as defined in the note) during the 20 consecutive Trading Day (as defined in the note) period ending and including the Trading Day (as defined in the note) immediately preceding the delivery or deemed delivery of the applicable notice of conversion. The related warrant is exercisable at any time on or after the date of the issuance and entitles the investor to purchase shares of the Company’s Common Stock for a period of five years from the initial date the warrant became exercisable. Under the terms of the October 3 Warrant, the holder is entitled to exercise the October 3 Warrant to purchase up to 66,401 shares of the Company’s Common Stock at an initial exercise price of $3.51, subject to adjustment as detailed in the October 3 Warrant.

On October 14, 2019 and November 7, 2019, we entered into convertible note agreements with an accredited investor. Pursuant to the terms of these convertible note agreements, we issued and sold to an investor convertible promissory notes in the aggregate principal amount of $500,000, and we received cash proceeds of $500,000. These notes bear interest at 10% per annum. The October 14, 2019 note of $300,000 became due and payable on October 14, 2020, and the November 7, 2019 became due and payable on November 7, 2020. The Company is engaged in discussions with the note holder to convert these notes into Common Stock. During the existence of an Event of Default (as defined in the applicable notes), interest shall accrue at the lesser of (i) the rate of 18% per annum, or (ii) the maximum amount permitted by law. Each note is convertible, in whole or in part, at any time, and from time to time, into shares of Common Stock at the option of the investor. The “Conversion Price” in effect on any Conversion Date means, as of any date of determination, the lower of: (i) $2.50 per share and (ii) the twenty day per share closing trading price of the Company’s Common Stock during the twenty trading days that close with the last previous trading day ended three days prior to the date of exercise. These notes do not contain anti-dilutive provisions. In May 2020, due to the default of a May 2020 Amortization Payment, the October 14, 2019 convertible note was deemed in default, but the note holder has, to the Company’s knowledge, not taken any steps to enforce these notes.

Beginning in January 2020 and continuing through April 1, 2020, we closed on a series of Securities Purchase Agreements with several accredited investors. Pursuant to the terms of these purchase agreements, we issued and sold to investors convertible promissory notes in the aggregate principal amount of $2,068,000 and warrants to purchase up to 827,200 shares of the Company’s Common Stock. We received net proceeds of $1,880,000, which is net of a 10% original issue discounts of $188,000. These notes bear interest at 6% per annum and become due and payable on the date that is the 24-month anniversary of the original issue date of the respective note. During the existence of an Event of Default (as defined in the applicable note), interest shall accrue at the lesser of (i) the rate of 18% per annum, or (ii) the maximum amount permitted by law. After the original issue date of these notes until such note is no longer outstanding, such note is convertible, in whole or in part, at any time, and from time to time, into shares of Common Stock at the option of the holder. The “Conversion Price” in effect on any Conversion Date (as defined in the applicable note) means, as of any date of determination, $0.40 per share, subject to adjustment as provided therein. If an Event of Default (as defined in the 2020 Notes) has occurred, regardless of whether such Event of Default has been cured or remains ongoing, the notes are convertible at the lower of: (i) $0.40 and (ii) 70% of the second lowest closing price of the common stock as reported on the Trading Market (as defined in the applicable notes) during the 20 consecutive Trading Day (as defined in the applicable notes) period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable notice of conversion. All such Conversion Price determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction. These notes contain down-round protection under which the Conversion Price was reduced on a full-ratchet basis, to a fraction of a penny due to the adjusted conversion price of certain other convertible notes issued by the Company. The related warrants are exercisable at any time on or after the date of the issuance and entitle the investors to purchase shares of the Company’s Common Stock for a period of five years from the initial date such applicable warrant becomes exercisable. Under the terms of these warrants, the investors are entitled to exercise warrants to purchase up to 827,200 shares of the Company’s Common Stock at an initial exercise price of $0.40, subject to adjustment as detailed in the respective warrants. These notes were recently converted to Common Stock.

II-4

On June 16, 2020, the Company issued a common stock purchase warrant to Ascentaur, LLC to purchase up to 25,000,000 shares of Common Stock at an initial exercise price of $0.06 per share, subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction. This warrant expires on June 16, 2025.

On June 16, 2020, the Company issued a common stock purchase warrant to Harry Datys to purchase up to 3,100,000 shares of Common Stock at an initial exercise price of $0.06 per share, subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction. This warrant expires on June 16, 2025.

On December 17, 2020, 55,000,000 shares Common Stock were issued to Prashant Aji for conversion of debt to equity, at a value of $0.01 per share of Common Stock, pursuant to the effective debt instrument between the Company and Prashant Aji.

On January 11, 2021, 15,454,546 shares Common Stock were issued to Jeff Anderson for conversion of debt to equity, at a value of $0.01 per share of Common Stock, pursuant to the effective debt instrument between the Company and Jeff Anderson.

The securities described above were issued pursuant to Section 4(a)(2) of the Securities Act.

During the six months ended June 30, 2020, the Company issued 417,863,999 shares of its Common Stock upon the partial conversion of a convertible note which had bifurcated embedded conversion option derivatives including the conversion of principal and default interest balances due of $2,844,979, accrued interest payable due of $218,600, and fees of $8,180, at the contractual conversion price.

On July 20, 2020, the Company entered the Cavalry Exchange Agreement with Cavalry to exchange outstanding Notes and Warrants for Series D Stock. Pursuant to the Cavalry Exchange Agreement, Cavalry exchanged promissory notes with an aggregate remaining principal amount outstanding of $559,846.31 and debt warrants to purchase 228,713,916 shares of Common Stock for 301,457 shares of Series D Stock. On July 22, 2020, the Company entered the Puritan Exchange Agreement with Puritan to exchange outstanding promissory notes with an aggregate remaining principal amount outstanding of $265,843.79 and debt warrants to purchase 194,445,417 shares of Common Stock for 221,269 shares of Series D Stock. The securities issued in these transactions were issued pursuant to Section 3(a)(9) of the Securities Act.

On July 24, 2020, we issued 1,000,000 shares of our Common Stock upon conversion of 1,000,000 shares of Series B Preferred Stock.

During the period from July 1, 2020 to December 31, 2020, the Company issued 522,726,000 shares of its Common Stock in connection with the conversion of 522,726 shares of Series D Stock. The conversion ratio was 1,000 shares of Common Stock for each share of Series D Stock in accordance with the Series D COD.

During the three months ended September 30, 2020, the Company issued 477,682,407 shares of its Common Stock in connection with the conversion of convertible notes payable and default interest of $4,215,651, accrued interest of $82,852, and fees of $900. The conversion price was based on contractual terms of the related debt.

During the period from June 1, 2020 to June 29, 2020, the Company issued 70,203,889 shares of its Common Stock in connection with the cashless exercise of warrants. The exercise price was based on contractual terms of the related debt.

II-5

During the period from July 1, 2020 to August 10, 2020, the Company issued 85,710,419 shares of its Common Stock in connection with the cashless exercise of 92,001,552 warrants. The exercise price was based on contractual terms of the related debt.

On July 20, 2020, in connection with the parties’ recent settlement, the Company issued 10,281,018 shares to Bellridge to settle certain claims of Bellridge. These shares were valued at $502,742, or $0.049 per share, based on the quoted trading price on the date of grant.

On October 8, 2020, December 28, 2020, December 30, 2020, January 5, 2021, January 27, 2021, March 22, 2021, and April 9, 2021, the Company entered into Securities Purchase Agreements with accredited investors pursuant to which such investors agreed to purchase, severally and not jointly, an aggregate of (i) 448,495 shares of Series E Stock and (ii) the Warrants to purchase 630,239,717 shares of common stock, $0.001 par value per share. The securities issued in this transaction were issued pursuant to Section 4(a)(2) of the Securities Act.

During the period from December 28, 2020 to April 9, 2021, the Company issued common stock purchase warrants to the placement agents who provided services in connection with the sale of the Company’s Series E Stock to purchase up to 118,077,785 shares of Common Stock at an initial exercise price of $0.01 per share, subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction. These warrants have five year terms.

On August 5, 2021, the Company entered into a Securities Purchase Agreement with certain of the Selling Stockholders pursuant to which the investors agreed to purchase warrants to purchase 91,992,002 of shares of Common Stock, subject to adjustment, at an initial exercise price of $0.01 per share.

On September 29, 2021, the Company entered into a Securities Purchase Agreement with certain of the Selling Stockholders pursuant to which the Investors agreed to purchase warrants to purchase 99,349,145 of shares of Common Stock, subject to adjustment, at an initial exercise price of $0.01 per share.

During the three months ended June 30, 2021, the Company issued 44,282,163 shares of its common stock upon the conversion of remaining convertible note principal of $206,299, and accrued interest payable of due of $167,157 at the contractual conversion price. Additionally, the Company and the respective investor agreed that the investor in not due any default penalty and accordingly, the Company reversed all accrued default penalty due of $664,400 and recorded a gain on debt extinguishment. The Company accounted for the partial conversion of these convertible notes pursuant to the guidance of ASC 470-20, Debt with Conversion and Other Options. Under ASC 470-20, the Company recognized an aggregate loss on debt extinguishment upon conversion in the amount of $143,872 which is associated with the difference between the fair market value of the shares issued upon conversion and the conversion price and is equal to the fair value of the shares of common stock transferred upon conversion.

During the three months ended June 30, 2021, the Company issued 571,296,287 shares of its common stock in connection with the conversion of 340,346 shares of Series E. The conversion ratio was based on the Series E certificate of designation, as amended.

During the three months ended June 30, 2021, the Company issued 121,053,570 shares of its common stock in connection with the exercise of 167,128,858 warrants for cash and on a cash-less basis. The exercise price was based on contractual terms of the related warrant. In connection with these warrant exercises, the Company received cash proceeds of $685,714.

During the three months ended September 30, 2021, the Company issued 25,725,519 shares of its common stock in connection with the conversion of 17,135 shares of Series E. The conversion ratio was based on the Series E certificate of designation, as amended.

During the three months ended September 30, 2021, the Company issued 325,539,430 shares of its common stock and received proceeds of $3,254,955 from the exercise of 325,539,430 warrants at $0.01 per share.

II-6

During the three months ended December 31, 2021, the Company issued 28,571,429 shares of its common stock and received proceeds of $285,714 from the exercise of 28,571,429 warrants at $0.01 per share.

During the three months ended December 31, 2021, the Company issued 60,758,228 shares of its common stock in connection with the conversion of 39,410 shares of Series E. The conversion ratio was based on the Series E certificate of designation, as amended.

On October 22, 2021, the Company entered into a Securities Purchase Agreement with certain of the Selling Stockholders pursuant to which the investors agreed to purchase warrants to purchase 14,285,715 of shares of Common Stock, subject to adjustment, at an initial exercise price of $0.01 per share.

On December 31, 2021, January 25, 2022, and March 4, 2022, the Company entered into Securities Purchase Agreements with the Selling Stockholders pursuant to which such investors agreed to purchase, severally and not jointly, an aggregate of (i) 710,000 shares of Series G Stock and (ii) the Warrants to purchase 710,000,000 shares of common stock, $0.001 par value per share. The securities issued in this transaction were issued pursuant to Section 4(a)(2) of the Securities Act.

On January 7, 2022, the Company issued 16,000,000 shares of its common stock and received proceeds of $160,000 from the exercise of 16,000,000 warrants at $0.01 per share.

On January 19, 2022, the Company issued 75,000,000 shares of its common stock in connection with the conversion of 19,947 shares of Series E. The conversion ratio was based on the Series E certificate of designation, as amended.

On April 13, 2022, the Company issued 38,500,868 shares of its common stock in connection with the conversion of 10,240 shares of Series E Stock and 40,086,207 shares of its common stock in connection with the cashless exercise of Series E Warrants.

Warrants to purchase 142,000,000 shares of Common Stock at an exercise price of $0.01 per share were issued to the placement agents who provided services in connection with the sale of the Company’s Series G Stock during the period of December 31, 2021 to March 4, 2022. Pursuant to the terms of these warrants, the exercise price of these warrants are subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock. These warrants have a term of five years.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this Registration Statement on Form S-1. Exhibit numbers correspond to the exhibit requirements of Regulation S-K.

II-7

(1) FINANCIAL STATEMENTS

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

F-1

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of:

Transportation and Logistics Systems, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Transportation and Logistics Systems, Inc. and Subsidiaries (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, changes in shareholders’ equity/deficit and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2021 and 2020, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-2

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Assignment for the Benefit of Creditors

As summarized in Footnote 10 “Assignment for the Benefit of Creditors” to the consolidated financial statements, the Company’s subsidiaries, Prime EFS, LLC and Shypdirect, LLC, executed a Deed of Assignment for Benefit of Creditors (“ABC”) in the state of New Jersey, assigning all of the Prime EFS and Shypdirect assets to an assignee for the Benefit of Creditors and filing for dissolution. This resulted in removal of the assets and liabilities of Prime EFS and Shypdirect from the consolidated financial statements and a gain on deconsolidation of approximately $12,427,000.

We identified the Assignment for the Benefit of Creditors as a critical audit matter. Auditing management’s assessment to deconsolidate the Company’s subsidiaries, Prime EFS, LLC and Shypdirect, LLC, was complex and involved a high degree of subjectivity.

The primary procedures we performed to address this critical audit matter included a) Review of applicable GAAP literature. There is no guidance specifically for Assignment for Benefit of Creditors, however we relied on ASC 810-10, “Consolidations”. Per ASC 810-10-15-10, a majority-owned subsidiary shall not be consolidated if control does not rest with the majority owner; b) Research and review of an accounting guide on Bankruptcies and Liquidation. Per the guide, a parent deconsolidates a subsidiary as of the date the parent no longer has control of the subsidiary; c) we obtained legal opinions from Company counsels. The legal opinions conclusions support management’s belief that creditors of Prime EFS, LLC and Shypdirect, LLC cannot look to these former subsidiaries or to the Company to satisfy their pre-assignment debts and their only recourse is through the ABC process and therefore the Company does not have control over the assets or liabilities of the subsidiaries, or the subsidiaries themselves; and d) Consultations with AICPA technical hotline representative and other accounting experts. Based on our conversations, the AICPA representative and other accounting experts concurred that deconsolidation was appropriate; e) inquired of management concerning the existence of any guarantees made by the Company for paying obligations of the subsidiaries. Management represented that no such guarantees were made.

F-3

Analysis of Liquidity and Going Concern

As summarized in Footnote 2 “Liquidity” to the consolidated financial statements, the Company has a history of net losses and net cash used in operating activities and believes such conditions will continue for a period of time into the future. These are considered adverse conditions or events that lead management to consider whether there is substantial doubt about the ability of the entity to continue as a going concern for a reasonable period of time. However, management believes that $6.6 million of cash raised through the issuance of Series G Convertible Preferred Stock created a cash balance and positive working capital that alleviates the substantial doubt related to going concern and the need for a going concern risk disclosure.

We identified the going concern risk analysis as a critical audit matter. Auditing management’s going concern analysis including their process to develop the analysis and the projections of future cash flows, operating trends, and assessments of internal and external matters that may affect the Company’s future operations and cash flows involved a high degree of subjectivity. Additionally, auditing management’s plans to address the going concern risk involved highly subjective auditor judgment.

The primary procedures we performed to address this critical audit matter included (a) Assessed the reasonableness of management’s process for developing their assessment of whether a going concern risk exists, (b) Assessed the reasonableness of assumptions management used in their future cash flow projections including comparison to prior year results, consideration of positive and negative evidence impacting management’s forecasts, and consideration of the Company’s financing arrangements in place as of the report date, (c) Developed our own independent calculation of expected source and use of funds and needs of the Company over the one year period from the date of issuance of the consolidated financial statements, (d) Confirmed cash balances as of December 31, 2021 with the banks and tested management’s bank reconciliations, (e) Identified management’s plans for dealing with the adverse conditions and events discussed above and assessed the reasonableness of the assumptions of such plans, (f) Assessed whether it is probable that management’s plans, when implemented, will mitigate the adverse effects of the conditions and events discussed above, (g) Concluded whether substantial doubt exists as to whether the Company can continue as a going concern for a period of one year after the consolidated financial statements are issued and (h) considered the effect of such conclusion on the consolidated financial statement disclosures and our report of an independent registered public accounting firm.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2017.

Boca Raton, Florida

March 31, 2022

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member Center for Public Company Audit Firms

F-4

TRANSPORTATION AND LOGISTICS SYSTEMS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2021	2020

ASSETS
CURRENT ASSETS:
Cash	$6,067,692	$579,283
Accounts receivable, net	481,734	-
Prepaid expenses and other current assets	197,336	75,951
Assets subject to assignment for benefit of creditors, current portion	-	740,381

Total Current Assets	6,746,762	1,395,615

OTHER ASSETS:
Security deposit	33,340	-
Property and equipment, net	577,205	472,670
Intangible assets, net	2,177,382	-
Assets subject to assignment for benefit of creditors	-	1,665,411

Total Other Assets	2,787,927	2,138,081

TOTAL ASSETS	$9,534,689	$3,533,696

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Convertible notes payable, net of debt discounts of $0 and $83,548, respectively	$-	$979,216
Notes payable, current portion, net of debt discount of $0 and $0, respectively	283,141	85,207
Note payable - related party	-	500,000
Accounts payable	312,772	465,581
Accrued expenses	212,975	254,095
Insurance payable	98,255	26,794
Derivative liability	-	4,181,187
Due to related parties	-	173,692
Accrued compensation and related benefits	98,964	2,670
Liabilities subject to assignment for benefit of creditors, current portion	-	11,338,459

Total Current Liabilities	1,006,107	18,006,901

LONG-TERM LIABILITIES:
Notes payable, net of current portion	12,455	290,215
Liabilities subject to assignment for benefit of creditors	-	1,249,996

Total Long-term Liabilities	12,455	1,540,211

Total Liabilities	1,018,562	19,547,112

Commitments and Contingencies (See Note 12)

SHAREHOLDERS’ EQUITY (DEFICIT):
Preferred stock, par value $0.001; authorized 10,000,000 shares:
Series B convertible preferred stock, par value $0.001 per share; 1,700,000 shares designated; 700,000 and 700,000 shares issued and outstanding at December 31, 2021 and 2020, respectively (Liquidation value $700 and $700, respectively)	700	700
Series D preferred stock, par value $0.001 per share; 1,250,000 shares designated; no shares issued and outstanding at December 31, 2021 and 2020, respectively ($6.00 per share liquidation value)	-	-
Series E preferred stock, par value $0.001 per share; 562,250 shares designated; 51,605 and 105,378 shares issued and outstanding at December 31, 2021 and 2020, respectively ($13.34 per share liquidation value)	52	105
Series G preferred stock, par value $0.001 per share; 1,000,000 shares designated; 615,000 and 0 shares issued and outstanding at December 31, 2021 and 2020, respectively ($10.00 per share liquidation value)	615	-
Common stock, par value $0.001 per share; 10,000,000,000 shares authorized; 2,926,528,666 and 1,733,847,494 shares issued and outstanding at December 31, 2021 and 2020, respectively	2,926,529	1,733,848
Additional paid-in capital	124,604,718	104,872,991
Accumulated deficit	(119,016,487)	(122,621,060)

Total Shareholders’ Equity (Deficit)	8,516,127	(16,013,416)

Total Liabilities and Shareholders’ Equity (Deficit)	$9,534,689	$3,533,696

See accompanying notes to consolidated financial statements.

F-5

TRANSPORTATION AND LOGISTICS SYSTEMS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,
	2021	2020

REVENUES	$5,495,146	$25,826,632

COST OF REVENUES	5,408,143	23,284,240

GROSS PROFIT	87,003	2,542,392

OPERATING EXPENSES:
Compensation and related benefits	1,403,311	2,335,388
Legal and professional fees	2,160,081	3,920,606
Rent	599,820	651,806
General and administrative expenses	1,115,187	814,306
Contingency loss	30,000	3,035,837
Loss on lease abandonment	1,223,628	-

Total Operating Expenses	6,532,027	10,757,943

LOSS FROM OPERATIONS	(6,445,024)	(8,215,551)

OTHER INCOME (EXPENSES):
Interest expense	(349,544)	(7,377,164)
Interest expense - related parties	(74,959)	(174,947)
Warrant exercise inducement expense	(4,431,853)	-
Gain on debt extinguishment, net	1,564,941	7,847,073
Gain on debt extinguishment - related party	148,651	-
Settlement expense	-	(545,616)
Other income	194,823	376,750
Gain on deconsolidation of subsidiaries	12,363,449	-
Derivative income (expense), net	3,284,306	(34,692,503)

Total Other Income (Expenses)	12,699,814	(34,566,407)

INCOME (LOSS) BEFORE INCOME TAXES	6,254,790	(42,781,958)

Provision for income taxes	-	-

NET INCOME (LOSS)	6,254,790	(42,781,958)

Deemed dividends related to ratchet adjustment, beneficial conversion features, and accrued dividends	(2,650,217)	(19,223,242)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$3,604,573	$(62,005,200)

NET INCOME (LOSS) PER COMMON SHARE - BASIC AND DILUTED
Basic	$0.00	$(0.08)
Diluted	$0.00	$(0.08)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,341,907,998	751,822,976
Diluted	3,728,170,026	751,822,976

See accompanying notes to consolidated financial statements.

F-6

TRANSPORTATION AND LOGISTICS SYSTEMS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

													Additional		Total
	Preferred Stock Series B		Preferred Stock Series D		Preferred Stock Series E		Preferred Stock Series G		Common Stock		Common Stock Issuable		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2019	1,700,000	$1,700	-	$-	-	$-	-	$-	11,832,603	$11,833	25,000	$25	$47,715,878	$(60,615,860)	$(12,886,424)

Reduction of put premium upon conversion	-	-	-	-	-	-	-	-	-	-	-	-	385,385	-	385,385

Common stock issued for debt conversion, accrued interest and fees	-	-	-	-	-	-	-	-	1,013,408,088	1,013,407	-	-	7,829,589	-	8,842,996

Beneficial conversion effect related to debt conversions	-	-	-	-	-	-	-	-	-	-	-	-	36,271,137	-	36,271,137

Common shares issued for cashless warrant exercise	-	-	-	-	-	-	-	-	155,914,308	155,915			81,750		237,665

Warrants issued for services	-	-	-	-	-	-	-	-	-	-	-	-	1,963,291	-	1,963,291

Relative fair value of warrants issued in connection with convertible debt	-	-	-	-	-	-	-	-	-	-	-	-	262,872	-	262,872

Accretion of stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	36,458	-	36,458

Common stock issued for Series B preferred stock	(1,000,000)	(1,000)	-	-	-	-	-	-	1,000,000	1,000	-	-	-	-	-

Conversion of debt and accrued interest to series D preferred stock	-	-	522,726	522	-	-	-	-	-	-	-	-	825,167	-	825,689

Conversion of series D preferred stock to common stock	-	-	(522,726)	(522)	-	-	-	-	522,726,000	522,726	-	-	(522,204)	-	-

Common stock issued for settlement	-	-	-	-	-	-	-	-	10,281,018	10,281	-	-	492,461	-	502,742

Common stock issued for settlement related to anti-dilutive issuance	-	-	-	-	-	-	-	-	18,685,477	18,686	-	-	526,930	-	545,616

Sales of Series E preferred share units	-	-	-	-	105,378	105	-	-	-	-	-	-	1,162,895	-	1,163,000

Cancellation of issuable shares	-	-	-	-	-	-	-	-	-	-	(25,000)	(25)	25	-	-

Reclassification of warrants from equity to derivative liabilities	-	-	-	-	-	-	-	-	-	-	-	-	(11,381,885)	-	(11,381,885)

Deemed dividend related to price protection	-	-	-	-	-	-	-	-	-	-	-	-	19,223,242	(19,223,242)	-

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(42,781,958)	(42,781,958)

Balance, December 31, 2020	700,000	700	-	-	105,378	105	-	-	1,733,847,494	1,733,848	-	-	104,872,991	(122,621,060)	(16,013,416)

Common stock issued for debt conversion	-	-	-	-	-	-	-	-	59,736,709	59,736	-	-	483,720	-	543,456

Sales of Series E preferred share units	-	-	-	-	343,118	343	-	-	-	-	-	-	3,590,157	-	3,590,500

Sales of Series G preferred share units	-	-	-	-	-	-	615,000	615	-	-	-	-	5,478,946	-	5,479,561

Common stock issued for conversion of Series E preferred shares	-	-	-	-	(396,891)	(396)	-	-	657,780,034	657,781	-	-	(657,385)	-	-

Common stock issued for warrant exercise	-	-	-	-	-	-	-	-	475,164,429	475,164	-	-	3,751,219	-	4,226,383

Warrant exercise inducement expense	-	-	-	-	-	-	-	-	-	-	-	-	4,431,853	-	4,431,853

Beneficial conversion effect related to debt conversions	-	-	-	-	-	-	-	-	-	-	-	-	143,872	-	143,872

Deemed dividend related to beneficial conversion features and accrued dividends	-	-	-	-	-	-	-	-	-	-	-	-	2,509,345	(2,650,217)	(140,872)

Net income	-	-	-	-	-	-	-	-	-	-	-	-	-	6,254,790	6,254,790

Balance, December 31, 2021	700,000	$700	-	$-	51,605	$52	615,000	$615	2,926,528,666	$2,926,529	-	$-	$124,604,718	$(119,016,487)	$8,516,127

See accompanying notes to consolidated financial statements.

F-7

TRANSPORTATION AND LOGISTICS SYSTEMS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$6,254,790	$(42,781,958)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization expense	685,644	102,109
Amortization of debt discount to interest expense	83,548	4,928,010
Stock-based compensation and consulting fees	-	1,999,749
Contingency loss	-	3,035,837
Other non-cash interest and fees	-	9,080
Interest expense related to debt default	-	1,531,335
Derivative (income) expense, net	(3,284,306)	34,692,503
Non-cash portion of gain on extinguishment of debt, net	(1,564,941)	(7,899,618)
Non-cash gain on extinguishment of debt - related party	(148,651)	-
Non-cash settlement expense	-	545,616
Non-cash portion of gain on deconsolidation of subsidiaries	(12,448,899)	-
Loss on lease abandonment	1,223,628	-
Warrant exercise inducement expense	4,431,853	-
Rent expense	1,680	15,232
Bad debt recovery	(11,201)	7,031
Other non-cash gain	(11,806)	-
Change in operating assets and liabilities:
Accounts receivable	166,486	583,818
Prepaid expenses and other current assets	253,608	(64,822)
Security deposit	94,000	(17,500)
Accounts payable and accrued expenses	393,641	258,554
Insurance payable	(209,082)	(258,966)
Accrued compensation and related benefits	4,321	35,732

NET CASH USED IN OPERATING ACTIVITIES	(4,085,687)	(3,278,258)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(56,174)	(460,510)
Proceeds from sale of property and equipment	3,451	-
Cash acquired in acquisition	10,031	-
Cash used for acquisitions	(2,133,146)	-

NET CASH USED IN INVESTING ACTIVITIES	(2,175,838)	(460,510)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from sale of series E preferred share units	3,590,500	1,163,000
Net proceeds from sale of series G preferred share units	5,479,560	-
Proceeds from convertible notes payable	-	1,912,382
Proceeds from exercise of warrants	4,226,383	-
Repayment of convertible notes payable	-	(257,139)
Net proceeds from notes payable	-	4,479,662
Repayment of notes payable	(991,468)	(3,002,127)
Repayment of note payable - related party	(500,000)	-
Net repayments of related party advances	(55,041)	(27,753)

NET CASH PROVIDED BY FINANCING ACTIVITIES	11,749,934	4,268,025

NET INCREASE IN CASH	5,488,409	529,257

CASH, beginning of year	579,283	50,026

CASH, end of year	$6,067,692	$579,283

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$445,383	$1,080,556
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Debt discounts recorded	$-	$262,872
Increase in derivative liability and debt discount	$-	$1,702,474
Conversion of debt and accrued interest for common stock	$543,457	$8,321,548
Reclassification of accrued interest to debt	$-	$89,262
Reclassification of due to related parties to accrued expenses	$94,000	$-
Decrease in put premium and paid-in capital	$-	$385,385
Reclassification of warrant value from equity to derivative liabilities	$-	$11,381,885
Deemed dividend related to price protection and beneficial conversion features	$2,509,345	$19,223,242
Conversion of debt and accrued interest for Series D preferred stock	$-	$586,012
Increase in prepaid expenses and insurance payable	$-	$703,402
Reclassification of note payable to convertible note payable	$-	$170,000
Conversion of Series B preferred stock to common stock	$-	$1,000
Conversion of Series D preferred stock to common stock	$-	$522
Conversion of Series E preferred stock to common stock	$396	$-
Decrease in property and equipment and notes payable, net	$31,241	$-
Accrual of preferred stock dividends	$140,872	$-

ACQUISITIONS:
Assets acquired:
Accounts receivable	$265,175	$-
Prepaid expenses	7,534	-
Property and equipment	257,416	-
Right of use assets	44,388	-
Other receivable	622,240	-
Security deposits	33,340	-
Total assets acquired	1,230,093	-
Less: liabilities assumed:
Accounts payable	132,155	-
Accrued expenses	86,194	-
Notes payable	1,491,458	-
Lease liabilities	44,388	-
Total liabilities assumed	1,754,195
Increase in intangible assets - non-cash	$524,102	$-

See accompanying notes to consolidated financial statements.

F-8

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 1 – ORGANIZATION AND BUSINESS OPERATIONS

Transportation and Logistics Systems, Inc. (“TLSS” or the “Company”), was incorporated under the laws of the State of Nevada, on July 25, 2008. The Company operates through its active subsidiaries as a logistics and transportation company specializing in ecommerce fulfillment, last mile deliveries, two-person home delivery, mid-mile, and long-haul services.

On June 18, 2018 (the “Acquisition Date”), the Company completed the acquisition of 100% of the issued and outstanding membership interests of Prime EFS, LLC, a New Jersey limited liability company (“Prime EFS”), from its members pursuant to the terms and conditions of a Stock Purchase Agreement entered into among the Company and the Prime EFS members on the Acquisition Date. Prime EFS was a New Jersey based transportation company that generated substantially all of its revenues from Amazon Logistics, Inc. (“Amazon”) in New York, New Jersey, and Pennsylvania until it ceased operations on September 30, 2020 due to Amazon’s non-renewal of its Delivery Service Partner (DSP) Agreement with Prime EFS, as described below.

On July 24, 2018, the Company formed Shypdirect LLC (“Shypdirect”), a company organized under the laws of New Jersey. Shypdirect was a transportation company with a focus on tractor trailer and box truck deliveries of product on the east coast of the United States from one distributor’s warehouse to another warehouse or from a distributor’s warehouse to the post office. Since its inception, Shypdirect generated substantially all of its revenues from Amazon, Inc. As described below, Amazon elected to terminate its Amazon Relay Carrier Terms of Service with Shypdirect. Accordingly, in June 2021, Shypdirect ceased its tractor trailer and box truck delivery services to Amazon, and in July 2021, Shypdirect ceased all operations.

On June 19, 2020, Amazon notified Prime EFS in writing (the “Prime EFS Termination Notice”), that Amazon would not renew its Delivery Service Partner (DSP) Agreement with Prime EFS when that agreement (the “In-Force Agreement”) expired on September 30, 2020 and such In-Force Agreement, in fact, expired on September 30, 2020.

Additionally, on July 17, 2020, Amazon notified Shypdirect that Amazon had elected to terminate the Amazon Relay Carrier Terms of Service (the “Program Agreement”) between Amazon and Shypdirect effective as of November 14, 2020 (the “Shypdirect Termination Notice”). On August 3, 2020, Amazon offered to withdraw the Shypdirect Termination Notice and extend the term of the Program Agreement to and including May 14, 2021, conditioned on Prime EFS executing, for nominal consideration, a separation agreement with Amazon under which Prime EFS agrees to cooperate in an orderly transition of its Amazon last-mile delivery business to other service providers, Prime EFS released any and all claims it may have against Amazon, and Prime EFS covenanted not to sue Amazon (the “Aug. 3 Proposal”). On August 4, 2020, the Company, Prime EFS and Shypdirect accepted the Aug. 3 Proposal.

During the years ended December 31, 2021 and 2020, one customer, Amazon, represented 28.5% and 96.7% of the Company’s total net revenues. Approximately 28.5% of the Company’s revenue of $5,495,146 for the year ended December 31, 2021 was attributable to Shypdirect’s now terminated mid-mile and long-haul business with Amazon. The termination of the Prime EFS last-mile business with Amazon on September 30, 2020 had a material adverse impact on the operations of Prime EFS beginning in the 4th fiscal quarter of 2020 and the termination of Shypdirect’s Amazon mid-mile and long-haul business, which was effective on or about May 14, 2021, had a material adverse impact on operations of Shypdirect beginning in the 2nd fiscal quarter of 2021. This impact has caused Prime EFS and Shypdirect to become insolvent and to cease operations.

While the Company has commenced replacing its Amazon business with the acquisitions as set forth below, the Company continues to: (i) seek new last-mile, mid-mile and long-haul business with other, non-Amazon, customers; (ii) explore other strategic relationships; and (iii) identify potential acquisition opportunities.

On November 13, 2020, the Company formed a wholly owned subsidiary, Shyp FX, Inc., a company incorporated under the laws of the State of New Jersey (“Shyp FX”). On January 15, 2021, through Shyp FX, the Company executed an asset purchase agreement (“APA”) and closed a transaction to acquire substantially all of the assets and certain liabilities of Double D Trucking, Inc., a northern New Jersey-based logistics provider specializing in servicing Federal Express over the past 25 years (“DDTI”), including last-mile delivery services using vans and box trucks (See Note 3).

On November 16, 2020, the Company formed a wholly owned subsidiary, TLSS Acquisition, Inc., a company incorporated under the laws of the State of Delaware (“TLSS Acquisition”). On March 24, 2021, TLSS Acquisition acquired all of the issued and outstanding shares of capital stock of Cougar Express, Inc., a New York-based full-service logistics provider specializing in pickup, warehousing, and delivery services in the tri-state area (“Cougar Express”). Cougar Express was a family-owned full-service transportation business that has been in operation for more than 30 years providing one-to-four person deliveries and offering white glove services. It utilizes its own fleet of trucks, warehouse/driver/office personnel and on-call subcontractors from its convenient and secure New York JFK airport area location, allowing it to pick-up and deliver throughout the New York tri-state area. Cougar Express serves a diverse base of approximately 50 commercial accounts, which are freight forwarders that work with some of the most notable retail businesses in the country (See Note 3).

On February 21, 2021, the Company formed a wholly owned subsidiary, Shyp CX, Inc., a company incorporated under the laws of the State of New York (“Shyp CX”). Shyp CX does not engage in any revenue-generating operations.

On August 16, 2021, the Company’s subsidiaries, Prime EFS and Shypdirect, executed Deeds of Assignment for the Benefit of Creditors in the State of New Jersey pursuant to N.J.S.A. §2A:19-1, et seq. (the “ABC Statute”), assigning all of the Prime EFS and Shypdirect assets to Terri Jane Freedman as Assignee for the Benefit of Creditors (the “Assignee”) and filing for dissolution. An “Assignment for the Benefit of Creditors,” “general assignment” or “ABC” in New Jersey is a state-law, voluntary, judicially-supervised corporate liquidation and unwinding similar to the Chapter 7 bankruptcy process found in the United States Bankruptcy Code. In the subject ABC, the debtor companies, Prime EFS and Shypdirect, together referred to as the “Assignors”, executed Deeds of Assignment, assigning all of their assets to the Assignee chosen by the Company, who acts as a fiduciary similar to a Chapter 7 trustee in bankruptcy. On September 7, 2021, the ABC’s were filed with the Bergen County Clerk in Bergen County, New Jersey and filed with the Bergen County Surrogate Court, initiating judicial proceedings. The Assignee has been charged with liquidating the assets for the benefit of the Prime EFS and Shypdirect creditors pursuant to the provisions of the ABC Statute.

F-9

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

As a result of Prime EFS and Shypdirect’s filing of the executed Deeds of Assignment for the Benefit of Creditors on September 7, 2021, the Assignee assumed all authority to manage Prime EFS or Shypdirect. Additionally, Prime EFS and Shypdirect no longer conduct any business and are not permitted by the Assignee and ABC Statute to conduct any business. For these reasons, effective September 7, 2021, the Company relinquished control of Prime EFS and Shypdirect. Further, on October 13, 2021, Prime EFS and Shypdirect filed for dissolution with the Secretary of State of New Jersey. Therefore, the Company deconsolidated Prime EFS and Shypdirect effective with the filing of executed Deeds of Assignment for the Benefit of Creditors in September 2021 (See Note 10).

The Company’s results of operations for the years ended December 31, 2021 and 2020 include the results of Prime EFS and Shypdirect prior to the September 7, 2021 filing of the executed Deeds of Assignment for the Benefit of Creditors with the State of New Jersey.

As of December 31, 2020, the assets and liabilities of Prime EFS and Shypdirect subject to the Assignment for the Benefit of Creditors have been reflected as “Assets subject to assignment for benefit of creditors” and “Liabilities subject to assignment for benefit of creditors” on the accompanying consolidated balance sheets.

Unless the context otherwise requires, TLSS and its wholly owned subsidiaries, TLSS Acquisition, Cougar Express, Shyp FX and Shyp CX, and its deconsolidated subsidiaries, Prime EFS and Shypdirect, whose results of operations for the years ended December 31, 2021 and 2020 are included in the results of the Company prior to the September 7, 2021 filing of the executed Deeds of Assignment for the Benefit of Creditors with the State of New Jersey, are hereafter referred to as the “Company”. References herein to a “Company liability” may be to a liability which is owed solely by a subsidiary and not by TLSS.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Basis of presentation and principles of consolidation

On August 16, 2021 the Company’s subsidiaries, Prime EFS and Shypdirect executed Deed of Assignments for the Benefit of Creditors in the State of New Jersey ABC Statute, assigning all of the Prime EFS and Shypdirect assets to the Assignee and filing for dissolution. The Company’s results of operations for the years ended December 31, 2021 and 2020 include the results of Prime EFS and Shypdirect prior to the September 7, 2021 filing of the executed Deeds of Assignment for the Benefit of Creditors with the State of New Jersey. As a result of Prime EFS and Shypdirect’s filing of the executed Deeds of Assignment for the Benefit of Creditors on September 7, 2021, the Assignee assumed all authority to manage Prime EFS or Shypdirect. Additionally, Prime EFS and Shypdirect no longer conduct any business and are not permitted by the Assignee and ABC Statute to conduct any business. For these reasons, effective September 7, 2021, the Company relinquished control of Prime EFS and Shypdirect. Therefore, the Company deconsolidated Prime EFS and Shypdirect effective with the filing of executed Deeds of Assignment for the Benefit of Creditors in September 2021. Further, on October 13, 2021, Prime EFS and Shypdirect filed for dissolution with the Secretary of State of New Jersey. As of December 31, 2020, the assets and liabilities of Prime EFS and Shypdirect subject to assignment for the benefit of creditors have been reflected as “Assets subject to assignment for benefit of creditors” and “Liabilities subject to assignment for benefit of creditors” on the accompanying consolidated balance sheets (See Note 10).

The consolidated financial statements of the Company include the accounts of TLSS and its wholly owned subsidiaries, TLSS Acquisition, Cougar Express, Shyp FX and Shyp CX, and Prime EFS and Shypdirect through the date of deconsolidation (September 7, 2021). All intercompany accounts and transactions have been eliminated in consolidation. References below to a “Company liability” may be to a liability which is owed solely by a subsidiary and not by TLSS.

Liquidity

The accompanying consolidated financial statements have been prepared on the basis of continuity of operations, realization of assets and the satisfaction of liabilities and commitments in the ordinary course of business.

Historically, the Company has primarily funded its operations with proceeds from sales of convertible debt and convertible preferred stock. Since its inception, the Company has incurred recurring losses, including a loss from operations of $6,445,024 and $8,215,551 for the years ended December 31, 2021 and 2020, respectively. Until such time that the Company implements its growth through acquisition strategy, it expects to continue to generate operating losses in the foreseeable future, mostly due to corporate overhead and costs of being a public company.

During the year ended December 31, 2021, the Company issued an aggregate of 343,118 shares of its Series E preferred stock for net proceeds of $3,590,500 and issued an aggregate of 615,000 shares of its Series G preferred stock for net proceeds of $5,479,560 (see Note 9). The proceeds were used for the acquisition of Cougar Express and DDTI, the repayment of debt, and for working capital purposes. Additionally, during the year ended December 31, 2021, the Company received proceeds of $4,226,383 from the exercise of stock warrants (see Note 9). As such, the Company expects that its cash as of December 31, 2021 will be sufficient to fund the Company’s operations for at least the next twelve months from the date of the issuance of the financial statements.

Notwithstanding the foregoing, subsequent to December 31, 2021, the Company received additional net proceeds of $855,000 from the sale of Series G preferred stock and $245,714 from the exercise of warrants which only further improve the Company’s financial condition.

Risks and uncertainties

The COVID-19 pandemic and resulting global disruptions have affected the Company’s businesses, as well as those of the Company’s customers and their third-party suppliers and sellers. To serve the Company’s customers while also providing for the safety of the Company’s employees and service providers, the Company has adapted numerous aspects of its logistics and transportation processes. The Company continues to monitor the rapidly evolving situation and expect to continue to adapt its operations to address federal, state, and local standards as well as to implement standards or processes that the Company determines to be in the best interests of its employees, customers, and communities. The impact of the pandemic and actions taken in response to it had some effects on the Company’s results of operations. Effects include increased fulfilment costs and cost of sales, primarily due to investments in employee hiring, pay, and benefits, as well as costs to maintain safe workplaces, and higher shipping costs. The Company continues to be affected by possible procurement and shipping delays, supply chain interruptions, higher product demand in certain categories, product demand in other categories, and increased fulfilment costs and cost of sales as a percentage of net sales and it is not possible to determine the duration and spread of the pandemic or such actions, the ultimate impact on the Company’s results of operations during 2022, or whether other currently unanticipated consequences of the pandemic are reasonably likely to materially affect the Company’s results of operations.

F-10

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Use of estimates

The preparation of the consolidated financial statements, in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates included in the accompanying consolidated financial statements and footnotes include the valuation of accounts receivable, the useful life of property and equipment, the valuation of intangible assets, the valuation of assets acquired and liabilities assumed, the valuation of right of use assets and related liabilities, assumptions used in assessing impairment of long-lived assets, estimates of current and deferred income taxes and deferred tax valuation allowances, the fair value of non-cash equity transactions, the valuation of derivative liabilities, the valuation of beneficial conversion features, and the value of claims against the Company.

Fair value of financial instruments

The Financial Accounting Standards Board (“FASB”) issued ASC 820 — Fair Value Measurements and Disclosures, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to the Company on December 31, 2021. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

The three levels of the fair value hierarchy are as follows:

●	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

●	Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

●	Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The Company measures certain financial instruments at fair value on a recurring basis. Assets and liabilities measured at fair value on a recurring basis are as follows on December 31, 2021 and 2020:

	On December 31, 2021			On December 31, 2020
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Derivative liabilities	—	—	$—	—	—	$4,181,187

A roll-forward of the level 3 valuation financial instruments is as follows:

	For the Year ended December 31, 2021	For the Year ended December 31, 2020
Balance at beginning of period	$4,181,187	$2,135,939
Initial valuation of derivative liabilities included in debt discount	-	1,702,474
Initial valuation of derivative liabilities included in derivative expense	-	14,892,068
Gain on extinguishment of debt related to repayment/conversion of debt	(896,881)	(45,731,614)
Reclassification of warrants from equity to derivative liabilities	-	11,381,885
Change in fair value included in derivative (gain) expense	(3,284,306)	19,800,435
Balance at end of period	$-	$4,181,187

The Company accounts for its derivative financial instruments, consisting of certain conversion options embedded in our convertible instruments and warrants, at fair value using level 3 inputs. The Company determined the fair value of these derivative liabilities using the binomial lattice models, or other accepted valuation practices. When determining the fair value of its financial assets and liabilities using these methods, the Company is required to use various estimates and unobservable inputs, including, among other things, expected terms of the instruments, expected volatility of its stock price, expected dividends, and the risk-free interest rate. Changes in any of the assumptions related to the unobservable inputs identified above may change the fair value of the instrument. Increases in expected term, anticipated volatility and expected dividends generally result in increases in fair value, while decreases in the unobservable inputs generally result in decreases in fair value.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

F-11

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

The carrying amounts reported in the consolidated balance sheets for cash, accounts receivable, accounts payable, accrued expenses, insurance payable, other payables, and contingency liabilities approximate their fair values based on the short-term maturity of these instruments. The carrying amount of the Company’s convertible notes payable and promissory note obligations approximate fair value, as the terms of these instruments are consistent with terms available in the market for instruments with similar risk.

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. On December 31, 2021 and 2020, the Company did not have any cash equivalents.

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. On December 31, 2021, cash in bank in excess of FDIC insured levels amounted to approximately $5,899,000. The Company has not experienced any losses in such accounts through December 31, 2021.

Accounts receivable

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, a customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection.

Property and equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives of five to six years. Leasehold improvements are depreciated over the shorter of the useful life or lease term including scheduled renewal terms. Maintenance and repairs are charged to expense as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Intangible assets

Intangible assets are carried at cost less accumulated amortization, computed using the straight-line method over the estimated useful life, less any impairment charges.

Leases

On January 1, 2019, the Company adopted ASU No. 2016-02, Leases (Topic 842). The updated guidance requires lessees to recognize lease assets and lease liabilities for most operating leases. In addition, the updated guidance requires that lessors separate lease and non-lease components in a contract in accordance with the new revenue guidance in ASC 606. The Company applied the package of practical expedients to leases that commenced before the effective date whereby the Company elected to not reassess the following: (i) whether any expired or existing contracts contain leases and (ii) initial direct costs for any existing leases. For contracts entered into on or after the effective date, at the inception of a contract the Company assessed whether the contract is, or contains, a lease. The Company’s assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether it obtains the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether it has the right to direct the use of the asset. The Company will allocate the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a term of 12 months or less.

Operating lease ROU assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses in the consolidated statements of operations.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Deconsolidation of subsidiaries

The Company accounts for a gain or loss on deconsolidation of a subsidiary or derecognition of a group of assets in accordance with ASC 810-10-40-5. The Company measures the gain or loss as the difference between (a) the aggregate of fair value of any consideration received, the fair value of any retained noncontrolling investment and the carrying amount of any noncontrolling interest in the former subsidiary at the date the subsidiary is deconsolidated and (b) the carrying amount of the former subsidiary’s assets and liabilities or the carrying amount of the group of assets.

F-12

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Segment reporting

The Company uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s chief operating decision maker is the chief executive officer of the Company, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. During the years ended December 31, 2021 and 2020, the Company believes that it operates in one operating segment related to deliveries for on-line retailers in New York, New Jersey, Pennsylvania and other areas, and tractor trailer and box truck deliveries of product on the east coast of the United States from one distributor’s warehouse to another warehouse or from a distributor’s warehouse to the post office.

Derivative financial instruments

The Company has certain financial instruments that are embedded derivatives associated with capital raises. The Company evaluates all of its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 815-10-05-4, Derivatives and Hedging and 815-40, Contracts in Entity’s Own Equity. This accounting treatment requires that the carrying amount of any embedded derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date. In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment, or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on extinguishment.

In July 2017, FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features. These amendments simplify the accounting for certain financial instruments with down-round features. The amendments require companies to disregard the down-round feature when assessing whether the instrument is indexed to its own stock, for purposes of determining liability or equity classification.

Revenue recognition and cost of revenue

The Company adopted ASC 606, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Accounting Standards Codification (ASC) Topic 605, Revenue Recognition. This ASC is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASC also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer service orders, including significant judgments.

The Company recognizes revenues and the related direct costs of such revenue which generally include compensation and related benefits, gas costs, insurance, parking and tolls, truck rental fees, and maintenance fees, as of the date the freight is delivered which is when the performance obligation is satisfied. In accordance with ASC Topic 606, the Company recognizes revenue on a gross basis. Our payment terms are generally net seven days from acceptance of delivery. The Company does not incur incremental costs obtaining service orders from its customers, however, if the Company did, because all of the Company’s customer contracts are less than a year in duration, any contract costs incurred would be expensed rather than capitalized. The revenue that the Company recognizes arises from deliveries of packages on behalf of the Company’s customers. Primarily, the Company’s performance obligations under these service orders correspond to each delivery of packages that the Company makes under the service agreements. Control of the package transfers to the recipient upon delivery. Once this occurs, the Company has satisfied its performance obligation and the Company recognizes revenue.

Management has reviewed the revenue disaggregation disclosure requirements pursuant to ASC 606 and determined that no further disaggregation disclosure is required to be presented.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation – Stock Compensation”, which requires recognition in the financial statements of the cost of employee, director, and non-employee services received in exchange for an award of equity instruments over the period the employee, director, or non-employee is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee, director, and non-employee services received in exchange for an award based on the grant-date fair value of the award. The Company has elected to recognize forfeitures as they occur as permitted under ASU 2016-09 Improvements to Employee Share-Based Payment.

Basic and diluted loss per share

Pursuant to ASC 260-10-45, basic income (loss) per common share is computed by dividing net income (loss) attributable to common shareholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted income (loss) per share is computed by dividing net income (loss) attributable to common shareholders by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Potentially dilutive common shares consist of common stock issuable for stock options and warrants (using the treasury stock method) and shares issuable for convertible debt and Series B, E and G preferred shares (using the as-if converted method). These common stock equivalents may be dilutive in the future.

F-13

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

The following table presents a reconciliation of basic and diluted net income (loss) per share:

	Year Ended December 31,
	2021	2020
Income (loss) per common share - basic:
Net income (loss)	$6,254,790	$(42,781,958)
Less: deemed dividends	(2,650,217)	(19,223,242)
Net income (loss) attributable to common stockholders	$3,604,573	$(62,005,200)
Weighted average common shares outstanding – basic	2,341,907,998	751,822,976
Net income (loss) per common share – basic	$0.00	$(0.08)

Income (loss) per common share - diluted:
Net income (loss) attributable to common shareholders – basic	$3,604,573	$(62,005,200)
Add: Preferred Series E and G dividends	2,650,217	-
Numerator for income (loss) per common share – diluted	$6,254,790	$(62,005,200)
Weighted average common shares outstanding – basic	2,341,907,998	751,822,976
Add: dilutive shares related to:
Warrants	701,720,958	-
Series B preferred stock	700,000	-
Series E preferred stock	68,841,070	-
Series G preferred stock	615,000,000	-
Weighted average common shares outstanding – diluted	3,728,170,026	751,822,976
Net income (loss) per common share – diluted	$0.00	$(0.08)

Potentially dilutive common shares were excluded from the computation of diluted shares outstanding for the year ended December 31, 2021 and 2020 as they would have an anti-dilutive impact on the Company’s net income (loss) in that period and consisted of the following:

	December 31, 2021	December 31, 2020
Stock warrants	30,542,278	147,112,603
Stock options	80,000	80,000
Convertible debt	-	164,248,498
Series B convertible preferred stock	-	700,000
Series E convertible preferred stock	-	170,093,023
	30,622,278	482,234,124

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40)—Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for the exception. The ASU also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, and early adoption is permitted. The Company is currently evaluating the impact of the adoption of the standard on the consolidated financial statements.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options. This ASU clarifies the accounting for modifications or exchanges of freestanding equity-classified written call options (i.e. warrants) so that the transaction should be treated as an exchange of the original instrument for a new instrument. This standard is effective for fiscal years beginning after December 15, 2021 on a prospective basis, with early adoption permitted. The adoption of this update is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

There are currently no other accounting standards that have been issued but not yet adopted that we believe will have a significant impact on our consolidated financial position, results of operations or cash flows upon adoption.

F-14

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 3 – ACQUISITIONS

On January 15, 2021, through Shyp FX, the Company executed an asset purchase agreement (“APA”) and closed a transaction to acquire substantially all of the assets and certain liabilities of Double D Trucking, Inc., a northern New Jersey-based logistics provider specializing in servicing Federal Express over the past 25 years (“DDTI”), including last-mile delivery services using vans and box trucks. The purchase price was $100,000 of cash and a promissory note of $400,000. The principal assets involved in the acquisition were vehicles for cargo transport, system equipment for vehicle tracking and navigation of vehicles, and delivery route rights together with assumption of associated customer relationships. The acquisition of DDTI made the Company an approved contracted service provider of FedEx, which, the Company believes fits in well with its current geographic coverage area and may lead to additional expansion opportunities within the FedEx network.

On March 24, 2021, TLSS Acquisition acquired all of the issued and outstanding shares of capital stock of Cougar Express, Inc., a New York-based full-service logistics provider specializing in pickup, warehousing, and delivery services in the New York tri-state area (“Cougar Express”). The purchase price was $2,000,000 of cash plus cash for the acquisition of security deposits, a cash payment equal to 50% of the difference between cash and accounts receivable acquired and accounts payable assumed, less the assumption of truck loans and leases, and a promissory note of $350,000. The previous owner of Cougar Express is barred from competing with the Cougar Express business for five years. Cougar Express was a family-owned full-service transportation business that has been in operation for more than 30 years providing one-to-four person deliveries and offering white glove services. It utilizes its own fleet of trucks, warehouse/driver/office personnel and on-call subcontractors from its convenient and secure New York JFK airport area location, allowing it to pick-up and deliver throughout the New York tri-state area. Cougar Express serves a diverse base of approximately 50 commercial accounts, which are freight forwarders that work with some of the most notable retail businesses in the country. The Company believes that the acquisition of Cougar Express fits its current business plan, given Cougar Express’s demographic location, services offered, and diversified customer base, and given that it would provide the Company with a long-standing, well-run profitable operation as a step to begin replacing the revenue it lost as a result of Amazon’s terminating its delivery service provider business. Furthermore, the Company believes that, because Cougar Express is strategically based in New York and serves the tri-state area, organic growth opportunities will be available for expanding its footprint into the Company’s primary base of operations in New Jersey, as well as efficiencies that could be derived by leveraging Shypdirect’s operational capabilities.

The assets acquired and liabilities assumed are recorded at their estimated fair values on the acquisition date, subject to adjustment during the measurement period with subsequent changes recognized in earnings or loss. These estimates are inherently uncertain and are subject to refinement. Management develops estimates based on assumptions as a part of the purchase price allocation process to value the assets acquired and liabilities assumed as of the business acquisition date. As a result, during the purchase price measurement period, which may be up to one year from the business acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed based on completion of valuations, with the corresponding offset to intangible assets. After the purchase price measurement period, the Company may record any adjustments to assets acquired or liabilities assumed in operating expenses in the period in which the adjustments may have been determined. During the three months ended September 30, 2021, the Company increased the customer relations intangible asset acquired and accrued expenses by $7,057 to reflect additional funds due to the owner of Cougar Express.

Based upon the purchase price allocation, the following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of the respective acquisition:

	DDTI	Cougar Express	Total
Assets acquired:
Cash	$-	$10,031	$10,031
Accounts receivable	-	265,175	265,175
Other assets	-	40,874	40,874
Transportation vehicles	209,585	-	209,585
Equipment	20,000	27,831	47,831
Right of use assets	44,388	-	44,388
Other receivable	-	622,240	622,240
Non-compete agreement	-	150,000	150,000
Customer relations	373,449	2,123,768	2,497,217
Total assets acquired at fair value	647,422	3,239,919	3,887,341
Liabilities assumed:
Notes payable	(103,034)	(16,184)	(119,218)
PPP loan payable	-	(622,240)	(622,240)
Accounts payable	-	(132,155)	(132,155)
Accrued expenses	-	(40,059)	(40,059)
Lease liabilities	(44,388)	-	(44,388)
Total liabilities assumed	(147,422)	(810,638)	(958,060)
Net asset acquired	$500,000	$2,429,281	$2,929,281

Purchase consideration paid:
Cash paid	$100,000	$2,033,146	$2,133,146
Acquisition payable	-	46,135	46,135
Promissory notes	400,000	350,000	750,000
Total purchase consideration paid	$500,000	$2,429,281	$2,929,281

The Company shall record acquisition and transaction related expenses in the period in which they are incurred. During the years ended December 31, 2021 and 2020, acquisition and transaction related expenses primarily consisted of legal fees of approximately $8,200 and $0, respectively. Additionally, the Company paid expenses and fees relating to the sale of Series E preferred stock in which a portion of the proceeds were used to pay the cash portion of the consideration (see Note 9).

The following unaudited pro forma consolidated results of operations have been prepared as if the acquisition of Cougar Express had occurred as of the beginning of the following periods:

	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
Net Revenues	$6,191,984	$28,743,607
Net Income (Loss)	$6,097,718	$(43,057,147)
Net Income (Loss) Attributable to Common Shareholders	$3,447,501	$(62,280,389)
Net Income (Loss) per Share	$0.00	$(0.08)

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at the beginning of the periods presented and is not intended to be a projection of future results.

F-15

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 4 – ACCOUNTS RECEIVABLE

On December 31, 2021 and 2020, accounts receivable, net consisted of the following:

	December 31, 2021	December 31, 2020
Accounts receivable	$481,734	$-
Allowance for doubtful accounts	-	-
Accounts receivable, net	$481,734	$-

NOTE 5 - PROPERTY AND EQUIPMENT

On December 31, 2021 and 2020, property and equipment consisted of the following:

	Useful Life	December 31, 2021	December 31, 2020
Delivery trucks and vehicles	3 - 5 years	$747,889	$544,010
Equipment	1 - 5 years	51,301	3,470
Subtotal		799,190	547,480
Less: accumulated depreciation		(221,985)	(74,810)
Property and equipment, net		$577,205	$472,670

During the year ended December 31, 2021, the Company sold vehicles with a cost basis of $116,310 and related accumulated depreciation of $38,992 for cash of $3,451 and the reduction of notes payable of $73,864, resulting in a loss of $3 which is included in general and administrative expenses on the accompanying consolidated statement of operations.

For the years ended December 31, 2021 and 2020, depreciation expense is included in general and administrative expenses and amounted to $215,809 and $102,109, respectively.

NOTE 6 – INTANGIBLE ASSETS

On December 31, 2021 and 2020, intangible asset consisted of the following:

	Useful life	December 31, 2021	December 31, 2020
Customer relations	3 - 5 years	$2,497,217	-
Non-compete agreement	5 years	150,000	-
		2,647,217	-
Less: accumulated amortization		(469,835)	-
		$2,177,382	$-

For the years ended December 31, 2021 and 2020, amortization of intangible assets amounted to $469,835 and $0, respectively.

Amortization of intangible assets attributable to future periods is as follows:

Year ending December 31:	Amount
2022	$579,237
2023	579,237
2024	459,940
2025	454,754
2026	104,214
$2,177,382

NOTE 7 – CONVERTIBLE PROMISSORY NOTES PAYABLE

Red Diamond Partners LLC and RDW Capital, LLC

On April 9, 2019, the Company entered into agreements (the “RedDiamond Amendments”) with RedDiamond and RDW Capital, LLC, the holders of these convertible notes representing an aggregate principal amount of $510,000, and agreed with such holders to:

●	extend the maturity date of the notes to December 31, 2020;
●	remove all convertibility features of the notes; and
●

repay not less than half of the obligations then outstanding pursuant to the notes if the Company completes an offering of equity or equity linked securities (including warrants, convertible preferred stock, convertible debentures or convertible promissory note) which results in gross proceeds to the Company of at least $4,000,000, using a portion of the proceeds thereof.

F-16

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

During the year ended December 31, 2020, the Company issued 96,661,102 shares of its common stock upon the conversion of debt of $510,000 and accrued interest of $158,141. Upon conversion, the Company reclassified put premium of $385,385 to paid-in capital.

The aggregate principal amounts due as of December 31, 2021 and 2020 amounted to $0.

Bellridge Capital, LLC

In an agreement dated August 3, 2020, Bellridge and the Company resolved many of the disputes between them. Among other things, Bellridge and the Company agreed upon the balance of all indebtedness owed to Bellridge as of August 3, 2020, a new maturity date on the indebtedness (April 30, 2021), and a price of $0.02 for the conversion of all Bellridge indebtedness into shares of Company common stock. In the agreement, Bellridge also agrees to release its claims against the Company and its senior management in a definitive settlement agreement. However, the August 3 agreement did not contain a release of claims by either party.

During July and August 2020, the Company issued 107,500,001 shares of its common stock upon the conversion of remaining debt of $1,813,402, accrued interest of $70,671 and other amounts due. In connection with the issuance of these shares, the Company recorded a loss on debt extinguishment of $512,366 which is associated with the fair market value of the excess shares issued upon conversion of the principal balances converted at the conversion price.

On December 31, 2021 and 2020, convertible notes payable related to this convertible debt amounted to $0.

August 30, 2019 convertible debt and related warrants

On August 30, 2019, the Company closed Securities Purchase Agreements (the “August 2019 Purchase Agreements”) with accredited investors. The August 2019 Notes and related August 2019 Warrants included down-round provisions under which the August 2019 Note conversion price and August 2019 Warrant exercise price could be affected, on a full-ratchet basis, by future equity offerings undertaken by the Company. On September 6, 2019, the Company sold shares of its common stock at $2.50 per share and accordingly, the conversion price and warrant down-round provisions were triggered. As a result, the conversion price of the August 2019 Notes was reduced to $2.50 per share and the number of shares issuable upon exercise of the warrants was increased to 1,383,116 and the exercise price was lowered to $2.50. On January 7, 2020, the Company issued new convertible debt with an initial conversion price of $0.40 per share and warrants exercisable at $0.40 per share and accordingly, the conversion price and warrant down-round provisions were triggered. As a result, the conversion price of August 2019 Notes was reduced to $0.40 per share, and the number of shares issuable upon exercise of the warrants was increased to 8,644,474 and the exercise price was lowered to $0.40. As a result of the January 7, 2020 trigger of the down-round provisions, on January 7, 2020, the Company recorded a deemed dividend of $17,836,244 which represents the fair value transferred to the warrant holders from the down round feature being triggered. The Company calculated the difference between the warrants fair value on January 7, 2020, the date the down- round feature was triggered using the current exercise price and the new exercise price and the new number shares issuable upon exercise of the warrants. The deemed dividend was recorded as an increase in accumulated deficit and increase in paid-in capital and increased the net loss to common shareholders by the same amount. As discussed in summary of derivative liabilities below, as of January 30, 2020, the August 2019 Warrants were treated as derivative liabilities. Subsequent to January 7, 2020, additional down-round protection was triggered. As of December 31, 2020, the conversion price on the August 2019 Notes was lowered to $0.006 per share, the exercise price of the August 2019 Warrants was lowered to $0.006 per share, and the number shares issuable upon exercise of the August 2019 Warrants was increased.

On January 30, 2020, due to the default of the January 2020 August 2019 Notes Amortization Payment, the August 2019 Notes were deemed in default. Accordingly, the outstanding principal balance on date of default increased by 30% which amounted to $723,985, default interest accrues at 18%, and the default conversion terms applied.

During the six months ended June 30, 2020, the Company repaid principal of $257,139, settled $128,674 of debt, and the Company issued 293,677,788 shares of its common stock upon the conversion of principal and default interest of $2,118,311, accrued interest of $48,685 and fees of $1,000. Additionally, accrued interest payable of $84,416 was reclassified to principal balance. During the three months ended September 30, 2020, the Company issued 39,885,602 shares of its common stock upon the conversion of principal and default interest of $284,249, accrued interest of $8,450 and fees of $900. During the three months ended December 31, 2020, the Company issued 9,606,099 shares of its common stock upon the conversion of accrued interest of $58,317.

Additionally, on July 20, 2020 and July 22, 2020, the Company entered Exchange Agreements (the “Exchange Agreements”) with two Investors to exchange outstanding August 2019 Notes and August 2019 Warrants for a newly created series of preferred stock designated the Series D Convertible Preferred Stock (the “Series D”) (See Note 9). Pursuant to the Exchange Agreements, the Investors exchanged August 2019 Notes with an aggregate remaining principal amount outstanding of $500,184, accrued interest payable of $85,827, and Warrants to purchase 423,159,293 shares of Common Stock for 522,726 shares of Series D (the “Exchange”). In connection with the issuance of these shares, the Company recorded a loss on debt extinguishment of $239,678 which is associated with the fair market value of the excess shares issued upon conversion of the principal balances and accrued interest converted at the conversion price.

In connection with Exchange, the Company and Investors entered into leak-out agreements, dated as of July 20, 2020 and July 22, 2020 (the “Leak-Out Agreements”), whereby the respective Investor agreed that, until the earliest to occur of (a) 120 days from date of Exchange Agreement, (b) the common stock trading at an average reported volume of at least 100,000,001 shares for three consecutive trading days, (c) the price per share of the common stock exceeding $0.10 in a transaction, (d) the time of release (whether by termination of an applicable leak-out agreement or otherwise), in whole or in part, of any leak-out agreement with any other holder of securities, or (e) any breach by the Company of any term of the Leak-Out Agreement that is not cured within five trading days following delivery of written notice of such breach by the respective Investor to the Company, neither Investor, nor any of its Affiliates (as defined in the respective Leak-Out Agreement), collectively, shall sell, on any trading day, more than 10% of the common stock sold on such trading day.

F-17

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

On December 31, 2021 and 2020, convertible notes payable related to August 30, 2019 convertible debt amounted to $0 and $22,064, which consists of $0 and $22,064 of principal/default interest balances due, respectively.

October 3, 2019 convertible debt and related warrants

On October 3, 2019, the Company issued and sold to an investor a convertible promissory note in the principal amount of $166,667 (the “October 3 Note”) and warrants to purchase up to 66,401 shares of the Company’s common stock (the “October 3 Warrant”). The Company received net proceeds of $150,000, which is net of a 10% original issue discount of $16,667.

The October 3 Note and related October 3 Warrant included a down-round provision under which the October 3 Note conversion price and warrant exercise price could be affected, on a full-ratchet basis, by future equity offerings undertaken by the Company. Subsequent to October 3, 2019, the Company issued convertible debt with a conversion price of $2.50 per share and accordingly, the convertible debt and warrant down-round provisions were triggered. As a result, the conversion price and the exercise price were lowered to $2.50 and the number of shares issuable upon exercise of the warrants was increased to 66,667. On January 7, 2020, the Company issued new convertible debt with an initial conversion price of $0.40 per share and warrants exercisable at $0.40 per share and accordingly, the conversion price and warrant down-round provisions were triggered. As a result, the conversion price of the October 3 Note was reduced to $0.40 per share, and the number of shares issuable upon exercise of the warrants was increased to 416,669 and the exercise price was lowered to $0.40. As a result of the January 7, 2020 trigger of the down-round provisions, on January 7, 2020, the Company recorded a deemed dividend of $859,768 which represents the fair value transferred to the October 3 Warrant holder from the down-round feature being triggered. The Company calculated the difference between the October 3 Warrant’s fair value on January 7, 2020, the date the down-round feature was triggered using the current exercise price and the new exercise price and the new number of shares issuable upon exercise of the warrants. The deemed dividend was recorded as an increase in accumulated deficit and increase in paid-in capital and increased the net loss to common shareholders by the same amount. As discussed in summary of derivative liabilities below, as of January 30, 2020, the October 3 Warrant were treated as derivative liabilities. Subsequent to January 7, 2020, additional down-round protection was triggered. Since these instruments contained embedded derivatives, the trigger only effected the quantity and valuation of derivative liabilities and there was no other accounting effect. As of December 31, 2020, the conversion price on the October 3 Note was lowered to $0.006 per share, the exercise price of the October 3 Warrant was lowered to $0.006 per share, and the number of shares issuable upon exercise of the October 3 Warrant was increased.

In February 2020, due to the default of the February 2020 October 3 Note Amortization Payment, the October 3 Note was deemed in default. Accordingly, the outstanding principal balance on date of default increased by 30% which amounted to $50,000, default interest accrues at 18%, and the default conversion terms apply.

During the year ended December 31, 2020, the Company issued 27,525,109 shares of its common stock upon the conversion of principal and default interest of $216,667, accrued interest of $11,774, fees of $5,000, and additional interest expense of $2,180.

On December 31, 2021 and 2020, convertible notes payable related to the October 3, 2019 convertible debt amounted to $0.

Fall 2019 notes

On October 14, 2019 and November 7, 2019, the Company entered into convertible note agreements with an accredited investor. Pursuant to the terms of these convertible note agreements, the Company issued and sold to an investor convertible promissory notes in the aggregate principal amount of $500,000 (the “Fall 2019 Notes”) and the Company received cash proceeds of $500,000. The Fall 2019 Notes initially bore interest at 10% per annum. The October 14, 2019 convertible promissory note of $300,000 became due and payable on October 14, 2020 and the November 7, 2019 convertible promissory note of $200,000 became due and payable on November 7, 2020.

Each Fall 2019 Note was convertible, in whole or in part, at any time, and from time to time, into shares of common stock at the option of the investor. The “Conversion Price” in effect on any Conversion Date means, as of any date of determination, the lower of: (i) $2.50 per share and (ii) the twenty day per share closing trading price of the Company’s common stock during the twenty trading days that close with the last previous trading day ended three days prior to the date of exercise. The Fall 2019 Notes did not contain anti-dilutive provisions. In May 2020 and June 2020, due to the default of a May 2020 and June 2020 Fall 2019 Note Amortization Payments, the Fall 2019 Notes were deemed in default. Accordingly, default interest accrues at 18% and the Fall 2019 Notes became due on the respective dates of default.

On December 17, 2020, the Company issued 55,000,000 shares of its common stock upon the conversion of principal of $500,000 and accrued interest of $81,616.

On December 31, 2021 and 2020, convertible notes payable related to the Fall 2019 Notes amounted to $0.

Q1/Q2 2020 convertible debt and related warrants

During the year ended December 31, 2020, the Company issued and sold to certain investors convertible promissory notes in the aggregate principal amount of $2,068,000 (the “Q1/Q2 2020 Notes”) and warrants to purchase up to 827,200 shares of the Company’s common stock (the “Q1/Q2 2020 Warrants”). The Company received net proceeds of $1,880,000, which is net of a 10% original issue discounts of $188,000. The Q1/Q2 2020 Notes initially bore interest at 6% per annum and become due and payable on the date that is the 24-month anniversary of the original issue date of the respective Q1/Q2 2020 Note. During the existence of an Event of Default (as defined in the Q1/Q2 2020 Notes), which includes, amongst other events, any default in the payment of principal and interest payments (including Q1/Q2 2020 Note Amortization Payments) under any Q1/Q2 2020 Note or any other Indebtedness (as defined in the Q1/Q2 2020 Notes), interest accrues at the lesser of (i) the rate of 18% per annum, or (ii) the maximum amount permitted by law. Commencing on the thirteenth month anniversary of the issuance of each Q1/Q2 2020 Note, monthly payments of interest and monthly principal payments, based on a 12-month amortization schedule (each, a “Q1/Q2 2020 Note Amortization Payment”), was due and payable, until the Maturity Date (as defined in the applicable Q1/Q2 2020 Note), at which time all outstanding principal, accrued and unpaid interest and all other amounts due and payable on such Q1/Q2 2020 Note will be immediately due and payable. The Q1/Q2 2020 Note Amortization Payments are being paid in cash unless the investor requests payment in the Company’s Common Stock in lieu of a cash payment (each, a “Q1/Q2 2020 Note Stock Payment”). If a holder of a Q1/Q2 2020 Note requests a Q1/Q2 2020 Note Stock Payment, the number of shares of common stock issued will be based on the amount of the applicable Q1/Q2 2020 Note Amortization Payment divided by 80% of the lowest VWAP (as defined in the Q1/Q2 2020 Notes) during the five Trading Day (as defined in the applicable Q1/Q2 2020 Note) period prior to the due date of such Q1/Q2 2020 Note Amortization Payment.

F-18

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

The Q1/Q2 2020 Notes may be prepaid, provided that certain Equity Conditions, as defined in the Q1/Q2 2020 Notes, have been met (or any such failure to meet the Equity Conditions has been waived): (i) from each Q1/Q2 2020 Note’s respective original issuance date until and through the day that falls on the third month anniversary of such original issue date (each a “Q1/Q2 2020 Note 3 Month Anniversary”) at an amount equal to 105% of the aggregate of the outstanding principal balance of the Q1/Q2 2020 Note and accrued and unpaid interest, and (ii) after the applicable Q1/Q2 2020 Note 3 Month Anniversary at an amount equal to 115% of the aggregate of the outstanding principal balance of the Q1/Q2 2020 Note and accrued and unpaid interest. In the event that the Company closes a Public Offering, each holder may elect to: (x) have its principal and accrued interest prepaid directly from the proceeds of the Public Offering at the prices set forth above, (y) exchange its Q1/Q2 2020 Note at the closing of the Public Offering for the securities being issued in the Public Offering at the Public Offering prices based upon the outstanding principal, accrued interest and other charges, or (z) continue to hold its Q1/Q2 2020 Note(s). Except for a Public Offering and Q1/Q2 2020 Note Amortization Payments, in order to prepay a Q1/Q2 2020 Note, the Company must provide at least 30 days’ prior written notice to the holder thereof, during which time the holder may convert its Q1/Q2 2020 Note in whole or in part at the applicable conversion price. The Q1/Q2 2020 Note Amortization Payments were prepayments and were subject to prepayment penalties equal to 115% of the Q1/Q2 2020 Note Amortization Payment.

In the event the Company consummates a Public Offering while the Q1/Q2 2020 Notes are outstanding, then 25% of the net proceeds of such offering will, within two business days of the closing of such Public Offering, be applied to reduce the outstanding obligations pursuant to the Q1/Q2 2020 Notes. As the Equity Conditions have not been met, through March 31, 2021 and the date hereof, the Company has not prepaid any the Q1/Q2 2020 Notes, in whole or in part.

From the original issue date of a Q1/Q2 2020 Note until such Q1/Q2 2020 Note is no longer outstanding, such Q1/Q2 2020 Note is convertible, in whole or in part, at any time, and from time to time, into shares of Common Stock at the option of the holder. The “Conversion Price” in effect on any Conversion Date (as defined in the Q1/Q2 2020 Notes) means, as of any date of determination, $0.40 per share, subject to adjustment as provided therein and summarized below. If an Event of Default (as defined in the Q1/Q2 2020 Notes) has occurred, regardless of whether it has been cured or remains ongoing, the Q1/Q2 2020 Notes are convertible at the lower of: (i) $0.40 and (ii) 70% of the second lowest closing price of the common stock as reported on the Trading Market (as defined in the Q1/Q2 2020 Notes) during the 20 consecutive Trading Day (as defined in the Q1/Q2 2020 Notes) period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable notice of conversion. All such Conversion Price determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the number of shares of Common Stock outstanding.

The Q1/Q2 2020 Warrants are exercisable at any time on or after the date of the issuance and entitle the investors to purchase shares of the Company’s common stock for a period of five years from the initial date the Q1/Q2 2020 Warrants become exercisable. Under the terms of the Q1/Q2 2020 Warrants, the investors are entitled to exercise the Q1/Q2 2020 Warrants to purchase up to 827,200 shares of the Company’s common stock at an initial exercise price of $0.40, subject to adjustment as detailed in the respective Q1/Q2 2020 Warrants.

In connection with the issuance of the January 2020 warrants, the Company calculated the relative fair value of these warrants in the amount of $262,872 which was added to debt discount and paid-in capital and shall be amortized over the term of the Q1/Q2 2020 Notes. In connection with the issuance of the notes in January, February, March and April 2020 and the issuance of the warrants in February, March and April 2020, the Company determined that various terms of these Q1/Q2 2020 Notes and Q1/Q2 2020 Warrants, including the default provisions in the Q1/Q2 2020 Notes discussed above, caused derivative treatment of the embedded conversion options and warrants. During the year ended December 31, 2020, on the initial measurement dates, the fair values of the embedded conversion option and warrant derivatives of $8,817,568 was recorded as derivative liabilities and was allocated as a debt discount up to the net proceeds of the Q1/Q2 2020 Notes of $1,287,474, with the remainder of $7,530,095 charged to current period operations as initial derivative expense.

The Q1/Q2 2020 Notes included a down-round provision under which the Q1/Q2 2020 Note conversion price could be affected, by future equity offerings undertaken by the Company. During the year ended December 31, 2020, down-provisions were triggered. Since these instruments contained embedded derivatives, the trigger only effected the quantity and valuation of derivative liabilities and there was no other accounting effect. As of December 31, 2020, the conversion price of the Q1/Q2 Notes was lowered to $0.006 per share.

Due to the default of amortization payments due on our August 2019 Notes and other notes as discussed above, the Q1/Q2 2020 Notes were deemed in default. Accordingly, the outstanding principal balance on date of default increased by 30% which amounted to approximately $620,400, default interest accrues at 18%, and the default conversion terms apply. In the third fiscal quarter of 2020, the great majority of principal amount of Q1/Q2 2020 Notes was exchanged for Common Stock at the conversion price that applied if an Event of Default occurred. It is the Company’s position (and it was the Company’s intent at issuance) that, to the extent the Q1/Q2 2020 Notes were converted for Common Stock at the advantageous conversion price applicable to post-Events of Default, the Q1/Q2 Notes are not also entitled to receive the Mandatory Default Payment (as defined in the Q1/Q2 2020 Notes) of 130% of principal amount. During 2020, since a note holder could conceivably disagree with the Company’s position in this regard, the Company has decided, out of an abundance of caution and despite its confidence that its construction of the Q1/Q2 2020 Notes is the only correct one, to accrue a reserve as if a note holder were entitled both to convert its Q1/Q2 Notes at the advantageous conversion price applicable to post-Events of Default and to receive the Mandatory Default Payment of 130% on the entire original principal amount of Q1/Q2 2020 Notes.

During the three months ended September 30, 2020, the Company issued 291,796,804 shares of its common stock upon the conversion of principal and default interest of $1,887,000 and accrued interest of $3,731.

During the three months ended June 30, 2021, the Company and each investor entered into a letter agreement whereby the investor waived its right to any Mandatory Default Payment. Accordingly, during the year ended December 31, 2021, the Company reversed the accrued Mandatory Penalty amount due of $664,400 and recorded a gain on debt extinguishment of $664,400. Additionally, during the year ended December 31, 2021, the Company issued 28,358,841 shares of its common stock upon the conversion of all remaining principal and interest balances due aggregating $277,916. Hence, as of December 31, 2021, convertible notes payable and default interest due related to the Q1/Q2 2020 Notes amounted to $0. On December 31, 2020, on the same construction of the Q1/Q2 Notes, convertible notes payable and default interest due related to the Q1/Q2 2020 Notes amounted to $717,852, which consists of $801,400 of principal and default penalty balances due and is net of unamortized debt discount of $83,548.

F-19

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

April 20, 2020 convertible debt

On April 20, 2020, the Company issued and sold to an investor a convertible promissory note in the principal amount of $456,500 (the “April 20 Note”). The April 20 Note contained a 10% original issue discount amounting to $41,500 for a purchase price of $415,000. The Company did not receive any proceeds from the April 20 Note because the investor converted previous notes and accrued interest due to him in the amount of $195,000 into the April 20 Note. In connection with the conversion of notes payable to the April 20 Note, the Company recorded a loss from debt extinguishment of $220,000. The April 20 Note initially bore interest at 6% per annum and becomes due and payable on April 20, 2022 (the “April 20 Note Maturity Date”). During the existence of an Event of Default (as defined in the April 20 Note), which includes, amongst other events, any default in the payment of principal and interest payment (including any April 20 Note Amortization Payments) under any note or any other indebtedness, interest accrues at the lesser of (i) the rate of 18% per annum, or (ii) the maximum amount permitted by law. Commencing on the thirteenth month anniversary of the April 20 Note, monthly payments of interest and monthly principal payments, based on a 12-month amortization schedule, will be due and payable (each, an “April 20 Note Amortization Payment”), until the April 20 Note Maturity Date, at which time all outstanding principal, accrued and unpaid interest and all other amounts due and payable under the April 20 Note will be immediately due and payable. The April 20 Note Amortization Payments will be made in cash unless the investor payment in the Company’s common stock in lieu of a cash payment (each, an “April 20 Note Stock Payment”). If the investor requests an April 20 Note Stock Payment, the number of shares of common stock issued will be based on the amount of the applicable April 20 Note Amortization Payment divided by 80% of the lowest VWAP (as defined in the April 20 Note) during the five Trading Day (as defined in the April 20 Note) period prior to the due date of the April 20 Note Amortization Payment.

The April 20 Note may be prepaid, provided that certain Equity Conditions, as defined in the April 20 Note, have been met (or any such failure to meet the Equity Conditions has been waived): (i) from April 20, 2020 until and through July 20, 2020 at an amount equal to 105% of the aggregate of the outstanding principal balance of the April 20 Note and accrued and unpaid interest, and (ii) after July 20, 2020 at an amount equal to 115% of the aggregate of the outstanding principal balance of the April 20 Note and accrued and unpaid interest. In the event that the Company closes a Public Offering, the holder may elect to: (x) have its principal and accrued interest prepaid directly from the proceeds of the Public Offering at the prices set forth above, (y) exchange its April 20 Note at the closing of the Public Offering for the securities being issued in the Public Offering at the Public Offering prices based upon the outstanding principal, accrued interest and other charges, or (z) continue to hold the April 20 Note. Except for a Public Offering and April 20 Note Amortization Payments, in order to prepay the April 20 Note, the Company must provide at least 30 days’ prior written notice to the holder, during which time the holder may convert the April 20 Note in whole or in part at the then applicable conversion price. For avoidance of doubt, the April 20 Note Amortization Payments will be prepayments and are subject to prepayment penalties equal to 115% of the April 20 Note Amortization Payment. In the event the Company consummates a Public Offering while the April 20 Note is outstanding, then 25% of the net proceeds of such offering will, within two business days of the closing of such Public Offering, be applied to reduce the outstanding obligations pursuant to the April 20 Note.

Until the April 20 Note is no longer outstanding, it is convertible, in whole or in part, at any time, and from time to time, into shares of common stock at the option of the investor. The “Conversion Price” in effect on any Conversion Date (as defined in the April 20 Note) means, as of any Conversion Date or other date of determination, the lower of: (i) $0.40 and (ii) 70% of the second lowest closing price of the common stock as reported on the Trading Market (as defined in the April 20 Note) during the 20 consecutive Trading Day (as defined in the April 20 Note) period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable notice of conversion. All such Conversion Price determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the common stock.

In connection with the issuance of the April 20 Note, the Company determined that various terms of the April 20 Note caused derivative treatment of the embedded conversion option. On the initial measurement dates, the fair values of the embedded conversion option derivative of $1,436,725 was recorded as derivative liabilities and was allocated as a debt discount up to the net proceeds of the April 20 Note of $415,000, with the remainder of $1,021,725 charged to current period operations as initial derivative expense. Due to the default of August 2019 Note Amortization Payments due on our August 2019 Notes and other notes, the April 20 Note was deemed in default. Accordingly, the outstanding principal balance on date of default increased by 30% which amounted to approximately $136,950, default interest accrues at 18%, and the default conversion terms apply.

The April 20 Note includes a down-round provision under which the April 20 Note conversion price could be affected, by future equity offerings undertaken by the Company. During the year ended December 31, 2020, down-provisions were triggered. Since these instruments contained embedded derivatives, the trigger only effected the quantity and valuation of derivative liabilities and there was no other accounting effect.

During the three months ended September 30, 2020, the Company issued 38,500,000 shares of its common stock upon the conversion of principal and default interest of $231,000. On October 7, 2020, the Company issued 53,255,583 shares of its common stock upon the conversion of principal and default interest of $293,150 and accrued interest of $26,383.

During the three months ended June 30, 2021, the Company issued 15,923,322 shares of its common stock upon the conversion of all remaining principal and interest balances due aggregating $95,540. Hence, as of December 31, 2021, convertible notes payable and default interest due related to the April 20 Note amounted to $0. On December 31, 2020, convertible notes payable related to the April 20 Note amounted to $69,300, which consists of $69,300 of default penalty balance due.

Other convertible debt

As discussed in Note 10, on August 28, 2020, a note payable with a principal balance due of $185,000 was cancelled and a new convertible note was entered into with a principal balance of $185,000. This new convertible note bears no interest and is payable in monthly payments of $7,500 commencing on September 1, 2020 until paid in full. The Holder shall have the right, at Holder’s option, at any time prior to the close of business five or more days prior to a payment of principal and interest, to convert any of such Holder’s Note, in whole or in part (in denominations of $20.000 or multiples of it), into that number of shares of common stock of the Company at the conversion price equal to the lowest closing price of the Company’s common stock on the OTC Market during the ten trading days ending the business day before the date of conversion. During the year ended December 31, 2020, the Company repaid $15,000 of this convertible note. On December 31, 2020, convertible notes payable related to this Note amounted to $170,000. In January 2021, the Company issued 15,454,546 shares of its common stock upon conversion of this convertible note and accordingly, as of December 31, 2021, the convertible note balance is $0.

F-20

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Summary of derivative liabilities

During the years ended December 31, 2021 and 2020, due to the non-payment of amortization payments due, substantially all convertible notes were deemed in default. Since the default principal due is convertible at the same default terms contained in the related convertible notes, the Company determined that various terms of the convertible notes discussed above caused derivative treatment of the embedded conversion options related to the principal and default principal due. Accordingly, under the provisions of ASC 815-40 - Derivatives and Hedging – Contracts in an Entity’s Own Stock, the embedded conversion option related to the principal and default principal due were accounted for as derivative liabilities at the date of issuance and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives related to the principal balance default principal due was determined using the Binomial valuation model. At the end of each period and on the date that debt is converted into common shares, the Company revalues the embedded conversion option derivative liabilities. In connection with the default principal due, during the year ended December 31, 2020, on the initial measurement date, the fair values of the embedded conversion option derivatives related to default principal due of $6,340,248 was recorded as derivative liabilities and charged to current period operations as initial derivative expense.

As discussed above, the Company issued debt that consists of the issuance of convertible notes with variable conversion provisions. The conversion terms of the convertible notes are variable based on certain factors, such as the future price of the Company’s common stock, default provisions and payment of amortization payments in stock. The number of shares of common stock to be issued is based on the future price of the Company’s common stock. The number of shares of common stock issuable upon conversion of each promissory note is indeterminate. Due to the fact that the number of shares of common stock issuable may exceed the Company’s authorized share limit, effective January 30, 2020, the equity environment was tainted, and all convertible debentures and warrants were included in the value of the derivative. Pursuant to ASC 815-15 Embedded Derivatives, the fair values of the variable conversion option and warrants and shares to be issued were recorded as derivative liabilities. On January 30, 2020, the Company evaluated all outstanding warrants to determine whether these instruments are tainted and, due to reasons discussed above, all warrants outstanding were considered tainted. Accordingly, the Company recorded a reclassification from paid-in capital to derivative liabilities of $11,381,885 for warrants becoming tainted. On January 30, 2020, the fair value of the warrants to be reclassified to derivative liabilities was determined using the Binomial valuation model.

In connection with the issuance of the Q1/Q2 2020 Notes and the warrants issued in February, March and April 2020, the Company determined that various terms of the Q1/Q2 2020 Notes and Q1/Q2 2020 Warrants, including the default provisions in the Q1/Q2 2020 Notes discussed above, caused derivative treatment of the embedded conversion options and warrants. Accordingly, under the provisions of ASC 815-40 - Derivatives and Hedging – Contracts in an Entity’s Own Stock, the embedded conversion option contained in the Q1/Q2 2020 Notes and certain warrants were accounted for as derivative liabilities at the date of issuance and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives and warrants was determined using the Binomial valuation model. At the end of each period and on the date that the Q1/Q2 2020 Notes are converted into common shares, the Company revalues the embedded conversion option derivative liabilities. During the year ended December 31, 2020, on the initial measurement dates, the fair values of the embedded conversion option and warrant derivatives of $8,817,568 was recorded as derivative liabilities and was allocated as a debt discount up to the net proceeds of the Q1/Q2 2020 Notes of $1,287,473, with the remainder of $7,530,095 charged to current period operations as initial derivative expense.

In connection with the issuance of the April 20 Note, the Company determined that various terms of the April 20 Note, including the default provisions in the April 20 Note discussed above, caused derivative treatment of the embedded conversion options and warrants. Accordingly, under the provisions of ASC 815-40 - Derivatives and Hedging – Contracts in an Entity’s Own Stock, the embedded conversion option contained in the April 20 Note were accounted for as derivative liabilities at the date of issuance and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivative was determined using the Binomial valuation model. At the end of each period and on the date that the April 20 Note are converted into common shares, the Company revalues the embedded conversion option derivative liabilities. During the year ended December 31, 2020, on the initial measurement dates, the fair values of the embedded conversion option of $1,436,725 was recorded as derivative liability and was allocated as a debt discount up to the net proceeds of the April 20 Note of $415,000, with the remainder of $1,021,725 charged to current period operations as initial derivative expense.

In connection with the period end revaluations and the initial derivative expense recorded, the Company recorded aggregate derivative expense of $34,692,503 for the year ended December 31, 2020.

During the year ended December 31, 2020, in connection with the conversion or repayment of various debts as discussed above, the Company reversed the value of the respective derivative liability and recorded a gain on extinguishment of debt of $45,731,614 (Note 11).

During the years ended December 31, 2021 and 2020, the fair value of the derivative liabilities, warrants and conversion option was estimated using the Binomial valuation model with the following assumptions:

	2021	2020
Expected dividend rate	-	-
Expected term (in years)	0.75 to 5.00	0.75 to 5.00
Volatility	169.7% to 367.0%	154.2% to 372.3%
Risk-free interest rate	0.04% to 0.87%	0.09% to 1.62%

On December 31, 2021 and 2020, convertible promissory notes are as follows:

	December 31, 2021	December 31, 2020
Principal and default penalty amount	$-	$1,062,764
Less: unamortized debt discount	-	(83,548)
Convertible notes payable, net	-	979,216
Less: current portion of convertible notes payable	-	(979,216)
Convertible notes payable, net – long-term	$-	$-

F-21

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

On December 31, 2020, the principal and default penalty amount due of $1,062,764 consisted of promissory note principal balances due of $351,000 and default penalty amounts due of $711,764.

For the years ended December 31, 2021 and 2020, amortization of debt discounts related to convertible notes amounted to $83,548 and $4,322,247, respectively, which has been included in interest expense on the accompanying consolidated statements of operations. The weighted average interest rate during the year ended December 31, 2020 was approximately 18.0%.

NOTE 8 – NOTES PAYABLE

Promissory notes

On January 15, 2021, in connection with the acquisition of DDTI, the Company issued a promissory note in the amount of $400,000. The principal amount of $400,000 is payable in four installments of $100,000 plus accrued interest as follows: $100,000 plus accrued interest was due and paid on April 15, 2021, $100,000 plus accrued interest was due and paid on July 15, 2021, $100,000 plus accrued interest is due and pad on October 15, 2021 and $100,000 plus all remaining accrued interest was due and paid on January 15, 2022. Interest accrues at 4% per annum. On December 31, 2021, the principal amount related to this note was $100,000.

On March 24, 2021, in connection with the acquisition of Cougar Express, the Company issued a promissory note in the amount of $350,000. The principal amount of $350,000 is payable in two installments of $175,000 plus accrued interest as follows: $175,000 plus accrued interest was due and paid on September 23, 2021 and $175,000 plus all remaining accrued interest was due and paid on March 23, 2022. Interest accrues at 6% per annum. On December 31, 2021, the principal amount related to this note was $175,000.

Equipment and auto notes payable

In November 2019, the Company entered into a promissory note for the purchase of five trucks in the amount of $460,510. The note is due in sixty monthly installments of $9,304. The first payment was paid in December 2019 and the remaining fifty-nine payments were due monthly commencing on January 27, 2020. The note was secured by the trucks and was personally guaranteed by the Company’s former chief executive officer. On December 31, 2021 and 2020, equipment note payable to this entity amounted to $0 and $375,422, respectively.

In connection with the acquisition of DDTI, the Company assumed several truck notes payable liabilities due to entities. On December 31, 2021, truck notes payable to these entities amounted to $17,985.

In connection with the acquisition of Cougar Express, the Company assumed several equipment notes payable liabilities due to entities. On December 31, 2021, equipment notes payable to these entities amounted to $2,611.

Paycheck Protection Program Promissory Note

During 2020, prior to the acquisition of Cougar Express by the Company, Cougar Express entered into a Paycheck Protection Program promissory note (the “Cougar PPP Loan”) in the amount of $622,240 under the SBA Paycheck Protection Program of the CARES Act. Pursuant to the Cougar Stock Purchase Agreement, the Company did not assume and shall not be responsible to pay the Cougar PPP loan. The prior shareholder of Cougar Express agreed to indemnify and hold the Buyer (and its directors, officers, employees and affiliates) harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including, without limitation, the reasonable fees and expenses of counsel (collectively, the “Losses”), related to or arising directly or indirectly out of, among other items, any claim that any portion or all of the Cougar PPP loan secured by Cougar Express is to be repaid to the lender. Since the Cougar PPP Loan was not forgiven as of March 31, 2021, the Company has reflected the Cougar PPP loan of $622,240 as outstanding on March 31, 2021 and the Company recorded a note receivable of $622,240 which was due from the prior shareholder of Cougar Express if the Cougar PPP Loan is not forgiven. Cougar Express filed for forgiveness of this loan and on June 10, 2021, Cougar Express received a Notice of Paycheck Protection Program Forgiveness Payment from the SBA. Accordingly, the note payable and related note receivable were reversed and no gain or loss was recorded.

Line of credit

Through December 2021, the Company’s subsidiary, Cougar Express, maintained a $5,000 line of credit with the bank. This line of credit was closed in December 2021 and was payable of demand. On December 31, 2021, principal amount outstanding under the line of credit amounted to $0.

On December 31, 2021 and 2020, notes payable consisted of the following:

	December 31, 2021	December 31, 2020
Principal amounts	$295,596	$375,422
Less: current portion of notes payable	(283,141)	(85,207)
Notes payable – long-term	$12,455	$290,215

For the years ended December 31, 2021 and 2020, amortization of debt discounts related to notes payable amounted to $0 and $605,763, respectively, which has been included in interest expense on the accompanying consolidated statements of operations.

F-22

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 9– SHAREHOLDERS’ EQUITY (DEFICIT)

Preferred stock

Series A preferred stock

On April 9, 2019, the Company entered into agreements with all holders of its Series A Convertible Preferred Stock to exchange all 4,000,000 outstanding shares of preferred stock for an aggregate of 2,600,000 shares of restricted common stock. Upon conversion, pursuant to Section 9(i) of the Certificate of Designation, the Series A Convertible Preferred Stock became undesignated upon their return to the Company. In July 2020, the Company filed a Certificate of Withdrawal of the Series A designation.

Series B preferred shares

In August 2019, the Company designated Series B Preferred Shares consisting of 1,700,000 shares with a par value of $0.001 and a stated value of $0.001. The Series B preferred shares have no voting rights and are not redeemable. Each share of Series B Preferred stock is convertible into one share of common stock at the option of the holder subject to beneficial ownership limitation.

On August 16, 2019, the Company issued 1,000,000 Series B preferred shares for services rendered to the former member of Prime EFS who was considered a related party. On July 24, 2020, the Company issued 1,000,000 shares of its common stock upon conversion of 1,000,000 shares of Series B Preferred shares.

On August 16, 2019, the Company issued 700,000 shares of Series B Preferred shares to Bellridge Capital, L.P. upon settlement of 700,000 shares of issuable common shares.

Series C preferred shares

Pursuant to the August 2019 Purchase Agreement (see Note 7), by and among the Company and the investors named therein (the “August 2019 Investors”), the Company is required to keep reserved for issuance to the August 2019 Investors three times the number of shares of common stock issuable to the August 2019 Investors upon conversion or exercise, as applicable, of convertible notes and warrants held by the August 2019 Investors (the “August 2019 Reserve Requirement”). If the Company fails to meet the August 2019 Reserve Requirement within 45 days after written notice from an August 2019 Investor, the Company must, inter alia, sell to the Lead Investor (as defined in the August 2019 Purchase Agreement) for $100 a series of preferred stock which holds voting power equal to 51% of the number of votes eligible to vote at any special or annual meeting of the Company’s stockholders (with the power to take action by written consent in lieu of a stockholders meeting) for the sole purpose of amending the Company’s Amended and Restated Articles of Incorporation to increase the number of shares of common stock that the Company is authorized to issue, which such preferred stock will be automatically cancelled upon the effectiveness of the resulting increase in the Company’s authorized stock. By letter agreement dated, June 4, 2020, the Lead Investor assigned this contract right to John Mercadante, the chief executive officer of the Company.

On June 5, 2020, the Company sold to John Mercadante, for $100, one share of Series C Preferred Stock which has voting power equal to 51% of the number of votes eligible to vote at any special or annual meeting of the Company’s stockholders (with the power to take action by written consent in lieu of a stockholders meeting) for the sole purpose of amending the Company’s Amended and Restated Articles of Incorporation to increase the number of shares of common stock that the Company is authorized to issue. Upon the effectiveness of the amendment on July 20, 2020, the Series C Preferred Stock was automatically cancelled. The Series C Preferred Stock was not entitled to vote on any other matter, was not entitled to dividends, was not convertible into any other security of the Company and was not entitled to any distributions upon liquidation of the Company.

Series D preferred shares

The Board of Directors (the “Board”) created the Series D pursuant to the authority vested in the Board by the Company’s Amended and Restated Articles of Incorporation to issue up to 10,000,000 shares of preferred stock, $0.001 par value per share. The Company’s Amended and Restated Articles of Incorporation explicitly authorize the Board to issue any or all of such shares of preferred stock in one (1) or more classes or series and to fix the designations, powers, preferences and rights, the qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

On July 20, 2020, the Board filed the Certificate of Designation of Preferences (“COD”), Rights and Limitations of Series D Preferred Stock (the “Series D COD”) with the Secretary of State of the State of Nevada designating 1,250,000 shares of preferred stock as Series D. The Series D does not have the right to vote. The Series D has a stated value of $6.00 per share (the “Stated Value”). Subject only to the liquidation rights of the holders of Series B Preferred Stock that is currently issued and outstanding, upon the liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, the Series D is entitled to receive an amount per share equal to the Stated Value and then receive a pro-rata portion of the remaining assets available for distribution to the holders of common stock on an as-converted to common stock basis. Until July 20, 2021, the holders of Series D have the right to participate, pro rata, in each subsequent financing in an amount up to 25% of the total proceeds of such financing on the same terms, conditions and price otherwise available in such subsequent financing.

Subject to a beneficial ownership limitation and customary adjustments for stock dividends and stock splits, each share of Series D is convertible into 1,000 shares of common stock. A holder of Series D may not convert any shares of Series D into common stock if the holder (together with the holder’s affiliates and any persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Series D COD. However, upon notice from the holder to the Company, the holder may decrease or increase the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series D COD, provided that any such increase or decrease in the beneficial ownership limitation will not take effect until 61 days following notice to the Company.

F-23

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Approval of at least a majority of the outstanding Series D is required to: (a) amend or repeal any provision of, or add any provision to, the Company’s Articles of Incorporation or bylaws, or file any Certificate of Designation (however such document is named) or articles of amendment to create any class or any series of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series D, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or bylaws or by merger, consolidation or otherwise or filing any Certificate of Designation, it being understood that the creation of a new security having rights, preferences or privileges senior to or on parity with the Series D in a future financing will not constitute an amendment, addition, alteration, filing, waiver or repeal for these purposes; (b) increase or decrease (other than by conversion) the authorized number of Series D; (c) issue any Series D, other than to the Investors; or (d) without limiting any provision hereunder, whether or not prohibited by the terms of the Series D, circumvent a right of the Series D.

On July 20, 2020 and July 22, 2020, the Company entered Exchange Agreements with two Investors to exchange outstanding August 2019 Notes and August 2019 Warrants for a newly created series of preferred stock designated the Series D Convertible Preferred Stock. Pursuant to the Exchange Agreements, the Investors exchanged August 2019 Notes with an aggregate remaining principal amount outstanding of $500,184, accrued interest payable of $85,827, and Warrants to purchase 423,159,293 shares of Common Stock for 522,726 shares of Series D (the “Exchange”). The Series D shares issued in the exchange had an equivalent fair value as if the investors had converted their debt to common stock at the contractual rate in the convertible notes and therefore, there was no gain or loss on the exchange. In connection with the issuance of the Series D shares, the Company recorded a loss on debt extinguishment of $239,678 which is associated with the fair market value of the excess shares issued upon conversion of other settlement amounts.

During the period from July 1, 2020 to December 31, 2020, the Company issued 522,726,000 shares of its common stock in connection with the conversion of 522,726 shares of Series D. The conversion ratio was 1,000 shares of common stock for each share of Series D based on the Series D COD. Accordingly, as of December 31, 2021 and 2020, no shares of Series D were outstanding.

These Series D preferred share issuances which were not redeemable were evaluated to determine whether temporary or permanent equity classification on the consolidated balance sheet was appropriate. As per the terms of the Series D preferred stock agreements, Series D preferred stock was not redeemable. As such, since Series D preferred stock was not redeemable, the Series D preferred stock was classified as permanent equity. The Company also concluded that the conversion rights under the Series D Preferred Stock were clearly and closely related to the equity host instrument. Accordingly, the conversion rights feature on the Series D Preferred Stock were not considered an embedded derivative that required bifurcation.

Series E preferred shares

To consummate the Series E Offering, the Company’s Board of Directors (the “Board”) created the Series E Convertible Preferred Stock (the “Series E”) pursuant to the authority vested in the Board by the Company’s Amended and Restated Articles of Incorporation to issue up to 10,000,000 shares of preferred stock, $0.001 par value per share, of which 7,049,999 are unissued and undesignated. The Company’s Amended and Restated Articles of Incorporation explicitly authorize the Board to issue any or all of such shares of preferred stock in one (1) or more classes or series and to fix the designations, powers, preferences and rights, the qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

On October 6, 2020, the Board filed the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Series E COD”) with the Secretary of State of the State of Nevada designating 562,250 shares of preferred stock as Series E. On December 28, 2020, the Board filed an Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Amended Series E COD”) with the Secretary of State of the State of Nevada. The Series E has a stated value of $13.34 per share (the “Stated Value”). Pursuant with the Amended Series E COD,

●	Each holder of Series E has the right to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series E held by such holder are convertible as of the applicable record date.

●	Unless prohibited by Nevada law governing distributions to stockholders, for a period of one-year beginning with the Original Issuance Date, as defined, the Corporation shall have the right but not the obligation to redeem all outstanding Series E (and not any part of the Series E) at a price equal to 115% of (i) the Stated Value per share plus (ii) all unpaid dividends thereon. If the Company fails to redeem all outstanding Series E on the redemption date, it shall be deemed to have waived its redemption right.

Subject to a beneficial ownership limitation and customary adjustments for stock dividends and stock splits, each share of Series E shall be convertible into that number of shares of Common Stock calculated by dividing the Stated Value of each share of Series E being converted by the Conversion Price. The initial Conversion Price shall be $0.01 which shall be subject to adjustment as provided below. In addition, the Company shall issue the Holder converting all or any portion of Series E an additional sum (the “Make Good Amount”) equal to $210 for each $1,000 of Stated Value of the Series E converted pro-rated for amounts more or less than $1,000, increasing to $310 for each $1,000 of Stated Value during the Triggering Event Period (the “Extra Amount”). Subject to the Beneficial Ownership Limitation, the Make Good Amount shall be paid in Shares of Common Stock, as follows: The number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Extra Amount by the product of 80% times the average VWAP for the five Trading Days prior to the date a Holder delivered a notice of conversion to the Company (the “Conversion Date”). During the Triggering Event Period, the number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Extra Amount by the product of 70% times the average VWAP for the five Trading Days prior to the Conversion Date.

Subject to the Beneficial Ownership Limitation, at any time during the period commencing on the date of the occurrence of a Triggering Event and ending on the date of the cure of such Triggering Event (the “Triggering Event Period”), a Holder may, at such Holder’s option, by delivery of a conversion notice to the Company to convert all, or any number of Series E (such conversion amount of the Series E to be converted pursuant to this Section 6(b) (the “Triggering Event Conversion Amount”), into shares of Common Stock at the Triggering Event Conversion Price. The “Triggering Event Conversion Amount” means 125% of the Stated Value and the “Triggering Event Conversion Price” means $0.006.

F-24

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Triggering events include, but are not limited to, (1) failure to satisfy Rule 144 current public information requirements; (2) ceasing to be a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or failing to comply with the reporting requirements of a reporting company under the Exchange Act; (3) suspension from or termination of trading; (4) failure to reserve sufficient shares of Common Stock (after cure periods and subject to certain extensions); (5) various insolvency proceedings (subject to certain carveouts); (6) material breach of the Series E Offering transaction documents; and (7) failure to comply with conversion of any Series E shares when requested by the holder thereof.

If and whenever on or after the Initial Issuance Date but not after two years from the Original Issuance Date, the Company issues or sells, or is deemed to have issued or sold, additional shares of common stock, options, warrants of convertible instruments, other than an Exempt Issuance, for a consideration per share (the “Base Share Price”) less than a price equal to the Conversion Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Conversion Price then in effect is reflected to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the conversion price then in effect shall be reduced to an amount equal to the Base Share Price.

From and after the Original Issuance Date, cumulative dividends on each share of Series E shall accrue, whether or not declared by the Board of Directors and whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the rate of 6% per annum based on a 360-day year on the Stated Value plus all unpaid accrued and accumulated dividends thereon. During the year ended December 31, 2021, the Company accrued dividends of $140,872 which has been included in accrued expenses on the accompanying consolidated balance sheet.

On a pari passu basis with the holders of Series D Convertible Preferred Stock that was issued and outstanding, upon the liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, the Series E is entitled to receive an amount per share equal to the Stated Value and then receive a pro-rata portion of the remaining assets available for distribution to the holders of Common Stock on an as-converted to Common Stock basis. Until the date that such Series E shareholder no longer owns at least 50% of the Series E, the holders of Series E have the right to participate, pro rata, in each subsequent financing in an amount up to 25% of the total proceeds of such financing on the same terms, conditions and price otherwise available in such subsequent financing.

A holder of Series E may not convert any shares of Series E into Common Stock if the holder (together with the holder’s affiliates and any persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Series E COD. However, upon notice from the holder to the Company, the holder may decrease or increase the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Amended Series E COD, provided that any such increase or decrease in the beneficial ownership limitation will not take effect until 61 days following notice to the Company.

Approval of at least a majority of the outstanding Series E is required to: (a) amend or repeal any provision of, or add any provision to, the Company’s Articles of Incorporation or bylaws, or file any Certificate of Designation (however such document is named) or articles of amendment to create any class or any series of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series E, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or bylaws or by merger, consolidation or otherwise or filing any Certificate of Designation, but the creation of a new security having rights, preferences or privileges senior to or on parity with the Series E in a future financing will not constitute an amendment, addition, alteration, filing, waiver or repeal for these purposes; (b) increase or decrease (other than by conversion) the authorized number of Series E; (c) issue any Series D Convertible Preferred Stock, (d) issue any Series E in excess of 562,250 or (e) without limiting any provision under the Series E COD, whether or not prohibited by the terms of the Series E, circumvent a right of the Series E.

On October 8, 2020, the Company entered into a Securities Purchase Agreement with the investors party thereto (collectively the “Investors”) pursuant to which the Investors agreed to purchase units, severally and not jointly, which consisted of an aggregate of (i) 47,977 shares of Series E Convertible Preferred Stock (the “Series E”) and (ii) warrants (the “Warrants”) to purchase 23,988,500 shares of the Company’s common stock which are equal to 50% of the shares of common stock issuable upon conversion of the Series E if the Series E were converted on October 8, 2020 (the “October 2020 Series E Offering”). The gross proceeds to the Company were $640,000, or $13.34 per unit which is the stated value of each Series E share. The Company paid fees of $35,000 and received net proceeds of $605,000. The initial exercise price of the Warrants related to the October 2020 Series E Offering is $0.04 per share, subject to adjustment. Due to down-round provisions in the Warrants, the number of warrants was increased from 23,988,500 warrants to 95,954,000 warrants, and the exercise price was reduced to $0.01 per share.

On December 28, 2020 and December 30, 2020, the Company entered into Securities Purchase Agreements with investors pursuant to which the Investors agreed to purchase units, severally and not jointly, which consisted of an aggregate of (i) 57,400 shares of Series E and (ii) Warrants to purchase 76,571,429 shares of the Company’s common stock which are equal to 1,334 warrants for each share of Series E purchased (the “December 2020 Series E Offering”). The gross proceeds to the Company were $670,000, or $11.67 per unit. The Company paid fees of $112,000 and received net proceeds of $558,000. The initial exercise price of the Warrants related to the December 2020 Series E Offering is $0.01 per share, subject to adjustment. In connection with the issuance of the Series E and related warrants, the Company recorded a deemed dividend of $527,230 related to the beneficial conversion features of the Series E.

During the three months ended March 31, 2021, the Company entered into Securities Purchase Agreements with investors pursuant to which the Investors agreed to purchase units, severally and not jointly, which consisted of an aggregate of (i) 310,992 shares of Series E and (ii) Warrants to purchase 414,857,146 shares of the Company’s common stock which are equal to 1,334 warrants for each for each share of Series E purchased (the “Q1 2021 Series E Offering”). The gross proceeds to the Company were $3,630,000, or $11.67 per unit. The Company paid fees of $372,000 and received net proceeds of $3,258,000. The initial exercise price of the Warrants related to the Q1 2021 Series E Offering is $0.01 per share, subject to adjustment. Additionally, the Company issued 82,971,429 warrants to the placement agent at an initial exercise price of $0.01 per share. In connection with the issuance of the Series E and related warrants, during the three months ended March 31, 2021, the Company recorded a deemed dividend of $777,510 related to the beneficial conversion features of the Series E.

During April 2021, the Company entered into Securities Purchase Agreements with investors pursuant to which the Investors agreed to purchase units, severally and not jointly, which consisted of an aggregate of (i) 32,126 shares of Series E and (ii) Warrants to purchase 42,857,143 shares of the Company’s common stock which are equal to 1,334 warrants for each for each share of Series E purchased (the “April 2021 Series E Offering”). The gross proceeds to the Company were $375,000, or $11.67 per unit. The Company paid fees of $42,500 and received net proceeds of $332,500. The initial exercise price of the Warrants related to the April 2021 Series E Offering is $0.01 per share, subject to adjustment. Additionally, the Company issued 8,571,429 warrants to the placement agent at an initial exercise price of $0.01 per share. In connection with the issuance of the Series E and related warrants, on April 9, 2021, the Company recorded a deemed dividend of $104,533 related to the beneficial conversion features of the Series E.

F-25

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

In connection with the Series E Offerings, the Company entered into Registration Rights Agreements (the “Series E Registration Rights Agreements”) pursuant to which the Company agreed to file a registration statement on Form S-1 to register the resale of the shares of Common Stock issuable to the Investors upon conversion of the Series E Preferred Stock and exercise of the Warrants. Pursuant to the Series E Registration Rights Agreements, if a registration statement registering for resale all of the shares of common stock issuable under Series E Convertible Preferred Stock and Warrants (i) is not filed with the Commission by the Company within 30 days of the closing dates or any other registration statement, (ii) is not declared effective by the Commission by the Effectiveness Date of the initial registration statement (90 days following the closing date) or any other registration statement, or (iii) after the effective date of a registration statement, such registration statement ceases for any reason to remain continuously effective as to all registrable securities included in such registration statement for more than 30 calendar days during any 12-month period (any such failure or breach being referred to as an “Event”, and the date on which such Event occurs, being referred to as “Event Date”), then, in addition to any other rights the Holders may have under the Series E Registration Rights Agreements or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company is obligated to pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the purchase price paid by such Holder pursuant to the Series E Purchase Agreement, during which such Event continues uncured. Also pursuant to the Series E Registration Rights Agreements, the partial liquidated damages provisions summarized above apply on a daily pro rata basis for any portion of a month prior to the cure of an Event. The Company did not file its initial registration statement within 30 days of the closing date of certain of the Registration Rights Agreements (the “Filing Events”) and such registration statement was not declared effective by the Commission by the Effectiveness Date of certain of the Registration Rights Agreements (the “Effectiveness Events”). The Company filed a registration statement on Form S-1 for the shares of Common Stock issuable to the Investors upon conversion of the Series E Preferred Stock and exercise of the Warrants (the “S-1 Registration Statement”) on April 22, 2021 (the “Filing Date”), which was declared effective by the Commission on May 5, 2021 (the “Effective Date”). The filing of the S-1 Registration Statement cured the Filing Events as of the Filing Date. The declaration of effectiveness of the S-1 Registration Statement cured the Effectiveness Events as of the Effective Date.

These Series E preferred share issuances with redemption provisions that permit the issuer to settle in either cash or common stock, at the option of the issuer, were evaluated to determine whether temporary or permanent equity classification on the consolidated balance sheet was appropriate. As per the terms of the Series E preferred stock agreements, the Company shall have the right but not the obligation to redeem all outstanding Series E (and not any part of the Series E) at a price equal to 115% of (i) the Stated Value per share plus (ii) all unpaid dividends thereon. As such, since Series E preferred stock is redeemable upon the occurrence of an event that is within the Company’s control, the Series E preferred stock is classified as permanent equity.

The Company concluded that the Series E Preferred Stock represented an equity host and, therefore, the redemption feature of the Series E Preferred Stock was considered to be clearly and closely related to the associated equity host instrument. The redemption features did not meet the net settlement criteria of a derivative and, therefore, were not considered embedded derivatives that required bifurcation. The Company also concluded that the conversion rights under the Series E Preferred Stock were clearly and closely related to the equity host instrument. Accordingly, the conversion rights feature on the Series E Preferred Stock were not considered an embedded derivative that required bifurcation.

On December 8, 2020 the Company entered into an Engagement Agreement (the “Engagement Agreement”) with a placement agent to act as an exclusive selling/placement agent for the Company to assist in a financing for the Company. In connection with the engagement letter, the Company agreed to pay to the placement agent at each full or incremental closing of any equity financing, convertible debt financing, debt conversion or any instrument convertible or exercisable into the Company’s common stock (the “Securities Financing”) during the Exclusive Period which is for a period of 90 days from the date of execution of this Letter Agreement; (i) a cash transaction fee in the amount of 10% of the amount of the Securities Financing; and (ii) warrants (the “Warrants”) with a 5 year term and cashless exercise, equal to 10% of the amount of securities sold (on an as converted basis) in the Securities Financing, at an exercise price equal to the investor’s warrant exercise price of the Securities Financing. In connection with this Engagement Agreement, through December 31, 2020, the Company paid the placement agent cash of $67,000 and issued 15,314,285 warrants to the placement agent at an initial exercise price of $0.01 per share. Additionally, during the year ended December 31, 2021, the Company paid the placement agent cash of $385,500 and issued 91,542,858 warrants to the placement agent at an initial exercise price of $0.01 per share. The cash fee of $400,500 was charged against the proceeds of the offering in additional paid-in capital and there is no effect on equity for the placement agent warrants.

During the three months ended June 30, 2021, the Company issued 571,296,287 shares of its common stock in connection with the conversion of 340,346 shares of Series E. The conversion ratio was based on the Series E certificate of designation, as amended.

During the three months ended September 30, 2021, the Company issued 25,725,519 shares of its common stock in connection with the conversion of 17,135 shares of Series E. The conversion ratio was based on the Series E certificate of designation, as amended.

During the three months ended December 31, 2021, the Company issued 60,758,228 shares of its common stock in connection with the conversion of 39,410 shares of Series E. The conversion ratio was based on the Series E certificate of designation, as amended.

Series F preferred share

Pursuant to the terms of the Securities Purchase Agreements entered in connection with the Series E Offering by and among the Company and the investors named therein (the “Series E Investors”), the Company is required to keep reserved for issuance to the Series E Investors three times the number of shares of common stock issuable to the Series E Investors upon conversion or exercise, as applicable, of convertible notes and warrants held by the Series E Investors (the “Series E Reserve Requirement”). If the Company fails to meet the Series E Reserve Requirement within 45 days after written notice from a Series E Investor, the Company must, inter alia, sell to Company’s chief executive officer (or such other officer as the board of directors may designate) a series of preferred stock which holds voting power equal to 51% of the number of votes eligible to vote at any special or annual meeting of the Company’s stockholders (with the power to take action by written consent in lieu of a stockholders meeting) for the sole purpose of amending the Company’s Amended and Restated Articles of Incorporation to increase the number of shares of common stock that the Company is authorized to issue, which such preferred stock will be automatically cancelled upon the effectiveness of the resulting increase in the Company’s authorized stock.

F-26

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

On February 22, 2021, the Company sold to John Mercadante, for $10, one share of Series F Preferred Stock which has voting power equal to 51% of the number of votes eligible to vote at any special or annual meeting of the Company’s stockholders (with the power to take action by written consent in lieu of a stockholders meeting) for the sole purpose of amending the Company’s Amended and Restated Articles of Incorporation to increase the number of shares of common stock that the Company is authorized to issue. Upon the effectiveness of the amendment on April 15, 2021, the Series F Preferred Stock was automatically cancelled. The Series F Preferred Stock was not entitled to vote on any other matter, was not entitled to dividends, was not convertible into any other security of the Company and was not entitled to any distributions upon liquidation of the Company.

Series G preferred share

On December 28, 2021, the Company’s Board of Directors (the “Board”) Board filed the Certificate of Designation of Preferences, Rights and Limitations of Series G Convertible Preferred Stock (the “Series G COD”) with the Secretary of State of the State of Nevada designating 1,000,000 shares of preferred stock as Series G. The Series E has a stated value of $10.00 per share (the “Series G Stated Value”). Pursuant with the Series G COD,

●	Each holder of Series G has the right to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series G held by such holder are convertible as of the applicable record date.

●	Unless prohibited by Nevada law governing distributions to stockholders, for a period of one-year beginning with the Original Issuance Date, as defined, the Corporation shall have the right but not the obligation to redeem all outstanding Series G (and not any part of the Series G) at a price equal to 115% of (i) the Stated Value per share plus (ii) all unpaid dividends thereon. If the Company fails to redeem all outstanding Series G on the redemption date, it shall be deemed to have waived its redemption right.

Subject to a beneficial ownership limitation and customary adjustments for stock dividends and stock splits, each share of Series G shall be convertible into that number of shares of Common Stock calculated by dividing the Stated Value of each share of Series G being converted by the Conversion Price. The initial Conversion Price shall be $0.01 which shall be subject to adjustment as provided below. In addition, the Company shall issue the Holder converting all or any portion of Series G an additional sum (the “Series G Make Good Amount”) equal to $210 for each $1,000 of Stated Value of the Series G converted pro-rated for amounts more or less than $1,000 (the “Series G Extra Amount”). Subject to the Beneficial Ownership Limitation, the Make Good Amount shall be paid in Shares of Common Stock, as follows: The number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Series G Extra Amount by the product of 80% times the average VWAP for the five Trading Days prior to the date a Holder delivered a notice of conversion to the Company (the “Conversion Date”), subject to beneficial ownership limitations.

If and whenever on or after the Initial Issuance Date but not after two years from the Original Issuance Date, the Company issues or sells, or is deemed to have issued or sold, additional shares of common stock, options, warrants of convertible instruments, other than an Exempt Issuance, for a consideration per share (the “Base Share Price”) less than a price equal to the Conversion Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Conversion Price then in effect is reflected to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the conversion price then in effect shall be reduced to an amount equal to the Base Share Price.

From and after the Original Issuance Date, cumulative dividends on each share of Series G shall accrue, whether or not declared by the Board of Directors and whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the rate of 6% per annum based on a 360-day year on the Stated Value plus all unpaid accrued and accumulated dividends thereon.

On a pari passu basis with the holders of Series E Convertible Preferred Stock that was issued and outstanding, upon the liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, the Series G is entitled to receive an amount per share equal to the Stated Value and then receive a pro-rata portion of the remaining assets available for distribution to the holders of Common Stock on an as-converted to Common Stock basis. The holders of Series G have the right to participate, pro rata, in each subsequent financing in an amount up to 40% of the total proceeds of such financing on the same terms, conditions and price otherwise available in such subsequent financing.

A holder of Series G may not convert any shares of Series G into Common Stock if the holder (together with the holder’s affiliates and any persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Series G COD. However, upon notice from the holder to the Company, the holder may decrease or increase the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series G COD, provided that any such increase or decrease in the beneficial ownership limitation will not take effect until 61 days following notice to the Company.

Approval of at least two-thirds of the outstanding Series G is required to: (a) amend or repeal any provision of, or add any provision to, the Company’s Articles of Incorporation or bylaws, or file any Certificate of Designation (however such document is named) or articles of amendment to create any class or any series of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series G, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or bylaws or by merger, consolidation or otherwise or filing any Certificate of Designation, but the creation of a new security having rights, preferences or privileges senior to or on parity with the Series G in a future financing will not constitute an amendment, addition, alteration, filing, waiver or repeal for these purposes; (b) increase or decrease (other than by conversion) the authorized number of Series G; (c) issue any Series E or Series D Convertible Preferred Stock, (d) issue any Series G in excess of 1,000,000 or (e) without limiting any provision under the Series G COD, whether or not prohibited by the terms of the Series G, circumvent a right of the Series G.

On December 31, 2021, the Company entered into Securities Purchase Agreements with investors pursuant to which the Investors agreed to purchase units, severally and not jointly, which consisted of an aggregate of (i) 615,000 shares of Series G and (ii) Warrants to purchase 615,000,000 shares of the Company’s common stock which are equal to 1,000 warrants for each for each share of Series G purchased (the “December 2021 Series G Offering”). The gross proceeds to the Company were $6,150,000, or $10.00 per unit. The Company paid fees of $615,507, paid cash of $54,933 for the settlement of disputed penalties related the Series E, and received net proceeds of $5,479,560 The initial exercise price of the Warrants related to the December 2021 Series G Offering is $0.01 per share, subject to adjustment. In connection with the issuance of the Series G and related warrants, the Company recorded a deemed dividend of $2,041,802 related to the beneficial conversion features of the Series G.

F-27

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

In connection with the Series G Offerings, the Company entered into Registration Rights Agreements (the “Series G Registration Rights Agreements”) pursuant to which the Company agreed to file a registration statement on Form S-1 to register the resale of the shares of Common Stock issuable to the Investors upon conversion of the Series G Preferred Stock and exercise of the Warrants. Pursuant to the Series G Registration Rights Agreements, if a registration statement registering for resale all of the shares of common stock issuable under Series G Convertible Preferred Stock and Warrants (i) is not filed with the Commission by the Company within 45 days of the closing dates or any other registration statement, (ii) is not declared effective by the Commission by the Effectiveness Date of the initial registration statement (90 days following the closing date) or any other registration statement, or (iii) after the effective date of a registration statement, such registration statement ceases for any reason to remain continuously effective as to all registrable securities included in such registration statement for more than 30 calendar days during any 12-month period (any such failure or breach being referred to as an “Event”, and the date on which such Event occurs, being referred to as “Event Date”), then, in addition to any other rights the Holders may have under the Series G Registration Rights Agreements or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company is obligated to pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the purchase price paid by such Holder pursuant to the Series G Purchase Agreement, during which such Event continues uncured. Also pursuant to the Series G Registration Rights Agreements, the partial liquidated damages provisions summarized above apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

These Series G preferred share issuances with redemption provisions that permit the issuer to settle in either cash or common stock, at the option of the issuer, were evaluated to determine whether temporary or permanent equity classification on the consolidated balance sheet was appropriate. As per the terms of the Series G preferred stock agreements, the Company shall have the right but not the obligation to redeem all outstanding Series G (and not any part of the Series E) at a price equal to 115% of (i) the Stated Value per share plus (ii) all unpaid dividends thereon. As such, since Series G preferred stock is redeemable upon the occurrence of an event that is within the Company’s control, the Series G preferred stock is classified as permanent equity.

The Company concluded that the Series G Preferred Stock represented an equity host and, therefore, the redemption feature of the Series G Preferred Stock was considered to be clearly and closely related to the associated equity host instrument. The redemption features did not meet the net settlement criteria of a derivative and, therefore, were not considered embedded derivatives that required bifurcation. The Company also concluded that the conversion rights under the Series G Preferred Stock were clearly and closely related to the equity host instrument. Accordingly, the conversion rights feature on the Series G Preferred Stock were not considered an embedded derivative that required bifurcation.

In connection with issuance of the Series G, on December 31, 2021, the Company paid the placement agent cash of $609,507 and issued 123,000,000 warrants to the placement agent at an initial exercise price of $0.01 per share. The cash fee of $609,507 was charged against the proceeds of the offering in additional paid-in capital and there is no effect on equity for the placement agent warrants.

Common stock

On February 23, 2021, stockholders holding at least 51% of the voting power of the stock of the Company entitled to vote thereon consented, in writing, to amend the Company’s Amended and Restated Articles of Incorporation, by adoption of the Certificate of Amendment to the Amended and Restated Articles of Incorporation of the Company to authorize an increase of the number of shares of common stock that the Company may issue to 10,000,000,000 shares, par value $0.001 (the “2021 Amendment”). The increase in the number of authorized shares was needed to meet the share reserve requirements under the Series E.

The Company filed a preliminary information statement on Schedule 14C regarding the stockholders’ consent to the Authorized Share Increase Amendment with the SEC on March 3, 2021. This consent was sufficient to approve the 2021 Amendment under Nevada law. The Company filed a definitive information statement on Schedule 14C on March 15, 2021 and first mailed that information statement to stockholders on March 15, 2021.

Shares issued in connection with conversion of convertible debt and interest

During the six months ended June 30, 2020, the Company issued 417,863,999 shares of its common stock upon the partial conversion of a convertible note which had bifurcated embedded conversion option derivatives including the conversion of principal and default interest balances due of $2,844,979, accrued interest payable due of $218,600, and fees of $8,180, at the contractual conversion price. The Company accounted for the partial conversion of these convertible notes pursuant to the guidance of ASC 470-20, Debt with Conversion and Other Options. Under ASC 470-20, the Company recognized an aggregate loss on debt extinguishment upon conversion in the amount of $15,704,425 which is associated with the difference between the fair market value of the shares issued upon conversion and the amount of principal balances converted at the conversion price.

During the three months ended September 30, 2020, the Company issued 477,682,407 shares of its common stock in connection with the conversion of convertible notes payable and default interest of $4,215,651, accrued interest of $82,852, and fees of $900. The conversion price was based on contractual terms of the related debt. In connection with the issuance of these shares, the Company recorded a loss on debt extinguishment of $19,700,260 which is associated with the fair market value of the excess shares issued upon conversion of the principal balances converted at the conversion price.

In October 2020, the Company issued 53,255,583 shares of its common stock in connection with the conversion of a convertible note payable and default interest of $293,150 and accrued interest of $26,383. The conversion price was based on contractual terms of the related debt.

In October and December 2020, the Company issued 9,606,099 shares of its common stock in connection with the conversion of accrued interest of $58,317. The conversion price was based on contractual terms of the related debt.

F-28

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

On December 17, 2020, the Company issued 55,000,000 shares of its common stock in connection with the conversion of convertible notes payable of $500,000 and accrued interest of $81,616. The conversion price was based on contractual terms of the related debt.

During the three months ended December 31, 2020, under ASC 470-20, the Company recognized an aggregate loss on debt extinguishment upon conversion in the amount of $866,452 which is associated with the difference between the fair market value of the shares issued upon conversion and the amounts of principal balances converted at the conversion price.

During 2020, the aggregate loss on debt extinguishment upon conversions associated with the difference between the fair market value of the shares issued upon conversion and the amounts of principal balances converted at the conversion price amounted to $36,271,137 consisting of $15,704,425, $19,700,260 and $866,452 as discussed above (See Note 11).

On January 11, 2021, the Company issued 15,454,545 shares of its common stock in connection with the conversion of a convertible note payable of $170,000. The conversion price was based on contractual terms of the related debt.

During the three months ended June 30, 2021, the Company and each Q1/Q2 2020 Note investor entered into a letter agreement whereby the investor waived its right to any Mandatory Default Payment. Accordingly, during the three months ended June 30, 2021, the Company reversed the accrued Mandatory Penalty amount due of $664,400 and recorded a gain on debt extinguishment of $664,400. Additionally, during the three months ended June 30, 2021, the Company issued 28,358,841 shares of its common stock upon the conversion of all remaining Q1/Q2 2020 Note principal and interest balances due aggregating $277,916.

During the three months ended June 30, 2021, the Company issued 15,923,322 shares of its common stock upon the conversion of all remaining April 20 Note principal and interest balances due aggregating $95,540. The Company accounted for the conversion of these convertible notes pursuant to the guidance of ASC 470-20, Debt with Conversion and Other Options. Under ASC 470-20, the Company recognized an aggregate loss on debt extinguishment upon conversion in the amount of $143,872 which is associated with the difference between the fair market value of the shares issued upon conversion and the conversion price and is equal to the fair value of the shares of common stock transferred upon conversion.

Shares issued in connection with conversion of Series E preferred shares

During the three months ended June 30, 2021, the Company issued 571,296,287 shares of its common stock in connection with the conversion of 340,346 shares of Series E. The conversion ratio was based on the Series E certificate of designation, as amended.

During the three months ended September 30, 2021, the Company issued 25,725,519 shares of its common stock in connection with the conversion of 17,135 shares of Series E. The conversion ratio was based on the Series E certificate of designation, as amended.

During the three months ended December 31, 2021, the Company issued 60,758,228 shares of its common stock in connection with the conversion of 39,410 shares of Series E. The conversion ratio was based on the Series E certificate of designation, as amended.

Shares issued upon exercise of warrants

During the six months ended June 30, 2020, the Company issued 70,203,889 shares of its common stock in connection with the cashless exercise of 73,635,000 warrants. The exercise price was based on contractual terms of the related warrant.

During the three months ended September 30, 2020, the Company issued 85,710,419 shares of its common stock in connection with the cashless exercise of 83,662,448 warrants. The exercise price was based on contractual terms of the related warrant. In connection with the cashless exercise of warrants, the Company recorded a loss on debt extinguishment of $237,664 which is associated with the fair market value of the excess common shares issued upon the cashless exercise of warrants over the number of shares issuable using the warrant exercise price.

During the three months ended June 30, 2021, the Company issued 52,482,141 shares of its common stock in connection with the cashless exercise of 98,557,429 warrants. The exercise price was based on contractual terms of the related warrant.

In May and June 2021, the Company issued 68,571,429 shares of its common stock and received proceeds of $685,714 from the exercise of 68,571,429 warrants at $0.01 per share.

During the three months ended September 30, 2021, the Company issued 325,539,430 shares of its common stock and received proceeds of $3,254,955 from the exercise of 325,539,430 warrants at $0.01 per share.

During the three months ended December 31, 2021, the Company issued 28,571,429 shares of its common stock and received proceeds of $285,714 from the exercise of 28,571,429 warrants at $0.01 per share.

Common shares issued settlement

On July 20, 2020, in connection with the parties’ recent settlement, the Company issued 10,281,018 shares to Bellridge to settle certain claims of Bellridge (see Note 12 under legal matters). These shares were valued at $502,742, or $0.049 per share, based on the quoted trading price on the date of grant. In connection with these shares, the Company recorded a loss on debt extinguishment of $502,742.

On December 17, 2020, the Company issued 18,685,477 common shares to certain August 2019 equity and debt purchasers as settlement related to the difference between $2.50, the purchase price, and $0.40. These shares were valued at $545,616, or $0.029 per share, based on the quoted trading price on the date of grant. In connection with these shares, the Company recorded settlement expense of $545,616.

F-29

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Common shares issued conversion of Series B preferred shares

On July 24, 2020, the Company issued 1,000,000 shares to its common stock upon the conversion of 1,000,000 shares of Series B preferred shares.

Common shares issued conversion of Series D preferred shares

During the three months ended September 30, 2020, the Company issued 398,350,000 shares of its common stock in connection with the conversion of 398,350 shares of Series D. The conversion ratio was 1,000 shares of common stock for each share of Series D based on the Series D COD.

During the three months ended December 31, 2020, the Company issued 124,376,000 shares of its common stock in connection with the conversion of 124,376 shares of Series D. The conversion ratio was 1,000 shares of common stock for each share of Series D based on the Series D COD.

Warrants

Warrants issued in connection with convertible debt

During the year ended December 31, 2020, the Company issued Q1/Q2 2020 Warrants to purchase up to 827,200 shares of the Company’s common stock (See Note 7). The Q1/Q2 2020 Warrants are exercisable at any time on or after the date of the issuance and entitle the investors to purchase shares of the Company’s common stock for a period of five years from the initial date the Q1/Q2 2020 Warrants become exercisable. Under the terms of the Q1/Q2 2020 Warrants, the investors are entitled to exercise the Q1/Q2 2020 Warrants to purchase up to 827,200 shares of the Company’s common stock at an initial exercise price of $0.40, subject to adjustment as detailed in the respective Q1/Q2 2020 Warrant. In connection with the 374,000 warrants issued in January 2020, the Company calculated the relative fair value of these warrants in the amount of $262,872 which was added to debt discount and will be amortized over the term of the notes (see Note 7). In connection with the 453,200 warrants issued in February, March 2020 and April 2020, the Company determined that various terms of these Q1/Q2 2020 Notes and Q1/Q2 2020 Warrants, including the default provisions in the Q1/Q2 2020 Notes discussed in Note 7, caused derivative treatment of the warrants. During the year ended December 31, 2020, on the initial measurement dates, the fair value of the warrant derivatives of $456,858 was recorded as derivative liabilities and was allocated as a debt discount up to the net proceeds of the Q1/Q2 2020 Notes of $456,858. The fair value of these warrants was estimated using the Binomial valuation model with the assumptions as outlined in Note 7.

Warrants issued in connection with Series E preferred shares

In connection with the sale of Series E preferred shares, in 2020, the Company issued warrants to purchase 100,559,929 shares of the Company’s common stock at an initial exercise price of $0.01 per share. Additionally, the Company issued 15,314,285 warrants to the placement agent at an initial exercise price of $0.01 per share.

In connection with certain down-round provisions on the Series E warrants issued in October 2020, in January 2021, the Company increased the number of warrants by 71,965,500.

In connection with the sale of Series E preferred shares, during the year ended December 31, 2021, the Company issued warrants to purchase 457,714,289 shares of the Company’s common stock at an initial exercise price of $0.01 per share. Additionally, the Company issued 91,542,858 warrants to the placement agent at an initial exercise price of $0.01 per share. (See Series E preferred shares above).

During the three months ended June 30, 2021, the Company issued 52,482,141 shares of its common stock in connection with the cashless exercise of 98,557,429 warrants. The exercise price was based on contractual terms of the related warrant.

In May and June 2021, the Company issued 68,571,429 shares of its common stock and received proceeds of $685,714 from the exercise of 68,571,429 warrants at $0.01 per share.

During the three months ended September 30, 2021, the Company issued 325,539,430 shares of its common stock and received proceeds of $3,254,955 from the exercise of 325,539,430 warrants at $0.01 per share.

During the three months ended December 31, 2021, the Company issued 28,571,429 shares of its common stock and received proceeds of $285,714 from the exercise of 28,571,429 warrants at $0.01 per share.

During the year ended December 31, 2021, the Company entered into Securities Purchase Agreements with certain of the holders of its existing Series E preferred warrants (“Exercising Warrants Holders”). Pursuant to the Securities Purchase Agreements, the Exercising Warrants Holders and the Company agreed that the Exercising Warrants Holders would cash exercise their existing warrants, into shares of common stock underlying such existing warrants Shares. In order to induce the Exercising Warrant Holders to cash exercise their existing Warrants, the Securities Purchase Agreements provided for the issuance of new warrants (“New Warrants”) with such New Warrants to be issued in an amount equal to 50% of the number of shares acquired by the Existing Warrant Holder through the exercise of existing warrants for cash. The New Warrants are exercisable upon issuance and terminate five years following the initial exercise date. The New Warrants have an exercise price per share of $0.01. During the year ended December 31, 2021, of the 422,682,288 warrants exercised for cash, a total of 411,253,716 existing warrants were exercised for cash contemporaneously with the execution of the Securities Purchase Agreements resulting in total proceeds to the Company of $4,112,537. In connection with the exercise of these existing warrants for cash, the Company issued an aggregate of 205,626,862 New Warrants. The New Warrants issued in connection with the Securities Purchase Agreements were considered inducement warrants and are classified in equity. The fair value of the New Warrants issued was $4,431,853 and were expensed as warrant exercise inducement expense on the accompanying consolidated statement of operations.

F-30

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Warrants issued in connection with Series G preferred shares

In connection with the sale of Series G preferred shares, on December 31, 2021, the Company issued warrants to purchase 615,000,000 shares of the Company’s common stock at an initial exercise price of $0.01 per share. Additionally, the Company issued 123,000,000 warrants to the placement agent at an initial exercise price of $0.01 per share.

Warrant price protection

On August 30, 2019, pursuant to the terms of the August 2019 Purchase Agreements with accredited investors, the Company issued August 2019 Warrants to purchase up to 987,940 shares of the Company’s common stock (See Note 7). The August 2019 Warrants are exercisable at any time on or after the date of the issuance and entitle the investors to purchase shares of the Company’s common stock for a period of five years from the initial date the August 2019 Warrants become exercisable. Under the terms of the August 2019 Warrants, the investors were entitled to exercise the August 2019 Warrants to purchase up to 987,940 shares of the Company’s common stock at an initial exercise price of $3.50, subject to adjustment as detailed in the August 2019 Warrants. On September 6, 2019, the Company sold its common shares at $2.50 per share and accordingly, the August 2019 Warrant down-round provisions were triggered. As a result, the number of shares issuable upon exercise of the warrants was increased by 395,176 to 1,383,116 and the exercise price was lowered to $2.50. On January 7, 2020, the Company issued new convertible debt with an initial conversion price of $0.40 per share and warrants exercisable at $0.40 per share and accordingly, the conversion price and warrant down-round provisions were triggered. As a result, the number of shares issuable upon exercise of the warrants was increased to 8,644,474 and the exercise price was lowered to $0.40. As a result of the January 7, 2020 trigger of the down-round provisions, on January 7, 2020, the Company recorded a deemed dividend of $17,836,244 which represents the fair value transferred to the warrant holders from the down-round feature being triggered. The Company calculated the difference between the August 2019 Warrants’ fair value on January 7, 2020, the date the down-round feature was triggered using the current exercise price and the new exercise price and the new number of shares issuable upon exercise of the warrants. The deemed dividend was recorded as an increase in accumulated deficit and increase in paid-in capital and increased the net loss to common shareholders by the same amount. Subsequent to January 7, 2020, additional down-round protection was triggered and the exercise price of the August 2019 Warrants was lowered to $0.006 per share, and the number of shares issuable upon exercise of the warrants was increased.

In August 2019, in connection with the sale of common stock, the Company issued 585,000 five-year warrants to purchase common shares for an exercise price of $2.50 per common share to investors. These warrants include down-round provisions under which the warrant exercise price could be affected by future equity offerings undertaken by the Company. During the year ended December 31, 2020, down-round provisions were triggered. As of December 31, 2020, the exercise price of these warrants was lowered to $0.006 per share.

In October 2019, pursuant to the terms of the October 3 Purchase Agreement with an accredited investor, the Company issued the October 3 Warrant to purchase up to 66,401 shares of the Company’s common stock (See Note 7). The October 3 Warrant is exercisable at any time on or after the date of the issuance and entitles the investor to purchase shares of the Company’s common stock for a period of five years from the initial date the October 3 Warrant becomes exercisable. Under the terms of the October 3 Warrant, the investor is entitled to exercise the October 3 Warrant to purchase up to 66,401 shares of the Company’s common stock at an initial exercise price of $3.51, subject to adjustment as detailed in the October 3 Warrant. The October 3 Warrant includes a down-round provision under which the October 3 Warrant exercise price could be affected, on a full-ratchet basis, by future equity offerings undertaken by the Company. Subsequent to October 3, 2019, the Company issued convertible debt with a conversion price of $2.50 per share and accordingly, the October 3 Warrant down-round provisions were triggered. As a result, the October 3 Warrant exercise price was lowered to $2.50 and the number of shares issuable upon exercise of warrants was increased to 66,667. On January 7, 2020, the Company issued new convertible debt with an initial conversion price of $0.40 per share and warrants exercisable at $0.40 per share and accordingly, the conversion price and warrant down-round provisions were triggered. As a result, the number of shares issuable upon exercise of the warrants was increased to 416,669 and the exercise price was lowered to $0.40. As a result of the January 7, 2020 trigger of the down-round provisions, on January 7, 2020, the Company recorded a deemed dividend of $859,768 which represents the fair value transferred to the warrant holders from the down-round feature being triggered. The Company calculated the difference between October 3 Warrant’s fair value on January 7, 2020, the date the down-round feature was triggered using the current exercise price and the new exercise price and the new number of shares issuable upon exercise of the warrants. The deemed dividend was recorded as an increase in accumulated deficit and increase in paid-in capital and increased the net loss to common shareholders by the same amount. Subsequent to January 7, 2020, additional down-round protection was triggered. As of December 31, 2020, the exercise price of the October 3 Warrant was lowered to $0.006 per share, and the number of shares issuable upon exercise of the October 3 Warrant was increased.

Subsequent to January 30, 2020, the Company issued shares of its common stock upon conversion of debt at price lower than $0.40. Accordingly, the exercise prices of the August 2019 Warrants and October 3 Warrant discussed above were lowered to $0.006 and the aggregate number of shares issuable upon exercise of the warrants was increased from 9,061,143 shares to 604,076,186 shares. Since these warrants were treated as derivative liabilities, no additional deemed dividend was recorded.

Other

As discussed in Note 7 above, the Company issued debt that consists of the issuance of convertible notes with variable conversion provisions. The conversion terms of the convertible notes are variable based on certain factors, such as the future price of the Company’s common stock, default provisions and payment of amortization Payments in stock. The number of shares of common stock to be issued is based on the future price of the Company’s common stock. The number of shares of common stock issuable upon conversion of the promissory note is indeterminate. Due to the fact that the number of shares of common stock issuable exceed the Company’s authorized share limit, effective January 30, 2020, the equity environment was tainted and all convertible debentures and warrants were included in the value of the derivative. Pursuant to ASC 815-15 Embedded Derivatives, the fair values of the warrants were recorded as derivative liabilities on the issuance date. On January 30, 2020, the Company evaluated all outstanding warrants to determine whether these instruments are tainted and, due to reasons discussed above, all warrants outstanding were considered tainted. Accordingly, the Company recorded a reclassification from paid-in capital to derivative liabilities of $11,381,885 for warrants becoming tainted. Upon the increase of the Company’s authorized shares, the warrants were no longer considered tainted and accordingly, the derivative liability was reduced by $81,384. On January 30, 2020, the fair value of the warrants reclassified to derivative liabilities was determined using the Binomial valuation model.

During the period from June 1, 2020 to June 29, 2020, the Company issued 70,203,889 shares of its common stock in connection with the cashless exercise of 73,635,000 warrants. The exercise price was based on contractual terms of the related debt. Additionally, during the three months ended September 30, 2020, the Company issued 85,710,419 shares of its common stock in connection with the cashless exercise of 83,662,448 warrants. The exercise price was based on contractual terms of the related debt.

F-31

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

On June 16, 2020, the Company issued an aggregate of 28,100,000 five-year warrants to purchase 28,100,000 shares of the Company’s common stock at an exercise price of $0.06 per share, subject to adjustment as defined in the respective warrant to two consultants for services rendered. On June 16, 2020, the Company calculated the fair value of these warrants of $1,963,291 which was calculated using the Binomial valuation model with the following assumptions: expected dividend rate, 0%; expected term of 5 years; volatility of 298.8% and risk-free interest rate of 0.33%. During the year ended December 31, 2020, the Company recorded stock-based professional fees of $1,963,291 related to these warrants which has been included in professional fees on the accompanying consolidated statement of operations.

On July 20, 2020 and July 22, 2020, the Company entered Exchange Agreements (see Note 7) with two Investors to exchange outstanding August 2019 Notes and August 2019 Warrants for a newly created series of preferred stock designated the Series D (See above). Pursuant to the Exchange Agreements, the Investors exchanged August 2019 Notes with an aggregate remaining principal amount outstanding of $500,184, accrued interest payable of $85,828, and Warrants to purchase 423,159,293 shares of Common Stock for 522,726 shares of Series D. In connection with the issuance of these shares, the Company recorded a loss on debt extinguishment of $239,678 which is associated with the fair market value of the excess shares issued upon conversion of the principal balances and accrued interest converted at the conversion price.

Warrant activities for the years ended December 31, 2021 and 2020 are summarized as follows:

	Number of Shares Issuable Upon Exercise of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding December 31, 2019	3,649,861	2.410
Granted	144,801,414	0.027
Cancellations	(23,508,334)	0.006
Increase in warrants related to price protection	602,626,403	0.006
Cashless exercise of warrants for Series D preferred	(423,159,293)	0.006
Cashless exercise of warrants for common stock	(157,297,448)	0.006
Balance Outstanding December 31, 2020	147,112,603	0.052	4.83	$1,780,356
Granted	1,287,257,147	0.010
Inducement warrants granted	205,626,862	0.010
Increase in warrants related to price protection	71,965,500	0.010
Exercises	(521,239,717)	0.010
Balance Outstanding December 31, 2021	1,190,722,395	$0.015	4.74	$3,831,380
Exercisable, December 31, 2021	1,190,722,395	$0.015	4.74	$3,831,380

Stock options

Stock option activities for the years ended December 31, 2021 and 2020 are summarized as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding December 31, 2019	80,000	$		$-
Granted/Cancelled	-
Balance Outstanding December 31, 2021	80,000	8.84	3.33	-
Granted/Cancelled	-	-
Balance Outstanding December 31, 2021	80,000	$8.84	2.33	$-
Exercisable, December 31, 2021	40,000	$8.84	2.33	$-

NOTE 10 – ASSIGNMENT FOR THE BENEFIT OF CREDITORS

On August 19, 2021, the Company’s subsidiaries, Prime EFS and Shypdirect, executed Deeds of Assignments for the Benefit of Creditors in the State of New Jersey pursuant to N.J.S.A. §2A:19-1, et seq. (the “ABC Statute”), assigning all Prime EFS and Shypdirect assets to Terri Jane Freedman as Assignee for the Benefit of Creditors (the “Assignee”) and filing for dissolution. An “Assignment for the Benefit of Creditors,” “general assignment” or “ABC” in New Jersey is a state-law, voluntary, judicially-supervised corporate liquidation and unwinding similar to the Chapter 7 bankruptcy process found in the United States Bankruptcy Code. In the subject ABC, the debtor companies, here Prime EFS and Shypdirect, together referred to as the “assignors”, executed Deeds of Assignment, assigning all of their assets to an Assignee chosen by the Company, who acts as a fiduciary similar to a Chapter 7 trustee in bankruptcy. Due to the termination of their respective agreements with Amazon, Prime EFS and Shypdirect became insolvent and unable to pay their debts when they became due. Accordingly, the Company deemed it to be desirable and in the best interest of Prime EFS and Shypdirect and its creditors to make an assignment of all of Prime EFS and Shypdirect’s assets for the benefit of the Prime EFS and Shypdirect’s creditors in accordance with the ABC Statute.

F-32

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

On September 7, 2021, the ABC’s were filed with the Bergen County Clerk in Bergen County, New Jersey and filed with the Bergen County Surrogate Court, initiating a judicial proceeding. The Assignee has been charged with liquidating the assets for the benefit of the Prime EFS and Shypdirect creditors pursuant to the provisions of the ABC Statute. The Company’s results of operations for the three and nine months ended September 30, 2021 and 2020 include the results of Prime EFS and Shypdirect prior to the September 7, 2021 filing of the executed Deeds of Assignment for the Benefit of Creditors with the State of New Jersey. As a result of Prime EFS and Shypdirect’s filing of the executed Deeds of Assignment for the Benefit of Creditors on September 7, 2021, the Assignee assumed all authority to manage Prime EFS or Shypdirect. Additionally, Prime EFS and Shypdirect no longer conduct any business and are not permitted by the Assignee and ABC Statute to conduct any business. For these reasons, effective September 7, 2021, the Company relinquished control of Prime EFS and Shypdirect. Further, on October 13, 2021, Prime EFS and Shypdirect filed for dissolution with the Secretary of State of New Jersey. Therefore, the Company deconsolidated Prime EFS and Shypdirect effective with the filing of executed Deeds of Assignment for the Benefit of Creditors in September 2021.

In order to deconsolidate Prime EFS and Shypdirect, the carrying values of the assets and liabilities of Prime EFS and Shypdirect were removed from the Company’s consolidated balance sheet as of September 7, 2021. In connection with the deconsolidation, the Company recognized a gain on deconsolidation of subsidiaries of $12,363,449 which is included in “Gain on deconsolidation of subsidiaries” within other income (expenses) during the year ended December 31, 2021 and consisted of the following:

September 7, 2021
Liabilities deconsolidated:
Notes payable (a)	$3,908,050
Accounts payable	1,242,421
Accrued expenses	314,927
Insurance payable	1,678,556
Contingency liabilities	3,311,272
Lease liabilities, current portion	1,263,494
Accrued compensation and related benefits	827,753
Total liabilities deconsolidated	12,546,473
Assets deconsolidated:
Cash	21,679
Accounts receivable	1,078
Property and equipment, net	96,496
Total assets deconsolidated	119,253
Gain on deconsolidation of subsidiaries	12,427,220
Less: additional cash payments made on behalf of deconsolidated subsidiaries	(63,771)
Gain on deconsolidation of subsidiaries	$12,363,449

As of December 31, 2020, the assets and liabilities of Prime EFS and Shypdirect subject to assignment for the benefit of creditors have been reflected as “Assets subject to assignment for benefit of creditors” and “Liabilities subject to assignment for benefit of creditors” on the accompanying consolidated balance sheets and consisted of the following:

December 31, 2020
Assets:
Current assets:
Accounts receivable, net	$372,922
Prepaid expenses and other	367,459
Total current assets subject to assignment for benefit of creditors	740,381
Other Assets:
Security deposit	94,000
Property and equipment, net	126,137
Right of use assets, net	1,445,274
Total other assets subject to assignment for benefit of creditors	1,665,411
Total assets subject to assignment for benefit of creditors	$2,405,792
Liabilities:
Current liabilities:
Notes payable (a)	$3,834,337
Accounts payable	638,682
Accrued expenses	170,500
Insurance payable	1,959,099
Contingency liabilities	3,311,272
Lease liabilities, current portion	380,843
Due to related parties	124,000
Accrued compensation and related benefits	919,726
Total current liabilities subject to assignment for benefit of creditors	11,338,459
Long-term liabilities:
Notes payable, net of current portion (a)	147,379
Lease liabilities, net of current portion	1,102,617
Total long-term liabilities subject to assignment for benefit of creditors	1,249,996
Total liabilities subject to assignment for benefit of creditors	$12,588,455

F-33

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

(a)	Notes payable subject to assignment for benefit of creditors

On December 31, 2020, notes payable subject to assignment for benefit of creditors consisted of the following:

December 31, 2020
Principal amounts	$3,981,716
Less: current portion of notes payable	(3,834,337)
Notes payable subject to assignment for benefit of creditors – long-term	$147,379

From November 22, 2019 to December 31, 2019, the Company entered into several secured merchant loans in the aggregate amount of $2,283,540. The Company received net proceeds of $1,355,986, net of original issue discounts and origination fees of $927,554. Pursuant to these several secured merchant loans, the Company was required to pay the noteholders by making daily and/or weekly payments on each business day or week until the loan amounts were paid in full. Each payment was deducted from the Company’s bank account. During the year ended December 31, 2019, the Company repaid an aggregate of $464,344 of the loans. During the three months ended March 31, 2020, the Company entered into a new secured merchant loan in the aggregate amount of $1,274,150, which consisted of $670,700 of principal transferred to this new loan by two of these secured merchants. The Company received net proceeds of $150,000, net of original issue discounts and origination fees of $453,450. During the year ended December 31, 2020, the Company repaid an aggregate of $1,954,930 of these loans, which includes payments pursuant to settlement agreements as discussed below.

●	In connection with a settlement agreement dated March 4, 2020, the Company paid off a merchant loan with a principal balance of $936,410 for a payment of $600,000 which was made by the Company in March 2020.

●	In connection with a settlement agreement dated March 9, 2020, the Company agreed to pay $233,434 in full settlement for a merchant loan of with a principal balance of $364,740. The payment was due on March 11, 2020. During the year ended December 31, 2020, the Company paid $233,434 of this settlement.

●	In connection with a settlement agreement dated March 9, 2020, the Company agreed to pay $275,000 in full settlement for a merchant loan with a principal balance of $272,700 and a senior secured convertible debt in the amount of $95,874 and cancellation of 40,300 warrants held by the same creditor. The settlement payment was due, in full, on March 12, 2020; however, due to cash constraints at the time, the Company paid the $275,000 in weekly installments, which the creditor accepted, with its final payment on May 12, 2020. The Company paid $275,000 during the year ended December 31, 2020. While the Company never received a default or demand letter, the creditor verbally told the Company on May 12, 2020, that the original full amount should be paid, although the creditor has not made any formal demand or commenced any action. The Company believes any such claim, if made, would be without merit.

In connection with these settlement agreements, in 2020, the Company recorded a loss on debt extinguishment of $76,777 which consisted of the payment of cash of $67,548 and the write off of debt of remaining debt discount of $614,809, offset by the reduction of principal balance of $596,390 and accrued interest payable of $9,190.

On December 31, 2021 and 2020, there were no secured merchant loans due and outstanding.

On December 31, 2020, notes payable related to a promissory note amounted to $80,490 and is due on demand and is included in liabilities subject to assignment for benefit of creditors on the Company’s consolidated balance sheet. Effective with the filing of executed Deeds of Assignment for the Benefit of Creditors in September 2021, this liability of $80,490 was deconsolidated and removed from the Company’s consolidated balance sheet.

In connection with the acquisition of Prime EFS, the Company assumed several notes payable liabilities due to entities or individuals. These notes have effective interest rates ranging from 7% to 10% and are unsecured. On December 31, 2020, Prime EFS remaining notes payable to an entity amounted to $40,000 and is included in liabilities subject to assignment for benefit of creditors on the Company’s consolidated balance sheet. Effective with the filing of executed Deeds of Assignment for the Benefit of Creditors in September 2021, this liability of $40,000 was deconsolidated and removed from the Company’s consolidated balance sheet.

During the year ended December 31, 2019, the Company entered into separate promissory notes with several individuals totaling $2,517,150, including $40,000 of a previous note rolled into these new notes, and received net proceeds of $2,238,900, net of original issue discounts of $238,250. These notes were due between 45 and 273 days from the respective note issuance date. During the year ended December 31, 2019, the Company repaid $1,118,400 of these notes. Additionally, during the year ended December 31, 2019, the Company issued 439,623 shares of its common stock and 439,623 five year warrants exercisable at $2.50 per share upon conversion of notes payable of $978,750 and accrued interest of $120,307 at a conversion price of $2.50 per share. Since the conversion price of $2.50 was equal to the fair value of the shares as determined by recent sales of the Company’s common shares, no beneficial feature conversion was recorded. During the year ended December 31, 2020, the Company borrowed additional fund from individuals of $443,000, and received net proceeds of $423,000, net of original issue discount of $20,000, the Company repaid $320,500 of these funds, and a note with a principal balance of $195,000 was transferred into the April 20, 2020 convertible note discussed above. Furthermore, on June 30, 2020, one of these notes with a principal balance due of $150,000 and accrued interest payable of $82,274 was settled and a new note was entered into with a principal balance of $200,000. This new note bore no interest and was payable in monthly payments of $7,500 commencing on July 1, 2020 until paid in full. The Company repaid $15,000 of such note. On August 28, 2020, this note payable with a principal balance due of $185,000 was cancelled and a new convertible note was entered into with a principal balance of $185,000 (See Note 7). On December 31, 2020, Prime EFS notes payable related to one remaining individual amounted to $220,000 and is included in liabilities subject to assignment for benefit of creditors on the Company’s consolidated balance sheet. Effective with the filing of executed Deeds of Assignment for the Benefit of Creditors in September 2021, this liability of $220,000 was deconsolidated and removed from the Company’s consolidated balance sheet.

In connection with the acquisition of Prime EFS, the Company assumed several equipment notes payable liabilities due to entities. On and December 31, 2020, Prime EFS equipment notes payable to these entities amounted to $43,364 and is included in liabilities subject to assignment for benefit of creditors on the Company’s consolidated balance sheet. Effective with the filing of executed Deeds of Assignment for the Benefit of Creditors in September 2021, the remaining liability of $36,233 was deconsolidated and removed from the Company’s consolidated balance sheet.

F-34

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

During the years ended December 31, 2019 and 2018, the Company entered into auto financing agreements in the amount of $44,905 and $162,868, respectively. On December 31, 2020, Prime EFS auto notes payable to these entities amounted to $151,710 and is included in liabilities subject to assignment for benefit of creditors on the Company’s consolidated balance sheet. Effective with the filing of executed Deeds of Assignment for the Benefit of Creditors in September 2021, the remaining liability of $85,175 was deconsolidated and removed from the Company’s consolidated balance sheet.

On April 2, 2020, the Company’s subsidiary, Shypdirect, entered into a Paycheck Protection Program promissory note (the “Shypdirect PPP Loan”) with M&T Bank in the amount of $504,940 under the Small Business Administration (the “SBA”) Paycheck Protection Program (the “Paycheck Protection Program”) of the Coronavirus Aid, Relief and Economic Security Act of 2020 (the “CARES Act”). On April 28, 2020, the Shypdirect PPP Loan was approved and Shypdirect received the loan proceeds on May 1, 2020. Shypdirect used the proceeds for covered payroll costs, rent and utilities in accordance with the relevant terms and conditions of the CARES Act. The Shypdirect PPP Loan has a two-year term, matures on April 28, 2022, and bears interest at a rate of 1.00% per annum. Monthly principal and interest payments, less the amount of any potential forgiveness (discussed below), was to commence on November 28, 2020. On December 31, 2020, Shypdirect PPP Loan amounted to $504,940 and is included in liabilities subject to assignment for benefit of creditors on the Company’s consolidated balance sheet. Effective with the filing of executed Deeds of Assignment for the Benefit of Creditors in September 2021, this liability of $504,940 was deconsolidated and removed from the Company’s consolidated balance sheet.

On April 15, 2020, the Company’s subsidiary, Prime EFS, entered into a Paycheck Protection promissory note (the “Prime EFS PPP Loan” and together with the Shypdirect PPP Loan, the “PPP Loans”) with M&T Bank in the amount of $2,941,212 under the SBA Paycheck Protection Program of the CARES Act. On April 15, 2020, the Prime EFS PPP Loan was approved and Prime EFS received the loan proceeds on April 22, 2020. Prime EFS used the proceeds for covered payroll costs, rent and utilities in accordance with the relevant terms and conditions of the CARES Act. The Prime EFS PPP Loan has a two-year term, matures on April 16, 2022, and bears interest at a rate of 1.00% per annum. Monthly principal and interest payments, less the amount of any potential forgiveness (discussed below), was to commence on November 16, 2020. On December 31, 2020, Prime EFS PPP Loan amounted to $2,941,212 and is included in liabilities subject to assignment for benefit of creditors on the Company’s consolidated balance sheet. Effective with the filing of executed Deeds of Assignment for the Benefit of Creditors in September 2021, this liability of $2,941,212 was deconsolidated and removed from the Company’s consolidated balance sheet.

Neither Prime EFS nor Shypdirect provided any collateral or guarantees for these PPP Loans, nor did they pay any facility charge to obtain the PPP Loans. These promissory notes provide for customary events of default, including, among others, those relating to failure to make payment, bankruptcy, breaches of representations and material adverse effects. Prime EFS and Shypdirect may prepay the principal of the PPP Loans at any time without incurring any prepayment charges. These PPP Loans may be forgiven partially or fully if the loan proceeds are used for covered payroll costs, rent and utilities, provided that such amounts are incurred during the twenty-four-week period that commenced on May 1, 2020 and at least 60% of any forgiven amount has been used for covered payroll costs. The Company exhausted such funds in the third quarter of 2020. In the fourth quarter of 2020, Shypdirect applied for full forgiveness of the Shypdirect PPP Loan. In the second quarter of 2021, Prime EFS applied for partial loan forgiveness on the Prime EFS PPP Loan in the amount of $2,691,884. However, any forgiveness of these PPP Loans is subject to approval by the SBA and M&T Bank and there is no guarantee that such forgiveness will be granted.

NOTE 11 – DEBT EXTINGUISHMENT

Gain on debt extinguishment

In connections with the conversion of debt and other debt settlements discussed elsewhere, on the settlement dates, conversion date or repayment dates, for the year ended December 31, 2021, the Company recorded an aggregate gain on debt extinguishment of $1,564,941 which consists of the following:

Total gain (loss) on debt extinguishment
Loss upon conversion of debt related to difference between conversion price and market price on shares issued (note 9)	$(143,872)
Gain from settlement of debt	1,648,960
Gain from settlement of accounts payable	59,853
Gain on debt extinguishment, net	$1,564,941

In connections with the conversion of debt and other debt settlements discussed elsewhere, on the Modification Dates, conversion date or repayment dates, for the year ended December 31, 2020, the Company recorded an aggregate gain on debt extinguishment of $7,847,073 which consists of the following.

Total gain (loss) on debt extinguishment
Gain from reversal of derivative liabilities on conversion date or repayment date (note 7)	$45,731,614
Loss upon conversion of debt related to difference between conversion price and market price on shares issued (note 9)	(36,271,137)
Fair value of shares related to settlement of debt and warrants (note 9)	(1,252,772)
Loss from conversion of debt and warrants to Series D preferred stock (note 7 and 9)	(239,678)
Loss from settlement of debt (note 9)	(259,587)
Gain from settlement of accounts payable	138,633
Gain on debt extinguishment, net	$7,847,073

F-35

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Legal matters

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. Other than discussed below, we are not currently a party to any other legal proceeding that we believe would have a material adverse effect on our business, financial condition, or operating results.

Disputes Between ELRAC LLC and Enterprise Leasing Company of Philadelphia, LLC on the one hand, and Prime EFS, LLC on the other hand

In 2021 and as of December 31, 2021, the Company’s prior subsidiary, Prime EFS, LLC (“Prime EFS”), was a party to an arbitration with two companies, ELRAC LLC (“ELRAC”), and Enterprise Leasing Company of Philadelphia, LLC (“ELC”).

As previously disclosed, since the Company deconsolidated Prime EFS effective with the filing of executed Deeds of Assignment for the Benefit of Creditors in September 2021, as of December 31, 2021, the Company’s consolidated balance sheet no longer included an accrual for this matter.

Solely to avoid the expense and distraction of the matter, on February 15, 2022, the Company and Prime EFS, on the one hand, and ERLAC and ELC, on the other hand, agreed in principle to settle the above matter for a single payment, by TLSI, to ERLAC and ELC, in an immaterial amount. Pursuant to the settlement, on March 31, 2022, the Company and Prime, on the one hand, and ERLAC and ELC, on the other hand, exchanged mutual general releases, thereby releasing and discharging any and all claims between the Company, Prime EFS and their affiliates, on the one hand, and ERLAC, ELC and their affiliates, on the other hand. In connection with this settlement, the Company shall pay $30,000 to ERLAC, ELC and their affiliates which as December 31, 2021 has been accrued and included in accrued expenses on the accompanying consolidated balance sheets.

Bellridge Capital, L.P. v. TLSI and Mercadante

By letter dated April 28, 2020, a prior investor in the Company, Bellridge Capital, L.P. (“Bellridge”), claimed that the Company was in breach of its obligations under an August 29, 2019 letter agreement to issue a confession of judgment and to pay Bellridge $150,000 per month against the amounts due under, inter alia, a June 2018 promissory note, as amended. In the April 28, 2020 letter, Bellridge contended that TLSI owed Bellridge $1,978,557.76 with interest accruing daily.

TLSI contends that in an agreement dated August 3, 2020, Bellridge and the Company resolved many of the disputes between them. Among other provisions, Bellridge and the Company agreed upon the balance of all indebtedness owed to Bellridge as of August 3, 2020 under any and all convertible and nonconvertible indebtedness ($2,150,000), a new maturity date on the indebtedness (April 30, 2021), and a price of $0.02 for the conversion of all Bellridge indebtedness into shares of Company Common Stock.

On September 11, 2020, Bellridge nevertheless filed a civil action against TLSI, John Mercadante and Douglas Cerny in the U.S. District Court for the Southern District of New York, captioned Bellridge Capital, L.P. v. Transportation and Logistics Systems, Inc., John Mercadante and Douglas Cerny. The case was assigned Case No. 20-cv-7485. The complaint alleged two separate claims (the first and second claims for relief) for purported violations of section 10(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and SEC Rule 10b-5 promulgated thereunder, against the Company, Mr. Mercadante and/or Mr. Cerny; a claim (the third claim for relief) purportedly for control person liability under section 20(a) of the Exchange Act against Messrs. Mercadante and Cerny; a claim (the fourth claim for relief) purportedly for fraudulent inducement against the Company; a claim (the fifth claim for relief) purportedly for breach of an exchange agreement between Bellridge and the Company allegedly dated April 13, 2019 (the “Exchange Agreement”); a claim (the sixth claim for relief) against the Company purportedly for specific performance of the Exchange Agreement; a claim against the Company (the seventh claim for relief) for purported non-payment of a promissory note dated December 26, 2018 pursuant to which the Company borrowed $300,000 and committed to pay Bellridge $330,000 on or by March 15, 2019 plus 10% interest per annum (the “December 2018 Note”); a claim (the eighth claim for relief) purportedly for a declaratory judgment that the Company allegedly failed to comply with a condition precedent to the effectiveness of a subordination agreement (the “Subordination Agreement”) executed and delivered in August 2019; and a claim (the ninth claim for relief) for breach of an assignment agreement, executed on or about July 20, 2018 (the “Partial Assignment Agreement”) in connection with a purchase of 50,000 shares of Company Series A convertible preferred stock, by Bellridge, from third parties.

After discontinuing the foregoing federal action voluntarily and without prejudice, on April 23, 2021, Bellridge filed a civil action in New York Supreme Court, New York County, against TLSI and Mercadante. This mater, the “Bellridge State Court Action,” was assigned civil action number 652728/2021.

The original complaint in the Bellridge State Court Action asserted 11 causes of action: (1) against TLSI, allegedly for breach of a convertible promissory note issued June 18, 2018 (the “June 2018 Note”), seeking $539,114.06 in allegedly unpaid principal plus interest, costs and expenses; (2) against TLSI, also allegedly for breach of the June 2018 Note, seeking $343,000 plus interest, costs and expenses allegedly for TLSI’s purported failure to honor certain conversion notices in timely fashion; (3) against TLSI, allegedly for breach of the December 2018 Note, seeking $196,699 plus interest, costs and expenses; (4) against TLSI, allegedly for breach of a purported obligation to deliver shares of Common Stock under the Exchange Agreement, seeking $3,337,500 plus costs and interest; (5) against TLSI and Mercadante, allegedly for fraud in connection with the Exchange Agreement, seeking $447,500 plus costs and interest; (6) in the alternative to the 5th claim against TLSI and Mercadante, allegedly for negligent misrepresentation in connection with the Exchange Agreement, seeking $447,500 plus costs and interest; (7) against TLSI, allegedly for breach of certain terms relating to the conversion of 31,500 series A preferred shares, seeking not less than $57,960; (8) against TLSI and Mercadante, allegedly for fraudulent inducement of an August 30, 2019 subordination agreement (the “Subordination Agreement”), seeking a declaration annulling the Subordination Agreement; (9) against TLSI, allegedly for failing to provide all consideration recited in a purported side letter allegedly relating to and modifying the Subordination Agreement, seeking a declaration that Bellridge is discharged from its obligations under the Subordination Agreement; (10) against TLSI, allegedly for failing to honor a condition precedent to the subordination side letter, seeking a declaration that Bellridge is discharged from any obligations under the Subordination Agreement; and (11) against TLSI, allegedly for breach of the Subordination Agreement and/or the side letter, seeking damages in an amount to be determined at trial.

It is uncontested (a) that the purchase price under the June 2018 Note was $1,665,000 and (b) that the principal amount of the June 2018 Note was $2,497,503. Hence the June 2018 Note was issued at a 33.33% discount (OID). The June 2018 Note called for the payment of interest computed at the rate of 10% per annum prior to any default. The term of the June 2018 Note was one year. The June 2018 Note calls for the application of New York law. TLSI contends that, since the total interest payable under the Note at issuance (including OID) was more than 40% per annum, for a period of one year, the June 2018 Note was void ab initio under N.Y. Penal Law § 190.40 and cannot be enforced in this action.

F-36

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

It is also uncontested (a) that the purchase price under the December 2018 Note was $300,000 and (b) that the principal amount of the December 2018 Note was $330,000. Hence the December 2018 Note was issued at a 10% discount (OID). The Note called for the payment of interest computed at the rate of 10% per annum prior to any default. The term of the Note was under 90 days; that is, it was made payable, in full, on March 15, 2019, after which the principal amount increases “by 30%” and default interest is due under the instrument at a rate of 18% per annum (§ 7(b)). The December 2018 Note, by its terms, is governed by New York law. TLSI contends that, since the total interest payable under the Note, over its term of under 90 days, including OID, was more than 40% per annum, the December 2018 Note, like the June 2018 Note, is void under N.Y. Penal Law § 190.40 and cannot be enforced in this action.

TLSI also alleges that, in the Exchange Agreement, Bellridge was able to dictate terms and extract concessions from TLSI that were commercially unreasonable and unconscionable. TLSI alleges that Bellridge was able to do so solely because of Bellridge’s violations of N.Y. Penal Law § 190.40 in July 2018. As such, TLSI believes the Exchange Agreement is null and void under N.Y. Penal Law § 190.40 and cannot be enforced in this action. TLSI further alleges (a) that Bellridge has no damages under the two promissory notes because, giving effect to its conversions and cash payments by TLSI, Bellridge had no out-of-pocket losses and made upward of $500,000 on an investment of $1.92 million; (b) that Bellridge exchanged all its series A preferred for 32,500 shares of TLSI common stock and that TLSI fully honored a notice of conversion regarding the series A shares; (c) that Bellridge exchanged 700,000 of the 1,160,000 shares of Company Common Stock to which it was entitled under the Exchange Agreement into series B preferred; (d) that Bellridge has no actionable claim for breach of the Exchange Agreement inter alia because Bellridge did not even de-legend and seek to sell the 492,500 shares of Company Common Stock which Bellridge concedes were delivered; and (e) that Bellridge has no actionable claim for breach of the Subordination Agreement inter alia because the subordination side letter was merged into the Subordination Agreement and because Bellridge converted all TLSI indebtedness held in July-August 2020 profitably.

On June 4, 2021, TLSI and Mercadante moved to dismiss this action for failure to state a claim and, as to Mercadante, for lack of jurisdiction. On October 20, 2021, the Court decided the MTD, dismissing all claims in the case against both Defendants predicated on fraud and negligent misrepresentation. The Court thereby dismissed the Complaint insofar as alleged against Mercadante. On October 29, 2021, the Company filed its Answer in this case. On November 18, 2021, Bellridge filed an Amended Complaint purporting to revive its claims for fraud and negligent misrepresentation against both Defendants. Both Defendants filed objections to the Amended Complaint as procedurally improper. On December 17, 2021, the Defendants filed a renewed motion to dismiss the Amended Complaint with prejudice. That motion was fully briefed. In February 2022, all proceedings in this action were stayed 60 days to facilitate a mediation.

The Defendants believe they have good defenses to all claims alleged in the matter, including without limitation the defense of usury as outlined above. Based on the early stage of this matter, however, it is not possible to evaluate the likelihood of a favorable or unfavorable outcome, nor is it possible to estimate the amount or range of any potential loss in the matter. If the mediation is unsuccessful, the Company intends to defend this case vigorously.

SCS, LLC v. TLSI

On May 26, 2020, a civil action was filed against the Company in the Supreme Court of the State of New York, New York County, captioned SCS, LLC v. Transportation and Logistics Systems, Inc. The case was assigned Index No. 154433/2020.

The plaintiff in this action, SCS, LLC (“SCS”), alleged it is a limited liability company that entered into a renewable six-month consulting agreement with the Company dated September 5, 2019 and that the Company failed to make certain monthly payments due thereunder for the months of October 2019 through March 2020, summing to $42,000. The complaint alleged claims for breach of contract, quantum meruit, unjust enrichment and account stated.

On July 22, 2020, the Company filed its answer, defenses and counterclaims in this action. Among other allegations, the Company averred that SCS’s claims were barred by its unclean hands and other inequitable conduct, including breach of its duties (i) to maintain the confidentiality of information provided to SCS and (ii) to work only in furtherance of the Company’s interests, not in furtherance of SCS’s own, and conflicting, interests. The Company also averred that SCS’s alleged damages must be reduced by the compensation and other benefits received by Lawrence Sands, founder of SCS, as a W-2 employee of the Company. The Company also averred that the New York Supreme Court lacked subject matter jurisdiction of the action because SCS conceded it is a Florida LLC based in Florida and that the Company is a Nevada corporation based in Florida.

On July 31, 2020, SCS moved for summary judgment in this action. On August 18, 2020, the Company moved to dismiss this action for lack of subject matter jurisdiction. In its motion, among other arguments, the Company asserted that the New York court lacks subject matter jurisdiction because neither party was formed under New York law; neither party maintains an office in the State of New York; the consulting agreement between the parties dated September 5, 2019 was not performed in the State of New York; and the parties anticipated, at the time of contracting, that the bulk of SCS’s consulting services thereunder would be rendered in Florida, not New York.

On November 4, 2020, the Supreme Court, New York County, heard argument on the Company’s motion to dismiss, granted the motion, and denied SCS’s motion for summary judgment as moot (the “Decision”). SCS did not seek reconsideration and/or appeal from the Decision within the prescribed time periods. However, on or about January 14, 2021, SCS refiled this action in the state court in Florida, seeking the same $42,000 in damages.

On February 9, 2021, the Company filed its answer, defenses and counterclaims to the Florida action. Among other things, the Company avers that SCS’s claims are barred by its unclean hands and breaches of its duties under the consulting agreement. SCS filed a motion to strike TLSI’s defenses and counterclaims, and TLSI opposed that application. Those motions remain sub judice.

The Company believes it has substantial defenses to all claims alleged in SCS’s complaint. The Company therefore intends to defend this case vigorously. Trial has been tentatively set for some time in 2022.

Based on the early stage of this matter, it is not possible to evaluate the likelihood of a favorable or unfavorable outcome, nor is it possible to estimate the amount or range of any potential loss in the matter.

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TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Shareholder Derivative Action

On June 25, 2020, the Company was served with a putative shareholder derivative action filed in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida (the “Court”) captioned SCS, LLC, derivatively on behalf of Transportation and Logistics Systems, Inc. v. John Mercadante, Jr., Douglas Cerny, Sebastian Giordano, Ascentaur LLC and Transportation and Logistics Systems, Inc. The action has been assigned Case No. 2020-CA-006581.

The plaintiff in this action, SCS, alleges it is a limited liability company formed by a former chief executive officer and director of the Company, Lawrence Sands. The complaint alleges that between April 2019 and June 2020, the immediately prior chairman and chief executive officer of the Company, Mercadante, the former chief development officer of the Company, Cerny, and, since February 2020, the Company’s then restructuring consultant who is now chairman and chief executive officer of the Company, Giordano, breached fiduciary duties owed to the Company. Prior to becoming CEO, Giordano rendered his services to the Company through the final named defendant in the action, Ascentaur LLC.

Briefly, the complaint alleges that Mercadante breached duties to the Company by, among other things, requesting, in mid-2019, that certain preferred equity holders, including SCS, convert their preferred shares into Company Common Stock in order to facilitate an equity offering by the Company and then not consummating that offering. The complaint also alleges that Mercadante and Cerny caused the Company to engage in purportedly wasteful and unnecessary transactions such as taking merchant cash advances (MCA) on disadvantageous terms. The complaint further alleges that Mercadante and Cerny “issued themselves over two million shares of common stock without consideration.” The complaint seeks unspecified compensatory and punitive damages on behalf of the Company for breach of fiduciary duty, negligent breach of fiduciary duty, constructive fraud, and civil conspiracy and the appointment of a receiver or custodian for the Company.

Company management tendered the complaint to the Company’s directors’ and officers’ liability carrier for defense and indemnity purposes, which coverage is subject to a $250,000 self-insured retention. Each of the individual defendants and Ascentaur LLC has advised that they vigorously deny each and every allegation of wrongdoing alleged in the complaint. Among other things, Mercadante asserts that he made every effort to consummate an equity offering in late 2019 and early 2020 and could not do so solely because of the Company’s precarious financial condition. Mercadante also asserts that he made clear to SCS and other preferred equity holders, before they converted their shares into common stock, that there was no guarantee the Company would be able to consummate an equity offering in late 2019 or early 2020. In addition, Mercadante and Cerny assert that they received equity in the Company on terms that were entirely fair to the Company and entered into MCA transactions solely because no other financing was available to the Company.

On August 5, 2020, all defendants moved to dismiss the complaint for failure to state a claim upon which relief can be granted. Among other things, movants assert that, through this lawsuit, SCS is improperly attempting to second-guess business decisions made by the Company’s Board of Directors, based solely on hindsight (as opposed to any well-pleaded facts demonstrating a lack of care or good faith). Movants also assert that the majority of the claims are governed by Nevada law because they concern the internal affairs of the Company. Movants further assert that, under Nevada law, each of the business decisions challenged by SCS is protected by the business judgment rule. Movants further assert that, even if SCS could rebut the presumption that the business judgment rule applies to all such transactions, SCS has failed to allege facts demonstrating that intentional misconduct, fraud, or a knowing violation of the law occurred, a requirement under Nevada law in order for director or officer liability to arise. Movants further assert that, because SCS’s constructive fraud claim simply repackages Plaintiff’s claims for breach of fiduciary duty, it too must fail. Movants also contend that in the absence of an adequately-alleged independent cause of action, let alone an unlawful agreement between the defendants entered into for the purpose of harming the Company, SCS’s claim for civil conspiracy must also be dismissed. Finally, movants contend that SCS’s extraordinary request that a receiver or custodian be appointed to manage and supervise the Company’s activities and affairs throughout the duration of this unfounded action is without merit inter alia because SCS does not allege the Company is subject to loss so serious and significant that the appointment of a receiver or custodian is “absolutely necessary to do complete justice.”

SCS has a right to file court papers opposing the above motion and thereafter the defendants intend to file reply papers in further support of the motion (the “MTD”). To date, the court has not entered an order scheduling these filings or a hearing on the MTD.

While they hope to prevail on the motion, win or lose, Company management and Ascentaur LLC advise that they intend to mount a vigorous defense to this action, as they believe the action to be entirely bereft of merit.

It is not possible to evaluate the likelihood of a favorable or unfavorable outcome, nor is it possible to estimate the amount or range of any potential loss in the matter.

Frank Mazzola v. TLSI, Prime EFS, et al.

On July 24, 2020, Prime EFS terminated the employment of Frank Mazzola effective that day. On July 27, 2020, Mr. Mazzola filed a Complaint and Jury Demand in the United States District Court for the Southern District of New York in which he named as defendants Prime EFS, the Company, John Mercadante and Douglas Cerny. The case was assigned # 1:20-CV-5788-VM.

On September 1, 2020, Mr. Mazzola served the defendants with a Complaint and Jury Demand that Mr. Mazzola filed in the Superior Court of New Jersey, Law Division, Bergen County, docket number BER-L-004967-20. The Complaint alleged the same claims as those set forth in the Complaint that Mr. Mazzola had filed in the now withdrawn New York federal lawsuit. On September 28, 2020, the defendants removed the New Jersey state court lawsuit to the United States District Court for the District of New Jersey, which has been assigned civil action number 2:20-cv-13387-BRM-ESK. On October 5, 2020, all defendants filed a motion to dismiss each and every claim asserted against them in the New Jersey federal action.

On December 7, 2020, Mr. Mazzola filed an amended complaint in this action (the “AC”) alleging three (3) claims for relief: one for Breach of Contract against Prime EFS; one for “Piercing the Corporate Veil” against the Company; and one for “Fraudulent Inducement” against Messrs. Mercadante and Cerny.

The damages sought by each claim were identical: “approximately $2,000,000, representing $1,040,000 in [alleged] severance”; $759,038.41 in alleged “accrued but unpaid salary”; and non-cash benefits under the alleged executive employment agreement.

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TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

On November 2, 2021, without any payment of money by any party to any other party, all claims and counterclaims in this action were dismissed with prejudice (meaning permanently) and all parties exchanged general releases.

Rosemary Mazzola v. TLSS and Douglas Cerny

On September 19, 2020, attorneys for Frank Mazzola’s mother, Rosemary Mazzola, filed an action in the United States District Court for the Southern District of New York against the Company and Douglas Cerny. The case was assigned docket number 1:20-cv-7582 and assigned to USDJ Gregory H. Woods. In this action, Ms. Mazzola claims that the Company entered into and breached an unspecified contract by failing to pay her $94,000. In addition, the complaint claims that, although he was not a party to the unspecified contract, Mr. Cerny falsely represented that the Company intended to “repay” Ms. Mazzola $94,000 plus interest. The complaint seeks $94,000 from each defendant, plus late fees, costs, prejudgment interest and attorneys’ fees and, from Mr. Cerny, punitive damages in an unspecified amount. The complaint also alleges claims for account stated and breach of implied warranty of good faith and fair dealing, allegedly premised on the same indebtedness.

On November 23, 2020, counsel for Ms. Mazzola filed an Amended Complaint in this action, dropping Mr. Cerny and adding Prime EFS, LLC as a party. The new pleading demanded $209,000 rather than the $94,000 in damages previously alleged.

On November 2, 2021, without any payment of money by any party to any other party, all claims and counterclaims in this action were dismissed with prejudice (meaning permanently) and all parties exchanged general releases.

Jose R. Mercedes-Mejia v. Shypdirect LLC, Prime EFS LLC et al.

On August 4, 2020, an action was filed against Shypdirect, Prime EFS and others in the Superior Court of New Jersey for Bergen County captioned Jose R. Mercedes-Mejia v. Shypdirect LLC, Prime EFS LLC et al. The case was assigned docket number BER-L-004534-20. In this action, the plaintiff seeks reimbursement of his medical expenses and damages for personal injuries following an accident with a box truck leased by Prime EFS and being driven by a Prime EFS employee, in which the plaintiff’s ankle was injured. Plaintiff has thus far transmitted medical bills exceeding $789,000. Prime EFS and Shypdirect have demanded their vehicle liability carrier assume the defense of this action. To date, the carrier has not done so, allegedly inter alia because the box truck was not on the list of insured vehicles at the time of the accident.

On November 9, 2020, Prime EFS and Shypdirect filed their answer to the complaint in this action and also filed a third-party action against the insurance company in an effort to obtain defense and indemnity for this action.

On May 21, 2021, Prime EFS and Shypdirect also filed in action in the Supreme Court, State of New York, Suffolk County (the “Suffolk County Action”), seeking defense and indemnity for the Mercedes-Mejia action from the insurance brokerage, Acrisure LLC, which sold the County Hall insurance policy to Prime.

On August 19, 2021, the Plaintiff filed a motion for leave to file a first amended complaint to name four (4) additional parties as defendants – TLSI, Shyp CX, Inc., Shyp FX, Inc. and Cougar Express, Inc. On September 16, 2021, each of these entities filed papers in opposition to this motion.

On September 24, 2021, the Court granted Plaintiff’s motion for leave to amend the complaint herein, thus adding TLSI, Shyp CX, Inc., Shyp FX, Inc. and Cougar Express, Inc. as Defendants. On October 22, 2021, Acrisure stipulated to consolidate the Suffolk County Action into and with the Bergen County action. On November 22, 2021, all Defendants filed their Answer to the First Amended Complaint. On November 3, 2021, Prime EFS and Shypdirect refiled their Third-Party Complaint against Acrisure in the Bergen County action. On December 23, 2021, Acrisure filed its Answer to the Third-Party Complaint, denying its material allegations.

Under the currently operative pre-trial order, the discovery period in this action has been extended to August 5, 2022. All Defendants in this action intend to vigorously defend themselves in this action and to pursue the third-party actions against both County Hall and Acrisure. However, owing to the early stage of this action, we cannot evaluate the likelihood of an adverse outcome or estimate the Company’s liability, if any, in connection with this claim.

Valesky v. Prime EFS, Shypdirect and TLSS

Plaintiff, an ex-dispatcher for Prime EFS, brought this action in the U.S. District Court for the District of New Jersey under the Family and Medical Leave Act of 1993 and the New Jersey Law Against Discrimination seeking unspecified compensatory and punitive damages. Plaintiff alleged that she was fired while still in a neck brace. On December 22, 2020, the plaintiff filed an amended complaint in this action adding the Company and Shypdirect as defendants on joint employer and/or alter ego theories. In April 2021, the Company settled this matter with prejudice in April 2021 for a cash payment of $35,000.

Dispute between Patrick Nicholson and Prime EFS

As previously reported, by letter dated October 9, 2020, attorneys representing Patrick Nicholson alleged that Prime EFS is in default of its payment obligations under a “10% Senior Secured Demand Promissory Note” issued February 13, 2019, in the principal amount of $165,000, and under a second promissory note issued April 24, 2019 in the principal amount of $55,000.

In the demand, the attorneys for Mr. Nicholson allege the total balance owed, including interest, is $332,702.84 and that interest is continuing to accrue on each promissory note.

In the demand, the attorneys for Mr. Nicholson also contend that TLSI is jointly and severally liable with Prime EFS for this balance.

If, as threatened, Mr. Nicholson files suit for non-payment under either or both promissory notes, it is anticipated that the defendants would mount a vigorous defense to the action. Among other things, Prime EFS’s position is that Mr. Nicholson knew or should have known that the promissory notes dated February 13, 2019, and April 24, 2019 were invalid and unenforceable, since they were signed by Rosemary Mazzola, as owner or managing member of Prime, and it was public information that, after June 18, 2018, Ms. Mazzola was no longer an owner or managing member of Prime EFS. TLSI’s position is also that any and all amounts that may be owed to Mr. Nicholson are owed by Prime EFS and not TLSI.

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TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Since Mr. Nicholson has not, to our knowledge, filed a lawsuit on his now 17-18 month old claim, against either Prime EFS or TLSI, we cannot evaluate the likelihood of an adverse outcome in such litigation or reasonably estimate the Company’s liability, if any, if such a lawsuit were filed.

Holdover Proceeding

On February 16, 2022, the landlord for the leased premises from which Cougar Express conducts its Valley Stream New York business, Airport Park LLC (“Airport”), filed an action to evict and for unpaid holdover rent against Cougar Express and TLSI. The case is No. LT-000550-22/NA, filed in Landlord Tenant Court in Nassau County District Court.

In the case, Airport seeks to evict the tenants forthwith and to collect $51,079.78 for each month of holdover occupancy starting January 1, 2022 through the month of any eviction, plus statutory interest, costs and attorneys’ fees. $51,079.78 is twice the monthly rent collected in the last year of the expired lease and is computed correctly under the holdover provision in the expired lease. TLSI does not believe it can be held liable in this case because, unlike its subsidiary Cougar Express, TLSI was not tenant in the subject premises nor has it ever conducted business there.

In March 2022, Cougar Express and Airport began discussions in hopes of settling this matter. To facilitate those discussions, on or about March 9, 2022, Cougar paid rent to Airport at a rate of $33,275 per month for January-March, 2022, inclusive, expects to pay rent for the month of April 2022 at the same rate ($33,275), and may need to pay rent at the same rate in future months. In consideration for this interim arrangement, Airport adjourned the hearing date on its petition to vacate from March 10, 2022 to April 7, 2022.

While Cougar Express intends, among various options, to continue to discuss with Airport a possible lease extension for the Valley Stream premises, there can be no assurance that those discussions will, in fact, result in a lease extension on terms Cougar Express finds acceptable. In the event Cougar Express does not sign a lease extension with Airport, it is likely that Airport will continue to press its lawsuit for holdover rent of $51,079.78 per month for each month of occupancy until Cougar Express exits the premises, plus statutory interest, costs and attorneys’ fees, while giving Cougar a credit for any and all rent paid in CY 2022.

Other than discussed above, as of December 31, 2021, and as of the date of this filing, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on results of our operations.

Consulting Agreement

Prior to January 4, 2022, the Company retained the services of a consultant, Ascentaur, LLC (“Ascentaur”), pursuant to a Consulting Agreement between the Company and Ascentaur dated February 21, 2020, as amended (the “Consulting Agreement”). Under the Consulting Agreement, prior to January 4, 2022, Sebastian Giordano, the CEO and principal of Ascentaur, provided management services to the Company in the role of chief executive under direction of the Board. Prior to the termination of this agreement, Ascentaur received a base consulting fee of $300,000 annually, payable in installments of $12,500 twice a month and during 2021, received eligible bonuses of $184,621 based on certain Company revenue, EBITDA, market capitalization or capital raise milestones. In addition, upon approval by the Board, Ascentaur received stock warrants to purchase up to 25,000,000 shares of common stock of the Company at an exercise price of $0.06 per share. In addition, during 2021, Mr. Giordano received reimbursement of $25,812 for health benefits. The Company terminated this Consulting Agreement effective January 4, 2022, when Mr. Giordano became Chair, President and CEO of the Company.

Leases

See Note 14.

On March 2, 2021, Shypdirect received a demand letter from Ryder Truck Rental, Inc. (“Ryder”) related to a breach of the Truck Lease and Service Agreement between Shypdirect and Ryder, dated October 9, 2018. Pursuant to the letter, Ryder terminated the Truck Lease and Service Agreement for failure to pay invoices due. Pursuant to the letter, Ryder elected to require Shypdirect to purchase all of the terminated Vehicle(s) in accordance with the agreement for $2,871,272. In connection with this breach, as of December 31, 2020, the Company wrote off security deposits of $164,565 and has a recorded contingent liability of $2,871,272 which is related to the default on truck leases for non-payment of monthly lease payments and the lessor’s demand for payment of the trucks for an aggregate contingency loss of $3,035,837. The Company intends to dispute this demand and has returned all of the trucks to Ryder as Shypdirect is no longer using the trucks and accordingly, the trucks are not included as assets in the accompanying consolidated balance sheet.

On December 31, 2020, contingency liability related to the Ryder termination amounted to $2,871,272 and is included in liabilities subject to assignment for benefit of creditors on the accompanying consolidated balance sheet. Effective with the filing of executed Deeds of Assignment for the Benefit of Creditors in September 2021, this liability of $2,871,272 was deconsolidated and removed from the Company’s consolidated balance sheet.

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TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 13– RELATED PARTY TRANSACTIONS AND BALANCES

Due to related parties

In connection with the acquisition of Prime EFS, the Company acquired a balance of $14,019 that was due from the former majority owner of Prime EFS, Rosemary Mazzola. Pursuant to the terms of the SPA, the Company agreed to pay $489,174 in cash to the former majority owner of Prime EFS who then advanced back the $489,174 to Prime EFS. During the period from Acquisition Date of Prime EFS (June 18, 2018) to December 31, 2018, the Company repaid $216,155 of this advance. During the year ended December 31, 2019, the Company repaid $130,000 of this advance. During the year ended December 31, 2020, the Company repaid $35,000 of this advance. This advance is non-interest bearing and is due on demand. On December 31, 2020, amount due to this former majority owner of Prime amounted to $94,000, and have been included in liabilities subject to assignment for benefit of creditors on the accompanying consolidated balance sheet. Effective with the filing of executed Deeds of Assignment for the Benefit of Creditors in September 2021, this liability of $94,000 was deconsolidated and removed from the Company’s consolidated balance sheet.

During the year ended December 31, 2019, a former employee of Prime EFS who exerted significant influence over the business of Prime EFS and Shypdirect, Frank Mazzola, advanced the Company $88,000. Additionally, during the year ended December 31, 2020, this employee advanced the Company $75,000 and was repaid $163,000. During the year ended December 31, 2020, the Company paid this employee interest of $57,200 related to these working capital advances. On December 31, 2021 and 2020, amounts due to this former related party employee amounted to $0.

During the year ended December 31, 2019, an entity which is controlled by a former employee of Prime EFS who exerted significant influence over the business of Prime EFS and Shypdirect, Frank Mazzola, advanced the Company $25,000. In January 2020, this advance was repaid. During the year ended December 31, 2020, the Company paid this entity interest expense of $27,500 related to 2019 working capital advances made. On December 31, 2021 and 2020, amounts due to this former related party entity amounted to $0.

On December 22, 2020, the Company’s former chief executive officer advanced the Company $30,000. The advance is non-interest bearing and payable on demand. On December 31, 2020, amount due to the former chief executive officer amounted to $30,000 and has been included in due to related parties on the accompanying consolidated balance sheet. On January 29, 2021, the Company repaid this advance.

Notes payable – related party

On July 3, 2019, the Company entered into a note agreement with an entity that is controlled by the Company’s former chief executive officer’s significant other, in the amount of $500,000. Commencing on September 3, 2019 and continuing on the third day of each month thereafter, payments of interest only on the outstanding principal balance of this note was due and payable. Commencing on January 3, 2020 and continuing on the third day of each month thereafter through January 3, 2021, equal payments of principal and interest should have been made. The principal amount of this note and all accrued, but unpaid interest under this note was due and payable on the earlier to occur of (i) January 3, 2021 (the “CEO Note Maturity Date”), or (ii) an Event of Default (as defined in the note agreement). Interest accrued with respect to the unpaid principal sum identified above until such principal was paid at a rate equal to 18% per annum. On December 31, 2020, interest payable to related parties amounted to $173,692 and is included in due to related parties on the accompanying consolidated balance sheets, respectively. On March 17, 2021, the Company and the noteholder entered into a forbearance agreement whereby the Holder agreed to forbear from prosecuting any enforcement efforts in respect of the Note and extended the payment of the note until December 31, 2021. On October 31, 2021, the Company and this related party note holder entered into a confidential settlement agreement and mutual release. The Parties have agreed to adjust, settle and compromise the principal balance of the Note of $500,000 and unpaid accrued interest thereon of $240,822, for a discounted amount of $600,000, in full settlement of any and all amounts outstanding. The settlement amount was paid in November 2021. In connection with this settlement agreement, the Company recorded a gain on debt extinguishment - related party of $148,651. On December 31, 2021 and 2020, notes payable – related party amounted to $0 and $500,000, respectively.

During the year ended December 31, 2021 and 2020, interest expense associated with advances from related parties and related party notes payable amounted to $74,959 and $174,947 and is included in interest expense – related parties on the accompanying consolidated statement of operations.

NOTE 14 – OPERATING LEASE RIGHT-OF-USE (“ROU”) ASSETS AND OPERATING LEASE LIABILITIES

In December 2018, the Company entered into a lease agreement for the lease of office and warehouse space and parking spaces under a non-cancelable operating lease through December 2023. From the lease commencement date until the last day of the second lease year, monthly rent will be $14,000. At the beginning of the 30th month following the commencement date and through the end of the term, minimum rent will be $14,420 per month. In January 2019, the Company paid a security deposit of $28,000. During 2021, this security deposit was applied against rent due.

In July 2019, the Company entered into a 4.5-year lease agreement for the lease of office and warehouse space and parking spaces under a non-cancelable operating lease through February 2024. From the lease commencement date until the last day of the second lease year, monthly rent will be $10,000. At the beginning of the 25th month following the commencement date and through the end of the term, minimum rent will be $10,500 per month. In July 2019, the Company paid a security deposit of $20,000. During 2021, this security deposit was applied against rent due.

In July 2019, the Company entered into a five-year lease agreement for the lease of office and warehouse space and parking spaces under a non-cancelable operating lease through August 2024. During the first year on the lease term, the base monthly rent will be $18,000 and will increase by 3% each lease year. Additionally, the Company will pay its portion of operating expenses. As of December 31, 2019, the Company paid a security deposit of $18,000. During 2021, this security deposit was applied against rent due.

Due to a reduction in the Company’s revenues and the loss of its Amazon revenues, during the second and third quarter of 2021, the Company abandoned the above properties. Accordingly, during the year ended December 31, 2021, the Company wrote the remaining balance of these right of use assets and recorded a loss on lease abandonment of $1,223,628. As of and December 31, 2020, the remaining lease liabilities related to these abandoned properties of $1,483,460 have been included in liabilities subject to assignment for benefit of creditors on the accompanying consolidated balance sheets (see Note 10). As of December 31, 2020, the remaining right of use assets aggregating totaling $1,445,274 have been included in assets subject to assignment for benefit of creditors on the accompanying consolidated balance sheets (see Note 10).

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TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

In adopting ASC Topic 842, Leases (Topic 842), the Company has elected the ‘package of practical expedients’, which permit it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs (see Note 2). In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 month or less.

During the year ended December 31, 2021 and 2020, in connection with these operating leases, other miscellaneous rental payments and common area maintenance costs, the Company recorded rent expense of $599,820 and $651,806, respectively, which is expensed during the period and included in operating expenses on the accompanying consolidated statements of operations.

Cougar Express’s lease of the Valley Stream, New York facility from which it conducts business expired on December 31, 2021. Cougar Express is holding over in the facility while it attempts to negotiate a lease renewal with its landlord. The holdover rent is 200% of the base rental rate Cougar Express paid in 2021. Alternatively, Cougar Express is exploring options to move its operations to another facility. The Company expects that, whether Cougar Express renegotiates with its existing landlord or finds new space, it will pay materially higher rent in 2022 and future years.

During the years ended December 31, 2021 and 2020, the Company recognized sublease income of $194,823 and $376,750 which is included in other income on the accompanying consolidated statement of operations, respectively.

The significant assumption used to determine the present value of the lease liability was a discount rate of 10% to 12% which was based on the Company’s estimated incremental borrowing rate.

On and December 31, 2021 and 2020, right-of-use asset (“ROU”) is summarized as follows:

	December 31, 2021	December 31, 2020
Office leases and truck right of use assets	$-	$-
Less: accumulated amortization into rent expense or cost of sales	-	-
Balance of ROU assets as of end of period	$-	$-

On December 31, 2021 and 2020, operating lease liabilities related to the ROU assets are summarized as follows:

	December 31, 2021	December 31, 2020
Lease liabilities related to office and truck leases right of use assets	$-	$-
Less: current portion of lease liabilities	-	-
Lease liabilities – long-term	$-	$-

NOTE 15 – CONCENTRATIONS

For the year ended December 31, 2021, four customers represented 74.5% (28.5%, 21.6%, 12.5% and 11.9%, respectively) of the Company’s total net revenues, respectively. For the year ended December 31, 2020, one customer, Amazon, represented 96.7% of the Company’s total net revenues. On December 31, 2021, four customers, represented 48.4% of the Company’s accounts receivable balance (22.7%, 13.0% and 12.7%, respectively).

All revenues are derived from customers in the United States.

NOTE 16 – INCOME TAXES

The Company accounts for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The deferred tax assets on December 31, 2021 and 2020 consist only of net operating loss carryforwards. The net deferred tax asset has been fully offset by a valuation allowance because of the uncertainty of the attainment of future taxable income.

The items accounting for the difference between income taxes at the effective statutory rate and the Company’s effective tax rate for the years ended December 31, 2021 and 2020 were as follows:

	Year Ended December 31, 2021	Year Ended December 31, 2020

Income tax provision (benefit) at U.S. statutory rate	21.00%	(21.00)%
Income tax provision (benefit) – State	6.50%	3.97)%
Permanent items	(89.99)%	19.33%
Effect of change in valuation allowance	62.49%	5.64%
Effective income tax rate	0.00%	0.00%

F-42

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

The Company’s approximate net deferred tax asset as of December 31, 2021 and 2020 was as follows:

	December 31, 2021	December 31, 2020
Deferred Tax Asset:
Net operating loss carryover	$12,004,635	$8,095,756
Less: valuation allowance	(12,004,635)	(8,095,756)
Net deferred tax asset	$-	$-

The net operating loss carryforward was approximately $46,159,703 on December 31, 2021. The Company provided a valuation allowance equal to the net deferred income tax asset as of December 31, 2021 and 2021 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward. During the year ended December 31, 2021, the valuation allowance increased by $3,908,879. Additionally, the future utilization of the net operating loss carryforward to offset future taxable income is subject to an annual limitation as a result of ownership changes that may occur in the future. The 2017 estimated loss carry forward of $120,600 expires on December 31, 2037. Subsequent to 2017, all estimated loss carry forwards may be carried forward indefinitely subject to annual usage limitations.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s 2017 to 2021 Corporate Income Tax Returns are subject to Internal Revenue Service examination.

NOTE 17 – SUBSEQUENT EVENTS

Common shares issued upon conversion of Series E preferred shares

On January 19, 2022, the Company issued 75,000,000 shares of its common stock in connection with the conversion of 19,947 shares of Series E. The conversion ratio was based on the Series E certificate of designation, as amended.

Series G preferred shares

On January 25, 2022, the Company entered into Securities Purchase Agreements with investors pursuant to which the Investors agreed to purchase units, severally and not jointly, which consisted of an aggregate of (i) 70,000 shares of Series G and (ii) Warrants to purchase 70,000,000 shares of the Company’s common stock which are equal to 1,000 warrants for each for each share of Series G purchased (the “January 2022 Series G Offering”). The gross proceeds to the Company were $700,000, or $10.00 per unit. The Company paid placement agent fees of $70,000 and received net proceeds of $630,000. On March 4, 2022, the Company entered into a Securities Purchase Agreement with an investor pursuant to which the Investor agreed to purchase units, severally and not jointly, which consisted of an aggregate of (i) 25,000 shares of Series G and (ii) Warrants to purchase 25,000,000 shares of the Company’s common stock which are equal to 1,000 warrants for each for each share of Series G purchased (the “March 2022 Series G Offering”). The gross proceeds to the Company were $250,000, or $10.00 per unit. The Company paid placement agent fees of $25,000 and received net proceeds of $225,000. The initial exercise price of the Warrants related to the January 2022 and March 2022 Series G Offerings is $0.01 per share, subject to adjustment. Additionally, the Company paid the placement agent was issued 19,000,000 warrants to the placement agent at an initial exercise price of $0.01 per share. The aggregate cash fees of $95,000 was charged against the proceeds of the offering in additional paid-in capital and there is no effect on equity for the placement agent warrants.

Common shares issued in warrant exercises

During the period from January 1, 2022 to March 24, 2022, the Company issued 24,571,429 shares of its common stock and received proceeds of $245,714 from the exercise of 24,571,429 warrants at $0.01 per share.

Employment agreements

On January 3, 2022, the Company and Mr. Sebastian Giordano entered into an employment agreement with a term extending through December 31, 2025, which provides for annual compensation of $ 400,000 as well as annual discretionary bonuses based on the Company’s achievement of performance targets, grants of options, restricted stock or other equity, potentially constituting (with prior grants made to Ascentaur), at the discretion of the Company’s Board of Directors, up to 5% of the outstanding common stock of the Company, vesting over the term of the employment agreement, business expense reimbursement and benefits as generally made available to the Company’s executives. Pursuant to this employment agreement, on March 11, 2022, the Company’s Board of Directors granted the chief executive officer 122,126,433 shares of its common stock (see below).

On January, 3, 2022, the Company retained the services of Mr. James Giordano (no relation to Mr. Sebastian Giordano) as Chief Financial Officer. In addition, Mr. James Giordano is appointed the Company’s Treasurer. Previously, Mr. James Giordano served as Chief Financial Officer and consultant to Freight Connections, Inc., a LTL/line haul transportation services and warehousing provider. Prior to that, he served as Chief Financial Officer for Farren International, a global supplier of transportation and rigging services. Mr. James Giordano’s employment with the Company is at will. He will receive annual compensation of $250,000 as well as annual discretionary bonuses and equity grants, business expense reimbursement and benefits as generally made available to the Company’s executives.

Shares issued for compensation

On March 11, 2022, pursuant to an employment agreement with the Company’s chief executive officer dated January 4, 2022, the Company’s Board of Directors granted the chief executive officer 122,126,433 shares of its common stock which were valued at $1,343,391, or $0.011 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. These shares will vest in equal annual installments with the first installment of 30,531,608 shares vesting on January 3, 2022, and 30,531,608 common shares vesting each year quarter through January 3, 2025. In connection with these shares, the Company valued these common shares at a fair value of $1,343,391 and will record stock-based compensation expense over the vesting period.

F-43

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

On March 11, 2022 and effective January 4, 2022, the Company agreed to grant restricted stock awards to three independent members of the Company’s board of directors for an aggregate of 5,454,546 common shares of the Company which were valued at $60,000, or $0.011 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. These shares will vest in equal quarterly installments with the first installment of 1,363,636.50 shares vesting on March 31, 2022, and 1,363,636.50 common shares vesting each quarter through December 31, 2022. In connection with these shares, the Company valued these common shares at a fair value of $60,000 and will record stock-based compensation expense over the vesting period.

On March 11, 2022 and effective January 4, 2022, the Company agreed to grant restricted stock awards to the Company’s chief financial officer for 11,363,636 common shares of the Company which were valued at $125,000, or $0.011 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. These shares will vest in equal quarterly installments with the first installment of 2,840,909 shares vesting on March 31, 2022, and 2,840,909 common shares vesting each quarter through December 31, 2022. In connection with these shares, the Company valued these common shares at a fair value of $125,000 and will record stock-based compensation expense over the vesting period.

On March 11, 2022, the Company agreed to grant restricted stock awards to the Company’s former chief executive officer and current member of the Company’s board of directors for 22,727,273 common shares of the Company which were valued at $250,000, or $0.011 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. These shares will vest immediately. In connection with these shares, the Company valued these common shares at a fair value of $250,000 and will record stock-based compensation expense of $250,000.

Legal matters

See Note 12.

F-44

(2) EXHIBITS.

Exhibit Number	Description

2.1	Share Exchange Agreement, dated as of March 30, 2017, by and among the Registrant and Save on Transport Inc. (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2017).

3.1	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K for the year ended March 31, 2015 filed with the Securities and Exchange Commission on June 30, 2015).

3.2	Certificate of Change filed with the Nevada Secretary of State, dated December 18, 2013 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 24, 2013).

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2011).

3.4	Certificate of Amendment to the Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of PetroTerra Corp., dated August 7, 2017 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2017).

3.5	Certificate of Amendment to Amended and Restated Articles of Incorporation dated July 16, 2018 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2018).

3.6	Certificate of Amendment to the Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Stock, dated August 16, 2019 (incorporated by reference to Exhibit 4.9 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on May 29, 2020).

3.7	Certificate of Withdrawal of Certificate of Designation of Series A Convertible Preferred Stock, filed on July 17, 2020 (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2020).

3.8	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Transportation and Logistics Systems, Inc., effective as of July 20, 2020 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2020).

3.9	Certificate of Designation of Preferences, Rights and Limitations of Series D Preferred Stock of the Company, filed on July 20, 2020 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2020).

3.10	Certificate of Designation of Preferences, Rights and Limitations of Series E Preferred Stock of the Company, filed on October 6, 2020 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 9, 2020).

3.11	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series E Preferred Stock of the Company, filed on December 28, 2020 (incorporated by reference to Exhibit 10.28 to our Form S-1/A dated February 10, 2021).

3.12	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Transportation and Logistics Systems, Inc., effective as of April 13, 2021 (incorporated by reference to Exhibit 3.5 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 as filed with the Securities and Exchange Commission on November 15, 2021).

3.13	Certificate of Designation of Preferences, Rights and Limitations of Series F Preferred Stock of the Company, filed on February 22, 2021 (incorporated by reference to Exhibit 3.6 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 as filed with the Securities and Exchange Commission on November 15, 2021).

3.14	Certificate of Designation of Preferences, Rights and Limitations of Series G Preferred Stock of the Company, filed on December 28, 2021 (incorporated by reference to Exhibit 3.14 to our Form S-1 dated January 28, 2022).

4.1	Form of Common Stock Purchase Warrant in Warrant Offering (incorporated by reference to Exhibit 4.1 to our Form S-1 dated January 28, 2022).
4.2	Form of Common Stock Purchase Warrant in Series G Offering (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 3, 2022).

4.3*	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934.

5.1*	Opinion of Flangas Law Group, dated 28, 2022.

10.1	Promissory Note for $2,941,212.50 executed by Company in favor of M&T Bank, dated April 16, 2020 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the Securities and Exchange Commission April 27, 2020).

10.2

Promissory Note for $504,940 executed by Company in favor of M&T Bank, dated April 28, 2020 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the Securities and Exchange Commission on May 8, 2020).

10.3

Stock Purchase Agreement, dated March 24, 2021, between TLSS Acquisition, Inc. (a wholly owned subsidiary of the Company) and Cougar Express, Inc. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2021).

10.4	Stock Purchase and Sale Agreement, dated June 15, 2021, between the Company and Anthony Berritto (sole shareholder of SalSon Logistics, Inc., a Georgia corporation) (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2021).

10.5	Form of Registration Rights Agreement for Warrants. (incorporated by reference to Exhibit 10.5 to our Form S-1 dated January 28, 2022).

10.6	Form of Registration Rights Agreement for Series G Convertible Preferred Stock (incorporated by reference to Exhibit 10.6 to our Form S-1 dated January 28, 2022).

10.7	Offer Letter, dated November 10, 2021, between TLSS and Mr. James Giordano (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2022).

10.8	Employment Agreement, dated January 4, 2022, between TLSS and Mr. Sebastian Giordano (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2022).

10.9	Confidential Settlement Agreement and Mutual Release, dated October 31, 2021, between TLSS and Westmount Financial Limited Partnership (incorporated by reference to Exhibit 10.9 to our Form S-1 dated January 28, 2022).

21*	Subsidiaries of Registrant

23.1*	Consent of Flangas Law Group (contained in Exhibit 5.1).

23.2*	Consent of Salberg & Company, P.A.

107*	Filing Fee Table.

101.INS	XBRL Instance Document

101.CAL	XBRL Taxonomy Extension Calculation Link base Document

101.DEF	XBRL Taxonomy Extension Definition Link base Document

101.LAB	XBRL Taxonomy Label Link base Document

101.PRE	XBRL Extension Presentation Link base Document

101.SCH	XBRL Taxonomy Extension Scheme Document

*	Filed herewith.
**	To be filed by amendment.
+	Pursuant to Item 601(b)(5) of Regulation S-K, Exhibit G to this document has been omitted and are not filed herewith. The registrant hereby agrees to furnish a copy of any omitted schedule or exhibits to the SEC upon request.
#	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules have been omitted from this exhibit and are not filed herewith. The registrant hereby agrees to furnish a copy of any omitted schedule or exhibits to the SEC upon request.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Jupiter, Florida on the 6th day of April, 2022.

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

By:	/s/ Sebastian Giordano
Name:	Sebastian Giordano
Title:	Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned directors and officers of Transportation and Logistics Systems, Inc. (the “Company”), hereby severally constitute and appoint Sebastian Giordano and James Giordano, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-1 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date

/s/ Sebastian Giordano	President, Chief Executive Officer, Chairman of the Board of Directors and Director	May 6, 2022
Sebastian Giordano	(Principal Executive Officer)

/s/ James Giordano	Chief Financial Officer	May 6, 2022
James Giordano	(Principal Financial Officer and Principal Accounting Officer)

/s/ Charles Benton	Director	May 6, 2022
Charles Benton
/s/ Norman Newton	Director	May 6, 2022
Norman Newton
/s/ John Mercadante	Director	May 6, 2022
John Mercadante